UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

JDS Uniphase Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JDS UNIPHASE CORPORATION

430 North McCarthy Boulevard

Milpitas, California 95035

(408) 546-5000

Notice of Annual Meeting of Stockholders

and Proxy Statement

2010 Annual Report

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE

MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT

YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO INSTRUCTIONS

(A) OR (B) BELOW, AS APPLICABLE.

(A) IF YOU ARE A HOLDER OF COMMON STOCK, PLEASE REFER TO (I) THE

INSTRUCTIONS OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

YOU RECEIVED IN THE MAIL, (II) THE SECTION ENTITLED GENERAL INFORMATION BEGINNING ON PAGE 1 OF THIS PROXY STATEMENT, OR (III) IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

(B) IF YOU ARE A HOLDER OF EXCHANGEABLE SHARES, PLEASE REFER TO (I) THE SECTION ENTITLED GENERAL INFORMATION BEGINNING ON PAGE 1 OF THIS PROXY STATEMENT OR (II) YOUR ENCLOSED PROXY CARD.

CONSIDERING REGISTERING ELECTRONICALLY FOR STOCKHOLDER MATERIALS?

JDS Uniphase Corporation is pleased to take advantage of the new Securities and Exchange Commission (the “SEC”) rule allowing companies to furnish this Proxy Statement and Annual Report over the Internet to our stockholders who hold Common Stock. We believe that this new e-proxy process, also known as “Notice and Access” will expedite the holders’ of Common Stock receipt of proxy materials, reduce our printing and mailing expenses and reduce the environmental impact of producing materials required for our Annual Meeting.

Holders of Common Stock should refer to the “General Information” portion of the following Proxy Statement (beginning on page 1) or contact our Investor Relations hotline at 408-546-4445 for assistance regarding instructions on how to register for and thereafter access our Proxy Statement and Annual Report online.

Holders of Exchangeable Shares remain unaffected by the new SEC rule and will continue to receive paper copies of the Proxy Statement and Annual Report.

Stockholder Letter

Proxy

Form 10-K

Dear Stockholders:

Fiscal 2010 was a year of accelerating revenue growth and portfolio expansion for JDSU. During this period, we introduced a substantial number of innovative products and completed two significant acquisitions that increased our market penetration. At the same time, we continued to execute against our stated strategic priorities, resulting in a more profitable operating model and sustained operating cash flow. Despite economic uncertainty, we are experiencing a return to more robust demand and increased momentum across all three of our business segments.

As a leader in optical and broadband innovation, JDSU delivered solid 2010 financial results including:

•	Revenues of $1.37 billion, up 7% from the prior year.

•	Non-GAAP gross margin of 44.6%, an improvement from 42.8% in fiscal 2009.

•	Non-GAAP operating margin of 7.1%, compared to 2.4% in fiscal 2009.

•	Non-GAAP net income of $91.9 million, compared to $42.6 million in fiscal 2009.

•	Non-GAAP diluted EPS of $0.41, compared to $0.20 in fiscal 2009.

•	The company generated $119.2 million of cash from operations.

•	Book to bill was greater than one for each segment in all four quarters.

Executing on Corporate Priorities

Investing in profitable, market-based innovation

Innovation is the foundation of our market leadership and it is instrumental in obtaining sustainable long-term growth and profitability. Collaboration with our customers and continued investment in profitable market-based innovation drove market share gains. It is our goal to increase the percentage of revenue from our network products that are less than two years old to greater than 50% by fiscal 2012. During the fourth quarter of fiscal 2010, more than 50% of our Optical Communications revenue and approximately 40% of our Communications Test and Measurement revenue came from products introduced within the last two years. A number of these new products have established a notable technology gap between JDSU and our competitors.

Increasing global market presence

In fiscal 2010, we placed more emphasis on expanding our market penetration and receiving a higher share of business outside of our traditionally strong North American and Western European markets. Emerging markets in Asia Pacific, Eastern Europe, Latin America, the Middle East and Africa offer incremental growth for our business. We have built strong leadership teams in these areas who emphasize both direct sales and channel development. A higher level of diversification will provide for better balance as we see fluctuations in various economies around the globe. Growth in Asia (especially in China) was particularly noticeable during fiscal 2010.

Lean – simplifying and scaling the business model

We largely completed our goal to lower our cost structure, moving from a fixed to more variable manufacturing cost model, resulting in improved financial performance in fiscal 2010. We are seeing evidence of success through gross margin expansion and operating expense leverage, resulting in profitability growth. While we have successfully executed the majority of our outsourcing initiatives, we will continue to build on JDSU’s internal culture of lean to further reduce costs, improve leverage in the model and streamline the business.

Maximizing the utilization of our assets

We are focused on the utilization of our assets in order to maximize stockholder value. JDSU exited fiscal 2010 with a strong balance sheet, including $600.1 million in cash and investments and fifteen straight quarters of cash generated from operations. Cash generated from operations during fiscal 2010 of $119.2 million was up 11%

from the previous year. Our priorities for cash remain generating cash and making strategic accretive acquisitions in our core or adjacent markets. During the year, we purchased two businesses in our Communications Test and Measurement segment for approximately $205 million in cash: the Storage Network Tools business unit (acquired in July 2009) and the Network Solutions Division (acquired in May 2010). Both were immediately accretive in their first full quarter of operations within JDSU. This is consistent with our commitment to our shareholders.

Business Segments

Communications and Commercial Optical Products

•	Optical Communications

The Optical Communications business provides products used by communications equipment providers for telecommunications and enterprise data communications. These products enable the transmission and transport of video, audio and text data over high-capacity fiber optic cables.

Increased use of voice, video, and data applications among consumers places strain on network bandwidth. The industry continues to ask for solutions that are highly reconfigurable and agile, giving network equipment manufacturers (NEMs) and service providers the flexibility they need while giving them the ability to reduce inventory and help reduce their total cost of ownership. Over the last two years, we have introduced a number of unique integrated products that demonstrate JDSU’s technology leadership such as the Tunable XFP, the AON Super Transport Blade and the next-generation Mini 50 WSS module.

The Optical Communications business and the Advanced Optical Technologies (AOT) segment have been working together to develop technologies for use in gesture recognition, a new and potentially large market for JDSU that will also reduce our dependence on telecom-related revenue. We are providing optical technology for gesture recognition systems that enable the control of technology by natural body gestures instead of using a handheld device. Emerging gesture recognition systems simplify the way that people interact with technology, and are initially being used in applications for home entertainment and computing.

•	Commercial Lasers

JDSU provides fiber, solid-state, direct-diode, and gas lasers for a broad range of applications. Our pipeline for new laser products is robust as we continue to invest in research, development and collaborative innovation. This year, we announced a partnership with Amada to develop a high-power 4-kilowatt fiber laser. This collaboration opens the laser market for kilowatt materials processing to JDSU which, according to estimates by analyst firm Strategies Unlimited, will grow to more than $1 billion by 2013.

Additionally, our laser group has been developing concentrated photovoltaic (CPV) cells for the solar market aimed at large commercial and utility scale installations. In the fourth quarter of fiscal 2010, we were qualified and received production orders from our first customer. CPV is a cost-effective technology that is emerging as one of the ideal solutions for solar power generation, and we expect to benefit from the long-term growth potential in this market. JDSU is also pleased to participate in this green initiative.

Communications Test and Measurement

The Communications Test & Measurement segment supports cost-effective, reliable design and field deployment of fixed and mobile broadband networks and services as well as storage networks for service providers and network equipment manufacturers worldwide.

Increasing deployments of broadband access, the expansion of IP-based services, and the need to reduce deployment time and cost result in growing demand for communications test and measurement instruments, systems, software, and services. These communications test and measurement solutions support the rapid deployment of new services, increase customer satisfaction by helping technicians complete installation and repair work quickly and correctly, and lower operating expenses by automating and improving network installation, maintenance, and management processes. Our broad portfolio of test and measurement solutions positions us well to benefit from these developments. A good example is our industry leading solutions and product offering related to Ethernet backhaul which is a major bottleneck for mobility operators.

In July 2009, JDSU acquired the Storage Network Tools (SNT) business. SNT is one of the world’s leading providers of storage area network (SAN) protocol test tools, software and services. By acquiring SNT, the Company entered the storage protocol test market, expanded its lab test market presence and facilitated product innovation addressing Fibre Channel over Ethernet and other emerging SAN test market opportunities.

In May 2010, JDSU acquired the Network Solutions Division (NSD) business from Agilent, which expands our product and service offering with an end-to-end wireless test portfolio for lab, field services, and service assurance applications. This acquisition complements and deepens our existing Test & Measurement segment portfolio with the addition of leading wireless communications test instruments, services and solutions and facilitates our move into high growth markets including 4G/LTE.

Advanced Optical Technologies

The Advanced Optical Technologies business segment leverages its core technology strengths of optics and materials science to manage light and/or color effects. This segment provides optical security solutions including brand protection, anti-counterfeiting for currency, and transaction card authentication; custom optics for aerospace and defense; and innovative custom color solutions for helping manufacturers differentiate their products. During fiscal 2010, AOT experienced demand growth in specialized optical filters for gesture recognition and 3D applications, authentication solutions, high quality front surface mirrors for office automation, and custom color solutions.

Final Thoughts

Despite the challenging economic climate, we closed out fiscal 2010 stronger than ever. I believe we enter the new fiscal year from a position of strength and with a product suite unmatched in the industry. We are well positioned to build on our momentum. In fiscal 2011, we will continue to focus on our strategic priorities to grow the business, deliver innovative solutions, create the best customer experience, advance our lean culture and build the JDSU brand. If you are interested in learning more about JDSU, please visit us at www.jdsu.com/investors or contact our Investor Relations Department at investor.relations@jdsu.com or (408) 546-4445.

All of JDSU’s accomplishments are made possible because of the in-depth knowledge, extensive skill set, and dedication of our employees. I would like to thank our employees whose focused commitment and tremendous efforts continue to advance JDSU’s success. I would also like to thank our customers, partners, vendors and long-term stockholders for their continued support of JDSU.

Thomas H. Waechter President & CEO

JDS UNIPHASE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 30, 2010

DATE AND TIME	9:00 a.m., Pacific Time, on November 30, 2010

LOCATION	690 North McCarthy Boulevard
Milpitas, California 95035
(408) 546-5000

PROPOSALS	1. To elect two Class I directors to serve until the 2013 annual meeting of Stockholders and until their successors are elected and qualified.

2. To approve an amendment to the Company’s Amended and Restated 2003 Equity Incentive Plan.

3. To ratify the appointment of PricewaterhouseCoopers LLP as JDS Uniphase Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

4. To consider such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

RECORD DATE	You are entitled to vote at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof if you were a Stockholder at the close of business on October 4, 2010.

VOTING	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY TO ENSURE YOUR PRESENCE AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. For specific instructions on how to vote your shares, and if you are a holder of Common Stock, please refer to (i) the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, (ii) the section entitled General Information beginning on page 1 of this Proxy Statement, or (iii) if you requested to receive printed proxy materials, your enclosed Proxy Card. If you are a holder of Exchangeable Shares, please refer to (i) the section entitled General Information beginning on page 1 of this Proxy Statement or (ii) your enclosed Proxy Card. As specified in the Notice, holders of Common Stock may vote their respective shares by using the Internet or the telephone. All stockholders (whether you hold Common Stock or Exchangeable Shares) may also vote shares by marking, signing, dating and returning the Proxy Card in the enclosed postage-prepaid envelope. If you send in your Proxy Card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Thomas Waechter
Chief Executive Officer and President

Milpitas, California

October 15, 2010

JDS UNIPHASE CORPORATION

430 North McCarthy Boulevard

Milpitas, California 95035

(408) 546-5000

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these proxy materials?

The Board of Directors (the “Board” or “Board of Directors”) of JDS Uniphase Corporation, a Delaware corporation (the “Company”), is furnishing these proxy materials to you in connection with the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 690 North McCarthy Boulevard, Milpitas, California 95035, on November 30, 2010 at 9:00 a.m., Pacific Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this proxy statement (“Proxy Statement”).

What is “Notice and Access”?

The Securities and Exchange Commission adopted amendments to the proxy rules that change how companies must provide proxy materials. These rules are often referred to as “Notice and Access”. Under the Notice and Access model, a company may select either of the following two options for making proxy materials available to stockholders:

•	The full set delivery option; or

•	The notice only option.

A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others.

This process reduces the amount of time it takes for stockholders to obtain the materials, reduces the printing and mailing expenses paid by the Company, and reduces the environmental impact of producing the materials. The Company is required to comply with these “Notice and Access” rules in connection with its Annual Meeting.

Other than holders of Exchangeable Shares, who will continue to receive printed copies of the proxy materials, most of our stockholders who hold Common Stock will not receive printed copies of the proxy materials unless they request them. Instead, the “Notice of Internet Availability of Proxy Materials” (referred herein as the “Notice”), which was mailed to our stockholders who hold Common Stock, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

If I am a holder of Exchangeable Shares, do the “Notice and Access” rules apply to me?

No. The “Notice and Access” rules apply only to stockholders of the Company who hold Common Stock. Accordingly, as a holder of Exchangeable Shares, you will continue to receive printed copies of the proxy materials.

What is the Full Set Delivery Option?

Under the full set delivery option, a company delivers all proxy materials to its stockholders as it would have done prior to the change in the rules. This can be by mail or, if a stockholder has previously agreed, by e-mail. In addition to delivering proxy materials to stockholders, a company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access that website.

What is the Notice Only Option?

Under the notice only option, a company must post all its proxy materials on a publicly accessible website. However, instead of delivering its proxy materials to stockholders, the company instead delivers a Notice. This Notice includes, among other matters:

•	information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days. Additionally, paper copies must be sent via first class mail.

In connection with its Annual Meeting, the Company has elected to use the notice only delivery option with respect to the Company’s holders of Common Stock. Accordingly, if you are a holder of Common Stock, you should have received the Notice, which provides instructions on how to access the proxy materials on-line.

Will the Company use the Notice Only option in the future?

The Company may choose to continue to use the notice only option in the future as a delivery option of its proxy materials with respect to its holders of Common Stock. By reducing the amount of materials that the Company is required to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of natural resources. The Company plans to evaluate the possible cost savings as well as the possible impact on stockholder participation as it considers future use of the notice only option.

As a Holder of Common Stock, what do I need to do?

If you would prefer to continue receiving paper copies of proxy materials if the Company elects to use the notice only option for future annual meetings, please mark the “Paper Copies” box on your Proxy Card (or provide this information when you vote telephonically or via the internet).

As noted above, the Company must provide paper copies via first class mail to any stockholder who, after receiving the Notice referenced above, nevertheless requests paper copies. Accordingly, for example, even if you do not check the “Paper Copies” box now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any Notice in the future. Because first class postage is significantly costlier than bulk mail rates and because each such request must be processed on a stockholder-by-stockholder basis, the cost of responding to a single request for paper copies is likely to be significantly greater than the per stockholder cost the Company currently incurs in delivering proxy materials in bulk. Accordingly, requests for paper copies could significantly undermine or eliminate expected cost savings associated with the notice only option.

By developing in advance a database of Common Stock holders who would prefer to continue receiving paper copies of proxy materials, the Company would be able to use the full set delivery option for these

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stockholders—using bulk mail to deliver the paper copies—while using the notice only option for other Common Stock holders. We believe this would significantly reduce the number of requests for paper copies that the Company would need to process on a stockholder-by-stockholder basis and would position the Company to better capture cost savings should it continue to use the notice only option in the future. We appreciate your assistance in helping us develop this database through the Proxy Card, telephonic and internet voting processes.

If I am a holder of Common Stock, how do I obtain electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What if I prefer to receive paper copies of the materials?

If you are a holder of Exchangeable Shares, you will continue to receive printed copies of the proxy materials. If you are a holder of Common Shares and if you prefer to receive paper copies of the materials, you can still do so. You may request a paper copy of the materials by (i) calling 1-800-579-1639; (ii) sending an e-mail to sendmaterial@proxyvote.com; or (iii) logging onto www.ProxyVote.com. There is no charge to receive the materials by mail. If requesting material by e-mail, please send a blank e-mail with the 12 digit “Control Number” (located on the second page of the Notice) in the subject line.

What proposals will be voted on at the Annual Meeting?

There are four proposals scheduled to be voted on at the Annual Meeting:

1. To elect two Class I directors to serve until the 2013 annual meeting of Stockholders and until their successors are elected and qualified.

2. To approve an amendment to the Company’s Amended and Restated 2003 Equity Incentive Plan.

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending June 30, 2011.

4. To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

As to any other business which may properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote according to their best judgment. The Company does not know now of any other matters to be presented or acted upon at the Annual Meeting.

What are the recommendations of the Company’s Board of Directors?

The Board recommends that you vote “FOR” each of the three proposals presented in this Proxy Statement.

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Specifically, the Board recommends you vote:

•	“FOR” the election of the two Class I directors,

•	“FOR” approval of the amendment to the Company’s Amended and Restated 2003 Equity Incentive Plan, and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2011.

What is the record date and what does it mean?

The record date for the Annual Meeting is October 4, 2010. The record date is established by the Board of Directors as required by Delaware law. Holders of shares of the Company’s Common Stock and holders of Exchangeable Shares of JDS Uniphase Canada Ltd., a subsidiary of the Company, at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

What shares can I vote?

Each stockholder of the Company’s common stock, par value $.001 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the record date, and CIBC Mellon Trust Company (the “Trustee”), the holder of the Company’s special voting share (“Special Voting Share”), is entitled to one vote for each exchangeable share of JDS Uniphase Canada Ltd., a subsidiary of the Company (“Exchangeable Shares”), outstanding as of the record date (other than Exchangeable Shares owned by the Company and its affiliates). Holders of Common Stock and the Exchangeable Shares are collectively referred to as “Stockholders”. Votes cast with respect to Exchangeable Shares will be voted through the Special Voting Share by the Trustee as directed by the holders of Exchangeable Shares, except votes cast with respect to Exchangeable Shares whose holders request to vote directly in person as proxy for the Trustee at the Annual Meeting.

At the record date, 218,322,491 shares of Common Stock were issued and outstanding, one share of the Company’s Special Voting Share was issued and outstanding, and 4,273,523 Exchangeable Shares were issued and outstanding (excluding Exchangeable Shares owned by the Company and its affiliates which are not voted). Each Exchangeable Share is exchangeable at any time, at the option of its holder, for one share of the Company’s Common Stock.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Exchangeable Shares outstanding and entitled to vote on the record date will constitute a quorum permitting the Annual Meeting to conduct its business.

How are abstentions and broker non-votes treated?

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting and, therefore, do not have an effect on Proposals 1, 2 or 3. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares

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held by them as nominee, brokers have the discretion to vote such shares only on routine matters, such as the ratification of auditors. Where a matter is not considered routine, including the election of the board of directors and the proposed amendment to the 2003 Equity Incentive Plan, shares held by your broker will not be voted absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. For the purpose of determining whether the Stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstentions have the same effect as negative votes. Shares held by brokers who do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether Stockholders have approved that matter. Thus, if you do not give your broker specific instructions, your shares may not be voted on these matters and will not be counted in determining the number of shares necessary for approval of Proposals 1, 2 or 3.

What is the voting requirement to approve each of the proposals?

Proposal 1. The two candidates receiving the greatest number of affirmative votes of the votes attached to shares of Common Stock and the Special Voting Share present in person, or represented by proxy, and entitled to vote at the Annual Meeting will be elected, provided a quorum is present and voting. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2. Approval of this amendment to the 2003 Equity Incentive Plan requires a number of votes “For” the proposal that represents a majority of the shares of Common Stock and the votes represented by the Special Voting Share (all taken together as one class) present or represented by proxy and entitled to vote on this proposal at the annual meeting of Stockholders. Abstentions will be counted towards the tabulation of votes cast on matters presented to the Stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Proposal 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors requires the affirmative vote of a majority of the shares of Common Stock and the votes represented by the Special Voting Share (all taken together as one class) present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

All shares of Common Stock and the Special Voting Share represented by valid proxies will be voted in accordance with the instructions contained therein. Votes with respect to Exchangeable Shares represented by valid voting instructions received by the Trustee will be cast by the Trustee in accordance with those instructions. In the absence of instructions, proxies from holders of Common Stock will be voted FOR Proposals 1, 2 and 3. If no instructions are received by the Trustee from a holder of Exchangeable Shares, the votes to which such holder is entitled will not be exercised.

How do I vote my shares?

If you are a record holder of Common Stock, you can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting:

•	by mailing the enclosed proxy card;

•	over the telephone by calling a toll-free number; or

•	electronically, using the Internet and following the instructions provided in the Notice you received by mail.

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The Internet and telephone voting procedures have been set up for your convenience and are designed to authenticate the Common Stock holders’ identities, to allow the holders of Common Stock to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for record holders of Common Stock who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card or in the Notice you received by mail.

If you are a record holder of Exchangeable Shares, you can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting by mailing the enclosed voting instruction card to the Trustee.

If a holder of Exchangeable Shares does not provide the Trustee with voting instructions, your Exchangeable Shares will not be voted.

Who will tabulate the votes?

An automated system administered by Broadridge Financial Services, Inc. (“Broadridge”) will tabulate votes cast by proxy at the Annual Meeting and a representative of the Company will tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual Stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, or (ii) to allow for the tabulation and/or certification of the vote.

Can I change my vote after submitting my proxy?

You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following four ways:

•	submitting another proxy card bearing a later date;

•	sending a written notice of revocation to the Company’s Corporate Secretary at 430 North McCarthy Boulevard, Milpitas, California, 95035;

•	submitting new voting instructions via telephone or the Internet; or

•	attending AND voting in person at the Annual Meeting.

If you hold Exchangeable Shares and you wish to direct the Trustee to change the vote attached to the Special Voting Share on your behalf, you should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instructions and the manner for revoking the proxy.

Who is paying for this proxy solicitation?

This Proxy Statement and the accompanying proxy were first sent by mail to the Trustee for the Special Voting Share and holders of Exchangeable Shares on or about October 15, 2010. The Company has also sent printed copies of the proxy materials by mail to holders of Common Stock to each holder of Common Stock who

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has requested such copy. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. If you are a holder of Common Stock and if you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The Company has retained the services of MacKenzie Partners as its proxy solicitor for this year. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

How can I find out the voting results?

The Company will announce the preliminary results at the Annual Meeting and publish the final results in a Current Report on Form 8-K shortly after the Annual Meeting. Stockholders may also find out the final results by calling the Company’s Investor Relations Department at (408) 546-4445.

How do I receive electronic access to proxy materials for the current and future annual meetings?

Stockholders who have previously elected to receive the Proxy Statement and Annual Report over the Internet will be receiving an e-mail on or about October 15, 2010 with information on how to access Stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Time, November 29, 2010.

If your shares are registered in the name of a brokerage firm and you have not elected to receive your Proxy Statement and Annual Report over the Internet, you still may be eligible to vote your shares electronically over the Internet. A large number of brokerage firms are participating in the ADP online program, which provides eligible Stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in ADP’s program, your proxy card will provide instructions for voting online.

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a Stockholder of record and would like to receive future Stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.ProxyVote.com.

If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.

If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, you should contact your broker or the Company.

How can I avoid having duplicate copies of the Proxy Statement sent to my household?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. The practice of “householding” means that only one copy of the Proxy Statement and Annual Report will be sent to multiple Stockholders in a Stockholder’s household. The Company will promptly deliver a separate copy of either document to any Stockholder who contacts the Company’s Investor Relations Department at (408) 546-4445 requesting such copies. If a Stockholder is receiving multiple copies of the Proxy Statement and Annual Report

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at the Stockholder’s household and would like to receive a single copy of those documents for a Stockholder’s household in the future, that Stockholder should contact their broker, other nominee record holder, or the Company’s Investor Relations Department to request mailing of a single copy of the Proxy Statement and Annual Report.

When are Stockholder proposals due for next year’s annual meeting?

In order for Stockholder proposals to be considered properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice in writing to the Secretary of the Company. To be timely for the 2011 annual meeting of Stockholders (the “2011 Annual Meeting”), a Stockholder’s notice must be received by the Company at its principal executive offices not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A Stockholder’s notice to the Secretary must set forth as to each matter the Stockholder proposes to bring before the 2011 Annual Meeting: (i) a brief description of the business desired to be brought before the 2011 Annual Meeting and the reasons for conducting such business at the 2011 Annual Meeting; (ii) the name and record address of the Stockholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by the Stockholder; and (iv) any material interest of the Stockholder in such business. Subject to applicable laws and regulations, the Company has discretion over what Stockholder proposals will be included in the agenda for the 2011 Annual Meeting and/or in the related proxy materials.

Subject to applicable laws and regulations, the Company will also have discretionary authority to vote all shares for which it has proxies regarding a Stockholder proposal if the Company fails to receive notice of the Stockholder proposal for next year’s annual meeting at least 45 days before the date in 2010 on which the Company filed this Proxy Statement (specifically, since the Company filed this fiscal 2010 proxy on October 15, 2010, the Company will have this discretionary authority if notice of a Stockholder proposal for the 2011 Annual Meeting is not received by the Company by August 31, 2011).

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PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

The Board is divided into three classes as nearly equal in number as possible. The members of each class of directors serve staggered three-year terms. As of October 15, 2010, the Board is composed of the following ten members:

Class	Directors	Term Expiration
I	Bruce D. Day, Martin A. Kaplan and Kevin J. Kennedy	2010 Annual Meeting of Stockholders
II	Richard E. Belluzzo, Harold L. Covert, Penelope A. Herscher and Masood Jabbar	2012 Annual Meeting of Stockholders
III	Richard T. Liebhaber, Casimir S. Skrzypczak and Thomas Waechter	2011 Annual Meeting of Stockholders

On June 22, 2010, Bruce Day notified the Company that he would not stand for re-election at the 2010 annual meeting of stockholders. Mr. Day’s current term on the Board is set to expire at the 2010 annual meeting of stockholders. Thus, while as of October 15, 2010 the authorized number of directors on the Board is ten, this number will decrease to nine at the 2010 annual meeting of stockholders.

The Board is currently composed of three Class I directors (Mr. Day, Mr. Kaplan and Mr. Kennedy), four Class II directors (Mr. Belluzzo, Mr. Covert, Ms. Herscher and Mr. Jabbar) and three Class III directors (Mr. Liebhaber, Mr. Skrzypczak and Mr. Waechter), whose terms will expire upon the election and qualification of directors at the Annual Meeting of Stockholders held in 2010, 2012 and 2011, respectively. At each Annual Meeting of Stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring.

At this Annual Meeting, the Stockholders will elect two Class I directors recommended by the Corporate Governance Committee (which serves as the Company’s Nominating Committee) and nominated by the Board, each to serve a three year term until the 2013 Annual Meeting of Stockholders and until a qualified successor is elected and qualified or until the director’s earlier resignation or removal. The Board has no reason to believe that the nominees named below will be unable or unwilling to serve as a director if elected.

Considerations in Director Selection

The Company’s Governance Committee is responsible for reviewing, evaluating and nominating individuals for election to the Company’s Board. The Committee selects nominees from a broad base of potential candidates. The Committee’s Charter instructs it to seek qualified candidates regardless of race, color, religion, ancestry, national origin, gender, sexual orientation, etc. It is the Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas pertinent to the Company’s long term business and strategic objectives.

The Board of Directors believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Committee seeks individuals of the highest ethical and professional character who will exercise sound business judgment. The Committee also seeks people who are accomplished in their respective field, with superior credentials and recognition. In selecting nominees, the Committee generally seeks active and former leaders of major complex organizations, including scientific, government, educational and other non-profit institutions. The Committee seeks individuals who can work effectively together to further the interests of the Corporation, while preserving their ability to differ with each other on particular issues. A candidate’s specific background and qualifications are also reviewed in light of the particular needs of the Board at the time of an opening.

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Each candidate must have an employment and professional record which demonstrates, in the judgment of the Committee, that the candidate has sufficient and relevant experience and background, taking into account positions held and industries, markets and geographical locations served, to serve on the Board in the proposed capacity. In particular, the Committee seeks candidates with at least two years of experience serving as the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or a Director, or the equivalent of such positions, of a well respected publicly traded company.

Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

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Certain information about the Board of Directors nominees is furnished below.

Class I Directors—Nominees For Three Year Terms That Will Expire in 2013

Martin A. Kaplan Age 73

Mr. Kaplan has been a member of the Company’s Board since October 1997. Mr. Kaplan has served as the Chairman of the Board since May 2000. From May 1998 until his retirement in May 2000 after 40 years in the technology industry, Mr. Kaplan was Executive Vice President of Pacific Telesis, responsible for integration following the merger of SBC Communications, Inc. and Pacific Telesis Group, followed by the same role for other SBC mergers. From 1986 to 1997, he was Executive Vice President of Pacific Bell and President of Network Services. Mr. Kaplan also is a Director of Superconductor Technologies. Earlier in his career he was the Finance Director for Pacific Bell. Within the past five years, Mr. Kaplan also served on the board of directors of Tekelek and Redback Networks.

The Board determined that Mr. Kaplan has extensive business leadership, operational and technical experience in the telecommunications industry, including substantial experience in mergers and acquisitions. The Board also determined that his tenure as the Chairman of the Board gives him substantial insights into the workings of the Board and the operations of the Company. Finally, his experience on the Boards of Tekelek and Redback Networks, and as a member of the Governance and Nominating and Compensation Committee at Superconductor Technologies is useful in his service on the Company’s Governance Committee; the Compensation and Governance Committees of Tekelec and the Audit and Compensation Committee of Redback.

Kevin J. Kennedy Age 54

Mr. Kennedy became Vice Chairperson in January 2009 and has been a member of the Company’s Board in November 2001. Mr. Kennedy was the Company’s Chief Executive Officer from September 2003 through December 2008 and also President of the Company from March 2004 to December 2008. Currently, Mr. Kennedy is Chief Executive Officer of Avaya Incorporated. From August 2001 to September 2003, Mr. Kennedy was the Chief Operating Officer of Openwave Systems, Inc. Prior to joining Openwave Systems Inc., Mr. Kennedy served seven years at Cisco Systems, Inc., and 17 years at Bell Laboratories. Mr. Kennedy is a director of KLA-Tencor Corporation (and Chair of their Compensation Committee). Within the past five years, Mr. Kennedy also served on the board of directors of Rambus Inc., Openwave and Freescale.

The Board determined that Mr. Kennedy’s experience as the Company’s former Chief Executive Officer gives him unique insights into the Company’s challenges, opportunities and operations. The Board also determined that Mr. Kennedy’s Ph.D. in engineering, technical background, experience in the telecommunications industry, former role as Chairman of the Board at Rambus, leadership roles at Cisco and Openwave and extensive participation in corporate development at Cisco and as the chairman of a compensation committee brings an important perspective to the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.

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The Company’s directors listed below will continue in office for the remainder of their terms or earlier in accordance with the Company’s Bylaws. Information regarding the business experience of each such director is provided below.

Class III Directors Whose Terms Will Expire in 2011

Richard T. Liebhaber Age 75

Mr. Liebhaber became a member of the Company’s Board in November 2001. Mr. Liebhaber retired as Executive Vice President and Chief Technology Officer of MCI Communications, Inc. (“MCI”) in 1995. Prior to joining MCI in 1985, Mr. Liebhaber was IBM’s director of Business Policy and Development after serving in engineering, manufacturing, product test, service and marketing positions. Mr. Liebhaber is also a director of Cogent Communications Group, Inc (and is the Chairman of their Audit Committee). Within the past five years, Mr. Liebhaber also served on the board of directors of ILOG S.A., Soapstone Systems and BTI.

The Board determined that Mr. Liebhaber brings to his service with the Company extensive operational experience in the telecommunications industry. The Board also noted Mr. Mr. Liebhaber’s technical background and service in complex organizations, and his service on other boards brings valuable experience to his service on the Company’s Governance Committee.

Casimir S. Skrzypczak Age 69

Mr. Skrzypczak has been a member of the Company’s Board since July 1997. From October 1999 to July 2001, Mr. Skrzypczak was Senior Vice President at Cisco Systems, Inc. Mr. Skrzypczak has served as Corporate Vice President and Group President of Professional Services at Telcordia Technologies, Inc. from July 1997 to October 1999. Earlier, Mr. Skrzypczak was President, NYNEX Science & Technology and Vice President, Network & Technology Planning for NYNEX. Mr. Skrzypczak serves as a director of RF Micro Devices, Inc. (and is on their Audit and Governance Committees). Within the past five years, Mr. Skrzypczak also served on the board of directors of WebEx Communications, Somera Communications, ECI Telecom and RCN Corporation.

The Board determined that Mr. Skrzypczak brings valuable public company board experience, including service as a lead director and chairman of a compensation committee and a governance committee. Mr. Skrzypczak also contributes a strong background in technology, experience in senior leadership roles at prominent public companies and valuable strategic planning skills gained from his experience at NYNEX, Cisco and Telcordia.

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Thomas Waechter Age 57

Thomas Waechter became Chief Executive Officer and President of the Company in January 2009, prior to which he was Executive Vice President of the Communications Test & Measurement Group. Prior to joining the Company, Mr. Waechter was the chief operating officer of Harris Stratex Networks, an independent supplier of wireless transmission systems. As president and chief executive officer of Stratex Networks, he was instrumental in the merging of Stratex and Harris, while growing revenues substantially and improving profitability. Prior to that, Mr. Waechter was the president and chief executive officer of REMEC Corporation and has also served as president and chief executive officer of Spectrian Corporation. Additionally, he held a number of executive level global operations positions during his 14 year career with Schlumberger. He holds a Bachelor of Business Administration from The College of William and Mary. Within the past five years, Mr. Waechter also served on the board of directors of Stratex Networks.

The Board determined that Mr. Waechter’s day-to-day leadership of the Company provides him with intimate knowledge of the Company’s operations. The Board also determined that Mr. Waechter’s extensive operational and senior executive and Chief Executive Officer experience at other technology companies add substantial value to the Board and the Company.

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Class II Directors Whose Terms Will Expire in 2012

Richard E. Belluzzo Age 56

Mr. Belluzzo joined the Company’s Board in February 2005. He currently serves as Chairman and Chief Executive Officer of Quantum Corporation, a provider of backup, recovery and archive products and services. Before joining Quantum Corporation in 2002, Mr. Belluzzo was President and Chief Operating Officer of Microsoft Corporation (“Microsoft”). Prior to becoming its President and Chief Operating Officer, Mr. Belluzzo served as Microsoft’s group Vice President of the Personal Services and Devices Group, and was Group Vice President for the Consumer Group. Prior to Microsoft, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. (“SGI”). Before SGI, Mr. Belluzzo held a series of increasingly senior roles at Hewlett Packard Company, culminating in his service as Executive Vice President of the Computer Products Organization. Mr. Belluzzo is a member of the board of directors of PMC-Sierra (Vancouver, Canada) and Quantum.

The Board determined that Mr. Belluzzo’s background and experience as the Chief Executive Officer of public companies, as well as his deep knowledge of the technology industry, senior leadership roles and service on the boards of other prominent public companies allow him to contribute significantly to the Board and to its Compensation and Governance Committees.

Harold L. Covert Age 63

Mr. Covert joined the Company’s Board in January 2006. Since October 2010, Mr. Covert has been an independent business consultant and private investor. From 2007-2010, Mr. Covert was Chief Financial Officer of Silicon Image, Inc., a provider of semiconductors for storage, distribution and presentation of high-definition content. Prior to joining Silicon Image, Covert was Executive Vice President and Chief Financial Officer at Openwave Systems, Inc., a software and services company, from 2005 to 2007. Mr. Covert served on Openwave’s Board from 2003-2005 and as chairman of its audit committee. Prior to Openwave, Mr. Covert was Chief Financial Officer of Extreme Networks, a network infrastructure company, from 2001-2003 and Silicon Graphics, Inc., a computer systems company, from 2000-2001. Prior to Silicon Graphics, he held a variety of financial and accounting positions over the course of over 20 years in the high-technology industry including Chief Financial Officer of Adobe Systems, Inc. Mr. Covert is a member of the board of directors of Harmonic, Inc., and Solta Medical, Inc., and is the Chairman of each of their Audit Committees.

The Board determined that Mr. Covert has significant experience and service in leadership roles in finance and accounting obtained through his tenure as Chief Financial Officer of five publicly traded technology companies. The compliance, financial reporting and audit experience Mr. Covert gained in these positions in particular allows him to significantly contribute to the Company’s Audit Committee as its chairman.

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Penelope A. Herscher Age 50

Ms. Herscher joined the Company’s Board in July 2008. She currently holds the position of President and Chief Executive Officer of FirstRain, a search-driven research firm. Prior to joining FirstRain, Ms. Herscher held the position of Executive Vice President and Chief Marketing Officer at Cadence Design Systems. From 1996 to 2002, Ms. Herscher was President and Chief Executive Officer of Simplex Solutions, which was acquired by Cadence in 2002. Before Simplex, she was an executive at Synopsys for eight years and started her career as an R&D engineer with Texas Instruments. Ms. Herscher serves on the board of directors of Rambus (where she is the Chair of the Compensation Committee) and FirstRain.

The Board determined that Ms. Herscher’s experience as chief executive officer of several technology companies, her extensive marketing and technical background and her position on the Board and compensation committee at Rambus enables her to significantly contribute as a member of the Company’s Board and in its Compensation Committee.

Masood Jabbar Age 60

Mr. Jabbar joined the Company’s Board in March 2006. Mr. Jabbar worked at Sun Microsystems Inc. from 1986 to 2003, where he served in a series of progressively responsible roles including President of the Computer Systems Division, Chief Financial Officer of the $10 billion Sun Microsystems Computer Corporation, and Executive Vice President of Global Sales Operations. Mr. Jabbar’s career at Sun culminated as Executive Vice President and Advisor to the Chief Executive Officer, where he was responsible for advising the CEO on critical strategic issues. Prior to joining Sun, Mr. Jabbar spent ten years in finance and accounting at Xerox Corporation, and two years at IBM Corporation. Mr. Jabbar is currently on the board of directors of Silicon Image, Inc. (where he is on the Audit and Compensation Committees) and RF Micro Devices, Inc. (where he is on the Audit and Corporate Development Committees). Within the past five years, Mr. Jabbar also served on the board of directors of MSC Software Corporation and Openwave Systems.

The Board determined that Mr. Jabbar brings significant mergers and acquisitions, global sales and marketing and operational expertise gained from his experience in executive roles at Sun Microsystems, Inc. In addition, Mr. Jabbar’s experiences at Xerox and IBM and as a senior executive of Sun Microsystems provide the Board with valuable accounting and financial reporting expertise particular relevant to his service on the Company’s Audit Committee. Finally, Mr. Jabbar’s service on the Board’s of several other technology companies provides valuable additional perspective.

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CORPORATE GOVERNANCE

Code of Ethics

The Board and management of the Company believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing Stockholder value. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. Solid corporate governance practices also ensure alignment with Stockholder interests by promoting fairness, transparency and accountability in business activities among employees, management and the Board.

Our corporate governance practices represent our firm commitment to the highest standards of corporate ethics, compliance with laws, financial transparency and reporting with objectivity and the highest degree of integrity. Representative steps we have taken to fulfill this commitment include, among others:

•	All members of the Board are independent with the exception of its Vice Chairman and the Company’s Chief Executive Officer.

•	All members of our key Board committees—the Audit Committee, the Governance Committee and the Compensation Committee—are independent.

•	The charters of the committees within the Board clearly establish their respective roles and responsibilities.

•	All employees and members of the Board are responsible for complying with our Code of Business Conduct and our Insider Trading Policy.

•	We have an anonymous hotline to encourage employees to report questionable activities to our Internal Audit and Legal Departments, and Audit Committee.

•	Our independent accountants report directly to the Audit Committee.

•	Our internal audit control function maintains critical supervision over the key areas of our business and financial controls and reports directly to our Audit Committee.

•	We have established procedures for Stockholders to communicate with the Board by contacting the Investor Relations Department.

•	The independent members of our Board and Board Committees meet regularly without the presence of management.

The Company has adopted a Code of Ethics (known as the Code of Business Conduct) for its directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct. A copy of the Code of Business Conduct is available on the Company’s website at www.jdsu.com.

Director Independence

In accordance with current NASDAQ listing standards, the Board of Directors, on an annual basis, affirmatively determines the independence of each Director and nominee for election as a Director. Our Director independence standards include all elements of independence set forth in the NASDAQ listing standards, which can be found in the “Corporate Governance” section of our website at www.jdsu.com.

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Board Leadership

The Board has determined that it is in the best interests of the Company to maintain the Board chairperson and chief executive officer positions separately. The Board believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure, as this enhances its independent oversight of management and the Company’s strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate Board governance processes.

Board Oversight of Risk

The Company takes a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making.

Management is responsible for the day-to-day supervision of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior management attends meetings of the Board, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by the Board. Additionally, our board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. Generally, the board committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area. For example, the Audit Committee coordinates the Board’s oversight of the Company’s internal control over financial reporting and disclosure controls and procedures. Management regularly reports to the Audit Committee on these areas. Also, the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning for senior executives. The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance topics. When any of the committees receives a report related to material risk oversight, the Chairman of the relevant committee reports on the discussion to the full Board.

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Board Committees and Meetings

During fiscal 20101, the Board held six meetings. The Board has four committees: Audit Committee, Compensation Committee, Corporate Governance Committee, and Corporate Development Committee. The members of the committees during fiscal 2010 are identified in the following table:

DIRECTOR	AUDIT	COMPENSATION	CORPORATE DEVELOPMENT	GOVERNANCE
Richard E. Belluzzo		X		CHAIR
Harold L. Covert	CHAIR
Penelope A. Herscher		X
Bruce D. Day	X		X
Masood A. Jabbar	X		X
Martin A. Kaplan		X	X	X
Kevin J. Kennedy			X
Richard T. Liebhaber			CHAIR	X
Casimir S. Skrzypczak	X	CHAIR
Thomas Waechter

No director attended fewer than 75% of all Board meetings and committees on which he served after becoming a member of the Board of Directors. The Company encourages, but does not require, its Board members to attend the annual Stockholders meeting. All then-current Directors attended the 2009 Annual Meeting.

The Audit Committee met eleven times in fiscal 2010. The Audit Committee is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, the internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee considers whether the Company’s independent auditors’ provision of non-audit services is compatible with maintaining the independence of the independent auditors. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc. The Board has further determined that Harold L. Covert, Bruce D. Day and Masood A. Jabbar are “audit committee financial expert(s)” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. A copy of the Audit Committee charter can be viewed at the Company’s website at www.jdsu.com.

The Compensation Committee met five times in fiscal 2010. The Compensation Committee of the Board of Directors is responsible for ensuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors consistent with the long-range interests of Stockholders. The Compensation Committee is also responsible for administering certain other compensation programs for such individuals, subject in each instance to approval by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company’s employee stock

[1]	In fiscal 2001, the Company changed its year-end from fiscal year on June 30 to a 52-week fiscal year ending on the Saturday closest to June 30. The Company’s fiscal year 2010 ended on July 3, 2010, whereas fiscal 2008 and 2007 ended on June 27, 2009 and June 28, 2008, respectively. For comparative presentation purposes, all accompanying tables and notes have been shown as ended on June 30.

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purchase plans and equity incentive plans. The chair of the Compensation Committee reports on the Compensation Committee’s actions and recommendations at Board meetings. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. During fiscal 2010, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm, to assist with the Committee’s analysis and review of the compensation of our executive officers. Compensia attends all Compensation Committee meetings, works directly with the Committee Chair and Committee members, and sends all invoices, including descriptions of services rendered, to the Committee Chair for review and payment approval. Compensia performed no work for the Company that was not in support of the Committee’s charter nor authorized by the Committee Chair during fiscal 2010. All members of the Compensation Committee are “independent” as that term is defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc. A copy of the Compensation Committee charter can be viewed at the Company’s website at www.jdsu.com. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” below.

The Corporate Development Committee met eleven times in fiscal 2010. The Corporate Development Committee oversees the Company’s strategic acquisition and investment activities. The Corporate Development Committee reviews and approves certain strategic transactions for which approval of the full Board of Directors is not required and makes recommendations to the Board of Directors regarding those transactions for which the consideration of the full Board of Directors is appropriate. A copy of the Corporate Development Committee charter can be viewed at the Company’s website at www.jdsu.com.

The Corporate Governance Committee met five times in fiscal 2010. The Corporate Governance Committee, which serves as the Company’s nominating committee, reviews current trends and practices in corporate governance and recommends to the Board of Directors the adoption of programs pertinent to the Company. As provided in the charter of the Corporate Governance Committee, nominations for director may be made by the Corporate Governance Committee or by a Stockholder of record entitled to vote. The Corporate Governance Committee will consider and make recommendations to the Board of Directors regarding any Stockholder recommendations for candidates to serve on the Board of Directors. Stockholders wishing to recommend candidates for consideration by the Corporate Governance Committee may do so by writing to the Company’s Investor Relations Department-Attention Corporate Governance Committee at 430 North McCarthy Boulevard, Milpitas, California 95035 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating Stockholder’s ownership of Company’s stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Corporate Governance Committee. There are no differences in the manner in which the Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a Stockholder. All members of the Corporate Governance Committee are “independent” as that term is defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc.

In reviewing potential candidates for the Board, the Corporate Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Corporate Governance Committee in evaluating potential candidates may be found in the charter of the Corporate Governance Committee.

The Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.jdsu.com.

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Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past. Messrs. Belluzo, Herscher, Kaplan and Skrzypczak were not at any time an officer or employee of JDSU. In addition, none of our executive officers serves as a member of the Board of Directors or Compensation Committee of any company that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Communication between Stockholders and Directors

Stockholders may communicate with the Company’s Board of Directors through the Company’s Secretary by sending an email to bod@jdsu.com, or by writing to the following address: Chairman of the Board, c/o Company Secretary, JDSU, 430 North McCarthy Boulevard, Milpitas, California 95035. The Company’s Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Director Compensation

Since June 2008, each non-employee director of the Company receives an annual cash retainer of $60,000 which is paid in quarterly installments of $15,000. Also, upon initial appointment to the Board, each non-employee director receives a grant of restricted stock units having a value on the date of grant of $150,000, net of applicable taxes at the discretion of each non-employee director. Additionally, each non-employee director receives an annual grant of restricted stock units having a value on the date of grant of $100,000, net of applicable taxes at the discretion of each non-employee director. Such restricted stock units are subject to a grant agreement which provides for vesting over a three year period. Upon vesting each restricted stock unit is converted into one share of the Company’s Common Stock.

In addition, each non-employee director serving on the Audit Committee of the Board receives an annual cash retainer of $15,000, whereas the director serving as the Audit Committee chair receives an annual cash retainer of $30,000. Each non-employee director serving on the Compensation Committee of the Board receives an annual cash retainer of $10,000, whereas the director serving as the Compensation Committee chair receives an annual cash retainer of $20,000. Each non-employee director serving on the Governance or Corporate Development Committees of the Board receives an annual cash retainer of $7,500, whereas the directors serving as the Governance or Corporate Development Committee chairs receive an annual cash retainer of $15,000.

In addition to the compensation described above, Mr. Kaplan, who serves as Chairman of the Board, receives an additional annual cash retainer of $100,000 as compensation for his services which is paid in quarterly installments of $25,000.

Directors who are also employed by the Company do not receive any compensation for their services as directors. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

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All director compensation described above is summarized in the following table in the column titled “Board Compensation”:

Compensation Element for Role	Board Compensation
General Board Service—Cash
• Retainer	• $60,000
• Meeting Fees	• Not applicable (“NA”)
General Board Service—Equity
• # of Options (Initial/Annual)	• NA/NA
• RSU Value (Initial/Annual)	• $150,000/$100,000
• Vesting Schedule	• Initial and annual grant vest annually over 3 years
• Number of shares to be determined using 30 calendar day average stock price prior to date of grant
Committee Service	• Varies by Committee (No meeting fees)
		Chair	Member
	Audit	$30,000	$15,000
	Compensation	$20,000	$10,000
	Governance/ Corporate Development	$15,000	$7,500

Non-Employee Board Chair
• Additional Board Retainer	• $100,000
• Additional Board Meeting Fee	• NA
• Additional Equity	• NA

Compensation Program Risk Assessment

Consistent with new SEC disclosure requirements, in fiscal 2010 a team composed of senior members of our human resources, finance and legal departments inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with Company management in an effort to assess whether any of our policies or practices creates risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of the Company’s compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with Compensia, Inc., a national compensation consulting firm that the Compensation Committee works with on executive compensation design matters. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Non-Management Directors’ Compensation for Fiscal Year 2010

The director compensation policies summarized above resulted in the following total compensation for our non-management directors in fiscal year 2010:

DIRECTOR COMPENSATION TABLE

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Total ($)
Richard E. Belluzzo (3)	85,000	120,091	0	205,091
Harold L. Covert (4)	90,000	120,091	0	210,091
Bruce D. Day (5)	82,500	120,091	0	202,591
Kevin DeNuccio (6)	15,000	0	0	15,000
Penelope A. Herscher (7)	70,000	120,091	0	190,091
Masood A. Jabbar (8)	82,500	120,091	0	202,591
Martin A. Kaplan (9)	185,000	120,091	0	305,091
Kevin J. Kennedy (10)	67,500	120,091	0	187,591
Richard T. Liebhaber (11)	82,500	120,091	0	202,591
Casimir S. Skrzypczak (12)	95,000	120,091	0	215,091

(1)	Thomas Waechter, the Company’s Chief Executive Officer and President, is not included in this table as he is an employee of the Company and as such receives no compensation for his services as a Director. Mr. Waechter’s compensation is disclosed in the Summary Compensation Table.
(2)	The amounts shown in this column are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are set forth under Note 15 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2010 filed with the SEC on August 31, 2010. Each non-employee Director’s annual grant was calculated by using the 30 calendar day average stock price prior to the date of grant. The intended value of the annual grant is then divided by this average in order to determine the number of restricted stock units granted.
(3)	Mr. Belluzzo had 9,875 options outstanding at the end of fiscal year 2010. Mr. Belluzzo had 28,654 restricted stock units outstanding at the end of fiscal year 2010.
(4)	Mr. Covert had 8,250 options outstanding at the end of fiscal year 2010. Mr. Covert had 28,654 restricted stock units outstanding at the end of fiscal year 2010.
(5)	Mr. Day had 9,000 options outstanding at the end of fiscal year 2010. Mr. Day had 28,654 restricted stock units outstanding at the end of fiscal year 2010.
(6)	Mr. DeNuccio (who retired from the Board effective November 10, 2009) had 7,500 options outstanding at the end of fiscal year 2010. Mr. DeNuccio had no restricted stock units outstanding at the end of fiscal year 2010.
(7)	Ms. Herscher had no options outstanding at the end of fiscal year 2010. MS. Herscher had 39,654 restricted stock units outstanding at the end of fiscal year 2010.
(8)	Mr. Jabbar had 7,500 options outstanding at the end of fiscal year 2010. Mr. Jabbar had 28,654 restricted stock units outstanding at the end of fiscal year 2010.
(9)	Mr. Kaplan had 48,125 options outstanding at the end of fiscal year 2010. Mr. Kaplan had 28,654 restricted stock units outstanding at the end of fiscal year 2010.
(10)	Mr. Kennedy had 15,576 restricted stock units outstanding at the end of fiscal year 2010 from his duties as a Director.
(11)	Mr. Liebhaber had 9,375 options outstanding at the end of fiscal year 2010. Mr. Liebhaber had 28,654 restricted stock units outstanding at the end of fiscal year 2010.
(12)	Mr. Skrzypczak had 9,750 options outstanding at the end of fiscal year 2010. Mr. Skrzypczak had 28,654 restricted stock units outstanding at the end of fiscal year 2010.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the Company’s directors or executive officers.

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Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

We review all relationships and transaction in which the Company and our Directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. On an annual basis, all Directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under SEC rules, any transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.

Related Person Transactions

The Company has entered into an employment agreement with Thomas Waechter (see “Employment Contracts, Termination of Employment and Change in Control Arrangements” below).

Executive Officers

The following sets forth certain information regarding the Company’s executive officers as of June 30, 2010:

Executive Officer	Age	Position
Thomas Waechter	57	Chief Executive Officer and President
David Vellequette	54	Executive Vice President and Chief Financial Officer
Roy Bie	52	Senior Vice President, Advanced Optical Technologies Products
Matthew Fawcett	42	Senior Vice President, General Counsel and Secretary
David Holly	45	Senior Vice President, Emerging Markets and Strategic Projects
Alan Lowe	48	Executive Vice President and President, Communications & Commercial Optical Products

Thomas Waechter became Chief Executive Officer and President of the Company in January 2009, prior to which he was Executive Vice President of the Communications Test & Measurement Group. Prior to joining the Company, Mr. Waechter was the chief operating officer of Harris Stratex Networks, an independent supplier of wireless transmission systems. As president and chief executive officer of Stratex Networks, he was instrumental in the merging of Stratex and Harris, while growing revenues substantially and improving profitability. Prior to that, Mr. Waechter was the president and chief executive officer of REMEC Corporation and has also served as president and chief executive officer of Spectrian Corporation. Additionally, he held a number of executive level global operations positions during his 14 year career with Schlumberger as well as a senior executive position with Asyst Technologies. He holds a Bachelor of Business Administration from The College of William and Mary. Mr. Waechter also serves as a trustee for the College of William and Mary Foundation.

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David Vellequette joined the Company in July 2004 as Vice President and Operations Controller and served in this capacity until June 2005 when he accepted the position of Chief Financial Officer. Prior to joining the Company, Mr. Vellequette was Vice President of Worldwide Sales and Services Operations at Openwave Systems, Inc., from April 2002 to July 2004. Between 1992 and 2002, Mr. Vellequette held increasingly responsible positions at Cisco Systems, first as Corporate Controller of StrataCom Corporation (acquired by Cisco in 1996) and later as Vice President of Finance. Mr. Vellequette is a Certified Public Accountant and holds a B.S. degree in accounting from the University of California, Berkeley. Mr. Vellequette serves on the board of directors of Superconductor Technologies Inc.

Roy Bie became Senior Vice President, Advanced Optical Technologies Products Group in 2006, prior to which he was Vice President and General Manager of the Flex Products Group from 2000 until 2006, and Vice President of Operations for Flex Products from 1996 to 2000. From 1993 to 1996, Mr. Bie served as Director of Operations for Flex Products. Prior to joining the Company, Mr. Bie held operational and management leadership positions with Xicor (now part of Intersil), Material Progress (now part of Komag), Mag-Media (bought by Polaroid), and began his career at National Semiconductor.

Matthew Fawcett joined the Company in August 1999 as Corporate Counsel and then served as Associate General Counsel and Director of Intellectual Property until October 2008 when he became Senior Vice President, General Counsel and Secretary (until leaving the Company in September 2010). Prior to joining JDSU, Mr. Fawcett was Corporate Counsel to Fujitsu, and before that he worked in private practice at Morrison & Foerster. Mr. Fawcett holds a bachelor’s degree from the University of California at Berkeley and a J.D. from the University of California at Los Angeles.

David Holly joined the Company in August 2005 as part of its acquisition of Acterna, became Executive Vice President and President, Communications Test & Measurement in April 2009 and then became Senior Vice President, Emerging Markets and Strategic Projects in August 2010. He has more than 18 years of experience in the test and measurement industry. Prior to Acterna/JDSU, Mr. Holly had managerial sales responsibilities at NYNEX (now part of Verizon) and began his career in engineering at IBM. Mr. Holly earned a bachelor’s of science degree in electrical engineering from Lehigh University and a master’s degree in business administration from the State University of New York in Binghamton.

Alan Lowe joined the Company in September 2007 as Senior Vice President of the Commercial Lasers business, and he became Executive Vice President and President, Communications & Commercial Optical Products in October 2008. Prior to joining the Company, Mr. Lowe was Senior Vice President, Customer Solutions Group at Asyst Technologies, Inc. a leader in automating semiconductor and flat panel display fabs. From 2000 to 2003, he was president and chief executive officer of Read-Rite Corporation, a manufacturer of thin-film recording heads for disk and tape drives. From 1989 to 2000, Lowe served in roles of increasing responsibility at Read-Rite, including President and Chief Operating Officer, and senior vice president, customer business units. Prior to joining Read-Rite, he served in various sales positions with Microcom Corporation and IBM Corporation. Mr. Lowe holds bachelor’s degrees in computer science and business economics from the University of California, Santa Barbara, and also completed the Stanford Executive Program in 1994.

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PROPOSAL 2

AMENDMENT OF THE AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

General

The Company’s Stockholders are being asked to approve an amendment to the Company’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”), described further under the heading “Summary of Proposal” below, to increase the number of shares of our Common Stock that may be issued under the 2003 Plan. The 2003 Plan was originally approved by our Stockholders in November 2003 and was last amended with Stockholder approval in November 2008. As discussed in the section of this Proxy entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Long Term Equity Incentive Compensation”, the purpose of the 2003 Plan is to help us attract, motivate and retain the employees, directors and consultants whose contributions are important to our success. The use of broad-based equity incentive programs such as those made available through the 2003 Plan has long been an important component of our compensation and incentive philosophy. This philosophy emphasizes the alignment of compensation and incentives with Stockholder interests, and utilization of long-term equity incentives to increase the proportion of individual compensation that is dependent upon Company and segment performance as the level of individual employee responsibility increases. As further discussed below, we believe that the proposed amendment to the 2003 Plan is necessary to enable us to continue to provide these incentives.

On October 5, 2010, the Compensation Committee, following a review of the 2003 Plan and the Company’s compensation policies by the Compensation Committee with the assistance of the Compensation Committee’s compensation consultant and management, decided to recommend, and the Board adopted, the proposed amendment subject to the approval of the stockholders, to increase the number of shares of Common Stock that may be issued under the 2003 Plan by 12,200,000 shares to enable the Company to continue utilizing the long-term equity incentive component of our compensation program beyond the Company’s fiscal year 2011. See “Shares Authorized for Issuance Under the 2003 Plan” below for additional details.

Summary of Proposal

The proposed amendment to the 2003 Plan would increase by 12,200,000 the maximum number of shares of our Common Stock that may be issued under the 2003 Plan, subject to proportionate adjustment in the event of a stock split or other change in the Common Stock or capital structure of the Company (the “Additional Shares”).

Currently, a maximum of 42,000,000 shares of Common Stock has been authorized for issuance under the 2003 Plan. As of July 31, 2010, there were 9,485,905 shares of our Common Stock remaining available for future grants under the 2003 Plan.2 We believe that these remaining shares may be insufficient to continue operating the 2003 Plan beyond the Company’s fiscal year 2011, after taking into account the charge of 1.5 shares against the available Plan share reserve for each share made subject to a “full value award,” such as a restricted stock unit (“RSUs”) award. We believe that the Additional Shares will allow us to remain consistent with our intent to limit annual potential incremental dilution attributable to equity incentive awards to at or below a long-term average of 3% while continuing to have the ability to utilize awards under the 2003 Plan to compete for, attract and retain

[2]	As of July 31, 2010 there were also 623,101 shares of our Common Stock remaining available for future grants under the 2005 Acquisition Equity Incentive Plan.

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talent necessary to the Company’s future success and align employee interests with those of the Company’s Stockholders. Consistent with this intent, average annual net dilution resulting from grants under the 2003 Plan to date has been 1.7%.3

As of July 31, 2010, there were 12,771,054 shares of our Common Stock subject to outstanding options (excluding the Eligible Options, as that term is defined below), with a weighted average exercise price per share equal to $20.7118 and a weighted average term remaining of 5.178 years, and 5,383,199 shares of restricted stock and restricted stock units that were issued and outstanding, but not yet vested, under all of our equity plans.

Effect of Previously Approved Stock Option Exchange Program

In November 2009, the Company’s Stockholders approved a one-time, value-for-value stock option exchange program (the “Exchange Program”). The Exchange Program commenced on October 6, 2010 and will expire subsequent to the filing date of this Proxy Statement, but prior to the date of the Annual Meeting. The Exchange Program provides for the cancellation of certain outstanding options in exchange of RSUs or fewer new options. The Company expects that there will be approximately 4,363,058 Eligible Options (as defined below) that can participate in the Exchange Program. Assuming that all the holders of the Eligible Options participate in the Exchange Program such that all Eligible Options are surrendered, the Company expects that up to 521,279 shares of Common Stock will be re-issued by the Company as either stock options or RSUs in the Exchange Program (adjusted to reflect the 2003 Plan’s requirement that in the case of RSUs, shares will be deducted from the available pool at a rate of 1.5 to 1). The Company also expects that up to 3,100,204 shares of Common Stock will be returned to the 2003 Plan and be available for future issuance under the 2003 Plan. If this amendment is approved by the Stockholders, the aggregate number of shares of Common Stock that may be issued under the 2003 Plan, inclusive of the Returned Shares (as defined below) and assuming full participation of Eligible Options (as defined below) in the Exchange Program, will be increased from 42,000,000 shares to 54,200,000 shares, subject to proportionate adjustment in the event of stock splits or other changes in the Common Stock or capital structure of the Company. The proposed amendment does not modify the existing 2003 Plan in any material respect other than to increase the number of shares of Common Stock available under the 2003 Plan.

Impact of Fiscal Year 2010 Strategic Acquisitions Upon Share Use from All Plans

As disclosed in press releases issued in compliance with NASDAQ rules on July 19, 2009 and May 3, 2010, the Company granted awards under the 2005 Acquisition Equity Incentive Plan representing a total of 314,700 and 743,843 shares to employees of SNT and NSD, respectively, hired by the Company following the close of each of these acquisitions (the “2010 Acquisition Equity Awards”), Of these awards, 100,000 shares were for awards of stock options, and the balance of 958,543 shares were for awards of RSUs. Therefore approximately 12.75% of all shares underlying awards from all plans issued in fiscal year 2010 were allocated to these acquisitions. In terminating their employment with their prior employers in order to be hired by the Company, the majority of these employees surrendered employee stock options to purchase shares of common stock of their prior employer from which each of these businesses was acquired. When determining the size of the 2010 Acquisition Equity Awards, the Company considered the equity interests being surrendered and what awards under the 2005 Acquisition Equity Incentive Plan could reasonably replace, either all or in part, the equity interests in their previous employers being lost by the SNT and NSD employees in order to properly incentivize

[3]	Represents average of net dilution in each of the Company’s 2008, 2009 and 2010 fiscal years. Excludes shares underlying equity granted under the Company’s 2005 Acquisition Equity Incentive Plan (the “2005 Plan”) to employees of the Company’s Communications Test & Measurement segment who joined the Company as a result of the Company’s acquisitions of the Storage Network Tools division (“SNT”) of Finisar in July 2009, and the Network Solutions Division of Agilent, Inc., (“NSD”) in May 2010. No further awards to employees of SNT and NSD will be granted by the Company under the 2005 Plan. Average annual net dilution resulting from awards under the 2003 Plan and 2005 Plan in the 2008, 2009 and 2010 fiscal years was a combined 1.8%.

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these new hires in a manner consistent with the compensation and incentive philosophy discussed above. The Company utilized cash as consideration for both of these accretive acquisitions, mitigating Stockholder dilution.

Summary of the 2003 Plan

The following description of the 2003 Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which, as proposed in its amended and restated form, is attached hereto as Exhibit A.

Purpose of the 2003 Plan

The purpose of the 2003 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance.

Plan Administrator

The 2003 Plan is administered by the Board of Directors or a committee of the Board of Directors, either of which we refer to in this proposal as the “Administrator.” The Board of Directors has delegated to its Compensation Committee the authority generally to administer the 2003 Plan. In the case of awards granted to officers and members of the Board of Directors or which are intended to qualify as “performance-based” for purposes of Section 162(m) of the Code, the 2003 Plan requires that the Administrator be constituted in a manner that complies with applicable law. Subject to applicable laws and the terms of the 2003 Plan, the Administrator has the authority, in its discretion, to:

•	select the employees, directors and consultants to whom awards are to be granted;

•	determine the type of award granted;

•	determine the number of shares or the amount of other consideration to be covered by each award;

•	approve award agreements for use under the 2003 Plan;

•	determine the terms and conditions of each award;

•	construe and interpret the terms of the 2003 Plan and the awards granted;

•	establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions; and

•	take such other action not inconsistent with the terms of the 2003 Plan as the Administrator deems appropriate.

As of July 31, 2010, the Company had approximately 4,600 employees, including five Named Executive Officers, and nine independent directors who were eligible to participate in the 2003 Plan.

Shares Authorized for Issuance Under the 2003 Plan

In November 2009, the Company’s Stockholders approved a one-time, value-for-value stock option Exchange Program. The Exchange Program commenced on October 6, 2010 and will expire subsequent to the filing date of this Proxy Statement, but prior to the date of the Annual Meeting. The Exchange Program provides for the cancellation of certain outstanding options in exchange of RSUs or fewer new options. Specifically, a

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stock option is eligible for exchange under the Exchange Program if it: (i) has an exercise price equal to or greater than $15.00; (ii) was granted under any of the 2003 Plan, the 2005 Acquisition Equity Incentive Plan, or the SDL, Inc. 1995 Stock Option Plan (collectively, the “Plans”); (iii) was granted prior to October 7, 2009; and (iv) expires after November 30, 2010 (collectively, the “Eligible Options”). As of July 31, 2010, there were 4,363,058 Eligible Options. Except for the 2003 Plan, the Eligible Options surrendered in the Exchange Program will be cancelled and shares subject to the cancelled options will not be available for future issuance under the Plans.

As of July 31, 2010, there were 12,771,054 shares of our Common Stock subject to outstanding options (excluding the Eligible Options), with a weighted average exercise price per share equal to $20.7188 and a weighted average term remaining of 5.178 years, and 5,383,199 shares of RSUs that were issued and outstanding, but not yet vested, under all of our equity plans. As of that date, there were 9,485,905 shares of our Common Stock remaining available for future grants under the 2003 Plan (and 623,101 shares of our Common Stock remaining available for future grants under the 2005 Acquisition Equity Incentive Plan). If this amendment is approved by the Stockholders, the aggregate number of shares of Common Stock that may be issued under the 2003 Plan, inclusive of the Returned Shares and assuming full participating of Eligible Options in the Exchange Program, will be increased from 42,000,000 shares to 54,200,000 shares, subject to proportionate adjustment in the event of stock splits or other changes in the Common Stock or capital structure of the Company.

The Company expects that there will be approximately 4,363,058 Eligible Options that can participate in the Exchange Program. Assuming that all the holders of the Eligible Options participate in the Exchange Program such that all Eligible Options are surrendered, the Company expects that up to 521,279 shares of Common Stock will be re-issued by the Company as either stock options or RSUs in the Exchange Program (after adjustment to reflect the 2003 Plan’s requirement that in the case of RSUs, shares will be deducted from the available pool at a rate of 1.5 to 1). The Company also expects that up to 3,100,204 shares of Common Stock will be returned to the 2003 Plan and be available for future issuance under the 2003 Plan. We refer to the net number of shares of Common Stock underlying the cancelled options returned to the 2003 Plan hereinafter referred to as the “Returned Shares”. Details about the Exchange Program are available in the related materials circulated by the Company. See “Other Matters” for details about how you can review the Exchange Program materials.

If this amendment is approved by the Stockholders, the aggregate number of shares of Common Stock that may be issued under the 2003 Plan, will be increased from 42,000,000 shares to 54,200,000 shares. Alternatively, if this proposal is not approved by the Stockholders, the number of shares available under the 2003 Plan will be increased only by the Returned Shares.

The number of shares charged against the 2003 Plan’s limit when an award is granted differs depending on whether the award is a “full value award” or another award, such as a stock option. Full value awards are awards, such as restricted stock, RSUs, performance shares or performance units, which do not require payment of a purchase price per share at least equal to the fair market value of a share of Common Stock on the date of grant. As noted above, the 2003 Plan’s share reserve is reduced by 1.5 shares for each one share made subject to a full value award. Accordingly, 1.5 shares is returned to the share reserve for each share subject to a full value award that is forfeited, cancelled, expired, or repurchased by the Company at the lower of its original purchase price or its fair market value at the time of repurchase. For each share made subject to an award that is not a full value award, the 2003 Plan’s share reserve is reduced by one share, and one share is returned to the share reserve for each share subject to a non-full value award that is forfeited, cancelled, expired, or repurchased by the Company at the lower of its original purchase price or its fair market value at the time of repurchase. Except as described above, shares that have been issued under the 2003 Plan cannot be returned to the 2003 Plan’s share reserve to again become available for future grant. The number of shares available under the 2003 Plan will be reduced upon the exercise of a stock appreciation right by the gross number of shares for which the award is exercised, rather than by the net number of shares actually issued.

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The maximum number of shares for which awards may be granted to any participant during a fiscal year is 1,000,000 shares, provided that a participant may be granted awards for up to an additional 1,000,000 shares in connection with the participant’s initial commencement of service or first promotion in any fiscal year. These award limits will be adjusted proportionately in the event of a stock split or other change in the Common Stock or capital structure of the Company.

Prohibition of Repricing without Stockholder Approval

Except as provided in Section 18, the 2003 Plan expressly provides that, without the approval of the Company’s Stockholders, the Company may not reduce the exercise price of any option or stock appreciation right granted under the 2003 Plan or cancel an outstanding option or stock appreciation right having an exercise price that exceeds the fair market value of the underlying shares in exchange for cash, another option, stock appreciation right, restricted stock, RSUs or other award, unless the exchange occurs in connection with a corporate transaction, as described below.

Terms and Conditions of Awards

The 2003 Plan provides for the grant of awards in the form of stock options, stock appreciation rights, restricted stock, RSUs, performance shares, performance units, and dividend equivalent rights. Options granted under the 2003 Plan may be either incentive stock options complying with Section 422 of the Code or nonqualified stock options. Incentive stock options may be granted only to employees. All other awards may be granted to employees, directors and consultants. Please see the section entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Long Term Equity Incentive Compensation” for details about the awards granted under the 2003 Plan during 2010.

Each award must be evidenced by an award agreement designating the type of award granted. Options must be designated as either incentive stock options or nonqualified stock options. However, to the extent that the aggregate fair market value of shares of Common Stock subject to options designated as incentive stock options which become exercisable by an employee for the first time during any calendar year exceeds $100,000, such excess options are treated as nonqualified stock options. The term of any award granted under the 2003 Plan may not exceed eight years, provided that the term of an incentive stock option granted to an employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company may not exceed five years.

Awards may be granted with such vesting conditions, including satisfaction of performance criteria, as are determined by the Administrator. Compensation realized by a covered employee pursuant to a stock-based award other than a stock option or stock appreciation right will qualify as performance-based for purposes of Section 162(m) of the Code provided that it is payable only upon the achievement of one or more performance goals established by the Administrator not later than 90 days (or other period required by Section 162(m)) after the commencement of the services to which the goal relates and while the outcome is substantially uncertain. The 2003 Plan establishes the following business criteria upon which the Administrator may base such performance goals: (i) increase in share price, (ii) earnings per share, (iii) total Stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, and (xvii) market share.

Options and stock appreciation rights must have an exercise price per share that is not less than 100% of the fair market value of a share of Common Stock on the date the option is granted, except that in the case of incentive stock options granted to an employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company such exercise price may not be less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The exercise price per share, if any, of an award intended to qualify as “performance-based” for purposes of Section 162(m) of

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the Code may not be less than 100% of the fair market value of a share of Common Stock on the date the award is granted. The exercise price is generally payable in cash, by check, through the surrender of shares of Common Stock or, in the case of options, by means of a broker-assisted sale and remittance procedure.

Under the 2003 Plan, the Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish separate programs for the grant of particular forms of awards to one or more classes of participants.

Termination of Service

A participant in the 2003 Plan whose service with the Company terminates may exercise an award only to the extent and only within the time period provided in the award agreement. Any award designated as an incentive stock option not exercised within the time permitted by Section 422 of the Code following the participant’s termination of employment will be treated as a nonqualified stock option.

Transferability of Awards

Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant. Other awards may be transferred only by will or by the laws of descent and distribution, or by gift or domestic relations order to the participant’s immediate family in a manner determined by the Administrator. The 2003 Plan permits the designation of beneficiaries by holders of awards.

Change in Capitalization

Subject to any required action by the Stockholders of the Company, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been authorized for issuance under the 2003 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to awards to any participant in a fiscal year, and the like, will be proportionally adjusted in the event of (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock, or (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. In addition, the Administrator is authorized to provide for such adjustments in connection with any other transaction with respect to Common Stock, including a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction.

Corporate Transaction

Outstanding awards will terminate upon the consummation of a corporate transaction (as described below) except to the extent that they are continued by the Company or assumed by the successor entity or its parent. Except as otherwise provided by the award agreement, the vesting of an outstanding award will be accelerated in full if it is not continued by the Company or assumed or replaced by the successor entity or its parent in connection with a corporate transaction. The 2003 Plan provides that a corporate transaction includes (i) the sale of all or substantially all of the Company’s assets, (ii) the complete dissolution or liquidation of the Company, (iii) a merger or consolidation in which the Company is not the surviving entity, (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 40% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, or (v) the acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

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Amendment, Suspension or Termination of the 2003 Plan

The Board of Directors may at any time amend, suspend or terminate the 2003 Plan. The 2003 Plan will terminate automatically ten years after the date of its initial approval by the Company’s Stockholders. To the extent necessary to comply with applicable law, the Company will obtain Stockholder approval of any amendment to the 2003 Plan. The Board of Directors may unilaterally amend the 2003 Plan or any award agreement, retroactively or otherwise, in order to conform the 2003 Plan or award agreement to any present or future law, regulation or rule applicable to the 2003 Plan, including Section 409A of the Code. Section 409A establishes certain requirements applicable to nonqualified deferred compensation and imposes tax penalties on such deferred compensation that does not satisfy these requirements. Certain awards granted under the 2003 Plan may be deemed to constitute deferred compensation and will be required to comply with the requirements of Section 409A.

Certain U.S. Federal Income Tax Consequences

The following summary of the United States federal income tax consequences in connection with awards granted under the 2003 Plan is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Nonqualified Stock Options

The grant of a nonqualified stock option under the 2003 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income tax at the rate applicable to ordinary compensation income on the excess of the fair market value on the date of exercise of the shares acquired over the exercise price paid. If the participant is an employee, this income will be subject to withholding of federal income and employment taxes. The Company generally will be entitled to an income tax deduction in the amount of the income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code. Any gain or loss realized by the participant upon a subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares are held for more than one year following exercise of the option. The Company does not receive a tax deduction for any such gain.

Incentive Stock Options

The grant of an incentive stock option under the 2003 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no taxable income for regular tax purposes upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted or within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price paid. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price paid, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price paid. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the shares were held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code.

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In general, the difference between the exercise price paid and the fair market value of the shares on the date when an incentive stock option is exercised is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Stock Appreciation Rights

A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the award’s base price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code. Any gain or loss on participant’s subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year following exercise of the stock appreciation right. The Company does not receive a tax deduction for any such gain.

Restricted Stock

A participant who acquires shares under a restricted stock award will generally recognize ordinary income on the difference between the amount paid for the shares, if anything, and their fair market value on the date that the restrictions lapse. If the participant is an employee, this income will be subject to withholding of federal income and employment taxes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code. Any gain or loss on the recipient’s subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock awards may make an election under Section 83(b) of the Code to recognize as ordinary income in the year that such shares are granted an the amount equal to the excess of the fair market value on the date of their issuance over the price paid for such shares, if any. If this election is made, the participant will recognize no additional compensation income when the restrictions on the shares lapse. Any gain or loss on the subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year since they were acquired by the participant. An election under Section 83(b) must be made, if at all, within thirty days following the date on which the shares of restricted stock were issued to the participant.

RSUs, Performance Shares and Performance Units

A participant generally will recognize no income upon the receipt of a RSU, performance share or performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of federal income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of unrestricted shares on the date they were issued, will be taxed as a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year since they were acquired by the participant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code.

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Dividends and Dividend Equivalents

Because RSUs and performance unit awards are not actual, issued shares of our Common Stock, recipients do not have the rights of a Stockholder, but these awards may call for the payment of dividend equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested shares subject to such awards. If the participant is an employee, such income is subject to withholding of federal income and employment taxes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, except to the extent such deduction is limited by applicable provisions of the Code. Notwithstanding the above, no dividends or dividend equivalents have been paid to recipients of unvested performance stock-based awards.

New 2003 Plan Benefits

Please see the “Grants of Plan-Based Awards Table” for details on the awards made under the 2003 Plan to our named executive officers during 2010.

Because it is within the Compensation Committee’s discretion to determine which directors, employees and consultants receive awards under the 2003 Plan, and the types and amounts of those awards, it is not possible at present to specify the persons to whom awards will be granted in the future or the amounts and types of individual grants. However, it is anticipated that, among others, all of our current executive officers, including our named executive officers, will receive stock options and/or RSUs under the 2003 Plan.

Required Vote

Approval of this proposal requires a number of votes “For” the proposal that represents a majority of the shares present or represented by proxy and entitled to vote on this proposal at the annual meeting of Stockholders. Abstentions will be counted towards the tabulation of votes cast on matters presented to the Stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE

AMENDMENT OF THE 2003 EQUITY INCENTIVE PLAN.

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PROPOSAL 3

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2011, and the Board has directed that the selection of the independent auditors be submitted for ratification by the Stockholders at the Annual Meeting.

Although the Company is not required to seek Stockholder approval of its selection of the independent auditors, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for Stockholder rejection and will reconsider its selection of the independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its Stockholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended June 30, 2010 and June 30, 2009, respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP and during those periods.

	Fiscal 2010	Fiscal 2009
Audit Fees (1)	$4,328,812	$4,956,959
Audit-Related Fees (2)	900,960	166,249
Tax Fees (3)	191,659	337,388
All Other Fees (4)	30,715	165,467

Total	$5,452,146	$5,626,063

(1)	Audit Fees related to professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.
(2)	Audit-Related Fees include professional services related to the audit of the Company’s financial statements and consultation on accounting standards or corporate transactions.
(3)	Tax Fees for fiscal 2010 include $37,962 for professional services rendered in connection with tax compliance and preparation relating to the Company’s expatriate program, tax audits and international tax compliance; and $153,697 for tax consulting, tax audits and planning services.
(4)	All Other Fees in fiscal 2010 are related to certain subscriptions for services, risk assessment of implementation of IT programs, and other consulting services.

For fiscal year 2010, the Audit Committee considered whether audit-related services and services other than audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and concluded that the independence of PricewaterhouseCoopers LLP was maintained.

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Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT

AUDITORS FOR THE YEAR ENDING JUNE 30, 2011.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 15, 2010, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock including Exchangeable Shares, (ii) each director and nominee, (iii) the executive officers, and (iv) all current directors and executive officers as a group.

As of August 15, 2010, 221,836,568 shares of the Company’s Common Stock were outstanding, including 4,323,523 Exchangeable Shares. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

	Number of Shares Beneficially Owned
Name	Number	Percentage
5% or more Stockholders (1)
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	28,134,762	12.8%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355-2331	12,046,100	5.4%
Directors and Executive Officers
Kevin Kennedy (2)	897,101	*
Thomas Waechter (3)	120,000	*
Richard E. Belluzzo (4)	21,958	*
Harold L. Covert (5)	20,242	*
Bruce D. Day (6)	28,130	*
Penny Herscher (7)	18,038
Masood Jabbar (8)	18,980	*
Martin A. Kaplan (9)	64,583	*
Richard T. Liebhaber (10)	25,982	*
Casimir S. Skrzypczak (11)	26,888	*
Roy Bie (12)	233,299	*
Matthew K. Fawcett (13)	80,930	*
David Holly (14)	75,875	*
Alan Lowe (15)	122,943	*
David Vellequette (16)	429,593	*
All directors and executive officers as a group (15 persons) (17)	2,184,542	*

*	Less than 1%.
(1)	Based on information set forth in various Schedule 13 filings with the SEC current as of June 30, 2010 and the Company’s outstanding common stock data contained in its 2010 Annual Report on Form 10-K.
(2)	Includes 632,875 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010.
(3)	Includes 120,000 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010.

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(4)	Includes 9,875 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010.
(5)	Includes 8,250 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010.
(6)	Includes (i) 9,000 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010 and (ii) 1,525 shares held by Willowhill Limited issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.
(7)	Includes 6,000 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010.
(8)	Includes 7,500 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010.
(9)	Includes 48,125 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010.
(10)	Includes (i) 16,607 shares held by Liebhaber & Associates, Inc., of which Mr. Liebhaber is President and Director, and (ii) 9,375 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010.
(11)	Includes 9,750 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010.
(12)	Includes 194,807 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010.
(13)	Includes 80,930 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010.
(14)	Includes 75,875 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010.
(15)	Includes 114,607 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010.
(16)	Includes 277,315 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010.
(17)	Includes (i) 1,604,284 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2010, (ii) 1,525 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd., and (iii) indirect holdings attributable to executive officers in the amount of 18,132 shares.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

We believe that the quality, experience, skills, engagement and dedication of our executive officers are critical factors affecting the Company’s performance and our ability to drive long-term growth of Stockholder value. These factors guide our primary executive compensation philosophy: that total compensation should be established at a competitive level to attract, motivate and retain the superior executive talent necessary to achieve our business objectives. Our compensation philosophy recognizes that retention of superior executive talent is enabled through reinforcement of a strong pay for performance compensation system which provides the opportunity to earn above average compensation in return for achieving business and financial success, and the sustained delivery of the results, leadership and innovation necessary to drive long-term growth of Stockholder value. Additionally, our compensation philosophy continues to evolve to align compensation with our diversified technology structure. We recognize that we compete for superior executive talent in a highly competitive market not only within our industry, but also with companies outside our immediate product and geographic markets and thus should consider role-specific factors when determining executive compensation. Finally, we anticipate that as macroeconomic conditions improve competition for executive talent will increase.

In support of this compensation philosophy, the Compensation Committee of the Board (the “Committee”) utilizes three primary compensation elements, each aligned with specific goals: (a) base salary, to attract and retain highly qualified executive talent; (b) the opportunity to earn semi-annual and other cash incentive bonuses to incentivize and reward delivery of financial and business results that enable sustained profitability and revenue growth within each operating segment and at a corporate level; and (c) equity grants, including time-based restricted stock units (“RSUs”), time-based stock options, performance-based RSUs and performance-based stock options with stock price appreciation vesting requirements intended to align our executives’ interests with those of our Stockholders by providing opportunities to derive compensation through equity ownership and appreciation in the fair market value of our stock. Each of these compensation elements are discussed in detail below.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) during the fiscal year 2010, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers” (or “NEOs”).

Determining Executive Compensation

It is the Committee’s intent that base salary, target cash bonus levels and target long-term incentive award values for the Company’s NEOs generally are to be established at or near the 60th percentile for cash components and 60th-75th percentile for equity incentive compensation, relative to a peer group utilized for benchmarking purposes (as discussed below). The Committee believes that these percentile levels and targets are necessary and appropriate to achieve the Committee’s primary executive compensation goals discussed above in the highly competitive market for quality executive talent and during the Company’s current phase in its evolution and business cycles. However, the Committee views these targets as a continuum, and recognizes that NEOs may be compensated below, at or above these targets depending upon relevant Company business objectives. The Committee therefore has the discretion to adjust the above targets for the components of compensation in order to achieve the overall target at or near the 60th percentile for total direct compensation relative to the peer group discussed below.

To assist the Committee in its review of executive compensation, the Company’s Human Resources Department and the Committee’s primary external compensation consultant, Compensia, Inc., provide compensation data compiled both from executive compensation surveys (including proprietary surveys

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conducted by Radford Surveys + Consulting, Inc., and Compensia, Inc.), and annual reports and proxy statements from companies that the Committee selects as a “peer group” of technology companies for executive compensation analysis purposes. The peer group utilized for this benchmarking purpose is determined based upon geographic location, annual revenue and other financial performance metrics including revenue growth, earnings, market capitalization, operating income, headcount, position within relevant business cycles, and the Company’s competition in recruiting executive talent. The Committee’s policy is to select peer group members that have one or more attributes significantly similar to JDSU, including markets, manufacturing profile, level of integration and enterprises with global operations. The peer group is reviewed annually by the Committee and may be amended from time to time based on the criteria stated above. The current list of peer group companies (the “Peer List”) is as follows:

Sandisk Corporation, Beckman Coulter, Inc., Network Appliance Inc., Juniper Networks, Inc., Tellabs, Inc., KLA-Tencor Corporation, Palm, Inc., PerkinElmer, Inc. , XO Holdings, Inc., Teradyne, Inc., AVX Corporation, ADC Telecommunications, Inc., Bio-Rad Laboratories, Inc., Quantum Corporation, Brocade Communications Systems, Inc., Coherent Communications Systems Corp, Ciena Corporation, ARRIS Group, Inc., Hughes Communications, Inc., Black Box Corporation and Finisar Corporation

To enable alignment of compensation decisions with actual individual performance the CEO periodically apprises the Committee of his personal assessment of each executive officer’s performance. In assessing each executive officer, the CEO reviews and documents each executive officer’s performance during the relevant year or portion thereof, including accomplishments, areas of strength, areas for development and long-term potential. The CEO bases this evaluation on his own knowledge of each executive officer’s performance, actual results achieved and feedback provided by others. In addition, the independent members of the Committee have periodic formal and informal interactions with each NEO multiple times during the year including discussions relative to the functions and/or business units for which such NEO is responsible. Prior to any Committee decision on compensation for NEOs, the CEO, working with the Senior Vice President of Human Resources, the Compensation and Benefits group within the Human Resources Department and Compensia, reviews the compensation data obtained as described in the preceding paragraph and budgetary data obtained from the Company’s Finance Department, and provides a recommendation to the Committee for each NEO’s compensation, except for himself. The Committee ultimately is responsible for the final determination of all compensation for NEOs other than the CEO.

The CEO’s annual performance is reviewed by the Committee and the independent members of the full Board using performance criteria developed by the Committee and approved by the full Board’s independent directors. The CEO’s performance criteria established for fiscal year 2010 and methodology used for their determination are discussed below. In assessing CEO performance, the Committee and independent members of the Board review Company business, operational and financial performance and other factors that may be included in the CEO performance criteria described above and feedback that may be obtained from the CEO’s direct reports and other employees. Additionally, the CEO performs a self-assessment which he provides to the Chairpersons of the Committee and the Board, respectively. The Committee recommends all elements of compensation for the CEO to the independent directors of the Board, including salary and incentive-based and equity-based compensation, for the Board’s review, consideration and approval.

NEOs are not present for, nor do they participate in, Committee or Board discussions or approvals regarding their own compensation.

Elements of Executive Compensation

The fundamental policy of the Committee is to provide NEOs with competitive compensation opportunities based upon the overall financial performance of the Company and the Company’s individual operating segments, their specific current and anticipated future contributions to the financial success of the Company and their personal performance relative to associated business performance objectives. It is the Committee’s objective to

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have a significant portion of each NEO’s compensation contingent upon the Company’s performance, and as applicable, individual operating segment performance, as well as upon his or her own individual contributions to the achievement of business objectives. The compensation package for NEOs is, and in fiscal year 2010 was, comprised of three elements: (i) base salary, which is designed primarily to be competitive with salary levels in the industry as well as reflect individual performance through merit increases; (ii) the opportunity to earn periodic variable cash bonuses tied to the Company’s and each operating segment’s achievement of financial and business performance results; and (iii) long-term equity-based incentive awards which provide executive compensation opportunities in return for performance intended to increase long-term Stockholder value and enable the Company to attract and retain superior executive talent. As an executive officer’s level of responsibility increases, a greater proportion of such executive’s total target compensation is comprised of cash incentive bonuses and equity compensation vehicles in order to align total target compensation with the actual achievement of Company and operating segment business and financial performance objectives.

The factors which the Committee considered in establishing the individual components of each NEO’s compensation package for fiscal year 2010 are summarized below. The Committee may in its discretion apply different factors, particularly different measures of financial and business performance, in setting future NEO compensation.

Base Salary. The Company provides NEOs and other executives with a fixed base salary set at a level to allow the Company to attract, motivate and retain qualified executives. The base salary for each NEO is determined on the basis of the following factors: scope of responsibilities, experience, skill level, personal performance, and salary levels in effect for comparable positions within and outside the industry against which the Company competes for executive talent. The Committee also compares the compensation of NEOs with the compensation of other executive officers and Company employees for internal pay equity purposes. The weight given to each of these factors differs from individual to individual as the Committee deems appropriate and necessary to support the Company’s business objectives. The Committee targets setting each NEO’s base salary at or near the 60th percentile when compared to similarly situated senior executives at peer group companies utilizing the Company’s Peer List, as described above, which such targeted levels may be reached over time depending upon the various factors described above and the performance of the individual NEO. Salary levels generally are considered annually as part of the Company’s performance review process as well as upon a promotion or other change of position or level of responsibility. Merit based increases to salaries of the Company’s NEOs other than the CEO are recommended by the CEO to the Committee, and all increases are based on the Committee’s (and in the case of the CEO, the independent directors of the full Board) review and assessment of the individual’s performance, skill set and competitive market factors.

The Committee reviewed all NEO base salaries shortly before the commencement of fiscal year 2010 and determined that, in light of prevailing macro-economic conditions, none of the Company’s NEOs should receive an increase in base salary during fiscal year 2010. In conducting its review of base salaries, the Committee determined that each of Mr. Waechter’s base salary of $700,000, Mr. Vellequette’s base salary of $405,000, and Mr. Bie’s base salary of $310,000 was consistent with the compensation philosophy discussed above and was less than the Committee’s 60th percentile target for NEO base salaries. Mr. Lowe’s base salary of $425,000 was determined to be above the Committee’s target of 60th percentile within the Company’s Peer Group, but the Committee believes Mr. Lowe’s higher base salary is warranted due to his prior experience and continued contributions given the aggressive business objectives set by the Company for the Commercial and Consumer Optics Products segment (“CCOP”), including significant restructuring activities such as the outsourcing of key manufacturing operations, product line rationalization, and the need to significantly reduce operational cost structure. During fiscal year 2010 the Committee noted that, under Mr. Lowe’s leadership, CCOP significantly improved its operating performance, generating $33.4 million in operating income in fiscal year 2010, a $42 million year over year increase from the next operating loss of $8.6 million in 2009 fiscal year. In May 2010 Mr. Fawcett’s base salary was further reviewed and determined to be significantly less than the Committee’s 60th percentile target for NEO base salaries and thus Mr. Fawcett received a pay increase from a base salary of

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$305,000 per year to $335,000. The Committee determined that Mr. Fawcett’s new base salary was consistent with the compensation philosophy discussed above but even as adjusted remained less than the Committee’s 60th percentile target.

Cash Incentive Compensation. The Company utilizes a single cash incentive program for the significant majority of its employees globally, including all NEOs, known as the Variable Pay Plan (“VPP”). Under the VPP, semi-annual incentive bonuses, designed to reward short-term performance and achievement of designated results, may be earned by each participating employee. The Committee believes that having NEOs participate in the same incentive program as all other eligible employees promotes a common sense of purpose, alignment, and fairness while reducing the complexity of the Company’s compensation programs. The goals used to determine whether payments will be made are determined in a manner designed to align executives’, other employees and Stockholders’ interests by making such payments under the VPP contingent on business performance objectives consistent with growing profitability and sustainable, long-term appreciation in Stockholder value.

Each participant in the VPP is assigned a target bonus of a percentage of his or her base salary, based upon the individual’s grade level within the Company’s standard leveling structure for all Company employees. For fiscal year 2010 the assigned target bonuses for each of the Company’s NEOs were: 100% for Mr. Waechter, 75% for each of Mr. Vellequette and Mr. Lowe, and 50% for Mr. Bie and Mr. Fawcett. The actual bonus payments earned by each employee annually under the VPP may be either less or greater than these target bonus percentages depending on whether and the extent to which the objectives of the Company operating segment to which they are assigned, and Company performance goals (as discussed below) are achieved in the fiscal year, and may range from 0% to 125% of each employee’s assigned target bonus. Additionally, the actual bonus earned by all employees within any individual operating segment participating in the VPP may be adjusted lower or higher by a factor of 15% based upon the discretion of the CEO to adjust payments to under and over-performing segments, although any adjustment that would affect the CEO must be approved by the independent members of the Board. Mr. Waechter did not exercise this ability to recommend discretionary adjustments to bonuses earned by any operating segment in fiscal year 2010. Actual bonuses earned by our NEOs in fiscal year 2010 are indicated in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Actual payments under the VPP are subject to two factors, specifically achievement of each of (a) a threshold level of company and operating segment financial performance (known as “Funding”), and (b) operating income targets, as follows:

Funding: In order to align the VPP with the Company’s portfolio structure, in fiscal year 2010 Funding of the VPP was determined based upon the Company as a whole, with respect to central function (“Corporate”) employees, and individual operating segment, with respect to employees assigned to a specific segment, satisfying the following minimum funding objectives: (a) for Corporate employees, the achievement of 85% of the Company’s Annual Operating Plan (“AOP”) net controllable operating expense target for the first fiscal half year, and achievement of 85% of the December, 2009 forecasted net controllable operating expense target for the second fiscal half year, and (b) for segment employees, achievement of a minimum of 85% of the AOP Contribution Margin target for the first half of the fiscal year, and 85% of the December 2009 forecasted Contribution Margin target for the second half of the fiscal year, for each respective segment. In each case these Funding objectives were intended to be, and were, higher than the corresponding actual results achieved in the previous fiscal year in order to align VPP bonus payments with the Company’s objective of continuously driving operating performance improvements and cash generation and were intended to be reasonably achievable. For

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fiscal year 2010, Mr. Waechter, Mr. Vellequette and Mr. Fawcett were treated as Corporate employees, Mr. Lowe as an employee of CCOP, and Mr. Bie as an employee of the Advanced Optical Technologies segment (“AOT”).4

Operating Income: Subject to achieving the minimum Funding thresholds, actual payments under the VPP in fiscal year 2010 were determined based upon full Company non-GAAP operating income as a percentage of revenue. In general, achievement of the Company AOP operating income target was intended to result in NEOs earning incentive compensation payments below the target percentages listed above. Accordingly, in order for NEOs to receive their full target bonuses for the full fiscal year, and subject to the application of CEO’s and independent members of the Board’s discretion as discussed above, the Company must exceed the AOP full year operating income objective. The Committee anticipated that achieving fiscal year 2010 AOP operating income objective would result in bonus payments of approximately 50% of target bonuses, which was determined to be considerably less than the percentage of target bonus payments for annual operating plan achievement at most companies within the Peer List.

[4]	The methods for determination of the VPP Funding threshold and the operating income scale used to determine actual payments are recommended by management and reviewed and approved by the Committee (and the independent members of the Board relative to the CEO’s participation in the VPP) prior to the start of the fiscal year. The AOP and December 2009 forecasts, including the contribution margin and operating expense targets utilized for purposes of determining Funding under the VPP, reflect the actual financial and business performance objectives, projections and estimates approved by the Board upon the start of each half of the fiscal year and used by management and the Board for purposes of annual financial and business planning and analysis. As such, the AOP reflects the Company’s confidential and commercially sensitive analysis, expectations and objectives for its financial, operating and overall business performance, taking into consideration then current forecasted economic conditions, the outlook for the industry and the Company’s businesses, technology and new product development, and strategic objectives intended to drive growth in long-term Stockholder value, among other factors. Due to the confidential and commercially sensitive nature of these analyses, expectations and objectives and elements of the corresponding VPP Funding objectives thresholds (as described above), their specific disclosure would result in competitive harm to the Company. It is for this reason that some elements of the Company’s specific financial performance objectives and estimates used for purposes of determination of VPP Funding, while frequently referenced in this document, are not disclosed. The use of financial metrics and defined operating objectives for the establishment of the Company’s incentive bonus (and for equity compensation as discussed below) performance criteria is intended to set challenging goals and is designed to ensure that all participants, including our NEOs, are focused on operating the Company in a disciplined manner in accordance with the Committee’s and Board’s compensation objectives discussed above.

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In order to determine actual payments under the VPP in fiscal year 2010 for any given level of operating income, the Company utilized an approximately linear scale of full Company operating income, measured on a quarterly basis, where the operating income level shown on the horizontal axis would yield the corresponding percentage of each individual’s TIO on the vertical axis (as illustrated in the below graph). Participation also was separated into two tiers throughout the Company based upon employee grade level. Employees at the director level and above, representing the approximately 200 most senior managers in the Company, received VPP compensation at a reduced rate relative to achievement of operating income objectives than was required for VPP compensation received by those employees below the director level for all operating income levels below 10% of revenue. The fiscal year 2010 scale is as follows:

The Operating Income percentage utilized for purposes of the VPP was adjusted by the Compensation Committee to exclude one-time integration related expenses resulting from the acquisition of the Network Solutions Division of Agilent, in each case only in the fiscal half year in which the respective transaction closed. The Compensation Committee believed the exclusion of these one-time expenses was consistent with ensuring that payments under the VPP reward results and actions, such as strategic transactions, which are aligned with the long-term interests of the Company and Stockholders, even if such actions could have a transitory and limited impact on operating income and corresponding VPP payments.

The actual semi-annual VPP payment to each participant thus was calculated based upon the following formula (assuming Funding and excluding CEO and Board discretion):

Quarterly Base Pay Earnings (for the employee) x TIO % x Achievement % (based upon Company operating income)

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Actual achievement for the Company for each fiscal quarter 2010, for segments applicable to the Company’s NEOs only, was as follows:

	H1 FY10 VPP Achievement		H2 FY10 VPP Achievement
	Q1’10	Q2’10	Q3’10	Q4’10
Participating Segments	None	All	Corporate, AOT, CCOP	Corporate, AOT, CCOP
Senior Manager & below	0%	74%	47%	102.5%
Director & above	0%	59%	22%	102.5%

In addition to annual incentive bonus payments, executive officers are eligible for individual recognition bonuses at the discretion of the Committee or, in the case of the CEO, the independent members of the Board, for exceptional achievement that exceeds the performance metrics set for that executive through the VPP or any other incentive bonus program. None of the Company’s NEOs earned an individual recognition bonus in fiscal year 2010.

Long-Term Incentive Compensation. Long-term incentives are provided through RSUs and stock option grants. The Committee believes that stock-based compensation aligns the interests of employees with long-term Stockholder value creation, providing each NEO with an incentive to manage the Company from the perspective of an owner driving long-term Stockholder value. The Committee also believes stock-based compensation provides the Company with an important long-term retention tool in a highly competitive market for executive talent. The Committee sets equity grant levels to executive officers based on a variety of factors, including the individual performance of the executive officer, an assessment of the value of the individual’s current and anticipated future services to the Company, relative business criticality of the position held, the awards given to other executives, and the desire to keep the Company’s overall compensation competitive. The number of shares of Common Stock subject to each grant is set at a level intended to create a meaningful opportunity for stock ownership and resulting compensation opportunity based on the executive officer’s current position with the Company, the average size and potential returns of comparable awards made to executive officers in similar positions within the industry, the executive officer’s potential for increased responsibility and promotion over the grant term, and the executive officer’s personal performance in recent periods. The Committee also takes into account the value of vested and unvested equity incentives held by the executive officer in order to maintain an appropriate level of equity incentives for that executive officer. Additionally, the Committee generally grants equity awards to executive officers upon commencement of their employment with the Company or their promotion, with the level of award based on factors similar to those considered in connection with awards to existing executive officers. Finally, the Committee considers the number of shares of Common Stock which would be subject to proposed equity incentive awards to individual NEOs for consistency with the Committee’s objective to limit actual net dilution attributable to equity awards to all Company employees to at or below a long-term average of 3% per annum.

RSUs and stock options are granted with vesting requirements related to (a) the passage of time, to encourage continued service and retention, or (b) the satisfaction of performance or financial goals or other conditions that are aligned with the Company’s business and financial objectives and designed to support growth in long-term Stockholder value. In all cases, vesting of RSUs and stock options is contingent upon the executive officer’s continued service with the Company. All stock options are granted at a fixed price per share equal to or greater than the market price on the grant date and have a term not to exceed eight years. Performance-based stock options include vesting criteria providing that each such option will vest in three equal installments on the latter to occur of (i) the first, second and third anniversaries of the grant date and (ii) the appreciation of the price of the Company’s common stock such that it will have traded at a minimum of a 25% premium to the exercise price of these options for at least 30 consecutive trading days (“Performance Options”). All stock options issued by the Company will provide the maximum return to the executive officer only if the officer remains employed by the Company for the full vesting period, and then only if the market price of the underlying shares of Common Stock appreciate over the option term.

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In order to ensure equity compensation awards are aligned with the Committee’s commitment to pay-for-performance, it is the Committee’s practice that:

•	at least 50% of all such equity awards to the Company’s NEOs are performance-based and are earned or otherwise vest based on the achievement of reasonable performance targets; and

•	performance criteria applicable to such performance-based equity awards and the difficulty of achievement of such criteria are disclosed in the proxy statement for each applicable fiscal year.

All equity compensation awards issued to the Company’s NEOs in fiscal year 2010 complied with this practice.

All of the Company’s NEOs were awarded RSUs and stock options in August 2009 as an element of the Company’s fiscal year 2010 equity award and review process. Management recommended and the Committee determined target award levels for each grade level of senior management consistent with the 60th-75th percentile level of the Peer List based upon grant value as a percentage of market capitalization. Actual recommended awards for each of the Company’s NEOs were then adjusted based upon an analysis of each NEO’s positioning relative to the Committee’s 60th percentile for total direct compensation, individual performance and position assessments as discussed above. Consistent with the Company’s commitment discussed above to ensure that at least 50% of equity awards to NEOs are performance-based, each NEO was then awarded 50% of the target award level shares in the form of Performance Options. The remaining 50% of the shares subject to award were then apportioned equally between time-based RSUs and time-based stock options (together the “2010 Time Based Awards”). All of the 2010 Time Based Awards were subject to the Company’s standard time-based vesting schedules discussed above. Actual awards to NEOs are shown in the Grants of Plan-Based Awards Table.

The Committee determined that all of the Company’s NEOs were at or below the 60th percentile for total direct compensation when all components of compensation were considered together except for Mr. Bie. The total direct compensation for Mr. Bie was targeted at the 70th percentile due to the Committee’s determination that his total direct compensation in fiscal year 2009 was below the desired target relative to the Peer List. Additionally, the Committee determined that all actual annual equity awards to NEOs in fiscal year 2010 were consistent with the 60th-75th percentile level discussed in the preceding paragraph.

In connection with Mr. Lowe’s promotion in October 2008, the Company committed to awarding up to 269,607 RSUs which will be granted subject to the achievement of specific performance criteria determined by the CEO and the Committee (the “Lowe Performance RSUs”). The relative value of Mr. Lowe’s equity award associated with his promotion was determined by the Committee at the time of the promotion to be consistent with the Committee’s compensation philosophy discussed above. Additionally, in approving the award the Committee considered the fact that Mr. Lowe would not be eligible to participate in the Company’s fiscal year 2009 focal equity incentive program.5 In general, the performance targets assigned to the Lowe Performance RSUs are as follows:

•	70% of the Lowe Performance RSUs have performance targets tied to specific product line margin improvements and manufacturing outsourcing objectives; and

•	30% of the Lowe Performance RSUs have performance targets tied to step level improvements in CCOP’s contribution margin.

[5]	The specific performance criteria applicable to the Lowe Performance RSUs were approved by the Committee in November 2008 and, like elements of the objectives discussed above with respect to the VPP, reflect the Company’s confidential and commercially sensitive financial and business planning and performance objectives, projections and estimates, the specific disclosure of which would result in competitive harm to the Company.

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Pursuant to the vesting terms of the Lowe Performance RSUs, upon achievement of the specific performance targets, the corresponding portion of the RSUs will vest 50% upon Committee determination of the achievement of such performance target, and the remaining 50% shall vest on the first anniversary of such determination. However, no portion of the Lowe Performance RSUs could vest prior to May 15, 2009, and any portion of the Lowe Performance RSUs for which the applicable performance targets have not been met by the end of the third quarter of the Company’s fiscal year 2011 shall be cancelled. The Committee approved the above performance criteria in order to incentivize specific operational actions which the Board and Committee believe will accelerate the Company’s objectives of sustained profitability and cash generation through margin improvements and reduction in fixed manufacturing expenses. In each case the performance targets were intended by the Committee to be challenging yet reasonably achievable.

In September and November 2009 the Committee determined that Mr. Lowe had achieved the performance targets tied to 30% and 20% of the Lowe Performance RSUs, respectively, and accordingly those portions of the RSUs became subject to actual award and vesting on the schedule described in the preceding paragraph.

These awards to Mr. Lowe related to his 2008 promotion were considered by the Committee in determining equity awards for Mr. Lowe in August 2009 granted as an element of the Company’s fiscal year 2010 equity award process.

Other Compensation Programs and Policies. In addition to the components of compensation that the Company currently pays to its NEOs, below are two additional potential elements of compensation available to NEOs:

Deferred Compensation Plan. The Company maintains a deferred compensation plan, pursuant to which certain members of management (including executive officers) may elect to defer a portion of his or her annual compensation. The participants’ funds are invested among various funds designated by the plan administrator and which are identical to those available in the Company’s 401(k) Retirement Plan, and may not be invested in the Company’s Common Stock or other Company securities. Upon the death or retirement of a participant, the funds attributable to the participant (including any earnings on contributions) are distributed to the participant or the participant’s beneficiary in a lump sum or in annual installments over a period not to exceed fifteen years. During fiscal year 2010, none of the Company’s NEOs participated in the deferred compensation plan.

Perquisites and Other Personal Benefits. We strongly believe that it is critical that the Company maintains an egalitarian culture in our facilities and operations, and that our executive officers are not entitled to operate under different standards than other employees. The Company’s healthcare, insurance, and other welfare and employee benefit programs are the same for all eligible employees, including executive officers. The Company shares the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company does not have programs for providing personal benefit perquisites to NEOs, such as defraying the cost of financial or legal advice, personal entertainment, recreational club memberships or family travel, nor does it provide its officers with reserved parking spaces or separate dining or other facilities or services. The Company has no outstanding loans of any kind to any of its executive officers, and it expects its officers to be role models under its Code of Business Conduct, which applies equally to all employees.

Compensation Recovery Policy

The Committee adopted the “JDSU Compensation Clawback Policy” (the “Policy”) in February 2010. The Policy applies to cash incentive payments and equity compensation awards provided to Section 16 officers and directors under any applicable JDSU incentive plan. In the event of fraud or intentional misconduct of Section 16 officers or directors, the Committee may seek:

(a)	repayment of any cash incentive payment,

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(b)	cancellation of unvested or unexercised equity incentive awards, and

(c)	repayment of any compensation earned on previously exercised equity incentive awards,

where such payments, equity incentive awards and/or compensation earned on previously exercised equity incentive awards was predicated on results that were augmented by such fraud or intentional misconduct (“Excess Compensation”), whether or not such activity resulted in a financial restatement. The Committee will have sole discretion under the Policy, consistent with any applicable statutory requirements, to seek reimbursement of Excess Compensation.

Further, following a restatement of the Company’s financial statements, the Company will recover any compensation received by the Chief Executive Officer and Chief Financial Officer that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002.

For purposes of the Policy, Excess Compensation will be measured as the positive difference, if any, between the compensation earned by an Executive Officer and the compensation that would have been earned by the Executive Officer had the fraud or misconduct not occurred.

Executive Stock Ownership Policy

The Committee recommended and the full Board approved formal stock ownership requirements for non-employee directors and executive officers of the Company in fiscal year 2005 and amended this policy in August 2010. Under the policy in effect during fiscal year 2010, each non-employee director of the Company was required to have a minimum equity interest in the Company’s stock at least equal to that non-employee director’s annual cash retainer by the later to occur of the fifth anniversary of his or her first election the Board or June 30, 2010. Likewise, each executive officer of the Company was required to have a minimum equity interest in the Company’s stock at least equal to that executive officer’s annual base salary by the later to occur of the fifth anniversary of his or her commencement of employment with the Company or June 30, 2010. The shares that count towards this Company policy include stock owned outright, unvested and vested restricted stock and RSUs, and any stock options exercisable with 60 days of the valuation date. The equity incentive awards granted in fiscal year 2010 to each of the current named executive officers are listed in the Outstanding Equity At Fiscal Year End Table. Each of the non-employee directors and executive officers of the Company were in compliance with this policy during fiscal year 2010.

Under the policy as amended in August 2010, the minimum equity interest requirement applicable to non-executive directors was increased to at least three times the then current annual cash retainer, to be achieved by the latter of the fifth anniversary of first election to the Board or June 30, 2012. Similarly, under the amended policy the CEO should have a minimum equity interest in the Company’s stock at least three times the CEO’s then current annual base salary by the later to occur of the fifth anniversary of his or her commencement of employment with the Company or June 30, 2012. The minimum requirement applicable to all other executive officers was not modified.

Equity Grant Practices

All stock option awards made to our NEOs, as well as all other Company employees, have an exercise price equal to the fair market value of our common stock on the date of grant (though as noted above the Performance Options only vest upon significant stock price appreciation over the exercise price). Fair market value is defined under our equity compensation plans as the closing market price of a share of our common stock on NASDAQ on the date of grant. The Committee generally makes grants to our NEOs and other senior management on a once-a-fiscal year basis, but the Committee retains the discretion to make additional awards to NEOs at other times in connection with the initial hiring of a new officer, for retention purposes, or otherwise. All new hire equity incentive awards for all employees, including officers, are granted on the 15th day of the month immediately following the first day of employment of such new employee.

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The Company does not have any program, plan or practice to time equity compensation grants to its executives in coordination with the release of material nonpublic information. The Company has not timed, nor does it plan to time, the release of material nonpublic information for the purpose of affecting the value of executive compensation, nor are equity compensation grants timed with regard to current share price or factors which may affect future share price.

Tax Considerations

The Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent practicable while maintaining a competitive, performance-based compensation program. Based on the amount of deductions the Company can take each year, the actual impact of the loss of deduction for compensation paid to any NEO over the $1 million limitation is extremely small and has a de minimus impact on the Company’s overall tax position. For the foregoing reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation that, consistent with its compensation goals, preserve deductibility.

The Company’s 2003 Equity Incentive Plan (the “2003 Plan”) is structured such that compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 2003 Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. In addition, other stock based awards issued under the 2003 Plan may be exempt from the $1 million limitation if such awards are subject to performance criteria and administered in accordance with Section 162(m) of the Code. The Company has discretion to issue other stock based awards which are intended to be exempt from the $1 million limitation as well as other stock based awards that are not intended to be exempt from the $1 million limitation.

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COMPENSATION COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Casimir S. Skrzypczak, Chair

Richard E. Belluzzo

Penelope A. Herscher

Martin A. Kaplan

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SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation of our chief executive officer, chief financial officer, and the three other most highly-paid executive officers (collectively, the “NEOs”) in fiscal years 2010, 2009 and 2008.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	All Other Compensation ($)(4) (h)	Total ($) (i)
Thomas Waechter	2010	686,539	0	528,300	764,100	331,962	6,762	2,317,662
Chief Executive Officer and President	2009	551,923	0	730,000	1,475,000	0	56,325	2,813,248
	2008	308,077	265,000	3,130,767	0	85,000	3,461	3,792,305
David Vellequette	2010	397,211	0	205,450	297,150	144,048	6,667	1,050,526
Executive Vice President and Chief Financial Officer	2009	397,211	0	124,600	584,850	0	0	1,106,661
	2008	363,461	0	815,584	0	155,250	4,000	1,338,295
Roy Bie	2010	304,039	0	205,450	297,150	73,506	6,421	886,565
Senior Vice President, Advanced Optical Technologies Products	2009	304,039	0	51,424	241,366	0	0	596,829
Matthew Fawcett Senior Vice President, General Counsel and Secretary	2010	301,442	0	161,425	233,475	73,503	6,409	776,255
Alan Lowe	2010	416,827	0	1,189,972	233,475	151,161	6,826	1,998,261
Executive Vice President and President, Communications and Commercial Optical Products	2009	372,596	230,625	1,077,887	0	0	0	1,681,108

(1)	Bonuses paid to the Named Executive Officers include the following:
•	Mr. Waechter received this one-time bonus for fiscal year 2008 as described under the “Cash Incentive Compensation” section of the fiscal year 2008 Compensation Discussion and Analysis.
•	Mr. Lowe received these bonus payments shown in fiscal year 2009 per the terms of his employment agreement.
(2)	Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are set forth under Note 15 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2010 filed with the SEC on August 31, 2010.
(3)	Non-equity incentive plan compensation paid to each Named Executive Officer include the following:
•	All bonuses shown in column (g) for fiscal year 2010 were paid pursuant to the Variable Pay Plan.
•	Mr. Waechter received the bonus shown in column (g) as a new hire bonus in lieu of participating in the Annual Incentive Plan during the first half of fiscal year 2008.
•	Mr. Vellequette received his fiscal year 2008 bonus pursuant to the Annual Incentive Plan.
(4)	All amounts in column (h) represent 401k matching or 401k contributions by the Company other than the following:
•	The Company paid $56,325 in commuting costs and related tax gross-ups for Mr. Waechter during the first half of fiscal year 2009 when he was still the head of the Communications Test & Measurement Group.

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Employment Contracts, Termination of Employment and Change in Control Arrangements

On December 17, 2008, the Company and Mr. Waechter entered into an employment agreement (the “Waechter Agreement”), pursuant to which Mr. Waechter became the Chief Executive Officer and President of the Company, effective January 1, 2009. Mr. Waechter’s base salary under the Waechter Agreement is $700,000. In addition, Mr. Waechter is eligible to earn a cash incentive under the Company’s established incentive plan(s) for senior executives with a target bonus of 100% of his annual base salary, based upon achievement of objectives determined by the Company from time to time, commencing in the second half of the Company’s fiscal year 2009.

Mr. Waechter also received the following equity incentive awards pursuant to the Waechter Agreement, each granted on January 1, 2009:

•

An award of 450,000 Performance Stock Options (the “Performance Options”), which will vest in three equal installments on the latter to occur of (i) the first, second and third anniversaries of the grant date and (ii) the appreciation of the price of the Company’s common stock such that it will have traded at a minimum of a 25% premium to the exercise price of the Performance Options for at least 30 consecutive trading days;

•	An award of 250,000 time-based stock options, which will vest in three equal installments on the first, second and third anniversaries of the grant date (the “Time Based Options”); and

•	An award of 200,000 restricted stock units (“RSUs”), which will vest in three equal installments on the first, second and third anniversaries of the grant date (the “Time Based RSUs”).

For a complete summary of the termination and change of control provisions of the above agreement, please see the section “Potential Payments Made Upon Termination or Change of Control” below. A complete summary of the 2008 Change of Control Benefits Plan that the Company adopted on August 29, 2008, which explains the termination benefits available to the NEOs other than Mr. Waechter, can also be found under that section heading below.

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GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to the Named Executive Officers in fiscal year 2010:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas Waechter	8/15/2009				180,000	180,000	180,000			507,600
	8/15/2009							90,000	(3)	256,500
	8/15/2009							90,000	(4)	528,300
	N/A	70,000	700,000	875,000						N/A
David Vellequette	8/15/2009				70,000	70,000	70,000			197,400
	8/15/2009							35,000	(3)	99,750
	8/15/2009							35,000	(4)	205,450
	N/A	30,375	303,750	379,688						N/A
Roy Bie	8/15/2009				70,000	70,000	70,000			197,400
	8/15/2009							35,000	(3)	99,750
	8/15/2009							35,000	(4)	205,450
	N/A	15,500	155,000	193,750						N/A
Matthew Fawcett	8/15/2009				55,000	55,000	55,000			155,100
	8/15/2009							27,500	(3)	78,375
	8/15/2009							27,500	(4)	161,425
	N/A	16,750	167,500	209,375						N/A
Alan Lowe	8/15/2009				55,000	55,000	55,000			155,100
	8/15/2009							27,500	(3)	78,375
	8/15/2009							27,500	(4)	161,425
	9/15/2009				40,441	40,441	40,441			308,565
	9/15/2009				40,441	40,441	40,441			308,565
	11/15/2009				53,921	53,921	53,921			411,417
	N/A	31,875	318,750	398,438						N/A

(1)	These columns show the potential cash value of the payout for each Named Executive Officer under the Company’s Variable Pay Plan (“VPP”), as described in the Compensation Discussion and Analysis above. The potential payouts are performance-driven and therefore completely at risk. The amounts actually earned by each NEO in fiscal year 2010 are summarized in the Summary Compensation Table above.
(2)	With the exception of Mr. Lowe’s grants in these columns, these grants are stock options which vest in three equal installments on the latter to occur of (i) the first, second and third anniversaries of the grant date and (ii) the appreciation of the price of the Company’s common stock such that it will have traded at a minimum of a 25% premium to the exercise price of these options for at least 30 consecutive trading days. Mr. Lowe’s grants listed in these columns are performance-based RSUs with 1/2 of the units vesting upon the achievement of certain performance metrics and the remaining 1/2 vesting the first anniversary of the date of performance metric achievement. Please see the Compensation Discussion and Analysis above for more information about Mr. Lowe’s grants.
(3)	These grants are time-based options that vest 1/3 of the awarded units on each of the first, second and third anniversary of the grant date.
(4)	These grants are time-based RSUs that vest 1/3 of the awarded units on each of the first, second and third anniversary of the grant date.
(5)	The amounts shown in this column are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are set forth under Note 15 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2010 filed with the SEC on August 31, 2010. The NASDAQ closing price of our Common Stock was $5.87 on August 15, 2009, $7.63 on September 15, 2009, and $7.63 on November 15, 2009.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of fiscal year 2010.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Name	Exercisable		Unexercisable
Thomas Waechter									29,985	(6)	290,555
						56,222	(5)	544,791
						17,067	(3)	165,379
	0	(7)	166,667	3.65	1/1/2017
	0	(8)	300,000	3.65	1/1/2017
						133,334	(3)	1,292,006
	0	(7)	90,000	5.87	8/15/2017
	0	(8)	180,000	5.87	8/15/2017
						90,000	(3)	872,100
David Vellequette	21,875	(2)	0	24.96	7/18/2012
	25,000	(2)	0	12.88	5/27/2013
	62,500	(2)	0	12.24	6/13/2013
	16,875	(2)	0	22.80	5/16/2014
									11,067	(4)	107,239
						22,067	(3)	213,829
	40,833	(7)	81,667	3.56	2/15/2017
	52,500	(8)	105,000	3.56	2/15/2017
						23,334	(3)	226,106
	0	(7)	35,000	5.87	8/15/2017
	0	(8)	70,000	5.87	8/15/2017
						35,000	(3)	339,150
Roy Bie	10,000	(2)	0	22.00	11/18/2010
	10,000	(2)	0	23.60	7/29/2011
	18,750	(2)	0	34.80	3/11/2012
	21,875	(2)	0	12.88	5/27/2013
	40,000	(2)	0	22.80	5/16/2014
									4,500	(4)	43,605
									4,500	(4)	43,605
						10,667	(3)	103,363
	16,851	(7)	33,704	3.56	2/15/2017
	21,666	(8)	43,334	3.56	2/15/2007
						9,630	(3)	93,315
	0	(7)	35,000	5.87	8/15/2017
	0	(8)	70,000	5.87	8/15/2007
						35,000	(3)	339,150
Matthew Fawcett	2,344	(2)	0	22.00	11/18/2010
	625	(2)	0	22.24	2/5/2011
	2,500	(2)	0	23.60	7/29/2011
	1,250	(2)	0	23.60	7/29/2011
	8,125	(2)	0	34.80	3/11/2012
	2,500	(2)	0	32.48	3/17/2012
	2,500	(2)	0	13.68	3/23/2013
	3,321	(2)	0	12.88	5/27/2013
	11,250	(2)	0	22.80	5/16/2014
	6,250	(2)	0	21.04	6/21/2014
									3,600	(4)	34,884

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	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Name	Exercisable		Unexercisable
Matthew Fawcett						9,167	(3)	88,828
	0	(7)	26,667	3.56	2/15/2017
	0	(8)	40,000	3.56	2/15/2017
						13,334	(3)	129,206
	0	(7)	27,500	5.87	8/15/2017
	0	(8)	55,000	5.87	8/15/2017
						27,500	(3)	266,475
Alan Lowe									10,000	(6)	96,900
									15,000	(6)	145,350
						25,000	(5)	242,250
						13,334	(3)	129,206
						179,738	(3)	1,741,661
	0	(7)	27,500	5.87	8/15/2017
	0	(8)	55,000	5.87	8/15/2017
						27,500	(3)	266,475
									20,221	(9)	195,941
									20,221	(9)	195,941
									26,961	(9)	261,252

(1)	Amounts reflecting market value of RSUs are based on the price of $9.69 per share, which was the closing price of our common stock as reported on NASDAQ on July 2, 2010.
(2)	Fully vested stock option.
(3)	Time-based RSUs with 1/3 of the units vesting on each of the first three anniversaries of the grant date.
(4)	Performance-based RSUs with 1/3 of the units vesting upon the achievement of certain performance metrics (as discussed in the Compensation Discussion & Analysis) and the remaining 2/3 of the units vesting in equal parts on each of the first two anniversaries.
(5)	Time-based RSUs with 1/4 of the units vesting on each of the first four anniversaries of the grant date.
(6)	Performance-based RSUs will vest upon the earlier of (i) the achievement of certain gross margin and operating expense milestones (as discussed in the Compensation Discussion & Analysis), or (ii) in their entirety on the third anniversary of the grant date.
(7)	Stock option with 1/3 of the grant vesting on the first three anniversaries of the grant date.
(8)	Stock option which vests in three equal installments on the latter to occur of (i) the first, second and third anniversaries of the grant date and (ii) the appreciation of the price of the Company’s common stock such that it will have traded at a minimum of a 25% premium to the exercise price of these options for at least 30 consecutive trading days.
(9)	Performance-based RSUs granted upon the achievement of performance metrics (as discussed in the Compensation Discussion & Analysis) with 50% of the units granted vested immediately upon grant, and the remaining 50% of the granted units vested on the first anniversary of the grant date.

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OPTION EXERCISES AND STOCK VESTED TABLE

The following Option Exercises and Stock Vested Table provides additional information about the value realized by the Named Executive Officers due to the vesting of restricted stock units during fiscal year 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Thomas Waechter	233,333	1,323,967	68,184	583,060
David Vellequette	0	0	40,220	410,481
Roy Bie	0	0	21,602	214,885
Matthew Fawcett	33,333	214,665	15,274	158,406
Alan Lowe	0	0	125,160	1,057,467

(1)	Represents the amounts realized based on the difference between the market price of our Common Stock on NASDAQ on the date of exercise and the exercise price.
(2)	Represents the amounts realized based on the product of the number of units vested and the closing price of our Common Stock on NASDAQ on the vesting day, minus the value on the vesting day of the number of shares withheld to cover taxes owed.

Potential Payments Made Upon Termination or Change of Control

The descriptions and table below reflect the amount of compensation to each of the Named Executive Officers of the Company in the event of termination of such executive’s employment. The amounts of compensation shown below are payable to each named executive officer upon termination without cause or for good reason, following a change of control, for non-renewal of an employment contract and in the event of death or disability of the executive. The figures shown below assume that such termination was effective as of June 30, 2010 (and therefore use the closing price of our Common Stock on NASDAQ as of July 2, 2010 for all equity-based calculations), and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts that would be paid can only be determined at the time of such executive’s separation from the Company.

For a complete summary of the salary and bonus provisions of the employment agreement between the Company and Thomas Waechter, our Chief Executive Officer and President (the “Waechter Agreement”), please see the section “Employment Contracts, Termination of Employment and Change in Control Arrangements” following the Summary Compensation Table above. What follows below summarizes only the termination and change of control provisions of the Waechter Agreement.

The Waechter Agreement provides that in the event that Mr. Waechter’s employment is terminated by the Company for reasons other than for Cause prior to any Change of Control (as both terms are defined in the Waechter Agreement) of the Company, Mr. Waechter will be entitled to receive: (i) a cash payment equivalent to two times his annual base salary as of the date of termination of employment; and (ii) Company paid COBRA benefits continuation for a period of the lesser of the maximum allowable COBRA period or 24 months.

The Waechter Agreement further provides that in the event that Mr. Waechter’s employment is terminated by the Company for reasons other than for Cause or by Mr. Waechter for Good Reason upon or following any change of control (as these terms are defined in the Waechter Agreement) of the Company, Mr. Waechter will be entitled to receive: (i) a cash payment equivalent to three times his annual base salary as of the date of termination of employment; (ii) right, title and entitlement to any unvested options, restricted stock units, or any other securities or similar incentives which have been granted or issued as of the date of termination of his employment, shall immediately vest; and (iii) Company paid COBRA benefits continuation for a period of the lesser of the maximum allowable COBRA period or 24 months.

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The other Named Executive Officers are subject to the 2008 Change of Control Benefits Plan (the “Change of Control Plan”). The Change of Control Plan provides that in the event of a qualifying termination, each of the eligible executives will be entitled to receive (i) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination, (ii) a lump sum payment equal to eighteen months’ base salary (less applicable tax and other withholdings), and (iii) reimbursement of COBRA premiums for up to one year. A qualifying termination under the Change of Control Plan is any involuntary termination without cause, any voluntary termination for good reason, or any termination due to disability or death, in each case occurring upon or within twelve months following a change of control of the Company, as such terms are defined in the Change of Control Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason($)(1)	Within Six Months After Change in Control Termination w/o Cause or for Good Reason($)(2)	Non-Renewal of Employment Contract($)	Death or Disability($)(3)
Thomas Waechter	Salary	1,400,000	2,100,000	0	0
	Securities	0	7,014,900	0	0
	COBRA	25,872	25,872	0	0
David Vellequette	Salary	0	607,500	0	607,500
	Securities	0	2,431,694	0	2,431,694
	COBRA	0	36	0	36
Roy Bie	Salary	0	465,000	0	465,000
	Securities	0	1,496,381	0	1,496,381
	COBRA	0	18,770	0	18,770
Alan Lowe	Salary	0	637,500	0	637,500
	Securities	0	3,590,128	0	3,590,128
	COBRA	0	18,770	0	18,770
Matthew Fawcett	Salary	0	502,500	0	502,500
	Securities	0	1,243,212	0	1,243,212
	COBRA	0	18,770	0	18,770

(1)	Mr. Waechter’s benefits in the column represent (a) a cash payment equivalent to two times his annual base salary as of the date of termination of employment; and (b) Company-paid COBRA benefits continuation for a period of the lesser of the maximum allowable COBRA period or 24 months. The other NEOs do not receive any potential payments in the event of their termination without cause or for good reason before a change of control.
(2)	All benefits in this column except for Mr. Waechter’s represent (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination, (b) a lump sum payment equal to eighteen months’ base salary (less applicable tax and other withholdings), and (c) reimbursement of COBRA premiums for up to one year. Mr. Waechter’s benefits in this column represent (x) a cash payment equivalent to three times his annual base salary as of the date of termination of employment; (y) right, title and entitlement to any unvested options, restricted stock units, or any other securities or similar incentives which have been granted or issued as of the date of termination of his employment, shall immediately vest; and (z) Company paid COBRA benefits continuation for a period of the lesser of the maximum allowable COBRA period or 24 months.
(3)	The 2008 Change of Control Benefits Plan, which covers all the NEOs other than Mr. Waechter, only provides benefits if a termination due to death or disability occurs within twelve months following a change of control. All benefits in this column therefore presume that the termination due to death or disability occurs within twelve months following a change of control and represent (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination, (b) a lump sum payment equal to eighteen months’ base salary (less applicable tax and other withholdings), and (c) reimbursement of COBRA premiums for up to one year.

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EQUITY COMPENSATION PLANS

The following table sets forth information about shares of the Company’s Common Stock and Exchangeable Shares that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s Stockholders as well as compensation plans that were not approved by the Company’s Stockholders. Information in the table is as of July 3, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans Approved by security holders (1)(2)	18,389,901	$9.01	17,261,123
Equity compensation plans Not approved by security holders (3)	3,402,939	14.34	1,588,790

Total / Weighted Ave./ Total	21,792,840	$9.84	18,849,913

(1)	Represents shares of the Company’s Common Stock issuable upon exercise of options and restricted stock units outstanding under the following equity compensation plan: 2003 Equity Incentive Plan.
(2)	Represents shares of the Company’s Common Stock authorized for future issuance under the following equity compensation plan: Amended and Restated 1998 Employee Stock Purchase Plan (under which 7,831,691 shares remain available for grant).
(3)	Represents shares of the Company’s Common Stock issuable upon exercise of options outstanding or authorized for future issuance under the following equity compensation plans: Amended and Restated 1993 Flexible Stock Incentive Plan, 1996 Non-Qualified Stock Option Plan, Amended and Restated 1999 Canadian Employee Stock Purchase Plan (under which 975,629 shares remain available for grant, though the Company has terminated use of such plan), and the 2005 Acquisition Equity Incentive Plan.
(4)	As of July 3, 2010, options and rights to purchase an aggregate of 406,971 shares of the Company’s Common Stock at a weighted average exercise price of $360.32 were outstanding under the following equity compensation plans, which options and rights were assumed in connection with the following merger and acquisition transactions: JDS FITEL 1994 and 1996 Stock Option Plans; EPITAXX, Inc. Amended and Restated 1996 Employee, Director and Consultant Stock Option Plan; Optical Coating Laboratory, Inc. 1993, 1998 and 1999 Incentive Compensation Plans; E-TEK Dynamics, Inc. 1997 Equity Incentive Plan, and 1998 Stock Plan; Optical Process Automation, Inc. 2000 Stock Option and Incentive Plan, and 2000 Series B Preferred Stock Option Plan; SDL, Inc. 1995 Stock Option Plan, and SDL UK Plan; Photonic Power System 2002 Stock Option Plan; ABNH 1998 Stock Incentive Plan, ABNH 2000 Stock Incentive Plan; and ABNH 2005 Stock Incentive Plan. No further grants or awards will be made under the assumed equity compensation plans, and the options outstanding under the assumed plans are not reflected in the table above.

The following are descriptions of the material features of the Company’s equity compensation plans that were not approved by the Company’s Stockholders:

1996 Non-Qualified Stock Option Plan

The Board of Directors adopted the 1996 Non-Qualified Stock Option Plan (the “1996 Plan”) in November 1996. The 1996 Plan is administered by the Compensation Committee. Pursuant to the 1996 Plan, the Compensation Committee may grant nonqualified stock options only to employees, independent contractors and consultants of the Company or any parent or subsidiary corporation of the Company. Only nonqualified stock options may be issued under the 1996 Plan. Stock options may not be granted to officers and directors of the

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Company. The 1996 Plan will continue in effect until terminated by the Board of Directors. The Company last granted stock options under the 1996 Plan on April 17, 1998. The Company presently does not intend to grant any additional options under the 1996 Plan.

An aggregate of 2,392,000 shares has been reserved for the grant of stock options under the 1996 Plan. Shares underlying awards that are forfeited or canceled are not counted as having been issued under the 1996 Plan. Stock options issued under the 1996 Plan must have an exercise price of not less than 85% of the fair market value of the Company’s Common Stock on the date of grant of the option. Options are generally non-transferable. The term of all options granted under the Plan shall not exceed eight years from the date of grant.

Amended and Restated 1999 Canadian Employee Stock Purchase Plan

The Amended and Restated 1999 Canadian Employee Stock Purchase Plan (the “Canadian ESPP”) was adopted by the Board of Directors in August 1999 and terminated by its terms on July 1, 2009, and was administered by the Board of Directors. An aggregate of 10,000,000 shares of Common Stock had been reserved for issuance under the Canadian ESPP. Only employees of JDS Uniphase Inc. (which generally includes all Company employees in Ottawa) and corporate affiliates of the Company as designated by the Board of Directors were eligible to participate in the Canadian ESPP. The Canadian ESPP was not intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The terms of the Canadian ESPP provided that shares of the Company’s Common Stock were offered for purchase through a series of successive or overlapping purchase periods (the “Purchase Periods”), each of a duration (not to exceed twenty-four months) as determined by the Board of Directors. Participants enrolled in a Purchase Period were granted a purchase right which entitles the participating employee to specify a level of payroll deduction between 1% and 10% of compensation to be in effect on each pay day during the Purchase Period, and the accumulated payroll deductions were applied to the purchase of the shares when the purchase right was exercised. No rights or accumulated payroll deductions of a participant under the Canadian ESPP could have been transferred (other than by will or by the laws of descent and distribution).

Outstanding purchase rights were automatically exercised on successive quarterly or semi-annual purchase dates as determined by the Board of Directors. The purchase right was exercised by applying the accumulated payroll deductions to the purchase of whole shares on each quarterly or semi-annual purchase date. The purchase price per share was the lesser of (i) 85% of the fair market value per share on the date the Purchase Period began or (ii) 85% of the fair market value per share on the date the purchase right was exercised. The Canadian ESPP limited purchase rights to a maximum of (i) $25,000 worth of stock (determined at the fair market value of the shares at the time the purchase right was granted) in any calendar year, and (ii) 20,000 shares in any Purchase Period.

The Board of Directors amended the Canadian ESPP on July 31, 2002 to provide that no new Purchase Periods shall commence under the Canadian ESPP on or after August 1, 2002, except as otherwise determined by the Board of Directors. Although the Canadian ESPP did not terminate by its terms until July 1, 2009, all Purchase Periods under the Canadian ESPP were terminated on July 31, 2002. The Company integrated former participants in the Canadian ESPP into the Company’s Stockholder approved Amended and Restated 1998 Employee Stock Purchase Plan.

2005 Acquisition Equity Incentive Plan

The Board of Directors adopted the 2005 Acquisition Equity Incentive Plan (the “2005 Plan”) in August 2005. The 2005 Plan is administered by the Compensation Committee. Pursuant to the 2005 Plan, the Compensation Committee may grant stock options, SARs, Dividend Equivalent Rights, Restricted Stock,

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Restricted Stock Units and Performance Units to employees (including directors and officers) of the Company or any parent or subsidiary corporation of the Company, or any other such entity in which the Company holds a substantial ownership interest. Pursuant to NASDAQ listing rules regarding equity compensation plans not approved by security holders, the Company can and will only issue awards under the 2005 Plan to individuals joining the Company as a result of acquisitions or related strategic transactions, and not for new grants to continuing employees of the Company, nor to regular new hires. The 2005 Plan will continue in effect until terminated by the Board of Directors.

An aggregate of 2,800,000 shares has been reserved for the grant of awards under the 2005 Plan. As of July 3, 2010, there were 613,161 shares remaining available for future grants under the 2005 Plan. Shares underlying awards that are forfeited, canceled or expired are not counted as having been issued under the 2005 Plan. Stock options and any awards intended to qualify as performance-based compensation issued under the 2005 Plan must have an exercise price of not less than 100% of the fair market value of the Company’s Common Stock on the date of grant of the award. Awards are generally non-transferable. The term of all awards granted under the Plan shall not exceed eight years from the date of grant.

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AUDIT COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Audit Committee of the Board of Directors is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, the internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, rules applicable to NASDAQ-listed issuers, and any other regulatory requirements. All members of the Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Committee qualifies as a “financial expert” as defined by the Sarbanes-Oxley Act of 2002.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has the general oversight responsibility with respect to the Company’s financial reporting and reviews the scope of the independent audits, the results of the audits and other non-audit services provided by the Company’s independent registered public accounting firm.

The following is the Report of the Audit Committee with respect to the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended July 3, 2010, which includes the consolidated balance sheets of the Company as of July 3, 2010 and June 27, 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended July 3, 2010, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Accounting Standards No. 61, “Communications with Audit Committees” which as amended (AICPA, Professional Standards, Vol. 1. section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and both with and without management present, discussed and reviewed the results of PricewaterhouseCoopers’ examination of the financial statements.

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The Audit Committee has received the written disclosures letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independent public accountant’s independence.

During the course of fiscal year 2010 management engaged in documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at Audit Committee meetings. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for fiscal year 2011.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2010.

AUDIT COMMITTEE

Harold L. Covert, Chair

Bruce D. Day

Masood Jabbar

Casimir S. Skrzypczak

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BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal 2010, with the exception of an amended Form 3 filing for Alan Lowe and a late Form 4 filing for David Vellequette, all Reporting Persons complied with the applicable filing requirements on a timely basis.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, JDS UNIPHASE CORPORATION, 430 NORTH MCCARTHY BOULEVARD, MILPITAS, CALIFORNIA 95035, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE FISCAL 2010 REPORT, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Thomas Waechter
Chief Executive Officer and President

Milpitas, California

October 15, 2010

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APPENDIX A

JDS UNIPHASE CORPORATION

AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

(As Amended on November     , 2010)

1. Purpose of the Plan. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Active Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct, material violation of any applicable Company or Related Entity policy, or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means JDS Uniphase Corporation, a Delaware corporation.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Active Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(q) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y) “Full Value Award” means the grant of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares under the Plan with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant.

(z) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(aa) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(bb) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

(cc) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(dd) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ee) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ff) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(hh) “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(ii) “Performance Units” means an Award which may be earned in whole or in part based upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(jj) “Plan” means this 2003 Equity Incentive Plan.

(kk) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(ll) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(mm) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(nn) “Restricted Stock Unit” means a grant of a right to receive in cash or stock, as established by the Administrator, the market value of one Share.

(oo) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(pp) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(qq) “Share” means a share of the Common Stock.

(rr) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 54,200,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares that are not subject to Full Value Awards will be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Full Value Awards will be counted against the numerical limits of this Section 3 as 1.5 Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as 1.5 Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan will be credited with 1.5 Shares.

(c) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. With respect to SARs, the gross number of Shares subject to a SAR will cease to be available under the Plan (whether or not the SAR is net settled for a lesser number of Shares).

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option or

SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling or “buying-out” an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for cash, another Option, SAR, Restricted Stock, Restricted Stock Unit, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option.

However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, (xviii) personal management objectives, and (xix) other measures of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards. The maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company shall be one million (1,000,000) Shares. In connection with a Grantee’s (i) commencement of Continuous Active Service or (ii) first promotion in any fiscal year of the Company, a Grantee may be granted Awards for up to an additional one million (1,000,000) Shares which shall not count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR. If the vesting or receipt of Shares under the Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to the Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than eight (8) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of a SAR, the base amount on which the stock appreciation is calculated shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months;

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v) any combination of the foregoing methods of payment.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Active Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Active Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Active Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Active Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and the Administrator’s determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

12. Effective Date and Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a). Notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Active Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Active Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Active Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

APPENDIX B

2010 Annual Report

B-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

(Mark One)

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended July 3, 2010

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File Number 0-22874

JDS UNIPHASE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-2579683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, California 95035

(Address of principal executive offices including Zip code)

(408) 546-5000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value of $0.001 per share

Preferred Stock Purchase Rights

(Title of Class)

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☒    No  ☐

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☐    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained to the best of the Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of January 2, 2010 the aggregate market value of the voting stock held by non-affiliates of the Registrant was approximately $1.8 billion, based upon the closing sale prices of the common stock as reported on the NASDAQ National Market. Shares of common stock held by executive officers and directors have been excluded from this calculation because such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

As of July 30, 2010, the Registrant had 221,589,218 shares of common stock outstanding, including 4,323,590 exchangeable shares of JDS Uniphase Canada Ltd. Each exchangeable share is exchangeable at any time into common stock on a one-for-one basis, entitles a holder to dividend and other rights economically equivalent to those of the common stock, and through a voting trust, votes at meetings of stockholders of the Registrant.

Documents Incorporated by Reference: Portions of the Registrant’s Notice of Annual Meeting of stockholders and Proxy Statement to be filed pursuant to Regulation 14A within 120 days after Registrant’s fiscal year end of July 3, 2010 are incorporated by reference into Part III of this Report.

FORWARD-LOOKING STATEMENTS

Statements contained in this Annual Report on Form 10-K which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement may contain words such as “anticipates that,” “believes,” “can impact,” “continue to,” “estimates,” “expects to,” “intends,” “may,” “plans,” “potential,” “projects,” “to be,” “will be,” “will continue to be,” “continuing,” “ongoing,” or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements include statements regarding: our expectations regarding an increase in consumer demand for real-time, interactive visual and audio experiences; our beliefs regarding bandwidth growth over optical networks; our belief that we are well positioned to benefit from industry trends; our plan to expand opportunities in emerging geographies and through channel marketing; our strategy to operate as a Company comprised of a portfolio of businesses with a focus on optical and broadband innovation; our expectation that the growing demand for network capacity will encourage the adoption of communications and commercial optical products across the telecom sector; our belief that an increase in network capacity will increase the demand for optical products in the storage and enterprise sectors; our belief that the deployment of fiber closer to the end user increases the availability of high-bandwidth services and will result in increased demand on the metro and long-haul networks; our plan to continue to enable our customers to build systems for Agile Optical Networks (“AON”); our expectation that the Company will continue to play a vital role in the broadband and optical innovation that enables breakthrough solutions for essential high-tech industries; our belief that we are well positioned to migrate from fixed to reconfigurable dense wavelength division multiplexer (“DWDM”) architectures and networks; our belief that increasing deployments of broadband access, the expansion of IP-based services, and the need to reduce deployment time and cost should result in increased demand for communications test and measurement instruments, systems, software and services; our expectation that the Company’s Communications Test and Measurement business unit will continue to improve profitability; our belief that we have the broadest range of wire line products and solutions available in the communications test and measurement industry; our belief that our broad portfolio of test and measurement solutions position the Company well to benefit from these improvements; our plan to continue to leverage our unique intellectual property, including leading expertise in optics, light management and material technology to develop solutions that provide unique advantages for our customers; our belief in the increasing demand for high quality lasers for a variety of markets; our belief that the Company is well positioned to benefit from the demand for quality compact lasers; our plan to accelerate new customer applications enabled by using lasers coupled with high performance photonic power photovoltaic converters to provide power over fiber; our belief that the Company is a pioneer in the emerging market of photonic power; our plan to continue to help customers make their existing networks more flexible and agile by designing agility into our products at the photonic level; our objective to continue to be a leading supplier for all markets and industries we serve and the strategies we plan to pursue to achieve such objective; our commitment to invest organically through acquisitions and partnerships in new technologies, products and services; our commitment to the ongoing evaluation of strategic opportunities and the acquisition of additional products, technologies or businesses; our belief that we strengthened our business model by expanding our addressable market, customer base and expertise, diversifying our product portfolio and fortifying our core businesses through acquisitions as well as other organic initiatives; our plans to leverage the technologies, distribution relationships, products and services gained as a result of acquisitions; our belief that our acquisitions create new opportunities for the acquired products due to JDSU’s direct sales and service organization serving the largest telecommunications and cable service providers worldwide; our plan to continue to strengthen our partnerships with contract manufacturers for our telecommunications, data communications and laser products; our intention to continue to centralize many administrative functions such as information technology, human resources and finance; our devotion of substantial resources to research and development in order to develop new and enhanced products to serve our markets and segments; our intention to establish at least two sources of supply for raw materials whenever possible; our intention not to broadly license our intellectual property rights; our belief that we have good employee relations; our expectation that seasonable demand fluctuations will cause significant, periodic variations in our financial results for our Communications Test and Measurement segment; our desire to expand our markets and customer base, improve the profitability of our product portfolio and improve time to revenue in our Advanced Optical Technologies segment and commercial lasers business and efforts to effect such changes; our efforts to reduce our cost structure; the impact of restructuring and related charges on our results of operations and cash flows; our efforts to divert resources from new product research and development and other functions to assist with difficulties related to execution capabilities and customer relations; our continued experiences with product failures; our intention to continue to develop new product lines and improve the business for existing ones; our expectation that the introduction of new products will continue to incur higher start-up costs and increased yield and product quality risk among other issues; our expectations regarding our future growth; our continued reliance on a limited number of customers for a significant portion of our revenues; our expectation that we will continue to experience strain on our supply chain and periodic supplier problems; our belief that we must maintain a substantial commitment to innovation and product differentiation, as well as significantly reduce cost structure to remain competitive in future business climates; our intention to continue to address the need to develop new products through acquisitions of other companies and technologies; our efforts to continue to recruit key personnel; our expectations that net revenue from international customers outside of North America will continue to account for a significant portion of our total revenue; our expectation regarding the expansion of our research and development activities in China; our expectation of the need to respond to and our intention to respond to intellectual property infringement claims in the course of our business operations from our competitors; our belief that our existing properties, including both owned and leased sites, are in good condition and suitable for the conduct of our business; our belief that our existing facilities are adequate to meet our immediate needs; our belief that various critical accounting policies are affected by significant estimates, assumptions and judgments used in the preparation of our consolidated financial statements; our belief that using a combination of historical and market-based implied volatility from traded options on Company common stock is a better indicator of expected volatility and future stock price trends than relying solely on historical volatility; our anticipation that cash dividends will not be paid in the foreseeable future; our commitment to enabling broadband and optical innovation in the communications and commercial markets; our expectation that high customer concentration, attendant pricing pressure, and other effects on our communications markets will remain for the foreseeable future; our efforts to expand our products, customers and distribution channels for several of our core competencies; our expectations that seasonality in the Communications Test and Measurement segment will continue for the foreseeable future; our expectation that the adoption of certain accounting pronouncements will not have a material adverse effect on our financial statements; our estimates for costs associated with our restructuring plans; our assumptions related to pension and postretirement benefits; our expectation that we will continue to encounter a number of industry and market structural risks and uncertainties that will limit our business climate and market visibility; the continued North American assembly transitions; our belief that investment in research and development (“R&D”) is critical to attaining our strategic objectives; our continued efforts to reduce total operating spending; our intention to continue to address our selling, general and administrative (“SG&A”) expenses and reduce these expenses as and when opportunities arise; our expectations regarding future SG&A expenses; our expectation that none of the non-core SG&A expenses will have a material adverse impact on our financial condition; our expectation that the zero coupon convertible notes will be retired within one year; our efforts to take advantage of opportunities to reduce costs through targeted, customer-driven restructuring events; our expectation that payments related to severance benefits will be paid off by the third quarter of fiscal 2013 and that payments related to lease costs will be paid by the fourth quarter of fiscal 2012; our plan to pay the lease costs associated with the Ottawa facility by the third quarter of fiscal 2018; our belief that we have provided adequate amounts for adjustments that may result from tax audits; our estimates for additional required investment in research and development in connection with our acquisitions; our expectation that our acquisitions will strengthen the Company’s position in the related markets and help grow our business in various regions; our belief that our existing cash balances and investments will be sufficient to meet our liquidity and capital spending requirements at least through the next 12 months; our expectation that gains and losses on derivatives will be offset by re-measurement gains and losses on the foreign currency dominated assets and liabilities; our ability to mitigate credit risk and marketability risk of our portfolio of investments; our intention to maintain a sufficient safety stock of products and to maintain ongoing communications with suppliers to guard against interruptions or cessation of supply; the expectation for the deductibility of goodwill associated with our acquisitions; our estimates for associated restructuring and non-recurring charges; our estimate that no additional taxes would have to be provided if the earnings were repatriated back to the U.S.; our belief that certain jurisdictions in which we received tax benefits attributable to the release of valuation allowances will generate future income; our expectation that the Full Value Awards will vest over one to four years; our expectation to amortize $12.1 million of unrecognized stock-based compensation cost related to stock option activity over a period of 2.0 years; our expectation to amortize $0.1 million of stock based compensation expense related to the employee stock purchase plan (“ESPP”) in the first quarter of fiscal 2011; our expectation to amortize $32.8 million of estimated stock based compensation expense related to Full Value Awards over an estimated amortization period of 2.1 years; our expectation that the required contribution to the Company’s pension plans in fiscal 2011 will be $0.3 million; our expectation to close $138.1 million in obligations to purchase inventory and other commitments within one year; our estimate that the Company’s potential tax liability related to a Texas franchise tax audit will be from zero to $36.5 million, plus interest and penalties; and our belief that resolving claims that arise in the ordinary course of our business will not have a material adverse impact on our financial position or results of operations.

Management cautions that forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: incorrect assumptions regarding the basis for consumer demands; an unexpected decreased in the availability of broadband networks; our inability to successfully capitalize on our position in the market, industry trends and strategic opportunities; inability to successfully operate as a portfolio of businesses solely with a focus on optical and broadband innovation; inability to meet marketplace demands for communications and commercial optical products; inability to accurately assess the demand on the metro and long-haul networks into which high-bandwidth services feed; inability to support our customer growth in building systems for AONs; our inability to assess the feasibility of certain innovations and the impact that such innovations might have on high-tech industries; licensing issues related to our intellectual property; broader product offering of competitors; inaccuracies regarding the direction of the market to migrate from fixed to reconfigurable DWDM architectures and networks; inability to accurately assess the market demand for communications test and measurement instruments, systems, software and services; difficulties associated with limiting and predicting costs in the Communications Test and Measurement business unit; inaccurate assumptions regarding the optical industry; inability to accurately predict the demand for high-quality lasers in various commercial markets; inability to quickly introduce customer applications into the marketplace to meet customer demands for commercial lasers; inaccuracies regarding the Company’s position in the photonic power market; inaccurate assumptions regarding the importance of agility and flexibility to our current customers; our inability to invest in new technologies; inaccuracies regarding promising markets and our ability to focus the company’s resources towards developing products for potentially promising markets; unanticipated SG&A expenses and inaccuracies as to the impact of SG&A expenses on the Company’s financial condition; inaccurate assumptions regarding the viability of certain product lines; unanticipated difficulties associated with the centralization of administrative functions; inability to timely and effectively develop, manufacture and market our new products, or enhance our existing products; our inability to accurately and timely complete valuation analyses in connection with our acquisitions; our limited ability to perceive or predict market trends; decreases in our product portfolio and revenues; inaccuracies regarding our employee relations and inability to maintain a steady workforce; loss of a significant customer eliminating a significant portion of our future revenues; dependence on fewer customers limiting our ability to increase our profitability; unrealized customer and market penetration resulting from our recent acquisitions; inability to effectively execute programs related to our investments and partnerships; failure to reduce manufacturing costs through restructuring efforts; inability to accurately predict the volatility of future stock trends; introduction of new accounting pronouncements; lack of resources set aside for investment in R&D; inaccurate assessment of our tax liability as a result of acquisitions and tax audits; greater than anticipated tax exposure; unforeseen damage and repairs to the Company’s leased and owned properties; need to expand or decrease the size of our existing facilities; excessive costs associated with defending various claims and suits brought against the Company and its directors; unexpected impairment of goodwill associated with our acquisitions; delays in bringing products to market due to development problems; excessively high costs in the future related to enhancing our existing systems; significant changes in customer preferences; the possibility that competitors will introduce products faster than us; unanticipated difficulties in building close working relationships with manufacturers; our inability to establish relationships with alternative suppliers of raw materials; growth in our business placing unexpected strains on our resources; international expansion beyond the capacities of our current properties; loss of key personnel to competitors and an inability to effectively recruit replacements; inherent uncertainty surrounding the litigation process and the fact that litigation could result in substantial cost and diversion of our management’s attention; inability to obtain new orders from major customers; substantial technological changes in the Communications Test and Measurement solutions market; the timing of orders; difficulties in assessing the impact of accounting changes on financial statements; incorrect estimates, assumptions and judgments used in preparing the Company’s consolidated financial statements; inaccuracies in categorizing equipment for accounting purposes; inaccuracies related to the assumptions used in assessing the Company’s option-price; market rejection of new products; inaccuracies of the strength of various acquisitions on improving the Company’s position within various markets; inability to accurately predict when various products acquired during our acquisitions will be fully developed and completed; inaccurate assumptions or estimates associated with severance and lease payments; inability to accurately assess additional tax expenses due to repatriation of certain earnings in China; inability to accurately assess future income attributable to tax benefits; inability to predict the vesting period of the Company’s Full Value Awards; difficulty in estimating the amortization period of stock based compensation expense of stock option activity and our ESPP; inability to accurately predict the amount of money the Company must contribute to its pension plans as legally mandated; inability to deliver inventory and collect payments due under purchase orders; and other factors set forth in “Risk Factors” and elsewhere herein. Further, our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including the risks set forth above and in Part I, Item 1A “Risk Factors” set forth in this Form 10-K. Moreover, neither we assume nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Forward-looking statements are made only as of the date of this Report and subsequent facts or circumstances may contradict, obviate, undermine or otherwise fail to support or substantiate such statements. We are under no duty to update any of the forward-looking statements after the date of this Form 10-K to conform such statements to actual results or to changes in our expectations.

PART I

ITEM 1. BUSINESS

General

Overview

JDS Uniphase Corporation (“JDSU”) is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, wireless operators, cable operators, and network equipment manufacturers. JDSU is also a leading provider of optical solutions for biomedical and environmental instrumentation, semiconductor processing, aerospace and defense, brand authentication, display systems, and custom color product differentiation applications.

To serve its markets, JDSU operates in the following business segments: Communications Test and Measurement (“CommTest”), which accounted for approximately 47% of net revenue in fiscal 2010; Communications and Commercial Optical Products (“CCOP”), which accounted for approximately 37% of net revenue in fiscal 2010; and Advanced Optical Technologies (“AOT”), which accounted for approximately 16% of net revenue in fiscal 2010.

Industry Trends

The trends that drive the broadband communications industry are key drivers for our communications test and measurement and our communications and commercial optical products businesses. Demand for high-bandwidth communications is increasing, powered by the growing number of broadband users worldwide and the greater reliance on high-bandwidth capabilities in our daily lives. For example, video and music downloads, IPTV, gaming, and other on-line interactive applications are growing rapidly. Optical networks are being extended closer to the end user with FTTx networks, where fiber may terminate at the home, the premise, the curb, or the node. Mobile data traffic also is increasing as cell phones and other mobile devices continue to proliferate with increasingly sophisticated audio, photo, video, email and Internet capabilities. The resulting traffic, in turn, cascades through the network, including the core that depends on optical technology. JDSU is well-positioned to continue to benefit from these industry trends due to its leadership in the broadband test and measurement and optical networking markets.

In addition to communications, optical technologies are increasingly applied to solve complex problems in other industries. For example, our high-precision lasers enable the trend toward smaller integrated circuits for use in today’s compact consumer electronics, the classification and sorting of biological cells using induced fluorescence, and deoxyribonucleic acid (“DNA”) sequencing through the appropriate application of monochromatic light. Also, our optically variable pigment, holographic, and microtaggant technologies protect global brands, including medicines, electronics, and government documents, including currency and high security credentials against counterfeiting. Precision optical coatings are used for high performance applications in aerospace, entertainment and biomedical instrumentation.

Sales and Marketing

JDSU markets its products to telecommunications and cable television service providers, network equipment manufacturers, OEMs, distributors and strategic partners worldwide. Each business segment has a dedicated sales force that communicates directly with customers’ executive, technical, manufacturing and purchasing personnel as needed to determine design, performance, and cost requirements. In addition, all business segments are working to expand opportunities in emerging geographic markets and through alternate channels of distribution.

A high level of support is necessary to develop and maintain long-term relationships with our customers. JDSU engages the customer at the design-in phase and continues to build the relationship as customer needs change and develop. Service and support are provided through JDSU offices and those of its partners worldwide.

Additional Information

JDSU was incorporated in California in 1979 and reincorporated in Delaware in 1993. JDSU is the product of several significant mergers and acquisitions including, among others, the combination of Uniphase Corporation and JDS FITEL in 1999, and the acquisition of Acterna, Inc. in 2005. Our strategy is to operate as a company comprised of a portfolio of business with a focus on optical and broadband innovation.

We are subject to the information requirements of the Securities Exchange Act of 1934, or the Exchange Act. Therefore, we file periodic reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330, by sending an electronic message to the SEC at publicinfo@sec.gov or by sending a fax to the SEC at 1-202-777-1027. In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We also post all SEC filings on our website at www.jdsu.com/investors as soon as reasonably practicable after they are electronically filed or furnished to the SEC.

Business Segments

During the second quarter of fiscal year 2009, JDSU changed the reporting structure to combine the former All Others, Commercial Lasers business segment with the Optical Communications business segment and formed a new business segment, Communications and Commercial Optical Products. As a result, there are three reportable segments, Communications Test and Measurement, Communications and Commercial Optical Products, and Advanced Optical Technologies, as of July 3, 2010. Each segment has its own engineering, manufacturing, sales, and marketing groups to better serve customers and respond quickly to the market needs. In addition, our business segments share common corporate services that provide capital, infrastructure, resources, and functional support, allowing them to focus on core technological strengths to compete and innovate in their markets.

Communications Test and Measurement

The Communications Test and Measurement business segment products and services enable the design, deployment, and maintenance of communication equipment and networks, as well as ensure the quality of services delivered to the end customer. These products and services provide solutions that help accelerate the deployment of new services and lower operating expenses while improving performance and reliability. Included in the product portfolio are test tools, platforms, solutions, and services for optical transport networks, DSL services, data networks, wireless test, cable networks, FTTx networks, digital video broadcast, and fiber characterization. JDSU also provides protocol test solutions for the development and field deployment of storage and storage-network technologies.

The May 1, 2010 acquisition of Network Solutions Division business from Agilent expands JDSU’s product and service offering with an end-to-end wireless test portfolio for lab, field services, and service assurance applications. These products and services include drive test, protocol analyzers and network diagnostics, and service assurance.

Market

JDSU provides instruments, service assurance systems and services for communications network operators and equipment manufacturers that deliver and/or operate broadband/IP networks (cable, fixed and mobile) deploying triple- and quad-play services (voice, video, data, and wireless). JDSU test solutions address the needs of lab and production, which includes research, development and manufacture of network equipment; field service for fixed and wireless networks, including triple-play deployments for cable, telecom, FTTx, and home networking; and service assurance, which includes monitoring and maintaining quality of experience (“QoE”) for Ethernet and IP services, including cable, wireless and fixed/telecom networks. JDSU also provides protocol test solutions for the development and field deployment of storage and storage-network technologies.

Customers

JDSU customers for communications test and measurement solutions include the world’s largest communications service providers, communications equipment manufacturers, government organizations, and large corporate customers. These include major telecom and cable operators such as AT&T, Bell Canada, British Telecom, China Telecom, Comcast, Deutsche Telecom, France Telecom, TalkTalk, Telefonica, Telmex, TimeWarner, Verizon and many others. JDSU test and measurement customers also include many of the network equipment manufacturers served by our communications and commercial optical products group, including Alcatel-Lucent, Ciena, Cisco Systems, Fujitsu, Huawei, and Motorola. JDSU test and measurement customers also include chip and infrastructure vendors, storage device manufacturers, storage network and switch vendors, and deployed private enterprise customers. Storage-segment customers include Brocade, Cisco Systems, EMC, Hewlett-Packard, and IBM.

Trends

As content providers in the communications industry are developing new business models to expand their distribution capabilities, they are increasingly adopting on-line channels for rich broadband content such as music, gaming, video programming, and movies. Telecommunications and cable service providers are, in turn, planning to increase their revenues and profitability by expanding the capabilities of their IP packet-based networks to increase their network capacity and to deliver sophisticated levels of quality of service required to meet the service requirements of the content providers and the consumers.

Telecommunications, cable television, satellite, and wireless service providers are competing with each other to offer content providers and consumers the ability to carry virtually any type of content via bundled services. With more applications and content available, potential benefits for service providers include increased average revenue per user (“ARPU”) and less customer turnover due to better service quality, thus increasing profitability and long-term competitive advantage. As a result, many providers are developing consolidated network architectures intended to enable a triple-play (integrated voice, data and video services) offering from a single provider rather than three separate services from three separate providers over three separate networks.

Growth in the number of worldwide mobile subscribers and expansion of bandwidth intensive mobile applications continues to drive significant network investment. As a result, mobile providers are upgrading the core fiber network, re-engineering backhaul of mobile traffic from cell towers, and rolling out next generation wireless access technologies including 3G and 4G/Long Term Evolution (“LTE”).

Additionally, the proliferation of new and higher bandwidth services, including video-based content such as news, movies, and gaming, is generating strong growth in demand for network capacity and bandwidth rates, which in turn drives demand for many types of networking, access and transport systems.

Increasing deployments of broadband access, the expansion of IP-based services, and the need to reduce deployment time and cost should result in demand for communications test and measurement instruments, systems, software, and services. These communications test and measurement solutions support the rapid deployment of new services, increase customer satisfaction by helping technicians complete installation and repair work quickly and correctly, and lower operating expenses by automating and improving network installation, maintenance, and management processes. Our broad portfolio of test and measurement solutions positions us well to benefit from these developments.

Strategy

The JDSU Communications Test and Measurement business segment plans to improve profitability by providing communications test and management solutions that address the business challenges of network operators and communications equipment manufacturers. Its focus is to enable network operators to accelerate deployment of new services, improve service quality, reduce customer churn, and lower network operating expenses.

Competition

JDSU competes against various companies, including Agilent, Anritsu, Exfo, Spirent, Sunrise, and VeEX. While JDSU faces multiple competitors for each of its product families, it continues to have the broadest portfolio of wireline and wireless products and solutions available in the communications test and measurement industry.

Offerings

JDSU provides the industry’s most expansive set of communications-focused test and measurement solutions. This portfolio provides end-to-end test support across wireline and wireless communications networks, including the core, metro, access, and home networking environments. JDSU is a leader in the test and measurement market and has an installed base of hundreds of thousands of test instruments and systems deployed in communications networks around the world. Our test and measurement product portfolio includes:

Instruments

JDSU provides devices that perform various communications test and monitoring functions. Designed to be mobile, these products assist service provider technicians in assessing the performance of network elements and segments or verifying the integrity of the information being transmitted across the network. These instruments incorporate high levels of intelligence and have user interfaces that are designed to simplify operation and minimize training. JDSU test instruments also include those used by network equipment manufacturers (“NEMs”) in the design and manufacture of next-generation network equipment. Thorough testing by NEMs plays a critical role in producing the components and equipment that are the building blocks of network infrastructure.

Software

JDSU provides software products and custom software development services to its customers. Software products address applications for network capacity management, test operations support systems and workflow solutions. Software services are provided to customize software applications and to interface JDSU software to customer operations support systems.

Solutions

JDSU solutions typically consist of integrated hardware and software components that reside in communication networks, such as service assurance solutions. Using an integrated test and management system, JDSU customers are able to analyze a variety of network elements, transmission technologies and protocols from a single console, simplifying the process of deploying, provisioning and managing network equipment and services. From a centralized location, technicians can access the test systems within the network and perform simultaneous test and monitoring functions on one or more elements, either manually or automatically. These capabilities allow network operators to initiate service to new customers faster, decrease the need for technicians to make on-site service calls, help to make necessary repairs faster and, as a result, provide higher quality and more reliable services.

Services

JDSU offers a range of product support and professional services geared to comprehensively address its customers’ requirements. These services include repair, calibration, software support services and technical assistance for its products. JDSU also offers product and technology training as well as consulting services. JDSU professional services, provided in conjunction with system integration projects, include project management installation and implementation.

Communications and Commercial Optical Products

The Communications and Commercial Optical Products (“CCOP”) business segment provides optical communications products used by network equipment manufacturers for telecommunications and enterprise data communications. These products enable the transmission and transport of video, audio and text data over high-capacity fiber optic cables. Transmission products primarily consist of optical transceivers, optical transponders, and their supporting components such as modulators and source lasers, including innovative products such as vertical-cavity surface-emitting lasers (VCSELs). Transport products primarily consist of amplifiers and reconfigurable optical add/drop multiplexers (ROADMs) and their supporting components such as pump lasers, passive devices, and array waveguides (AWGs). In fact, today’s most advanced optical networks are built on our transport and transmission components, modules and subsystems.

This business segment also provides lasers employed in a wide variety of OEM applications. JDSU laser products serve customers in markets and applications such as biotechnology, graphics and imaging, remote sensing, and materials processing and precision machining such as micro via drilling in printed circuit boards, wafer singulation, and solar cell scribing. These products include diode, direct-diode, diode-pumped solid-state, fiber, and gas lasers.

In addition, our photovoltaics (PV) products include concentrated photovoltaic (CPV) cells and receivers for generating energy from sunlight, as well as fiber optic-based systems for delivering and measuring electrical power.

Market

The CCOP business segment participates in the optical communications, laser, and photovoltaic markets.

JDSU optical communications products include a wide range of components, modules, and subsystems to support and maintain customers in our two market segments: telecommunications, including carrier networks for access (local), metro (intracity), long-haul (city-to-city and worldwide), and submarine (undersea) networks; and enterprise data communications, including storage access networks (SANs), local area networks (LANs), and Ethernet wide-area networks (WANs).

The JDSU portfolio of laser products includes components and subsystems used in a wide variety of original equipment manufacturer (OEM) applications that range in output power from milliwatts to kilowatts and include ultraviolet (UV), visible, and infrared (IR) wavelengths. JDSU supports customers for applications such as biotechnology, graphics and imaging, remote sensing, materials processing and other precision machining.

The photovoltaic business unit provides photonic power for a range of remote sensing applications, including to the electric power industry for measuring power transmission. It is also applying its technology to develop high efficiency concentrated photovoltaic cells for the generation of electric power from solar radiation.

Customers

CCOP serves optical communications equipment manufacturers such as Alcatel-Lucent, Ciena, Cisco Systems, Ericsson, Fujitsu, Hewlett-Packard, Huawei, IBM, Nokia Siemens Networks, and Tellabs, and OEM

laser customers such as ASML, Beckman Coulter, Becton Dickinson, Disco, Electro Scientific Industries, and Han’s Laser. Customers for Photovoltaic Products include Amplifier Research, ETS-Lindgren, Nanjing Xinning Optoelectronics Automation, Siemens and SolFocus.

Trends

The business cycle notwithstanding, long term trends suggest growing opportunity for CCOP. These trends are discussed, by market, below:

Optical Communications: To remain competitive, network operators worldwide must offer broader suites of digital services. To do this, they are migrating to Internet protocol (IP) networks, which effectively deliver triple-play services while lowering capital and operating costs of DWDM (dense wavelength division multiplexing) networks. In data communications, demand for broadband is driven by the growing needs of intracompany LAN and intercompany WAN networks. The growing demand for capacity encourages the adoption of optical communications products across the telecom sector, including long-haul, metro (core and access), cable television (CATV), submarine, and FTTx networks, where fiber may terminate at the home, the premise, the curb, or the node. It also increases demand for optical products in the storage and enterprise sectors, including LAN, SAN and WAN.

New, bandwidth-intensive applications can result in sudden and severe changes in demand–essentially anywhere on the network. Increasing agility in optical networks by employing ROADMs, tunable transponders, and other agile optical products, provides an effective way to respond to unpredictable bandwidth demands and manage expenses. With more agile optical networks, a service provider can add capacity by using remote management applications rather than by dispatching technicians to perform manual operations in the field.

In addition, the high-end routers, switches, and cross-connect equipment that must handle legacy and IP traffic, are becoming increasingly complex in order to meet higher bandwidth, scalability, speed, and reliability needs. Products must provide higher levels of functionality and performance in compact designs that must also meet requirements for emissions, cost, and reduced power consumption.

Deployment of fiber closer to the end user increases the availability of high-bandwidth services and should result in increased demand on the metro and long-haul networks into which these services feed. The dynamically reconfigurable nature of today’s agile networks enables lower operating costs and other competitive advantages, allowing service providers to more flexibly use and scale network capacity, streamline service provisioning, accelerate rerouting around points of failure, and modify network topology through simple point-and-click network management systems.

JDSU is a leading provider of the optical products mentioned above to support the trends in this market. JDSU innovation, particularly in the area of photonic integrated circuits, which can replace many discrete components with a single photonic chip, is resulting in products that have more functionality, are smaller, require less power, and are more cost-effective. For example, the tunable XFP transceiver is 85% smaller than previous tunable models. Higher levels of integration have also led to development of the Super Transport Blade, which delivers all transport functions in a single, integrated platform, essentially replacing three blades with one.

JDSU, with its innovative optical communications and flexible, cost-effective transport portfolio, is positioned to be the supplier of choice for next-generation networks.

Lasers: As technology advances, high-tech and other vital industries increasingly turn to lasers when they need more precision, higher productivity, energy efficient or “green” alternatives for problems that can not be solved by mechanical, electronic or other means. For example, lasers have been used for years to help achieve the scale and precision needed in semiconductor processing. In biotech applications, lasers have been instrumental for advances (and new standard procedures) in cytology, hematology, genome sequencing, and crime scene investigations, among others. The long term trends in these industries should lead to increased demand for lasers.

In addition, demand continues for electronic products, as well as products and components in other industries, to offer greater functionality while becoming smaller, lighter, and less expensive. Product designs that achieve this are requiring precise micromachining and materials processing, such as micro bending, soldering and welding–especially for plastics. At the scale and processing speed needed, lasers are replacing mature mechanical tools such as drills for tiny holes or “vias” in printed circuit boards and saws and scribes for singulating silicon wafers, resulting in greater precision and productivity. As these trends continue, we believe that manufacturers and industries will increase their reliance on lasers in order to maintain or increase their competitiveness.

There is an increasing trend toward energy efficiency and “green” industry. Industries are using lasers to develop products that are smaller and lighter, and increase productivity and yield, thereby lowering their energy consumption. More directly, this trend has provided for significant growth in the solar power market segment and applications for lasers used in the production of solar panels.

JDSU is well-positioned with key OEM providers of laser solutions to these industries. We continue to develop our laser portfolio to offer smaller and more cost-effective products designed specifically for the performance, integration, reliability and support needs of our OEM customers.

Photonic Power and Photovoltaics: The trend toward lighter, cleaner, efficient solutions has lead to opportunities for photonics in a variety of applications. The use of photonic power for remote sensors solves the problem of electromagnetic interference (“EMI”), radio frequency (“RF”) and other interference associated with the use of electrical power. The need for clean energy is fueling a strong increase in demand for concentrated photovoltaic power. JDSU proprietary technology already in use for powering remote sensors has led to high efficiency products applicable to electric power generation from solar energy.

Strategy

JDSU delivers value to its customers though innovation, partnership and vision.

In optical communications we are focused on technology leadership, cost leadership, and functional integration. We will continue to align the latest technologies with world-class, scalable manufacturing and operations to drive the next phase of optical communications with highly integrated technologies that are faster, more agile, and more reliable, making us a valuable business and technology partner for NEMs.

In the laser markets, JDSU works to establish long-term business partnerships with its OEM customers. Leveraging established manufacturing, engineering, telecommunications, and photonics expertise, JDSU delivers products that meet cost-of-ownership and reliability needs while delivering on volume production demands.

And in Photonic Power and Photovoltaics, JDSU is developing best-in-class performance technology applicable to the nascent, fast-growing solar power market.

Competition

JDSU competes against numerous public and private companies in its CCOP markets. A partial list of public company competitors providing optical communications includes Oclaro, Finisar, Fujitsu, Furukawa Electric, Opnext, Oplink Communications, and Sumitomo Electric. JDSU competitors in the laser market include Coherent, IPG Photonics, Rofin-Sinar, CVI-Melles, and the Spectra-Physics division of Newport Corporation. JDSU competes against Spectrolab and Emcore in the photovoltaic market.

In addition to these established companies, JDSU faces significant and focused competition from other companies and emerging startups. While each of its product families has multiple competitors, JDSU has a broad range of products and leading technologies that are aligned with industry trends and the needs of its customers.

Offerings

CCOP serves the optical communications, laser, and photovoltaic markets.

Optical Communications

JDSU optical communications offerings address two market segments—telecommunications and enterprise data communications. In addition to a full selection of active and passive components, JDSU offers increasing levels of functionality and integration in modules, circuit packs, and subsystems for transmission, amplification, wavelength management, and more. Our optical communications product offerings include:

In the telecommunications market segment, we offer transmission and transport solutions for the synchronous optical network (“SONET”), synchronous digital hierarchy (“SDH”) and wavelength division multiplexer (“WDM”) applications. Transmission products transmit and receive signals, such as our tunable transponder, transceiver, and transmitter modules. JDSU also offers transmission components for the previously mentioned products, which include active components like our tunable lasers, detectors/receivers, and modulators.

JDSU transport products provide switching, routing and conditioning of signals such as our ROADMs and optical amplifiers. We also provide components for transport, including passive components such as our attenuators, circulators, couplers/splitters/WDMs, gain flattening filters, hybrid interleavers, multiplexer/demultiplexers polarization components, switches, and wavelength lockers.

Industry-leading innovation led to the Super Transport Blade, which integrates all major optical transport functions (wavelength switching, preamplification, postamplification, and monitoring) into a single-slot blade. This all-in-one solution reduces the size, cost, and power requirements of optical components, incorporates nano wavelength selective switch (WSS) technology, and enables greater chassis density and smaller footprint.

In the enterprise data communications market segment, which relies on storing and moving vast amounts of data, JDSU offers transmission products, such as our optical transceivers for Fibre Channel and Gigabit Ethernet applications. JDSU transceivers are also used in Ethernet connections for servers, routers, hubs, and switches for Internet and e-mail services.

JDSU integrated fiber optic transceivers provide a high-speed, serial electrical interface for connecting processors, switches, and peripherals. They are available in hot-pluggable or pin-through-hole versions with a small footprint for use in compact system designs. This allows manufacturers to double the density of transceivers on a board compared to conventional designs

For higher data transfer rates of 40 and 100G, JDSU offers vertical-cavity surface-emitting lasers (VCSELs). VCSELs reduce power consumption, heat, electromagnetic interference (EMI), and cost while increasing speed, reliability, and link distance. Our compact arrays offer an innovative solution for the LANs, SANs, broadband Internet, and metro-area network applications that currently depend on high-end routers, switches, and cross-connect equipment to handle legacy and IP traffic.

Lasers

Our broad range of products includes diode-pumped solid-state, fiber, diode, direct-diode, and gas lasers such as argon-ion and helium-neon (HeNe) lasers:

Diode-pumped solid-state and fiber lasers that provide excellent beam quality, low noise, and exceptional reliability are used in biotechnology, graphics and imaging, remote sensing, materials processing, and precision machining applications.

Diode and direct-diode lasers address a wide variety of applications, including laser pumping, thermal exposure, illumination, ophthalmology, image recording, printing, plastic welding, and selective soldering.

Gas lasers such as argon-ion and helium-neon lasers provide a stable, low-cost and reliable solution over a wide range of operating conditions, making them well suited for complex, high-resolution OEM applications such as flow cytometry, DNA sequencing, graphics and imaging, and semiconductor inspection.

Photonic power and photovoltaics

Photonic power is an innovative power-over-fiber delivery system that converts optical power to electrical power. Since it is delivered over nonconducting fiber optic cable, it is not affected by RF or EMI, is lighter, generates less heat, is spark-free, and can be used to drive sensors, gauges, actuators, low-power communications devices, and other electronic devices.

JDSU capabilities in converting optical power to electrical power are now being applied to the solar energy market. Multijunction concentrated photovoltaic (CPV) cells generate power under concentrated sunlight. JDSU has developed CPV cells to be available both as chips and in receiver assemblies, for generating solar power.

Advanced Optical Technologies

The Advanced Optical Technologies (“AOT”) business segment leverages its core technology strengths of optics and materials science to manage light and color effects. With decades of experience in optical coating and holographic technology, AOT develops innovative solutions that meet the needs of a variety of markets—from counterfeit protection to space exploration.

Market

Our AOT segment spans several markets. Its multilayer product security technologies provide overt and covert product verification for protection against diversion, brand erosion, and lost revenue due to counterfeiting. These technologies safeguard high security government documents as well as brands in the transaction card, pharmaceutical, consumer electronics, printing/imaging supplies, and fast-moving consumer good industries through innovative optically variable pigment, holographic, and microtaggant technologies.

AOT also produces precise, high-performance, optical thin-film coatings for a variety of applications in government and aerospace, biomedical, consumer electronics, telecommunications, office automation, and other markets. These applications include night-vision goggles, satellite solar covers, medical instrumentation, optical communications components, fax machines, computer-driven projectors, 3D cinema and event lighting.

In addition, we offer custom color solutions for product finishes and decorative packaging that can be applied to a wide variety of substrates. These include innovative optically-based color-shifting and other solutions that provide product enhancement for brands in the pharmaceutical, automotive, consumer electronics, sports apparel, and fast-moving consumer goods industries.

Customers

The AOT business segment serves customers such as Dolby, Kingston, Lockheed Martin, Northrup Grumman, Pan Pacific, and SICPA. JDSU technology is used to protect the currencies of China, the European Union, the United States, and other governments around the world. Leading pharmaceutical companies worldwide also use JDSU solutions to protect their brands, as do major issuers of transaction cards. JDSU custom color product differentiation and brand enhancement solutions are used by customers such as DuPont.

Trends

Product integrity is a worldwide, multibillion dollar issue that poses consumer health and safety risks, corporate liability, devaluation of brand image, weakening of brand loyalty, and lost revenues. Favored targets include pharmaceuticals, imaging supplies, apparel, automotive parts, consumer electronics, and electronic media. Other issues, such as product diversion, where distributors divert products intended for lower-priced markets to higher-priced markets, increasingly require brand protection. The spread of counterfeiting can be attributed to using the Internet to facilitate distribution, a ready availability of low-cost, high-quality printing equipment to reproduce product packaging, the elimination of international trade barriers, and an increasingly mobile global society.

JDSU technology has become a worldwide standard for currency protection. Meanwhile, the need to protect high-value documents and offer solutions for authenticating personal, identification, and financial documents is also growing. Our authentication products can be combined to offer multilayer solutions for creating effective security programs that combine secure authentication, flexible aesthetics, and ease of application.

Demand for optical solutions to solve complex problems extends to the aerospace, defense and medical/environmental instrumentation markets, which require customized, high-precision coated products and optical components that selectively absorb, transmit or reflect light to meet the performance requirements of sophisticated systems. Our custom optics products offer an array advanced technologies and precision optics—from the ultraviolet to the far infrared portion of the light spectrum. Most products are custom optical filters, on either a simple or complex irregular shape, that require from one to several hundred layers to create the coating.

Another challenge is the need to differentiate products in order to build brands. Global competition and an increasing range of product offerings are driving designers to look for innovative ways to increase the aesthetic value of their products and make them stand out. Our custom color solutions are used in coatings and packaging to create unique and striking visual effects.

Strategy

The AOT business segment develops technologies that differentiate and effectively protect valuable brands via a secure, flexible, aesthetically striking optical platform. It also strives to supply the highest-quality, best-in-class optical components and assemblies with innovative thin-film coating processes that help customers protect and/or differentiate their products. JDSU will continue to leverage its intellectual property and leading expertise in optics, light management and material technology to develop solutions that provide a unique advantage to customers.

Competition

In these markets, JDSU faces competition from providers of special-effect pigments, like Merck KGA, from manufacturers of security holograms including Kurz, De La Rue and OpSec; from Japanese coating companies such as Nidek, Toppan, and Toray; from display-component companies such as Asahi, Fuji Photo-Optical, Nikon, and Nitto Optical; and from optics companies such as Barr Associates and Deposition Sciences.

Offerings

AOT consists of the Authentication Solutions Group (“ASG”), which has offerings for brand protection and document authentication; the Custom Optics Product Group (“COPG”), which offers optical thin-film coatings for a range of markets; and the Flex Products Group, which offers custom color solutions, currency protection, printing services, as well as solar window films.

Brand Protection

To strengthen brand integrity, many corporate brand owners are introducing overt protective measures in packaging that provides consumers and/or inspection personnel with the ability to quickly determine product authenticity by visually detecting a color effect on the package. Covert solutions provide an additional layer of protection that cannot be seen or detected without a visual aid.

JDSU offers both overt and covert solutions for security, including SecureShift® light interference technology (which allows inks or plastics to exhibit different colors and visual effects from different viewing angles), holographic technology, and Charms™ microstructured taggants. Applications include transaction cards, pharmaceuticals, imaging supplies, electronics, computer, and other consumer goods. JDSU offers these solutions in a wide range of choices by incorporating them into printing inks, product labels, and product packaging.

Document authentication

JDSU optically variable pigment (“OVP®”) technology, which produces color-shifting and other optical effects, and our holographic technologies, are used to combat forgery and counterfeiting, protect against alteration of data, and allows for immediate authentication of high-value documents. JDSU works closely with its customers to design these solutions to meet their specific needs for passports, personal identification, and other government and secure documents.

Custom Optics

Optical thin-film coatings are submicroscopic (nanometer to micrometer) layers of materials, such as silicon and magnesium fluoride, that are applied to the surface of a substrate, including glass, plastic or metal. Thin-film coatings control the behavior of light to produce effects such as reflection, refraction, absorption, abrasion resistance, antiglare, oxygen and/or moisture transmission, and electrical conductivity for a variety of applications:

Aerospace and defense: JDSU provides customized optics for solar cell coverglass, thermal control mirror technology, and optical sensors for aerospace applications. JDSU thin-film optics products can be found on spacecraft and satellites. In addition, JDSU supplies filters used in military applications such as infrared night vision goggles and electronic countermeasures.

Consumer and commercial electronics: JDSU manufactures and sells coated optics for use in home and business display systems and 3D entertainment systems. These products include bandpass filters, mirrors, polarization compensators, heater panels and other coated optics, and assemblies. Products for the automation market include photo receptors and mirrors for photocopiers, scanners, computer-driven projectors, and facsimile machines.

Instrumentation and lighting: JDSU provides multicavity and linear variable optical filters on a variety of substrates for applications including gas monitoring and analysis, thermal imaging, smart munitions, fire detection, spectroscopy, and pollution monitoring. These filters are also used in biomedical applications, semiconductor test systems, and test and measurement equipment. JDSU also provides advanced optical filters used to create dramatic lighting effects and rich, saturated color in intelligent lighting systems for entertainment and architectural lighting.

Custom Color Solutions

For product differentiation and brand enhancement, JDSU provides custom color solutions for a variety of applications using our ChromaFlair® and SpectraFlair® pigments to create color effects that emphasize body contours, create dynamic environments, or enhance products in motion. These pigments are added to paints, plastics, or textiles for products and packaging.

Our line of custom color products uses proprietary manufacturing processes and light interference or diffractive technology to provide specific color characteristics that can be designed to meet the needs of individual products, brands or markets. The products create a durable finish with striking color properties for automotive, consumer electronics, and other applications.

The design process is critical to delivering custom color solutions that meet the needs of specific customers, markets and brands. JDSU color specialists, Color Lab, and prototyping capabilities help customers overcome color design challenges during the design stage.

Currency Protection

Our OVP technology for overt security technology has become a standard used by governments worldwide for currency protection. OVP provides a color-shifting effect that enables positive, easy visual verification and deters counterfeiting.

Printing Services

Proprietary printing processes and a cGMP-compliant environment deliver solutions for labels, closures, hang tags, and flexible packaging for authentication and custom color solutions. In addition, JDSU provides high quality flexographic and gravure printing for labels for retail and apparel, healthcare, food and beverage, automotive, consumer goods and personal care.

Corporate Strategy

Our objective is to continue to be a leading provider for all markets and industries we serve. In support of our business segments, we are pursuing a corporate strategy that we believe will best position us for future opportunities. The key elements of our corporate strategy include:

•	Enabling our customers’ innovation in broadband and optical markets

We remain committed to working closely with our customers from initial product design and manufacturing through to solution deployment and training. We strive to engage with our customers at the early stages of development to provide them with the most innovative and timely products and services and ensure our technology direction is aligned with their emerging requirements. Our sales, customer support, product marketing, and development efforts are organized to maximize effectiveness in our customer interactions.

•	Continue to strengthen our balance sheet

JDSU will take continued actions that will strengthen our balance sheet and provide financial support for market leadership and business expansion efforts. Fundamental to this strategy has been our ability to continue to generate positive cash flow through improved profitability, reduced inventory levels and reduced days sales outstanding (“DSOs”). These and other actions, such as focusing on businesses that meet our success criteria, and exiting others, will keep JDSU financially strong.

•	Build a lean and scalable business

We remain committed to streamlining our manufacturing operations and reducing costs by using contract manufacturers where appropriate and consolidating to reduce our footprint and total fixed costs. As a result, we are moving from a fixed cost model to a variable one that is efficient, highly scalable, and capable of consistently meeting our customers’ quality and performance requirements. In addition, our shared corporate functions model cost-effectively provides our business segments with the centralized strength and depth of a larger company, while allowing each segment to remain focused and responsive to its own market needs.

•	Invest in profitable, market-based innovation

Based on current and anticipated demand, we will continue to invest in R&D and through acquisitions and partnerships in new technologies, products and services that offer our customers increased efficiency, higher performance, improved functionality, and/or higher levels of integration. In fiscal 2010, we continued to invest in product development in line with our profitability and growth objectives. The acquisition of the Storage Network Tools business from Finisar in fiscal 2010 establishes JDSU as the worldwide leader in storage area network (SAN) protocol test tools, software, and services. In addition, the acquisition of the Network Solutions Division business from Agilent in fiscal 2010 enables JDSU to offer the market’s only end-to-end wireless test portfolio and leading position for network verification and deployment of LTE/4G technologies to support increased bandwidth demand for mobile users.

•	Expand our global market presence

Long term, we expect higher rates of growth internationally than we do domestically, with the highest rates of growth in our Asia/Pacific, Latin America, and Eastern Europe regions. Therefore, we are developing products, sales, marketing and customer support to meet the specific needs in these regions in order to serve these customers better.

Although we expect to successfully implement our strategy, internal and/or external factors could impact our ability to meet any, or all, of our objectives. Some of these factors are discussed under “Risk Factors.”

Acquisitions

As part of our strategy, we are committed to the ongoing evaluation of strategic opportunities and, where appropriate, the acquisition of additional products, technologies or businesses that are complementary to, or broaden the markets for our products. We believe we have strengthened our business model by expanding our addressable market, customer base, and expertise, diversifying our product portfolio, and fortifying our core businesses through acquisition as well as through organic initiatives.

In May 2010, we completed the acquisition of the Network Solutions Division (“NSD”) of Agilent Technologies, Inc. (“Agilent”), where we acquired certain assets and assumed certain liabilities of NSD, for a total purchase price consideration of approximately $163.8 million.

In July 2009, we completed the acquisition of the Storage Network Tools business (“SNT”) of Finisar Corporation. Under the terms of the agreement, we acquired SNT for approximately $40.7 million.

In February 2008, we completed the acquisition of American Bank Note Holographics Inc. (“ABNH”), a public company. ABNH is a market leader in the origination, production and marketing of holograms for security applications and the leading supplier of optical security devices for the transaction card market and is included in our Advanced Optical Technologies segment.

In January 2008, we completed the acquisition of certain assets of the fiber optics division of Westover Scientific Inc. (“Westover”). Westover is a leading provider of fiber optic inspection and cleaning solutions, which complements our existing fiber field and lab and production test portfolio and is included in our Communications Test and Measurement segment.

Please refer to “Note 4. Mergers and Acquisitions” of Notes to Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion of the acquisitions completed during fiscal 2010, 2009 and 2008.

Restructuring Programs and Divestitures

Since fiscal 2006, we have significantly consolidated the manufacturing of our products based on core competencies, cost efficiency, and alternative manufacturers, where appropriate. Among other things, we continue to strengthen our partnerships with contract manufacturers. We completed the process of centralizing in–house manufacturing from North America primarily pertaining to the CCOP segment product lines to a third party owned lower-cost facility in Shenzhen, China during fiscal 2009. With regard to the Lasers business, we completed the transition to a lower cost contract manufacturer in fiscal 2010. During fiscal 2009 and 2010, we also restructured and reorganized our Communications Test and Measurement segment to improve the efficiency of the research and development organization by reducing/rationalizing headcount, moving significant work to less expensive offshore contractors, and consolidating and centralizing similar functions to fewer sites designed to improve leverage. Additionally, we continue to centralize many administrative functions such as information technology, human resources, and finance to take advantage of common processes and controls, and economies of scale.

We may not be successful in our manufacturing strategy, and there are many risks to be addressed as described in the “Risk Factors” section.

Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations under Item 7 and the Notes to the Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion on these charges.

Research and Development

During fiscal 2010, 2009, and 2008, we incurred research and development expenses of $174.9 million, $167.1 million, and $184.3 million, respectively. The number of employees engaged in research and development was approximately 1,400 as of July 3, 2010, 900 as of June 27, 2009, and 1,100 as of June 28, 2008.

We devote substantial resources to research and development to develop new and enhanced products to serve our markets. Once the design of a product is complete, our engineering efforts shift to enhancing both the performance of that product and our ability to manufacture it in volume and at lower cost.

In our Communications Test and Measurement segment, the addressable markets include portable instruments for telcom, cable, and wireless Field Service personnel, systems and software used in Operations Centers, and instruments used in the design and production of network equipment deployed in telcom, cable, and wireless networks. We have increased our focus on test and monitoring for wireless applications, IP-based service delivery, and service assurance to address the required changes in network architecture as they relate to our target market. At the same time, we maintain our capability to continue to serve all major network architectures and protocols.

In our Communications and Commercial Optical Products segment, we are increasing our focus on the most promising markets while maintaining our capability to provide products throughout the network. We are increasing our emphasis on the next generation Agile Optical Networks (“AON”) components and modules, such as ROADMs and tunable devices needed for long-haul, metro, access, local area network, storage area network, and enterprise markets. We are also responding to our customers’ requests for higher levels of integration, including the integration of optics, electronics and software in our modules, subsystems, and circuit packs. We are providing optical technology for gesture recognition systems that enable the control of technology by natural body gestures instead of using a remote, mouse, or other device. Emerging gesture recognition systems simplify the way that people interact with technology, and are initially being used in applications for home entertainment and computing. In addition, our Communications and Commercial Optical Products and Advanced Optical Technologies segments have been working together to develop concentrated photovoltaic cells for the solar market aimed at large commercial and utility scale installations. We continue to develop new product offerings in both solid state and fiber lasers that take advantage of technologies and components developed within our Communications and Commercial Optical Products segment. All these developments are targeted to serve customers engaging in biotechnology, graphics and imaging, remote sensing, and materials processing and precision micromachining markets.

In our Advanced Optical Technologies segment, our research and development efforts concentrate on developing more innovative solutions for our markets. We are advancing our 3D technology development efforts for both cinema and home entertainment. The team is also responding to customer demand in burgeoning gesture recognition markets. Our Advanced Optical Technology segment continues to advance light interference micro-flakes, color separation and birefringent filters, holographic images, components and assemblies for optical systems.

Manufacturing

As of July 3, 2010 our major manufacturing facilities were located in the United States, China, France, and Germany. Additionally, our significant contract manufacturing partners were located in China, Mexico, Singapore and Thailand.

Sources and Availability of Raw Materials

JDSU uses various suppliers and contract manufacturers to supply parts and components for the manufacture and support of multiple product lines. Although our intention is to establish at least two sources of supply for materials whenever possible, for some certain components we do have sole or limited source supply arrangements. We may not be able to procure these components from alternative sources at acceptable prices within reasonable time; therefore the loss or interruption of such arrangements could have an impact on our ability to deliver certain products on a timely basis.

JDSU will continue initiatives to reduce cost and risk of production interruptions and shortages of components by: (1) selecting and qualifying alternative sources of supplies for key components whenever possible, and (2) maintaining an appropriate safety stock of key components.

Patents and Proprietary Rights

Intellectual property rights that apply to our various products include patents, trade secrets, and trademarks. We do not intend to broadly license our intellectual property rights unless we can obtain adequate consideration or enter into acceptable patent cross-license agreements. As of July 3, 2010, we owned 1,512 U.S. patents and 525 foreign patents, and we are processing over a thousand pending applications throughout the world.

Backlog

Backlog consists of purchase orders for products for which we have assigned shipment dates within the following 12 months. As of July 3, 2010 our back log was approximately $457 million as compared to $220 million at June 27, 2009. Because of possible changes in product delivery schedules and cancellation of product orders and because our sales often reflect orders shipped in the same quarter in which they are received, our backlog at any particular date is not necessarily indicative of actual revenue or the level of orders for any succeeding period.

Employees

We employed approximately 4,700 employees as of July 3, 2010, as compared to approximately 4,000 and 6,800 as of June 27, 2009 and June 28, 2008, respectively. Our workforce as of July 3, 2010 included approximately 1,700 employees in manufacturing, 1,400 employees in research and development, 500 employees in general and administrative functions, and 1,100 employees in sales and marketing. The increase in our workforce was primarily due to the acquisition of the Network Solutions Division of Agilent Technologies, Inc. in fiscal 2010, refer to “Note 4. Mergers and Acquisitions” for further details.

We consider our employee relations generally to be good. Similar to other technology companies, particularly those in Silicon Valley, we rely upon our ability to use stock options, Full Value Awards, and other forms of stock-based compensation as key components of our executive and employee compensation structure. “Full Value Awards” refer to Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares that are granted with the exercise price equal to zero and are converted to shares immediately upon vesting. Historically, these components have been critical to our ability to retain important personnel and offer competitive compensation packages. Without these components, we would be required to significantly increase cash compensation levels (or develop alternative compensation structures) to retain our key employees.

ITEM 1A. RISK FACTORS

We incurred net losses of $61.8 million, $909.5 million, and $40.3 million in fiscal years 2010, 2009 and 2008, respectively. As a portfolio company, comprised of many product lines, with diverse operating metrics and markets, our profit performance in a particular period is generally a function of both revenue and product mix factors. For example, our product portfolio has a broad gross margin range. Moreover, the profit contribution of each of our business segments currently varies materially. Additionally, for the last several years, we have undergone multiple manufacturing, facility, organizational and product line transitions. We expect some of these activities to continue for the foreseeable future. These activities are costly and impair our profitability objectives while ongoing. Specific factors that may undermine our financial objectives include, among others:

•

uncertain future telecom carrier and cable operator capital and R&D spending levels, which particularly affects our Communications and Commercial Optical Products and Communications Test and Measurement segments;

•

adverse changes to our product mix, both fundamentally (resulting from new product transitions, the declining profitability of certain legacy products and the termination of certain formerly higher margin products, among other things) and due to quarterly demand fluctuations;

•

intense pricing pressure across our product lines (due to competitive forces, increasingly from Asia, and to a highly concentrated customer base for many of our product lines), which continues to offset many of the cost improvements we are realizing quarter over quarter;

•	availability and cost of components for our products, particularly in our Communications and Commercial Optical Products segment;

•

increasing commoditization of previously differentiated products, and the attendant negative effect on average selling prices and profit margins, particularly in our Communications and Commercial Optical Products segment;

•	execution challenges, which limit revenue opportunities and harm profitability, market opportunities and customer relations;

•	revenue declines associated, periodically, with terminated or divested product lines;

•	redundant costs related to periodic transitioning of manufacturing to low cost locations;

•	ongoing costs associated with organizational transitions, consolidations and restructurings, which are expected to continue in the nearer term;

•	continuing high levels of selling, general and administrative, (“SG&A”) expenses; and

•	seasonal fluctuations in revenue from our Communications Test and Measurement segment, which is the largest of our business segments.

Taken together, these factors limit our ability to predict future profitability levels and to achieve our long-term profitability objectives. While some of these factors may diminish over time as we improve our cost structure and focus on enhancing our product mix, several factors, such as continuous pricing pressure, increasing Asia-based competition, increasing commoditization of previously-differentiated products, a highly concentrated customer base for many of our product lines and seasonal Communications Test and Measurement segment revenue fluctuations, are likely to remain endemic to our businesses. If we fail to achieve profitability expectations, the price of our debt and equity securities, as well as our business and financial condition, may be adversely impacted.

Our operating results may be adversely affected by unfavorable economic and market conditions.

Economic conditions worldwide have from time to time contributed to slowdowns in the technology industry at large, as well as to the specific segments and markets in which we operate. When combined with ongoing customer consolidation activity and periodic manufacturing and inventory initiatives, the current worldwide economic downturn, including but not limited to the effects of deteriorating credit markets, could lead to reduced demand from our customers and increased price competition for our products, increased risk of excess and obsolete inventories and higher overhead costs as a percentage of revenue. The worldwide economic downturn may further negatively impact our operations by affecting the solvency of our customers, the solvency of our key suppliers or the ability of our customers to obtain credit to finance purchases of our products. If the global economy and credit markets deteriorate and our future sales decline, our financial condition and results of operations could be adversely impacted.

In addition, we have significant intangible assets and long-lived assets recorded on our balance sheet. We will continue to evaluate the recoverability of the carrying amount of our goodwill and intangible assets on an ongoing basis, and we may incur substantial impairment charges, which would adversely affect our financial results. There can be no assurance that the outcome of such reviews in the future will not result in substantial impairment charges. Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. Future events and changing market conditions may impact our assumptions as to prices, costs, holding periods or other factors that may result in changes in our estimates of future cash flows. Although we believe the assumptions we used in testing for impairment are reasonable, significant changes in any one of our assumptions could produce a significantly different result. If, in any period, our stock price decreases to the point where the fair value of the Company, as determined by our market capitalization, is less than our book value, this too could indicate a potential impairment and we may be required to record an impairment charge in that period.

We have continuing concerns regarding the manufacture, quality and distribution of our products. These concerns are heightened with new product offerings and when overall demand increases.

Our success depends upon our ability to deliver both our current product offerings and new products and technologies on time and at acceptable cost to our customers. The markets for our products are characterized by rapid technological change, frequent new product introductions, substantial capital investment, changes in customer requirements and evolving industry. Our future performance will depend on the successful development, introduction and market acceptance of new and enhanced products that address these changes as well as current and potential customer requirements. As a technology company, we also constantly encounter quality, volume and cost concerns. The following factors are potential contributors to our concerns:

•

our continuing cost reduction programs, which include site and organization consolidations, asset divestitures, product transfers to contract manufacturers and employee reductions, require the re-establishment and re-qualification by our customers of complex manufacturing lines, as well as modifications to systems, planning and operational infrastructure. During this process, we have experienced, and continue to experience additional costs, delays in re-establishing volume production levels, planning difficulties, inventory issues, factory absorption concerns, and systems integration problems;

•

increases in demand for certain of our products, in the midst of our cost reduction programs, are straining our execution abilities as well as those of our suppliers, as we are experiencing periodic and varying capacity, workforce and materials constraints, enhanced by the impact of our ongoing product and operational transfers;

•

variability of manufacturing yields caused by difficulties in the manufacturing process, the effects from a shift in product mix, changes in product specifications and the introduction of new product lines. These difficulties can reduce yields or disrupt production and thereby increase our manufacturing costs and adversely affect our margin;

•

the possibility of incurring significant costs to correct defective products (despite rigorous testing for quality both by our customers and by us), which could include lost future sales of the affected product and other products, and potentially severe customer relations problems, litigation and damage to our reputation;

•

our dependence on a limited number of vendors, often small and specialized, for raw materials, packages and standard components. Our business and results of operations have been, and could continue to be adversely affected by this dependency. Specific concerns we periodically encounter with our suppliers include stoppages or delays of supply, insufficient vendor resources to supply our requirements, substitution of more expensive or less reliable products, receipt of defective parts or contaminated materials, increases in the price of supplies, and an inability to obtain reduced pricing from our suppliers in response to competitive pressures; and

•

new product programs and introductions, which due to their changing product specifications and customer requirements, unanticipated engineering complexities, difficulties in reallocating resources and overcoming resource limitations and with their increased complexity, expose us to yield and product risk internally and with our materials suppliers.

These factors have caused considerable strain on our execution capabilities and customer relations. We have and could continue to see (a) periodic difficulty responding to customer delivery expectations for some of our products, (b) yield and quality problems, particularly with some of our new products and higher volume products, and (c) additional funds and other resources to respond to these execution challenges. We are also, in the short-term, diverting resources from new product research and development and other functions to assist with resolving these matters. If we do not improve our performance in all of these areas, our operating results will be harmed, the commercial viability of new products may be challenged and our customers may choose to reduce their purchases of our products and purchase additional products from our competitors.

We rely on a limited number of customers for a significant portion of sales.

We believe that we will continue to rely upon a limited number of customers for a significant portion of our revenues for each period for the foreseeable future and any failure by us to capture a significant share of these customers could materially harm our business. Dependence on a limited number of customers exposes us to the risk that order reductions from any one customer can have a material adverse effect on periodic revenue. Further, to the extent that our direct communications equipment manufacturer customer base and their customer base, the service providers, consolidates, we will have increased dependence on fewer customers who may be able to exert increased pressure on our prices and contractual terms in general. Customer consolidation activity and periodic manufacturing and inventory initiatives could also create the potential for pauses in customer demand for our products as a consequence of their new decision frameworks and periods of operational streamlining.

Also, we have a strategic alliance with SICPA, our principal customer for our light interference microflakes that are used to, among other things, provide security features in currency. Under a license and supply agreement, we rely exclusively on SICPA to market and sell one of these product lines, OVP, for document authentication applications worldwide. The agreement requires SICPA to purchase minimum quantities of these pigments over the term of the agreement. If SICPA fails to purchase these quantities, as and when required by the agreement, for any reason, our business and operating results (including, among other things, our revenue and gross margin) will be harmed, at least in the short-term. In the long-term, we may be unable to find a substitute marketing and sales partner or develop these capabilities ourselves.

Risks in strategic transactions.

Our strategy continues to include periodic acquisitions and divestitures of businesses and technologies. Strategic transactions of this nature involve numerous risks, including the following:

•	difficulties and costs in integrating or disintegrating the operations, technologies, products, IT and other systems, facilities, and personnel of the affected businesses;

•

inadequate internal control procedures and disclosure controls to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or poor integration of a target company’s or businesses’ procedures and controls;

•	diversion of management’s attention from normal daily operations of the business;

•	potential difficulties in completing projects associated with in-process research and development;

•	difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

•

projecting and obtaining or providing sufficient transition services for an appropriate period of time and cost in the case of acquisitions or divestitures of product lines, assets, or discrete businesses;

•	insufficient net revenue to offset increased expenses associated with acquisitions;

•	potential loss of key employees of the acquired companies; and

•	difficulty in forecasting revenues and margins.

Acquisitions may also cause us to:

•	issue common stock that would dilute our current shareholders’ percentage ownership;

•	assume liabilities, some of which may be unknown at the time of such acquisitions;

•	record goodwill and non-amortizable intangible assets that will be subject to impairment testing and potential periodic impairment charges;

•	incur amortization expenses related to certain intangible assets; or

•	acquire, assume, or become subject to litigation.

Certain of our non-communications related products are subject to governmental and industry regulations, certifications and approvals.

The commercialization of certain of the products we design, manufacture and distribute through our AOT and Communications and Commercial Optical Products segments may be more costly due to required government approval and industry acceptance processes. Development of applications for our light interference and diffractive microflakes may require significant testing that could delay our sales. For example, certain uses in cosmetics may be regulated by the Food and Drug Administration, which has extensive and lengthy approval processes. Durability testing by the automobile industry of our decorative microflakes used with automotive paints can take up to three years. If we change a product for any reason, including technological changes or changes in the manufacturing process, prior approvals or certifications may be invalid and we may need to go through the approval process again. If we are unable to obtain these or other government or industry certifications in a timely manner, or at all, our operating results could be adversely affected.

We face risks related to our international operations and revenue.

Our customers are located throughout the world. In addition, we have significant offshore operations and operations outside North America, including product development, manufacturing, sales and customer support operations.

In particular, as a result of our efforts to reduce costs, we have expanded our use of contract manufacturers in Shenzhen, China. Looking ahead we expect to expand our research and development activities in China. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, such as those relating to taxation, import and export tariffs, environmental regulations, land use rights, intellectual property and other matters, which laws and regulations remain highly underdeveloped and subject to change, with little or no prior notice, for political or other reasons.

Our international presence exposes us to certain risks, including the following:

•	currency fluctuations;

•	our ability to comply with customs, import/export and other trade compliance regulations of the countries in which we do business, together with any unexpected changes in such regulations;

•	difficulties in establishing and enforcing our intellectual property rights;

•	tariffs and other trade barriers;

•	political, legal and economic instability in foreign markets, particularly in those markets in which we maintain manufacturing and product development facilities;

•	difficulties in staffing and management;

•	language and cultural barriers;

•	seasonal reductions in business activities in the countries where our international customers are located;

•	integration of foreign operations;

•	longer payment cycles;

•	difficulties in management of foreign distributors; and

•	potential adverse tax consequences.

Net revenue from customers outside the Americas accounted for 51%, 55% and 48% of our total net revenue for fiscal 2010, 2009 and 2008, respectively. We expect that net revenue from customers outside North America will continue to account for a significant portion of our total net revenue. Lower sales levels that typically occur during the summer months in Europe and some other overseas markets may materially and adversely affect our business. In addition, the revenues we derive from many of our customers depend on international sales and consequently further expose us to the risks associated with such international sales.

Our business and operations would be adversely impacted in the event of a failure of our information technology infrastructure.

We rely upon the capacity, reliability and security of our information technology hardware and software infrastructure and our ability to expand and update this infrastructure in response to our changing needs. We are constantly updating our information technology infrastructure. For example, we are currently implementing a global Oracle system rollout to improve system integration and performance. Any failure to manage, expand and update our information technology infrastructure or any failure in the operation of this infrastructure could harm our business.

Despite our implementation of security measures, our systems are vulnerable to damages from computer viruses, natural disasters, unauthorized access and other similar disruptions. Any system failure, accident or security breach could result in disruptions to our operations. To the extent that any disruptions or security breach results in a loss or damage to our data, or in inappropriate disclosure of confidential information, it could harm our business. In addition, we may be required to incur significant costs to protect against damage caused by these disruptions or security breaches in the future.

Failure to maintain effective internal controls may adversely affect our stock price. Out-of-period adjustments could require us to restate previously issued financial statements.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. The SEC, as directed by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring public companies to include a report by management on the effectiveness of the Company’s internal control over financial reporting in their annual reports on Form 10-K. In addition, our independent registered public accounting firm must report on the effectiveness of the internal control over financial reporting. Although we review our internal control over financial reporting in order to ensure compliance with the Section 404 requirements, if we or our independent registered public accounting firm is not satisfied with our internal control over financial reporting or the level at which these controls are documented, designed, operated or reviewed, or if our independent registered public accounting firm interprets the requirements, rules and/or regulations differently from our interpretation, then they may issue a report that is qualified. This could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which ultimately could negatively impact our stock price.

In addition, we have in the past recorded, and may in the future record, “out-of-period” adjustments to our financial statements. In making such adjustments we apply the analytical framework of Staff Accounting Bulletin No. 99, “Materiality”, (“SAB 99”) to determine whether the effect of any out-of-period adjustment to our financial statements is material and whether such adjustments, individually or in the aggregate, would require us to restate our financial statements for previous periods. Under SAB 99, companies are required to apply quantitative and qualitative factors to determine the "materiality" of particular adjustments. We have recorded out-of-period adjustments in the past and in each instance determined that such adjustments were not material to the period in which the error originated or was corrected. In the future we may identify further out-of-period adjustments impacting our interim or annual financial statements. Depending upon the complete qualitative and quantitative analysis, this could result in our having to restate previously issued financial statements.

We sold $475 million of senior convertible notes in 2003 and $425 million of senior convertible notes in 2006, which may cause our reported earnings per share to be more volatile because of the conversion contingency features of these notes.

We issued $475 million of indebtedness in October 2003 and $425 million of indebtedness in May and June, 2006 in the form of senior convertible notes. As of July 3, 2010, $325.2 million of these notes remained outstanding. The issuance of these notes substantially increased our principal payment obligations and we may not have enough cash to repay the notes when due. The degree to which we are leveraged could materially and adversely affect our ability to successfully obtain financing for working capital, acquisitions or other purposes and could make us more vulnerable to industry downturns and competitive pressures. In addition, the holders of those notes are entitled to convert those notes into shares of our common stock or a combination of cash and shares of common stock under certain circumstances which would cause dilution to our existing stockholders and lower our reported per share earnings.

If we have insufficient proprietary rights or if we fail to protect those we have, our business would be materially harmed.

Our intellectual property rights may not be adequate to protect our products or product roadmaps.

We seek to protect our products and our product roadmaps in part by developing and/or securing proprietary rights relating to those products, including patents, trade secrets, know-how and continuing technological innovation. The steps taken by us to protect our intellectual property may not adequately prevent misappropriation or ensure that others will not develop competitive technologies or products. Other companies may be investigating or developing other technologies that are similar to our own. It is possible that patents may not be issued from any application pending or filed by us and, if patents do issue, the claims allowed may not be sufficiently broad to deter or prohibit others from making, using or selling similar products. We do not own patents in every country in which we sell or distribute our products, and thus others may be able to offer identical products in countries in which we do not have intellectual property protection. In addition, the laws of some territories in which our products are or may be developed, manufactured or sold, including Europe, Asia-Pacific or Latin America, may not protect our products and intellectual property rights to the same extent as the laws of the United States.

Any patents issued to us may be challenged, invalidated or circumvented, and recent Supreme Court precedent may make it easier to invalidate some of our patents than in the past. Additionally, we are currently a licensee in all of our operating segments for a number of third-party technologies, software and intellectual property rights from academic institutions, our competitors and others, and are required to pay royalties to these licensors for the use thereof. Unless we are able to obtain such licenses on commercially reasonable terms, patents or other intellectual property held by others could inhibit our development of new products, impede the sale of some of our current products, substantially increase the cost to provide these products to our customers, and could have a significant adverse impact on our operating results. In the past, licenses generally have been available to us where third-party technology was necessary or useful for the development or production of our products. In the future licenses to third-party technology may not be available on commercially reasonable terms, if at all.

Our products may be subject to claims that they infringe the intellectual property rights of others.

Lawsuits and allegations of patent infringement and violation of other intellectual property rights occur in our industry on a regular basis. We have received in the past, and anticipate that we will receive in the future, notices from third parties claiming that our products infringe third-party proprietary rights. Over the past few years there has been a marked increase in the number and potential severity of third party patent infringement claims, primarily from two distinct sources. First, large technology companies, including some of our customers and competitors, are seeking to monetize their patent portfolios and have developed large internal organizations that have approached us with demands to enter license agreements. Second, numerous patent-holding companies, entities that do not make or sell products (often referred to as “patent trolls”), have claimed that our products infringe upon their proprietary rights. In addition, our markets are extremely competitive and we expect to experience intellectual property infringement disputes with our competitors from time to time. We will continue to respond to these claims in the course of our business operations. In the past, the settlement and disposition of these disputes has not had a material adverse impact on our business or financial condition, however this may not be the case in the future. Further, the litigation or settlement of these matters, regardless of the merit of the claims, could result in significant expense to us and divert the efforts of our technical and management personnel, whether or not we are successful. If we are unsuccessful, we could be required to expend significant resources to develop non-infringing technology or to obtain licenses to the technology that is the subject of the litigation. We may not be successful in such development, or such licenses may not be available on terms acceptable to us, if at all. Without such a license, we could be enjoined from future sales of the infringing product or products, which could adversely affect our revenues and operating results.

The use of open source software in our products, as well as those of our suppliers, manufacturers and customers, may expose us to additional risks and harm our intellectual property position.

Certain of the software and/or firmware that we use and distribute (as well as that of our suppliers, manufacturers and customers) may be derived from, or contain, so-called “open source” software that is generally made available to the public by its authors and/or other third parties. Such open source software is often made available under licenses which impose obligations in the event the software or derivative works thereof are distributed or re-distributed. These obligations may require us to make source code for the derivative works available to the public, and/or license such derivative works under a particular type of license, rather than the forms of license customarily used to protect our own software products. While we believe we have complied with our obligations under the various applicable licenses for open source software, in the event that a court rules that these licenses are unenforceable, or in the event the copyright holder of any open source software were to successfully establish in court that we had not complied with the terms of a license for a particular work, we could be required to release the source code of that work to the public and/or stop distribution of that work. Additionally, open source licenses are subject to occasional revision. In the event future iterations of open source software are made available under a revised license, such license revisions may adversely affect our ability to use such future iterations.

We face certain litigation risks that could harm our business.

We have had numerous lawsuits filed against us asserting various claims. The results of complex legal proceedings are difficult to predict. Moreover, many of the complaints filed against us do not specify the amount of damages that plaintiffs seek, and we therefore are unable to estimate the possible range of damages that might be incurred should these lawsuits be resolved against us. While we are unable to estimate the potential damages arising from such lawsuits, certain of them assert types of claims that, if resolved against us, could give rise to substantial damages. Thus, an unfavorable outcome or settlement of one or more of these lawsuits could have a material adverse effect on our financial condition, liquidity and results of operations. Even if these lawsuits are not resolved against us, the uncertainty and expense associated with unresolved lawsuits could seriously harm our business, financial condition and reputation. Litigation is costly, time-consuming and disruptive to normal business operations. The costs of defending these lawsuits, particularly the securities class actions and stockholder derivative actions, have been significant, will continue to be costly and may not be covered by our insurance policies. The defense of these lawsuits could also result in continued diversion of our management’s time and attention away from business operations, which could harm our business. For additional information regarding certain of the lawsuits in which we are involved, see the “Legal Proceedings” portion of this report.

We may be subject to environmental liabilities which could increase our expenses and harm our operating results.

We are subject to various federal, state and foreign laws and regulations governing the environment, including those governing pollution and protection of human health and the environment and, recently, those restricting the presence of certain substances in electronic products and holding producers of those products financially responsible for the collection, treatment, recycling and disposal of certain products. Such laws and regulations have been passed in several jurisdictions in which we operate. We will need to ensure that we comply with such laws and regulations as they are enacted, as well as all environmental laws and regulations, and as appropriate or required, that our component suppliers also timely comply with such laws and regulations. If we fail to timely comply with such laws, we could face sanctions for such noncompliance, and our customers further may refuse to purchase our products, which would have a materially adverse effect on our business, financial condition and results of operations.

With respect to compliance with environmental laws and regulations in general, we have incurred and in the future could incur substantial costs for the cleanup of contaminated properties, either those we own or operate or to which we have sent wastes in the past, or to comply with such environmental laws and regulations; further, we could be subject to disruptions to our operations and logistics as a result of such clean-up or compliance obligations. In addition, if we were found to be in violation of these laws, we could be subject to governmental fines and liability for damages resulting from such violations. If we have to make significant capital expenditures to comply with environmental laws, or if we are subject to significant expenditures in connection with a violation of these laws, our financial condition or operating results could be adversely impacted.

Our rights plan and some anti-takeover provisions contained in our charter and under Delaware laws could hinder a takeover attempt.

Some provisions contained in our rights plan may have the effect of discouraging a third party from making an acquisition proposal for us and may thereby inhibit a change in control. We are also subject to the provisions of Section 203 of the Delaware General Corporation Law prohibiting, under some circumstances, publicly-held Delaware corporations from engaging in business combinations with some stockholders for a specified period of time without the approval of the holders of substantially all of our outstanding voting stock. Such provisions could delay or impede the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving us, even if such events could be beneficial, in the short-term, to the interests of the stockholders. In addition, such provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock. Our certificate of incorporation and bylaws contain provisions relating to the limitations of liability and indemnification of our directors and officers, dividing our board of directors into three classes of directors serving three-year terms and providing that our stockholders can take action only at a duly called annual or special meeting of stockholders. These provisions also may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Changes in laws, regulations and financial accounting standards may affect our reported results of operations

Changes in accounting regulations and standards, such as increased use of fair value measures and the potential requirement that U.S. registrants prepare financial statements in accordance with International Financial Reporting Standards (“IFRS”), can have a significant effect on our results. New pronouncements and varying interpretations of pronouncements have occurred in the past and are likely to occur in the future as a result of recent Congressional and regulatory actions. New laws, regulations and accounting standards, as well as the questioning of, or changes to, currently accepted accounting practices in the technology industry may adversely affect our financial results.

ITEM 1B.	UNRESOLVED STAFF COMMENTS

None.

ITEM 2. PROPERTIES

We own and lease various properties in the United States and in 25 other countries around the world. We use the properties for executive and administrative offices, data centers, product development offices, customer service offices, and manufacturing facilities. Our corporate headquarters of approximately 180,110 square feet is located in Milpitas, California. As of July 3, 2010, our leased and owned properties provided us with aggregate square footage of approximately 2.2 million and 0.4 million, respectively. The only large owned site is Germany. Larger leased sites include properties located in Canada, United States, France, and China. We believe that our existing properties, including both owned and leased sites, are in good condition and suitable for the conduct of our business.

From time to time we consider various alternatives related to our long-term facilities needs. While we believe our existing facilities are adequate to meet our immediate needs, it may become necessary to lease, acquire, or sell additional or alternative space to accommodate any future business needs.

ITEM 3. LEGAL PROCEEDINGS

The material set forth in Note 21 of our Notes to Consolidated Financial Statements in this Annual Report on Form 10-K is incorporated herein by reference.

ITEM 4. REMOVED AND RESERVED

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is traded on the NASDAQ Stock Market under the symbol “JDSU” and our exchangeable shares of JDS Uniphase Canada Ltd. are traded on the Toronto Stock Exchange under the symbol “JDU.” Holders of exchangeable shares may tender their holdings for common stock on a one-for-one basis at any time. As of July 30, 2010, we had 221,589,218 shares of common stock outstanding, including 4,323,590 exchangeable shares. The closing price on July 30, 2010 was $10.85 for the common stock and Canadian $11.21 for the exchangeable shares. The following table summarizes the high and low closing sales prices for our common stock as reported on the NASDAQ Stock Market during fiscal 2010 and 2009.

	High	Low
Fiscal 2010:
Fourth Quarter	$13.82	$9.67
Third Quarter	12.57	7.86
Second Quarter	8.51	5.52
First Quarter	7.90	4.85

Fiscal 2009:
Fourth Quarter	$6.22	$3.25
Third Quarter	5.25	2.21
Second Quarter	8.47	2.21
First Quarter	11.90	8.26

As of July 30, 2010, we had 4,423 holders of record of our common stock and exchangeable shares. We have not paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future.

Stock Repurchase Program

On May 15, 2008, the Company’s Board of Directors authorized the Company to repurchase up to $200 million of its common stock through open market or private transactions during a two year period ending May 14, 2010. During the three months ended June 28, 2008, the Company repurchased approximately 9.6 million shares of common stock in open market purchases at an average price of $11.76 per share. The total purchase price of $113.2 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit. All common shares repurchased under this program have been cancelled and retired.

During the first quarter of fiscal 2009, the Company repurchased approximately 7.6 million shares of common stock in open market purchases at an average price of $11.40 per share, completing the $200 million share repurchase program authorized by the Company’s Board of Directors on May 15, 2008. The total purchase price of $86.8 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit.

STOCK PERFORMANCE GRAPH

The information contained in the following graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The following graph and table set forth the Company’s total cumulative Stockholder return of an investment of $100 in June 2005 and ending June 2010 in: (i) the Company’s Common Stock, (ii) the S&P 500 Index, (iii) the NASDAQ Stock Market (U.S.) Index and, (iv) the NASDAQ Telecommunications Index. Historical stock price performance is not necessarily indicative of future stock price performance.

	6/05	6/06	6/07	6/08	6/09	6/10
JDS Uniphase Corporation	100.00	166.45	110.44	93.42	47.04	80.92
S&P 500	100.00	106.62	126.19	107.44	77.17	86.52
NASDAQ Composite	100.00	105.60	126.56	111.47	89.21	102.54
NASDAQ Telecommunications	100.00	104.36	140.83	125.51	101.57	101.17

ITEM 6. SELECTED FINANCIAL DATA

This table sets forth selected financial data of JDSU, in millions, except share and per share amounts, for the periods indicated. This data should be read in conjunction with and is qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Item 7 of this Annual Report on Form 10-K and our audited consolidated financial statements, including the notes thereto and our independent registered public accounting firm’s report thereon and the other financial information included in Item 8 of this Form 10-K. The selected data in this section are not intended to replace the consolidated financial statements included in this report.

	Years Ended
	July 3, 2010(3)(5)	June 27, 2009(3)(4)	June 28, 2008(3)(4)	June 30, 2007(3)(4)	July 1, 2006(3)(4)
Consolidated Statement of Operations Data:
Net revenue	$1,363.9	$1,283.3	$1,512.0	$1,378.4	$1,184.8
Gross profit	547.1	486.6	579.6	459.5	327.3
Amortization of other intangibles	27.8	27.0	30.0	26.8	24.4
Acquired in-process research and development	—	—	—	5.1	20.3
Impairment of goodwill	—	741.7	37.0	—	22.4
(Gain) loss on disposal and impairment of long-lived assets	(2.0)	13.2	6.7	7.8	5.6
Restructuring and related charges	17.7	38.5	6.7	14.7	35.0
Total operating expense	601.3	1,386.5	713.8	581.4	579.2
Loss from operations	(54.2)	(899.9)	(134.2)	(121.9)	(251.9)
Loss from continuing operations	(59.7)	(906.2)	(41.5)	(46.3)	(157.2)
Net loss	(61.8)	(909.5)	(40.3)	(43.7)	(153.3)
Loss from continuing operations per share—basic and diluted	(0.27)	(4.20)	(0.19)	(0.22)	(0.76)
Net loss per share—basic and diluted	(0.28)	(4.22)	(0.18)	(0.21)	(0.74)

	Years Ended
	July 3, 2010(3)(5)	June 27, 2009(2)(3)(4)	June 28, 2008(1)(3)(4)	June 30, 2007(3)(4)	July 1, 2006(3)(4)
Consolidated Balance Sheet Data:
Cash, cash equivalents, short-term investments, and restricted cash	$600.1	$695.5	$884.7	$1,142.7	$1,238.6
Working capital	723.7	797.9	983.8	1,313.2	1,381.9
Total assets	1,703.6	1,668.1	2,904.6	3,021.6	3,061.7
Long-term obligations	444.0	423.7	524.8	803.6	902.7
Total stockholders’ equity	908.7	934.5	1,934.5	1,871.1	1,736.6

(1)	Cash and working capital balances declined in fiscal 2008 primarily due to $400.7 million of repurchases of debt and common stock, offset by cash from operations of $197.2 million.

(2)	Cash and working capital balances declined in fiscal 2009 primarily due to $226.0 million of repurchases of debt and common stock, offset by cash from operations of $107.4 million.

(3)	Effective June 28, 2009, the first day of fiscal 2010, we adopted authoritative guidance which applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. As a result, we have retrospectively applied this guidance to all past periods presented.

(4)	On September 4, 2009, we sold certain non-core assets related to our wholly owned subsidiary da Vinci Systems LLC (“da Vinci”). As a result, the operations of da Vinci have been presented as discontinued operations for all periods presented.

(5)	On May 1, 2010, we acquired the Network Solutions Division (“NSD”) of Agilent Technologies, Inc. (“Agilent”) in a transaction accounted for as a purchase. The Consolidated Statement of Operations for fiscal 2010 included the results of operations from NSD subsequent to May 1, 2010 and the Consolidated Balance Sheet as of July 3, 2010 included NSD’s financial position.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Industries and Developments

JDS Uniphase Corporation (JDSU) is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU also provides laser components and subsystems for a broad range of applications, including solid-state, direct diode, fiber and gas lasers. JDSU is also a leading provider of optical solutions for biomedical and environmental instrumentation, semiconductor processing, aerospace and defense, brand authentication, visual display, and custom color product differentiation applications.

To serve its markets, JDSU operates in the following business segments: Communications Test and Measurement, Communications and Commercial Optical Products, and Advanced Optical Technologies.

Communications Test and Measurement

The Communications Test and Measurement business segment provides instruments, solutions, and services for communications network operators and equipment manufacturers that deliver and/or operate broadband/IP networks (cable, fixed, and mobile) and deploy triple- and quad-play (voice, video, data, and wireless) services.

JDSU solutions help accelerate the deployment of new services, lower operating expenses, reduce customer turnover, and increase productivity across each critical phase of the network lifecycle including research and development, production, deployment, and service assurance. JDSU enables the effective management of services, such as voice over Internet protocol (VoIP) and Internet protocol TV (IPTV), by providing visibility into the end-user experience and also by providing repair, calibration, instrument management, and other services to aid its customers in the rapid deployment and repair of networks and services.

JDSU test solutions address lab and production (capacity expansion, 40G/100G), field service (triple-play deployments for cable, telecom, FTTx, and home networking), wireless (drive test, protocol test), and service assurance (quality of experience [“QoE”] for Ethernet and IP services over cable, wireless, and fixed/telecom networks). JDSU also provides protocol test solutions for the development and field deployment of storage and storage-network technologies.

JDSU test and measurement customers include the world’s largest communications service providers, communications equipment manufacturers, and government organizations. These include major telecom service providers, wireless operators and cable operators including AT&T, Bell Canada, British Telecom, China Telecom, Comcast, Deutsche Telecom, France Telecom, TalkTalk, Telefonica, Telmex, TimeWarner, and Verizon. Network equipment manufacturing customers include Alcatel-Lucent, Ciena, Cisco Systems, Fujitsu, Huawei, and Motorola. Customers in the storage group are chip and infrastructure vendors, storage device manufacturers, storage network and switch vendors, and deployed private enterprise customers. Storage group customers include Brocade, Cisco Systems, EMC, Hewlett-Packard, and IBM.

Communications and Commercial Optical Products

The Communications and Commercial Optical Products (CCOP) business segment is a leading provider of products and technologies used in the optical communications and commercial laser markets.

CCOP optical communications products include a wide range of components, modules, subsystems, and solutions for two markets: telecommunications, including access (local), metro (intracity), long-haul (city-to-city and worldwide), and submarine (undersea) networks; and, enterprise data communications including storage access networks (SANs), local area networks (LANs), and Ethernet wide-area networks (WANs). The products enable the transmission and transport of video, audio, and text data over high-capacity, fiber-optic cables.

Transmission products primarily consist of optical transceivers, optical transponders, and their supporting components such as modulators and source lasers including vertical-cavity surface-emitting lasers (VCSELs). Transport products primarily consist of amplifiers, ROADMs, and Super Transport Blades, and their supporting components such as 980 nanometer (nm) pumps, passive devices, and array waveguides (AWGs).

CCOP laser products serve a wide variety of original equipment manufacturer (OEM) applications from low- to high-power output and with ultraviolet (UV), visible, and IR wavelengths. The broad portfolio addresses the needs of laser clients in applications such as micromachining, materials processing, bioinstrumentation, consumer electronics, graphics, medical/dental, and optical pumping. Core laser technologies include continuous-wave (cw), q-switched, and mode-locked lasers addressing application needs from cw to megahertz repetition rates. Laser products include diode, direct-diode, diode-pumped solid-state (DPSS), fiber and gas lasers.

CCOP provides two lines of photovoltaic products. Concentrated photovoltaic (CPV) cell products convert light into electrical energy, enabling high-efficiency multijunction solar cells and receiver assemblies. Photonic Power (PP) products transport energy over optical fiber, enabling electromagnetic- and radio-interference-free power and data transmission for remote sensors such as high-voltage line current monitors.

Today’s most advanced optical networks are built with JDSU transport and transmission components, modules, and subsystems. Customers for Optical Communications products include network equipment manufacturers such as Alcatel-Lucent, Ciena, Cisco Systems, Ericsson, Fujitsu, Hewlett-Packard, Huawei, IBM, Nokia Siemens Networks, and Tellabs. Customers for JDSU Commercial Lasers include ASML, Beckman Coulter, Becton Dickinson, Disco, Electro Scientific Industries, and Han’s Laser. Customers for Photovoltaic Products include Amplifier Research, ETS-Lindgren, Nanjing Xinning Optoelectronics Automation, Siemens and SolFocus.

Advanced Optical Technologies

The Advanced Optical Technologies (AOT) business segment leverages its core technology strengths in optics and materials science to manage light and/or color effects for a wide variety of markets—from product security to space exploration. AOT consists of the Authentication Solutions group, the Custom Optics Products group, and the Flex Products group.

The Authentication Solutions group provides multilayer authentication solutions that include overt, covert, forensic, and digital technologies for protection from product and document counterfeiting and tampering. These solutions, many of which leverage AOT color-shifting and holographic technologies, safeguard brands in the secure document, transaction card, pharmaceutical, consumer electronics, printing/imaging supplies, licensing, and fast-moving consumer goods industries.

The Custom Optics group produces precise, high-performance, optical thin-film coatings for a variety of applications in government and aerospace, biomedical, display, office automation, entertainment, and other emerging markets. These applications include night-vision goggles, satellite solar covers, medical instrumentation, information displays, office equipment, computer-driven projectors, and 3D cinema.

The Flex Products group includes custom color solutions, a product line of unique solutions for product finishes and a wide variety of decorative packaging. These include innovative, optically-based, light-management solutions that provide product enhancement for brands in the pharmaceutical, automotive, consumer electronics, and fast-moving consumer goods industries. The group’s high-end printing services produce labels for a wide variety of commercial and industrial products, and its color-shifting pigments protect the currencies of more than 90 countries including China, the European Union, and the United States.

The AOT business segment serves customers such as Dolby, Kingston, Lockheed Martin, Northrup Grumman, Pan Pacific, and SICPA. Also, leading issuers of transaction cards and pharmaceutical companies worldwide use AOT business segment solutions to protect their brands.

Overview

•

Net revenue in fiscal 2010 increased 6%, or $80.6 million, to $1,363.9 million from $1,283.3 million in fiscal 2009. Net revenue in fiscal 2010 consisted of $652.2 million, or approximately 47% of net revenue, from Communications Test and Measurement, $499.3 million, or approximately 37% of net revenue, from Communications and Commercial Optical Products, and $221.9 million, or approximately 16% of net revenue, from Advanced Optical Technologies. Communications Test and Measurement net revenue excludes $9.5 million of fair value adjustment to acquisition related deferred revenue.

•

Gross profit in fiscal 2010 increased to 40% from 38% in fiscal 2009. The increase in gross margin was primarily related to lower infrastructure costs as the result of the numerous restructuring activities that were initiated in fiscal 2009 that took full effect in fiscal 2010.

•

Our combined research and development (“R&D”) and selling, general and administrative (“SG&A”) expenses decreased $8.3 million to $557.8 million from $566.1 million in fiscal 2009, and as a percent of net revenue, decreased to 41% in fiscal 2010 from 44% in fiscal 2009. The decrease is primarily due to cost reduction initiatives to re-align our cost structure to the reduced demand levels resulting from the general economic slowdown.

•

There was no impairment of goodwill in fiscal 2010, compared to $741.7 million in fiscal 2009, due to the strengthening of market conditions on our forecasts and a sustained, significant increase in our market capitalization to a level higher than our net book value.

•

On May 1, 2010, we acquired the Network Solutions Division (“NSD”) of Agilent Technologies, Inc. (“Agilent”) in a transaction accounted for as a purchase. The Consolidated Statement of Operations for fiscal 2010 included the results of operations from NSD subsequent to May 1, 2010 and the Consolidated Balance Sheet as of July 3, 2010 included NSD’s financial position.

Recent Accounting Pronouncements

In April 2010, the FASB issued authoritative guidance clarifying that share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity shares trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The guidance is effective for us beginning in the first quarter of fiscal 2012. We do not anticipate that the adoption of this statement will have a material impact on our consolidated financial statements.

In March 2010, the FASB issued authoritative guidance amending existing guidance surrounding the consolidation of variable interest entities (“VIE”) to require an enterprise to qualitatively assess the determination of the primary beneficiary of a VIE based on whether the entity a) has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) has the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The guidance also requires an ongoing reconsideration of the primary beneficiary, and amends the events that trigger a reassessment of whether an entity is a VIE. Enhanced disclosures are also required to provide information about an enterprise’s involvement in a VIE. This guidance is effective for us beginning in the first quarter of fiscal 2011. We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

In September 2009, the FASB issued authoritative guidance that applies to revenue arrangements with multiple deliverables and provides another alternative for determining the selling price of deliverables. In addition, the residual method of allocating arrangement consideration is no longer permitted under this guidance. The guidance is effective for us beginning in the first quarter of fiscal 2011. We are currently finalizing the assessment of the impact of the adoption of this guidance on our consolidated financial statements.

In September 2009, the FASB issued authoritative guidance which removes non-software components of tangible products and certain software components of tangible products from the scope of existing software revenue guidance, resulting in the recognition of revenue similar to that for other tangible products. It also requires expanded qualitative and quantitative disclosures. The guidance is effective for us beginning in the first quarter of fiscal 2011. We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, net revenue and expenses, and the related disclosures. We base our estimates on historical experience, our knowledge of economic and market factors and various other assumptions that we believe to be reasonable under the circumstances. Estimates and judgments used in the preparation of our financial statements are, by their nature, uncertain and unpredictable, and depend upon, among other things, many factors outside of our control, such as demand for our products and economic conditions. Accordingly, our estimates and judgments may prove to be incorrect and actual results may differ, perhaps significantly, from these estimates under different estimates, assumptions or conditions. We believe the following critical accounting policies are affected by significant estimates, assumptions and judgments used in the preparation of our consolidated financial statements.

Revenue Recognition

We recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery does not occur until products have been shipped or services have been provided to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or we have objective evidence that the criteria specified in the client acceptance provisions have been satisfied. In situations where a formal acceptance is required but the acceptance only relates to whether the product meets its published specifications, revenue is generally recognized upon shipment provided all other revenue recognition criteria are met. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

We reduce revenue for rebates and other similar allowances. Revenue is recognized only if these estimates can be reliably determined. We base our estimates on historical results taking into consideration the type of client, the type of transaction and the specifics of each arrangement.

In addition to the aforementioned general policies, the following are the specific revenue recognition policies for multiple-element arrangements and for each major category of revenue.

Hardware

Revenue from hardware sales is generally recognized when the product is shipped to the customer and when there are no unfulfilled company obligations that affect the customer’s final acceptance of the arrangement. Any cost of warranties and remaining obligations that are inconsequential or perfunctory are accrued when the corresponding revenue is recognized. Revenue from rentals and operating leases is recognized on a straight-line basis over the term of the rental or lease.

Multiple-Element Arrangements

We enter into multiple-element revenue arrangements, which may include any combination of hardware, software and services. Certain of our networking and communications products are integrated with software that is not considered more than incidental to the functionality of the equipment. We believe that this equipment is not considered software related and would therefore be excluded from the scope of the authoritative guidance on software revenue recognition. Accordingly, we allocate the fair value of the equipment when sold with software according to the authoritative guidance on revenue arrangements with multiple deliverables. The value of the arrangement, less the allocated hardware is then considered within the scope of the authoritative guidance for software revenue recognition.

To the extent that a deliverable(s) in a multiple-element arrangement is subject to specific guidance (for example, software that is subject to the authoritative guidance on software revenue recognition) on whether and/or how to separate multiple-deliverable arrangements into separate units of accounting (separability) and how to allocate value among those separate units of accounting (allocation), that deliverable(s) is accounted for in accordance with such specific guidance. A multiple-element arrangement is separated into more than one unit of accounting if all of the following criteria are met:

•	The delivered item(s) has value to the client on a standalone basis.

•	There is objective and reliable evidence of the fair value of the undelivered item(s).

•

If the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially in the control of us.

If these criteria are not met, revenue is deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit's relative fair value. There may be cases, however, in which there is objective and reliable evidence of fair value of the undelivered item(s) but no such evidence for the delivered item(s). In those cases, the residual method is used to allocate the arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate fair value of the undelivered item(s). The revenue policies described below are then applied to each unit of accounting, as applicable.

Services

Revenue from services and system maintenance is typically recognized on a straight-line basis over the term of the contract. Revenue from time and material contracts is recognized at the contractual rates as labor hours are delivered and direct expenses are incurred. Revenue related to extended warranty and product maintenance contracts is deferred and recognized on a straight-line basis over the delivery period. We also generate service revenue from hardware repairs and calibrations which is recognized as revenue upon completion of the service.

Software

Revenue from perpetually licensed software is recognized at the inception of the license term. Revenue from maintenance, unspecified upgrades and technical support is recognized over the period such items are delivered. In multiple-element revenue arrangements that include software that is more than incidental to the products or services as a whole (software multiple-element arrangements), software and software-related elements are accounted for in accordance with the following policies. Software-related elements include software products and services as well as any non-software deliverable(s) for which a software deliverable is essential to its functionality.

A software multiple-element arrangement is separated into more than one unit of accounting if all of the following criteria are met:

•	The functionality of the delivered element(s) is not dependent on the undelivered element(s).

•	There is vendor-specific objective evidence (VSOE) of fair value of the undelivered element(s).

•	Delivery of the delivered element(s) represents the culmination of the earnings process for that element(s).

If these criteria are not met, the revenue is deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If there is VSOE for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit's relative VSOE. There may be cases, however, in which there is VSOE of the undelivered item(s) but no such evidence for the delivered item(s). In these cases, the residual method is used to allocate the arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate VSOE of the undelivered elements. Our assessment of VSOE for each undelivered element is primarily determined via contract specific substantive renewal rates. Changes to the elements in an arrangement and our ability to establish vendor-specific objective evidence for those elements could affect the timing of the revenue recognition.

Allowances for Doubtful Accounts

We perform credit evaluations of our customers’ financial condition. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We record our bad debt expenses as selling, general and administrative expenses. When we become aware that a specific customer is unable to meet its financial obligations to us, for example, as a result of bankruptcy or deterioration in the customer’s operating results or financial position, we record a specific allowance to reflect the level of credit risk in the customer’s outstanding receivable balance. In addition, we record additional allowances based on certain percentages of our aged receivable balances. These percentages are determined by a variety of factors including, but not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers, and if circumstances related to our customers deteriorate, our estimates of the recoverability of our trade receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provide more allowances than we need, we may reverse a portion of such provisions in future periods based on our actual collection experience.

Stock-based Compensation

We estimate the fair value of equity awards granted using the Black-Scholes-Merton option-pricing formula and a single option award approach. This option-pricing model requires the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying stock. The expected stock price volatility assumption was determined using a combination of historical and implied volatility of our common stock. We believe that using a combination of historical and market-based implied volatility from traded options on JDSU common stock is a better indicator of expected volatility and future stock price trends than relying solely on historical volatility. In addition, we are required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. When estimating forfeitures, we consider voluntary termination behavior as well as future workforce reduction programs. Estimated forfeiture rates are trued-up to actual forfeiture as the stock-based awards vest. The total fair value of the equity awards, net of forfeiture, is recorded on a straight-line basis (except for performance based Full Value Awards and options with market conditions which are amortized based upon graded vesting method) over the requisite service periods of the awards, which is generally the vesting period.

Inventory Valuation

We assess the value of our inventory on a quarterly basis and write-down those inventories which are obsolete or in excess of our forecasted usage to their estimated realizable value. Our estimates of realizable value are based upon our analysis and assumptions including, but not limited to, forecasted sales levels by product, expected product lifecycle, product development plans and future demand requirements. Our marketing department plays a key role in our excess review process by providing updated sales forecasts, managing product rollovers and working with manufacturing to maximize recovery of excess inventory. If actual market conditions are less favorable than our forecasts or actual demand from our customers is lower than our estimates, we may be required to record additional inventory write-downs. If actual market conditions are more favorable than anticipated, inventory previously written down may be sold, resulting in lower cost of sales and higher income from operations than expected in that period.

Goodwill Valuation

We test goodwill for possible impairment on an annual basis in our fourth quarter and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. Circumstances that could trigger an impairment test include but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition; loss of key personnel; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed; results of testing for recoverability of a significant asset group within a reporting unit; and recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

Application of the goodwill impairment test requires judgments. They include the identification of the reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, determining the fair value of each reporting unit, forecasting of future operating results used in the preparation of the estimated future cash flows, including forecasted revenues and costs, timing of overall market growth and our percentage of that market, discount rates and growth rates in terminal values.

Long-lived Asset Valuation (Property, Plant and Equipment and Intangible Assets)

Long-lived assets held and used

We test long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amounts may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amounts of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisals in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Long-lived assets held for sale

We classify long-lived assets as held for sale when certain criteria are met, including: management’s commitment to a plan to sell the assets; the availability of the assets for immediate sale in their present condition; whether an active program to locate buyers and other actions to sell the assets has been initiated; whether the sale of the assets is probable and their transfer is expected to qualify for recognition as a completed sale within one year; whether the assets are being marketed at reasonable prices in relation to their fair value; and how unlikely it is that significant changes will be made to the plan to sell the assets. Long-lived assets held for sale are classified as other current assets in the Consolidated Balance Sheets.

We measure long-lived assets to be disposed of by sale at the lower of carrying amounts or fair value less cost to sell. Fair value is determined using quoted market prices or the anticipated cash flows discounted at a rate commensurate with the risk involved.

Income Taxes

In accordance with the authoritative guidance on accounting for income taxes, we recognize income taxes using an asset and liability approach. This approach requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. The measurement of current and deferred taxes is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated.

The authoritative guidance provides for recognition of deferred tax assets if the realization of such deferred tax assets is more likely than not to occur. With the exception of certain international jurisdictions, we have determined that at this time it is more likely than not that deferred tax assets attributable to the remaining jurisdictions will not be realized, primarily due to uncertainties related to our ability to utilize our net operating loss carryforwards before they expire based on our recent years history of losses. Accordingly, we have established a valuation allowance for such deferred tax assets. If there is a change in our ability to realize our deferred tax assets, then our tax provision may decrease in the period in which we determine that realization is more likely than not.

The authoritative guidance on accounting for uncertainty in income taxes clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements and prescribes the recognition threshold and measurement attributes for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Additionally, it provides guidance on recognition, classification, and disclosure of tax positions.

We are subject to income tax audits by the respective tax authorities in all of the jurisdictions in which we operate. The determination of tax liabilities in each of these jurisdictions requires the interpretation and application of complex and sometimes uncertain tax laws and regulations. We recognize liabilities based on our estimate of whether, and the extent to which, additional tax liabilities are more likely than not. If we ultimately determine that the payment of such a liability is not necessary, then we reverse the liability and recognize a tax benefit during the period in which the determination is made that the liability is no longer necessary.

The recognition and measurement of current taxes payable or refundable and deferred tax assets and liabilities requires that we make certain estimates and judgments. Changes to these estimates or a change in judgment may have a material impact on our tax provision in a future period.

Warranty Accrual

We provide reserves for the estimated costs of product warranties at the time revenue is recognized. We estimate the costs of our warranty obligations based on our historical experience of known product failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise. Should our actual experience relative to these factors differ from our estimates, we may be required to record additional warranty reserves. Alternatively, if we provide more reserves than we need, we may reverse a portion of such provisions in future periods.

Restructuring Accrual

In accordance with authoritative guidance on accounting for costs associated with exit or disposal activities, generally costs associated with restructuring activities are recognized when they are incurred. However, in the case of leases, the expense is estimated and accrued when the property is vacated. Given the significance of, and the timing of the execution of such activities, this process is complex and involves periodic reassessments of estimates made at the time the original decisions were made, including evaluating real estate market conditions for expected vacancy periods and sub-lease rents. A liability for post-employment benefits for workforce reductions related to restructuring activities is recorded when payment is probable, the amount is reasonably estimable, and the obligation relates to rights that have vested or accumulated. We continually evaluate the adequacy of the remaining liabilities under our restructuring initiatives. Although we believe that these estimates accurately reflect the costs of our restructuring plans, actual results may differ, thereby requiring us to record additional provisions or reverse a portion of such provisions.

Pension and Other Postretirement Benefits

The funded status of our retirement-related benefit plans is recognized in the Consolidated Balance Sheets. The funded status is measured as the difference between the fair value of plan assets and the benefit obligation at fiscal year end, the measurement date. For defined benefit pension plans, the benefit obligation is the projected benefit obligation (“PBO”) and for the nonpension postretirement benefit plan the benefit obligation is the accumulated postretirement benefit obligation (“APBO”). The PBO represents the actuarial present value of benefits expected to be paid upon retirement. The APBO represents the actuarial present value of postretirement benefits attributed to employee services already rendered. The fair value of plan assets represents the current market value of cumulative company contributions made to an irrevocable trust fund, held for the sole benefit of participants, which are invested by the trust fund. Underfunded plans, with the benefit obligation exceeding the fair value of plan assets, are aggregated and recorded as a retirement and nonpension postretirement benefit obligation equal to this excess. The current portion of the retirement-related benefit obligation represents the actuarial present value of benefits payable in the next 12 months in excess of the fair value of plan assets, measured on a plan-by-plan basis. This liability is recorded in other current liabilities in the Consolidated Balance Sheets.

(Gains) losses and prior service cost (credit) not recognized as a component of net periodic pension cost (income) in the Consolidated Statement of Operations as they arise are recognized as a component of accumulated other comprehensive income in the Consolidated Balances Sheets, net of tax. Those (gains) losses and prior service cost (credit) are subsequently recognized as a component of net periodic pension period cost (income) pursuant to the recognition and amortization provisions of applicable accounting standards. (Gains) losses arise as a result of differences between actual experience and assumptions or as a result of changes in actuarial assumptions. Prior service cost (credit) represents the cost of benefit improvements attributable to prior service granted in plan amendments.

Net periodic pension cost (income) is recorded in the Consolidated Statement of Operations and includes service cost, interest cost, expected return on plan assets, amortization of prior service cost and (gains) losses previously recognized as a component of accumulated other comprehensive income. Service cost represents the actuarial present value of participant benefits earned in the current year. Interest cost represents the time value of money cost associated with the passage of time. Certain events, such as changes in employee base, plan amendments and changes in actuarial assumptions, result in a change in the benefit obligation and the corresponding change in other comprehensive income. The result of these events is amortized as a component of net periodic cost (income) over the service lives of the participants, provided such amounts exceed thresholds which are based upon the benefit obligation or the value of plan assets.

The measurement of the benefit obligation and net periodic pension cost (income) is based on our estimates and actuarial valuations provided by third-party actuaries which are approved by our management. These valuations reflect the terms of the plans and use participant-specific information such as compensation, age and years of service, as well as certain assumptions, including estimates of discount rates, expected return on plan assets, rate of compensation increases, and mortality rates. While we believe that our assumptions are appropriate, significant differences in our actual experience or significant changes in our assumptions that may be required under new legislation, or accounting pronouncements, or otherwise may materially affect our pension and other post-retirement obligations and our future expense.

Loss Contingencies

We are subject to the possibility of various loss contingencies arising in the ordinary course of business. We consider the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as our ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. We regularly evaluate current information available to us to determine whether such accruals should be adjusted and whether new accruals are required.

Out of Period Adjustments

In fiscal 2010, no out of period adjustments were identified or recorded.

In fiscal 2009, we recorded adjustments primarily related to cost of sales, operating expenses, and certain balance sheet accounts. These adjustments resulted in additional net loss of $0.6 million recorded in current fiscal year. As a result of these adjustments, the operating loss for fiscal 2009 increased by $0.6 million. There was no impact on net loss per share in fiscal 2009 from these adjustments.

In fiscal 2008, we recorded adjustments primarily related to revenue, cost of sales, operating expenses, income tax expense, and certain balance sheet accounts. These adjustments resulted in additional net income of $2.1 million recorded in fiscal 2008. As a result of these adjustments, the operating loss for fiscal 2008 decreased by $3.1 million and was partially offset by $1.0 million related to tax provision adjustments. There was a positive impact on net loss of $0.01 per share in fiscal 2008 from these adjustments.

Management and the Audit Committee believe that such amounts are not material to the current and previously reported financial statements.

Results of Operations

The results of operations for the current period are not necessarily indicative of results to be expected for future years. The following table sets forth the components of our Consolidated Statements of Operations as a percentage of net revenue:

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
Net revenue	100%	100%	100%
Cost of sales	56	58	58
Amortization of acquired technologies	4	4	4
Impairment of acquired developed technologies	—	—	—

Gross profit	40	38	38

Operating expenses:
Research and development	13	13	12
Selling, general and administrative	28	31	30
Amortization of other intangibles	2	2	2
Acquired in-process research and development	—	—	—
Impairment of goodwill	—	58	2
Gain (loss) on disposal and impairment of long-lived assets	—	1	1
Restructuring and related charges	1	3	—

Total operating expenses	44	108	47

Loss from operations	(4)	(70)	(9)
Interest and other income (expense), net	1	3	8
Interest expense	(2)	(2)	(2)
Impairment of investments	—	(2)	—
Gain on sale of investments	1	—	—

Loss from continuing operations before income taxes	(4)	(71)	(3)
Provision of (benefit for) income taxes	—	—	—

Loss from continuing operations, net of tax	(4)	(71)	(3)
Loss from discontinued operations, net of tax	(1)	—	—

Net loss	(5)%	(71)%	(3)%

Financial Data for Fiscal 2010, 2009, and 2008

The following table summarizes selected Consolidated Statement of Operations items (in millions, except for percentages):

	2010	2009	Change	Percentage Change	2009	2008	Change	Percentage Change
Net revenue	$1,363.9	$1,283.3	$80.6	6%	$1,283.3	$1,512.0	$(228.7)	-15%

Gross profit	547.1	486.6	60.5	12%	486.6	579.6	(93.0)	-16%
Percentage of net revenue	40%	38%			38%	38%

Research and development	174.9	167.1	7.8	5%	167.1	184.3	(17.2)	-9%
Percentage of net revenue	13%	13%			13%	12%

Selling, general and administrative	382.9	399.0	(16.1)	-4%	399.0	449.1	(50.1)	-11%
Percentage of net revenue	28%	31%			31%	30%

Amortization of intangibles	78.4	75.9	2.5	3%	75.9	79.3	(3.4)	-4%
Percentage of net revenue	6%	6%			6%	6%

Impairment of goodwill	—	741.7	(741.7)	-100%	741.7	37.0	704.7	N/A
Percentage of net revenue	—	58%			58%	2%

Gain (loss) on disposal and impairment of long-lived assets	(2.0)	18.1	(20.1)	-111%	18.1	10.7	7.4	69%
Percentage of net revenue	0%	1%			1%	1%

Restructuring and related charges	17.7	38.5	(20.8)	-54%	38.5	6.7	31.8	475%
Percentage of net revenue	1%	3%			3%	0%

Net Revenue

Net revenue in fiscal 2010 increased 6%, or $80.6 million, to $1,363.9 million from $1,283.3 million in fiscal 2009. The increase is primarily due to upturn in the global economy. Communications Test and Measurement revenue increased $48.9 million largely due to the acquisition of SNT in July and NSD in May, contributing $34.4 million and $8.9 million, respectively, in revenue for fiscal 2010. Communications and Commercial Optical Products revenue increased $18.2 million due to a rebound in our Pluggables, High Powered Lasers, Commercial Lasers and Amplifiers product lines Advanced Optical Technologies segment increased $13.5 million due to higher demand for 3D cinema and Currency products, partially offsetting the increase was lower transaction card revenue.

Net revenue in fiscal 2009 decreased 15%, or $228.7 million, to $1,283.3 million from $1,512.0 million in fiscal 2008. The decrease is primarily due to reduced demand in our Communications and Commercial Optical Products and Communications Test and Measurement segments due to the general economic slowdown. Communications and Commercial Optical Products revenue were down $133.0 million as a result of the end of life of some of the low margin product offerings year over year as well as market softness for some of our end of life products, which impacted volume/price or both, and slowness in the system deployments of our customers. Additionally, the decline in the semiconductor market in North America combined with a major reduction in volume from a key customer in Asia in the second half of fiscal 2009, and bankruptcy of a major North American customer further reduced year over year revenues. Revenue in our Communications Test and Measurement segment decreased $97.6 million compared to prior year, primarily driven by budget freeze and decreased capital spending from key customers as a result of the general economic slowdown. Revenue in our Advanced Optical

Technologies segment increased $1.9 million compared to prior year resulting from the acquisition of ABNH during the previous fiscal year. This increase was partially offset by decreases in demand for certain other products due to reduction in new currency roll outs and the decline in credit card issuances experienced in fiscal 2009.

Going forward, we expect to continue to encounter a number of industry and market structural risks and uncertainties that will affect our business climate and market visibility, and consequently, our ability to predict future revenue, profitability and general financial performance, and that could create quarter over quarter variability in one or more of our financial measures. These structural risks and uncertainties include: (a) continuing general limited visibility across many of our product lines exacerbated by the current credit and financial market uncertainty, as well as the migration to vendor managed inventory programs; (b) quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin range across our portfolio; (c) consolidation of our customer base, which, in the shorter term limits demand visibility, and, in the longer term, could reduce our business potential; (d) average selling prices continue to decline across our businesses; (e) our Communications Test and Measurement business is notable for seasonality and a significant level of in-quarter book-and-ship business, further limiting our forecasting abilities; (f) we are currently engaged in various product and manufacturing transfers, site consolidations and product discontinuances, which has caused and may cause short term disruptions; and (g) the ability of our suppliers and contract manufacturers to meet production and delivery requirements to our forecasted demand.

Our program of North American assembly manufacturing transitions will continue, but until completed, these activities will continue to present additional supply chain and product delivery disruption risks, yield and quality concerns and increased cost risks. These risks, while expected to diminish over the next several quarters, also currently limit our ability to predict future revenue, profitability and general financial performance.

We operate primarily in three geographic regions: Americas, Europe and Asia. The following table presents net revenue by geographic regions (in millions):

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
Net revenue:
Americas	$662.0	$580.5	$785.0
Europe	374.6	402.1	436.0
Asia-Pacific	327.3	300.7	291.0

Total net revenue	$1,363.9	$1,283.3	$1,512.0

Net revenue from customers outside the Americas represented 51%, 55%, and 48% of net revenue for the fiscal years ended 2010, 2009, and 2008, respectively. Net revenue was assigned to geographic regions based on the customers’ shipment locations. We expect revenue from international customers to continue to be an important part of our overall net revenue and an increasing focus for net revenue growth.

During fiscal 2010, 2009, and 2008, no one single customer accounted for more than 10% of net revenue.

Gross Profit

Gross profit in fiscal 2010 increased 12%, or $60.5 million, to $547.1 million from $486.6 million in fiscal 2009. As a percentage of revenue, gross profit increased by 2% to 40% from 38% in fiscal 2009. The increase is primarily came from our Communications and Commercial Optical Productions as a result of cost reductions and containment, increased absorption and product mix improvement within the segment. The increase is partially offset by the decrease in gross margin in the Communications Test and Measurement segment, primarily due to product mix and overall pricing pressure on large strategic transactions.

Gross profit in fiscal 2009 decreased 16%, or $93.0 million, to $486.6 million from $579.6 million in fiscal 2008. As a percentage of revenue, gross profit remained consistent at 38%. The decrease is primarily due to reduced demand in our Communications and Commercial Optical Products and Communications Test and Measurement segments due to the general economic slowdown, although we have been largely able to maintain our margin percentage due to a focus on higher margin products, cost containment, and the end of life of less profitable product lines. Gross profit in our Advanced Optical Technologies segment increased resulting from the acquisition of ABNH during last fiscal year and lower depreciation expense and manufacturing spending. This increase was partially offset by the general economic slowdown.

As discussed in more detail under “Net Revenue” above, we sell products in certain markets that are consolidating, undergoing product, architectural and business model transitions, have high customer concentrations, are highly competitive, are price sensitive and are affected by customer seasonal and mix variant buying patterns. These factors along with our continuing ongoing product and manufacturing transitions, certain suppliers’ constraints, and factory utilization and execution issues, and certain geographic risks, could have an impact, resulting in quarterly variability of our gross profit.

In addition to the risks and uncertainties discussed under “Net Revenue” above, we face additional risks and uncertainties, associated with new product introductions that could impair future gross profits. New product programs and introductions, which due to their large scale restricted field testing and lack of production manufacturers with their increased complexity, have incurred and are expected to continue to incur relatively higher start-up costs and increased yield and product quality risk. Issues associated with some of these products have negatively impacted and could continue to negatively impact our gross profit.

Research and Development (“R&D”)

R&D expense in fiscal 2010 increased 5%, or $7.8 million, to $174.9 million from $167.1 million in fiscal 2009. The increase is primarily a result of higher labor and benefits costs due to fewer shutdowns and increased bonuses. Additionally, R&D headcount increased through the acquisition of SNT and NSD in the current year. Total R&D headcount increased from 949 in fiscal 2009 to 1,348 in fiscal 2010. As a percentage of revenue, R&D expense remained at 13% in both fiscal 2009 and 2010.

R&D expense in fiscal 2009 decreased 9%, or $17.2 million, to $167.1 million from $184.3 million in fiscal 2008. The decrease is primarily as a result of cost reduction initiatives implemented, with the majority concentrated in North America and Europe, to align expense levels to the reduced demand levels due to economic slowdown, offset by increased investment in the Authentication Solutions business unit. As a percentage of revenue, R&D expense increased from 12% in fiscal 2008 to 13% in fiscal 2009.

We believe that investments in R&D are critical to attaining our strategic objectives. Historically, we have devoted significant engineering resources to assist with production, quality and delivery challenges which can impact our new product development activities. Despite our continued efforts to reduce total operating expenses, there can be no assurance that our R&D expenses will continue to remain at the current level. In addition, there can be no assurance that such expenditures will be successful or that improved processes or commercial products, at acceptable volumes and pricing, will result from our investment in R&D.

Selling, General and Administrative (“SG&A”)

SG&A expense in fiscal 2010 decreased 4%, or $16.1 million, to $382.9 million from $399.0 million in fiscal 2009. The decrease is primarily due to cost reduction initiatives across the Company that were implemented in late 2009 but took full effect in fiscal 2010. These initiatives included reductions in consulting, headcount, recruitment and other outside services. The reductions in costs from these initiatives were partially offset by an increase in performance based employee compensation, which was implemented again in fiscal 2010. As a percentage of revenue, SG&A expenses decreased from 31% in fiscal 2009 to 28% in fiscal 2010.

SG&A expense in fiscal 2009 decreased 11%, or $50.1 million, to $399.0 million from $449.1 million in the fiscal 2008. The decrease is primarily due to decreased selling expense resulting from the reduced revenues. Further decreases resulted from cost reduction initiatives across the Company, including reductions in consulting, performance based employee compensation, 14% decrease in headcount, recruitment and other outside services, offset by upgrades to the company’s ERP system. Also, fiscal 2008 included the one-time expense related to legal settlement with Northrop Grumman Guidance and Electronics Company (previously named Litton Systems, Inc.) totalling $20 million. As a percentage of revenue, SG&A expenses increased from 30% in fiscal 2008 to 31% in fiscal 2009.

We intend to continue to aggressively address our SG&A expenses and reduce these expenses as and when opportunities are identified. We have, in the recent past, experienced and expect to continue to experience in the future, certain non-core expenses, such as litigation and dispute related settlements and expenses, as well as mergers and acquisitions related expenses, which could increase our SG&A expenses, and impair our profitability, in any particular quarter. We are also increasing SG&A expenses in the near term to complete the integration of recent acquisitions, particularly with respect to business infrastructure and systems matters. None of these non-core expenses, however, is expected to have a material adverse impact on our financial condition. There can be no assurance that our SG&A expense will decline in the future or that, more importantly, we will develop a cost structure (including our SG&A expense), which will result in profitability under current and expected revenue levels.

Amortization of Other Intangibles

Amortization of other intangibles for fiscal year 2010 increased 3%, or $2.5 million, to $78.4 million from $75.9 million in fiscal 2009.

Amortization of other intangibles for fiscal 2009 decreased 4%, or $3.4 million, to $75.9 million from $79.3 million in the fiscal 2008.

The other intangibles balance is adjusted quarterly to record the effect of currency translation adjustments.

Acquired In-Process Research and Development (“IPR&D”)

In accordance with authoritative guidance, we recognize IPR&D at fair value as of the acquisition date, and subsequently account for it as an indefinite-lived intangible asset until completion or abandonment of the associated research and development efforts. During fiscal 2010, we acquired IPR&D through the acquisitions of SNT and NSD. Please refer to “Note 4. Mergers and Acquisitions” for further details.

We did not incur material IPR&D costs in fiscal 2009 and 2008.

Impairment of Goodwill

We test for impairment of goodwill on an annual basis in the fourth quarter and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable.

In fiscal 2010, we performed our annual impairment analysis noting the fair value of each reporting unit was significantly above its carrying amount. As a result, we did not record any impairment charges. Refer to “Note 8. Goodwill” for further details.

In fiscal 2009, due to the impact of weakening market conditions on our forecasts and a sustained, significant decline in our market capitalization, we recorded a $741.7 million goodwill impairment affecting all reporting units except for the Flex Product Group (“Flex”). The total impairment of $741.7 million consisted of $448.2 million related to the da Vinci reporting unit (“da Vinci”) and Communications Test and Measurement reporting unit (“CommTest”) within the Communications Test and Measurement segment, $233.5 million related to the Communications and Commercial Optical Products reporting unit (“CCOP”) within the CCOP segment, $39.1 million related to the Authentication Solution Group (“ASG”) reporting unit within the Advanced Optical Technologies segment (“AOT”), and $20.9 million related to the Custom Optics Product Group reporting unit (“COPG”) within the AOT segment. See “Note 8. Goodwill” of our Notes to Consolidated Financial Statements.

In fiscal 2008, we recorded a $24.5 million goodwill impairment related to the Authentication Solution Group (“ASG”) (formerly ABNH, the business we acquired in February 2008) reporting unit within the Advanced Optical Technologies segment and a $12.5 million goodwill impairment related to the da Vinci reporting unit within the Communications Test and Measurement segment. The impairment for the ASG was the result of lower than expected demand for transaction card products due to trouble in the U.S. Banking industry. The impairment for da Vinci was the result of delayed product introduction and acceptance of next generation color and image enhancement products. As part of our annual impairment analysis as of May 1, 2008, under the first step of the authoritative accounting guidance, the fair value of ASG and da Vinci was determined. Based on that analysis, we concluded that the carrying amounts of ASG and da Vinci exceeded their fair value. We performed the second step analysis to determine the amount of goodwill impairment.

(Gain) Loss on Disposal and Impairment of Long-Lived Assets

During fiscal 2010, 2009 and 2008, we recorded ($2.0) million, $18.1 million and $10.7 million, respectively, of (gain) loss on disposal and impairments in the carrying value of our long-lived assets in accordance with the authoritative accounting guidance regarding impairment or disposal of long-lived assets.

The following table summarizes the components of the impairment of intangibles and gain/loss on long-lived assets (in millions):

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
(Gain) Loss on Disposal and Impairment of Long-Lived Assets:
Assets held and used	$—	$7.7	$8.8
Assets held for sale	—	7.4	—
(Gain) loss on the sale of assets	(0.1)	(1.2)	(1.4)
Long-lived assets to be disposed of other than sale	(1.9)	4.2	3.3

Total (gain) loss on disposal and impairment of long-lived assets	$(2.0)	$18.1	$10.7

Fiscal 2010

Sale of Assets:

During fiscal 2010, we recorded a gain of $0.1 million for the sale of assets.

Asset Disposal Other than Sale:

During fiscal 2010, we recorded a gain of $1.9 million for the disposal of assets other than sale primarily related to cash receipts from Sanmina-SCI on leasehold improvements related to the sale of Shenzhen facilities in fiscal 2009 that had previously been written-off, partially offset by accelerated depreciation.

Fiscal 2009

Assets Held and Used:

During fiscal 2009, we recorded an impairment charge of $7.7 million for certain intangible assets related to our da Vinci business due to weakening market conditions. Out of this total, $4.9 million and $2.8 million were recorded in cost of sale and operating expenses, respectively.

Assets Held for Sale:

In February 2009 we entered into a definitive agreement to sell certain assets and liabilities related to manufacturing operations in Shenzhen, China (the “Disposal group”) to Sanmina-SCI and one of its subsidiaries (“the Buyer”). The related sale closed in the fourth quarter of fiscal 2009 on March 29, 2009. The Disposal group was historically part of the Communication and Commercial Optical Products Segment. Concurrently, the Company entered into an agreement where the Buyer would manufacture and supply certain of the Company’s products.

The Company recorded a loss of $7.4 million in connection with the sale of Shenzhen facilities in fiscal 2009. The loss was calculated as follows (in millions):

Gross proceeds	$30.0
Less: adjustment for inter-company payment	(5.4)
Less: carrying value of assets	(30.8)
Less selling costs	(1.2)

Loss	$(7.4)

The loss is recorded in the Consolidated Statements of Operations as a component of Loss and impairment of long-lived assets.

Sale of Assets:

During fiscal 2009, we recorded a gain of $1.2 million for the sale of assets.

Asset Disposal Other than Sale:

During fiscal 2009, we recorded a charge of $4.2 million for the disposal of assets other than sale primarily related to accelerated depreciation of Micralyne, Louisville, and Picolight sites.

Fiscal 2008

Assets Held and Used

During fiscal 2008, we recorded an impairment charge of $0.4 million for certain assets related to the Company’s Santa Rosa, California facility and in the fourth quarter recorded impairment charges of $8.4 million for certain intangible assets related to its da Vinci business. Out of this total, $4.0 million and $4.4 million were recorded in cost of sale and operating expenses, respectively.

Sale of Assets

During fiscal 2008, we recorded a gain of $1.4 million for the sale and disposal of assets.

Assets to be Disposed of Other Than Sale

During fiscal 2008, we recorded a loss of $3.3 million for the disposal of assets related to Singapore and Ottawa facilities.

Restructuring and Related Charges

We continue to take advantage of opportunities to further reduce costs through targeted restructuring events intended to consolidate and rationalize the manufacturing of our products based on core competencies and cost efficiencies, together with the need to align the business in response to the market conditions. We expect to recognize estimated annual cost savings of $28.8 million in fiscal 2011 as a result of the restructuring activities. See “Note 12. Restructuring and Related Charges” for more detail.

During fiscal 2010, we recorded $17.7 million in restructuring and related charges. The charges were primarily a result of the following: (i) $7.1 million for severance and benefits primarily in the Communications Test and Measurement segment which relates to the sale of certain non-core assets, the expansion of the Europe, Middle East, and Africa (“EMEA”) sales force from a primarily direct customer-only team to include a channel partners-oriented sales force, and the implementation of the EMEA early retirement program. We expect these activities to be completed by the fourth quarter of fiscal 2012. We also restructured and reorganized our Communications Test and Measurement segment to improve the efficiency of the research and development organization by reducing/rationalizing headcount, transitioning research and development investment to lower cost locations, and consolidating and centralizing similar functions to fewer sites designed to improve leverage. These activities were completed by the end of the fourth quarter of fiscal 2010; (ii) $8.5 million for manufacturing transfer cost primarily in the Communications and Commercial Optical Products segment, which were the result of a production site closure in California, the consolidation of Lasers manufacturing operations at a contract manufacturer in Asia, the transfer of certain production processes into existing sites in California, and the reduction in force of our manufacturing support organization across all sites. We completed these activities by the end of the third quarter of fiscal 2010; and (iii) $2.1 million for charges for restructured leases primarily in the Communications Test and Measurement segment, which were the result of our continued efforts to reduce and consolidate manufacturing locations. We reduced our total headcount by 129 employees, comprised of 43 in manufacturing, 43 in research and development, and 43 in selling, general and administrative functions. Of these notified employees, 107 were located in North America, 12 were located in Europe, three were located in Latin America, and seven were located in Asia. As of July 3, 2010, 111 of these employees have been terminated. Payments related to severance and benefits are expected to be paid by the first quarter of fiscal 2011. Payments related to lease costs are expected to be paid by the second quarter of 2014.

During fiscal 2009, we recorded $38.5 million in restructuring and related charges. The charges were primarily a result of the following: (i) $25.9 million for severance and benefits primarily in the Communications Test and Measurement and the Communications and Commercial Optical Product segment. The Communications Test and Measurement segment restructured and reorganized to improve the efficiency of the research and development organization. The strategy included reducing/rationalizing headcount, transitioning research and development investment to lower cost locations, and consolidating and centralizing similar functions to fewer sites designed to improve leverage. We completed these activities by the end of the fourth quarter of fiscal 2010. Additionally, we implemented a restructuring plan for our Germany site to significantly change the overall cost structure and complexity of the site, and to align the cost of the site more with market demand. Activities included outsourcing of manufacturing to a contract manufacturer and other initiatives to reduce the overall complexity of processes and the organization. We expect these activities to be completed by the end of the second quarter of fiscal 2012. The Communications and Commercial Optical Products segment outsourced its manufacturing capability at the Shenzhen facility to Sanmina-SCI, which was completed in the third quarter of fiscal 2009; (ii) $7.9 million for manufacturing transfer costs primarily in the Communications and Commercial Optical Products segment, which were the result of simplifying our operating model by reducing its manufacturing costs. A majority of these charges were due to (a) the closure of sites in Colorado and California and the related transfer of certain production processes into existing sites in California, which we completed by the end of the fourth quarter of fiscal 2010, (b) the transition of our North American manufacturing to Asia related to certain products, which we expect to complete by the end of the first quarter of fiscal 2011, and (c) the consolidation and relocation of a portion of its Lasers manufacturing operations to a contract manufacturer, which we completed by the end of the second quarter of fiscal 2010; and (iii) $4.7 million for lease costs primarily in the Communications Test and Measurement segment as we vacated the office space to reduce operating costs and improve synergies by consolidating the operations into the existing Ottawa, Canada site. We reduced our total headcount by 2,814 employees, comprised of 2,453 in manufacturing, 130 in research and development, and 231 in selling, general and administrative functions. Of these notified employees, 602 were located in North America, 109 were located in Europe, and 2,103 were located in Asia. As of July 3, 2010, 2,727 of these employees have been terminated. Payments related to severance and benefits are expected to be paid by the third quarter of fiscal 2016. Payments related to lease costs are expected to be paid by the fourth quarter of 2014.

During fiscal 2008, we recorded $6.7 million in restructuring and related charges. The charges were primarily a result of the following: (i) $6.2 million for severance and benefits primarily in the Communications Test and Measurement segment, which were the result of a reduction in labor force to better streamline the segment and to scale the business to a lower expense level to improve profitability. We completed these activities by the end of the fourth quarter of fiscal 2010; (ii) $0.2 million for manufacturing transfer cost primarily in the Communications and Commercial Optical Products segment, which were the result of a reduction in force in the Lasers Sales and Marketing organization initiated in the second fiscal quarter of 2008 and completed in the third quarter of fiscal 2008 and a reduction in force in our manufacturing operations organization related to obsolescing certain low margin product offerings initiated in the first quarter of fiscal 2008 and completed in the third quarter of fiscal 2008; and (iii) $0.3 million for lease costs for additional restructured space primarily in the Communications and Commercial Optical Products segment related to the consolidation of research & development space at our Colorado site initiated and completed in the fourth quarter of fiscal 2008. We reduced our headcount by 159 employees, comprised of 95 in manufacturing, 25 in research and development, and 39 in selling, general and administrative functions. Of these notified employees, 114 were located in North America, 15 were located in Europe, 1 was located in Latin America, and 29 were located in Asia. As of July 3, 2010, 149 of these employees have been terminated. Payments related to severance and benefits are expected to be paid by the third quarter of fiscal 2013 and payments related to lease costs are expected to be paid by the fourth quarter of fiscal 2012. In addition during fiscal 2008, the Company also recorded a lease exit charge, net of assumed sub-lease income, of $5.4 million related to the Ottawa facility that was included in selling, general and administrative expenses. The payments related to these lease costs are expected to be paid by the third quarter of fiscal 2018.

Our ability to generate sublease income, as well as our ability to terminate lease obligations at the amounts estimated, is highly dependent upon the economic conditions, particularly commercial real estate market conditions in certain geographies, at the time we negotiate the lease termination and sublease arrangements with third parties as well as the performances by such third parties of their respective obligations. While the amount we have accrued represents the best estimate of the remaining obligations we expect to incur in connection with these plans, estimates are subject to change. Routine adjustments are required and may be required in the future as conditions and facts change through the implementation period. Our restructuring obligations are net of sublease income or lease settlement estimates of approximately $5.1 million. If adverse macroeconomic conditions continue, particularly as they pertain to the commercial real estate market, or if, for any reason, tenants under subleases fail to perform their obligations, we may be required to reduce estimated future sublease income and adjust the estimated amounts of future settlement agreements, and accordingly, increase estimated cost to exit certain facilities. Amounts related to the lease expense, net of anticipated sublease proceeds, will be paid over the respective lease terms through fiscal 2018.

Interest and Other Income (Expense), Net

During fiscal 2010, interest and other income (expense), net decreased by $23.9 million, from $33.5 million in fiscal 2009 to $9.6 million in fiscal 2010. The decrease primarily relates to the gain on repurchase and redemption of Convertible Debt of $17.0 million recognized in fiscal 2009. Additionally, interest income was $6.3 million, a decrease of $12.7 million from $19.0 million compared to the same period a year ago resulting from lower average cash balances and lower interest rates in the current period. The decrease is partially offset by $3.4 million of gains recorded in fiscal 2010 related to the distribution of proceeds from a class action settlement with Nortel compared to none in fiscal 2009.

During fiscal 2009, interest and other income (expense), net decreased by $86.6 million, from $120.1 million in fiscal 2008 to $33.5 million in fiscal 2009. The decrease was primarily due to gains related to the distribution of proceeds from a class action settlement with Nortel of $61.6 million in fiscal 2008 compared to none in fiscal 2009, and the reduction in interest income of $29.1 million due to lower interest rates and lower invested cash balances in fiscal 2009; partially offset by an increase in gains on repurchase and redemption of Convertible Debt of $5.9 million. See “Note 5. Balance sheet and Other Details” for more information.

Interest Expense

During fiscal 2010, interest expense decreased by $1.2 million, from $25.5 million in fiscal 2009 to $24.3 million in fiscal 2010. The decrease was primarily due to decreased amortization of the Zero and 1% coupon convertible notes resulting from previous buybacks.

During fiscal 2009, interest expense decreased by $1.9 million, from $27.4 million in fiscal 2008 to $25.5 million in fiscal 2009. The decrease was primarily due to decreased amortization of the Zero and 1% coupon convertible notes resulting from the buybacks during fiscal 2009.

Impairment of Investments

During fiscal 2010, we recorded an impairment charge of investments of $1.4 million. During fiscal 2009, we recorded an impairment charge of investments of $18.4 million, primarily due to the impairment of $13.0 million recorded in the second quarter of fiscal 2009 related to a long-term equity investment due to the significant weakening in market conditions at that time.

In April 2009, the existing authoritative guidance on determining whether impairment for investments in debt securities is other-than-temporary was amended. Effective in the fourth quarter of fiscal 2009, if a debt security’s market value is below amortized cost and the Company either intends to sell the security or it is more likely than not that the Company will be required to sell the security before its anticipated recovery, the Company records an other-than-temporary impairment charge to investment income (loss) for the entire amount of the impairment. For the remaining debt securities, if an other-than-temporary impairment exists, the Company separates the other-than-temporary impairment into the portion of the loss related to credit factors, or the credit loss portion, and the portion of the loss that is not related to credit factors, or the noncredit loss portion. The credit loss portion is the difference between the amortized cost of the security and the Company’s best estimate of the present value of the cash flows expected to be collected from the debt security. The noncredit loss portion is the residual amount of the other-than-temporary impairment. The credit loss portion is recorded as a charge to earnings (loss), and the noncredit loss portion is recorded as a separate component of other comprehensive income (loss). Prior to the fourth quarter of fiscal 2009, the entire other-than-temporary impairment charge was recognized in earnings (loss) for all debt securities.

When calculating the present value of expected cash flows to determine the credit loss portion of the other-than-temporary impairment, the Company estimates the amount and timing of projected cash flows, the probability of default and the timing and amount of recoveries on a security-by-security basis. These calculations use inputs primarily based on observable market data, such as credit default swap spreads, historical default and recovery statistics, rating agency data, credit ratings and other data relevant to analyzing the collectability of the security. The amortized cost basis of a debt security is adjusted for any credit loss portion of the impairment recorded to earnings.

As a result of our adoption of the aforementioned amended authoritative guidance in the fourth quarter of fiscal 2009, we reviewed all debt securities and all the conditions described above did not exist, except for one of the debt securities. As a result, we recorded a one-time adjustment to reclassify the $1.3 million non-credit portion of the $2.2 million other-than-temporary impairment loss recognized in the previous period related to one of its securities from accumulated deficit to accumulated other comprehensive income.

Gain on Sale of Investments

During fiscal 2010, we recorded net gains on sale of investments of $13.3 million, primarily due to the sale of 1,606,850 shares of common stock in Fabrinet Inc. (“Fabrinet”), in connection with their initial public offering, receiving net proceeds of $14.9 million or $9.30 per share, after deduction of 7% of underwriting fees, on June 30, 2010. These shares of common stock had a carrying value of $1.00 per share. As of July 3, 2010, we still owned 393,150 shares of Fabrinet’s common stock that was previously reported as a long-term investment at a carrying cost of $1.00 per share. Since our management subsequently sold the remaining shares in the first quarter of fiscal 2011, we reported the investment in Fabrinet as a short-term available-for-sale investment held at a fair value of $10.76 per share as of July 3, 2010 and recorded an unrealized gain of approximately $3.8 million in accumulated other comprehensive income.

During fiscal 2009, we recorded net gains on sale of investments of $1.8 million. The fair value of our marketable equity securities at June 27, 2009 was zero. See “Note 7. Investments” for more details.

Provision (Benefit) for Income Tax

Fiscal 2010 Tax Expense

We recorded an income tax expense of $2.5 million for fiscal 2010. The expected tax benefit derived by applying the federal statutory rate to our loss before income taxes for fiscal 2010 differed from the income tax expense recorded primarily due to a net increase in our valuation allowance related to the increase in domestic and foreign tax net operating losses sustained during the fiscal year.

Based on a jurisdiction by jurisdiction review of anticipated future income and due to the continued economic uncertainty in the industry, management has determined that in most of our jurisdictions, it is more likely than not that our net deferred tax assets will not be realized in those jurisdictions. During fiscal 2010, the valuation allowance for deferred tax assets increased by $26.0 million. The increase was primarily due to domestic and foreign tax net operating losses sustained during the fiscal year, offset by utilization and expiration of domestic and foreign net operating losses.

We are currently subject to various federal, state and foreign audits by taxing authorities. We believe that adequate amounts have been provided for any adjustments that may result from these examinations.

Fiscal 2009 Tax Expense

We recorded an income tax benefit of $2.3 million for fiscal 2009. The expected tax benefit derived by applying the federal statutory rate to our loss before income taxes for fiscal 2009 differed from the income tax benefit recorded primarily due to non-deductible acquisition-related goodwill charges, the federal enactment of the refundable research credit, and a net increase in our valuation allowance related to the increase in domestic and foreign tax net operating losses sustained during the fiscal year.

During fiscal 2009, Congress enacted the Housing Assistance Tax Act of 2008, which was signed by the President on July 30, 2008, and extended by the American Recovery and Reinvestment Act of 2009, which was signed by the President on February 17, 2009. The Act provides that a taxpayer may elect to forego bonus depreciation on certain additions of qualified eligible property purchased and placed in service between April 1, 2008 and December 31, 2009 and, in turn, claim a refundable credit for a portion of its unused AMT and research credits. We recognized a tax benefit of $5.5 million in fiscal 2009 attributable to the utilization of our refundable research credits.

Based on a jurisdiction by jurisdiction review of anticipated future income and due to the continued economic uncertainty in the industry, management has determined that in most of our jurisdictions it is more likely than not that our net deferred tax assets will not be realized in those jurisdictions. During fiscal 2009, the valuation allowance for deferred tax assets increased by $24.1 million. The increase was primarily due to domestic and foreign tax net operating losses sustained during the fiscal year, offset by utilization and expiration of domestic and foreign net operating losses.

We are currently subject to various federal, state and foreign audits by taxing authorities. We believe that adequate amounts have been provided for any adjustments that may result from these examinations.

Fiscal 2008 Tax Expense

We recorded an income tax expense of $2.4 million for fiscal 2008. The expected tax benefit derived by applying the federal statutory rate to our loss before income taxes for fiscal 2008 differed from the income tax expense recorded primarily due to non-deductible acquisition-related charges, a net increase in our valuation allowance related to the increase in domestic and foreign tax net operating losses sustained during the fiscal year, the recognition of $8.7 million of uncertain tax benefits relating to the expiration of a statute of limitations in a non-U.S. jurisdiction, establishment of a valuation allowance against $2.7 million of deferred tax assets in a foreign jurisdiction, and the recognition a net $1.0 million of foreign jurisdiction research tax credits. Also, we received a favorable IRS ruling to treat one of our subsidiaries as a disregarded entity which resulted in the recognition of a $1.3 million tax benefit.

During fiscal 2008, China adopted transitional rules regarding the 2007 Unified Enterprise Income Tax Law which took effect on January 1, 2008. Pursuant to the transitional rules of the new law, an 18% statutory tax rate applies for the 2008 calendar year and increases each year until calendar year 2012 when it reaches a 25% statutory rate. The measurement of our deferred taxes in China has been calculated taking into account the new transition rules.

Based on a jurisdiction by jurisdiction review of anticipated future income and due to the continued economic uncertainty in the industry, management has determined that in most of our jurisdictions it is more likely than not that our net deferred tax assets will not be realized and we have recorded deferred tax assets as of June 28, 2008 only to the extent of certain offsetting deferred tax liabilities in those jurisdictions. During fiscal 2008, the valuation allowance for deferred tax assets decreased by $25.4 million. The decrease was primarily due to increase to deferred tax liabilities resulting from acquired intangibles. The decrease was partially offset by the increase domestic and foreign tax net operating losses sustained during the fiscal year.

We are currently subject to various federal, state and foreign audits by taxing authorities. We believe that adequate amounts have been provided for any adjustments that may result from these examinations.

Discontinued Operations

On September 4, 2009, we sold certain non-core assets related to our wholly owned subsidiary da Vinci Systems LLC (“da Vinci”). Da Vinci represented a separate component of the Communications Test and Measurement segment and is considered as discontinued operations for financial reporting purposes. The sale generated total gross proceeds of $2.5 million and a gain of $0.2 million, which was recognized in the first fiscal quarter of 2010. We transferred net liabilities of $0.1 million, which comprised of $1.0 million in net property plant and equipment, $1.0 million in deferred revenue, and $0.1 million in warranty reserve. Net revenue for fiscal 2010, 2009, and 2008 were $0.8 million, $11.1 million, and $18.1 million, respectively. Net loss for fiscal 2010 was $(2.3) million, primarily due to inventory write-downs. Net loss for fiscal 2009 was ($3.3) million. Net income for fiscal 2008 was $1.2 million. Total loss from discontinued operations for fiscal 2010 and 2009 were ($2.1) million and ($3.3) million, respectively. Total gain from discontinued operations fiscal 2008 was $1.2 million. There is no tax effect associated with this transaction.

Operating Segment Information (dollars in millions)

	2010	2009	Change	Percentage Change	2009	2008	Change	Percentage Change
Communications Test and Measurement
Net Revenue	$642.7	$593.8	$48.9	8%	$593.8	$691.4	$(97.6)	-14%
Operating income	81.5	86.4	(4.9)	-6%	86.4	116.0	(29.6)	-26%

Communications and Commercial Optical Products
Net Revenue	499.3	481.1	18.2	4%	481.1	614.1	(133.0)	-22%
Operating income (loss)	33.4	(8.6)	42.0	N/A	(8.6)	20.3	(28.9)	-142%

Advanced Optical Technologies
Net Revenue	221.9	208.4	13.5	6%	208.4	206.5	1.9	1%
Operating income	82.5	80.3	2.2	3%	80.3	76.8	3.5	5%

Communications Test and Measurement:

The increase in Communications Test and Measurement net revenue between fiscal 2010 and fiscal 2009 was mainly related to the SNT and NSD acquisitions, which contributed $34.4 million and $8.9 million, respectively, to revenue in fiscal 2010, combined with improvement in macro-economic conditions during the second half of year. Operating income increased due to increased revenue from the acquisitions and continued focus on expense management.

The decrease in Communications Test and Measurement net revenue between fiscal 2009 and fiscal 2008 was mainly related to reduced sales as a result of the general economic slowdown. Operating income decreased due to reduced gross profits resulting from the reduced revenues, partially offset by decreased operating expense from sales commissions on lower bookings and continued efforts to manage our operating expense levels.

Communications and Commercial Optical Products:

The increase in CCOP net revenue between fiscal 2010 and 2009 was due to a rebound in our ROADMs, Pluggables, High Powered Lasers, Commercial Lasers and Amplifiers product lines. Operating income increased year over year due in large part to lower infrastructure costs as the result of the numerous restructuring activities that were initiated in fiscal 2009 that took full effect in fiscal 2010, as well the effects of moving to the contract manufacturing model for the full year.

The decrease in CCOP net revenue between fiscal 2009 and fiscal 2008 was mainly related to reduced sales as a result of the general economic slowdown. Operating income decreased due to reduced gross profits resulting from the reduced revenues, partially offset by decreased operating expense from sales commissions on lower bookings and continued efforts to manage our operating expense levels.

Advanced Optical Technologies:

The increase in Advanced Optical Technologies net revenue between fiscal 2010 and fiscal 2009 was primarily due to greater demand in Currency, 3D and Office Automation product markets. Operating income improved as a result of higher revenue and gross profit which was partially offset by increased operating expenses.

The increase in Advanced Optical Technologies net revenue between fiscal 2009 and fiscal 2008 was primarily due to the acquisition of ABNH in the last fiscal year, offset by reduced sales in the other business units. The increase in operating income for Advanced Optical Technologies reflects increased revenue and successful cost reduction initiatives.

Liquidity and Capital Resources

Our investments of surplus cash are made in accordance with an investment policy approved by the Audit Committee of our Board of Directors. In general, our investment policy requires that securities purchased be rated A-1/P-1, A/A2 or better. Securities that are downgraded subsequent to purchase are evaluated and may be sold or held at management’s discretion. No security may have an effective maturity that exceeds 37 months, and the average duration of our holdings may not exceed 18 months. At any time, no more than 5% of the investment portfolio may be concentrated in a single issuer other than the U.S. government or U.S. agencies. Our investments in debt securities and marketable equity securities are primarily classified as available-for-sale investments or trading securities and are recorded at fair value. The cost of securities sold is based on the specific identification method. Unrealized gains and losses on available-for-sale investments are reported as a separate component of stockholders’ equity. We did not hold any investments in auction rate securities, mortgage backed securities, collateralized debt obligations, or variable rate demand notes at July 3, 2010 and virtually all debt securities held were of investment grade (at least BBB-/Baa3). As of July 3, 2010, approximately 81% of our cash, cash equivalents, and short-term investments were held in the U.S.

As of July 3, 2010, the majority of our investments of surplus cash have maturities of 90 days or less and are of high credit quality. Nevertheless, widening of market credit spreads and bid-ask spreads has impacted both pricing and liquidity of certain investment securities that we own. Although we intend to hold these investments to maturity, in the event that we are required to sell any of these securities under adverse market conditions, losses could be recognized on such sales. During fiscal year 2010, we recognized $1.4 million of investment losses and can provide no assurances that the value or the liquidity of our other investments will not also be impacted by adverse conditions in the financial markets. In addition, we maintain cash balances in operating accounts that are with third party financial institutions. These balances in the U.S. may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. While we monitor the cash balances in our operating accounts and adjust the cash balances as appropriate, these cash balances could be impacted if the underlying financial institutions fail.

Fiscal 2010

We had a combined balance of cash and cash equivalents, short-term investments and restricted cash of $600.1 million at July 3, 2010, a decrease of $95.4 million from June 27, 2009. Significant inflows included $119.2 million provided by operating activities, $14.9 million from the sale of our Fabrinet investment, and $9.6 million from the exercise of stock options and the issuance of stock under employee stock plans. Significant outflows included $207.3 million of cash used in acquisitions and $41.4 million for purchases of property, plant and equipment. Cash and cash equivalents increased by $53.3 million in fiscal 2010, primarily due to the above-referenced items and sales and maturities of investments in excess of purchases of $181.5 million.

Operating activities provided $119.2 million of cash during fiscal 2010, resulting from our net loss adjusted for non-cash items such as depreciation, amortization, and various gains and losses of $117.3 million, together with changes in operating assets and liabilities that provided $1.9 million related primarily to a decrease in inventory of $22.2 million, an increase in accounts payable of $20.8 million, a decrease in other current assets of $16.4 million, an increase in accrued payroll and related of $11.7 million and an increase of $6.2 million in other accrued liability offset by an increase in accounts receivable of $61.4 million due to increase in sales and a decrease in income taxes payable of $9.5 million.

Cash used by investing activities was $65.4 million during fiscal 2010, primarily due to $207.3 million of cash used for acquisitions, net of cash acquired and $41.4 million used for purchases of property and equipment offset by $196.4 million from sales and maturities of investments in excess of purchases, including $14.9 million from the sale of our Fabrinet investment.

Our financing activities provided cash of $1.0 million, primarily related to proceeds from the exercise of stock options and issuance of stock under employee stock plans of $9.6 million offset by the payments of debt and capital lease obligations of $8.6 million.

Fiscal 2009

We had a combined balance of cash and cash equivalents, short-term investments and restricted cash of $695.5 million at June 27, 2009, a decrease of $189.2 million from June 28, 2008. Significant inflows included $107.4 million provided by operating activities, $8.7 million (net) primarily from the sale of our Shenzhen facility to Sanmina, and $5.2 million from the exercise of stock options and the issuance of stock under employee stock plans. Significant outflows included $139.2 million of cash used to repurchase a portion of the company’s Senior Convertible Notes, $86.8 million of cash used to repurchase JDSU’s common stock, $54.7 million for purchases of property, plant and equipment and $12.5 million of cash used in acquisitions. Cash and cash equivalents increased by $21.3 million in fiscal 2009, primarily due to the above-referenced items and sales and maturities of investments in excess of purchases of $201.5 million.

Operating activities provided $107.4 million of cash during fiscal 2009, resulting from our net loss adjusted for non-cash items such as depreciation, amortization, and various gains and losses, of $64.4 million, together with changes in operating assets and liabilities that provided $43.0 million related primarily to a decrease in accounts receivable of $110.9 million due to reduced sales and improved collection efforts and a decrease in inventories of $15.4 million, offset by a decrease in the FIN48 tax liability of $18.1 million, a decrease in other accrued liability of $16.0 million, an increase in other current assets of $13.3 million, and a decrease in accounts payable of $12.6 million.

Cash provided by investing activities was $140.8 million during fiscal 2009, primarily due to $201.5 million from sales and maturities of investments in excess of purchases, $8.7 million (net) primarily from the sale of our Shenzhen facility and $2.3 million of proceeds from the sale of assets. Partially offsetting these sources of cash were $54.7 million used for purchases of property and equipment, and $12.5 million of cash used for acquisitions, net of cash acquired.

Our financing activities used cash of $220.9 million, primarily related to $139.2 million used to repurchase a portion of the company’s Senior Convertible Notes, and $86.8 million used to repurchase common stock, offset by proceeds from the exercise of stock options and issuance of stock under employee stock plans of $5.2 million. See “Note 11. Convertible Debt and Letters of Credit” of our Notes to Consolidated Financial Statements for additional information regarding debt financing.

During fiscal 2009, the Company repurchased approximately 7.6 million shares of common stock in open market purchases at an average price of $11.40 per share, completing the $200 million share repurchase program authorized by the Company’s Board of Directors on May 15, 2008. The total purchase price of $86.8 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit.

Fiscal 2008

We had a combined balance of cash and cash equivalents, short-term investments and restricted cash of $884.7 million at June 28, 2008, a decrease of $258.0 million from June 30, 2007. Significant inflows included $197.2 million provided by operating activities, $32.2 million from a sales-leaseback transaction and $15.8 million from the exercise of stock options and the issuance of stock under employee stock plans. Significant outflows included $113.2 million of cash used to repurchase JDSU’s common stock, $287.5 million of cash used to repurchase a portion of the company’s Zero Coupon Senior Convertible Notes, $51.7 million for purchases of property, plant and equipment and $59.9 million of cash used in acquisitions. Cash and cash equivalents decreased by $97.3 million in fiscal 2008, primarily due to the above-referenced items and sales and maturities of investments in excess of purchases of $177.5 million.

Operating activities provided $197.2 million of cash during fiscal 2008, resulting from our net loss adjusted for non-cash items such as depreciation, amortization, and various gains and losses, of $180.0 million, together with changes in operating assets and liabilities that provided $17.2 million related primarily to a decrease in inventories of $30.4 million and an increase in accounts payable of $9.6 million, offset by an increase in net accounts receivable of $23.0 million.

Cash provided by investing activities was $53.4 million during fiscal 2008, primarily due to $177.5 million from sales and maturities of investments in excess of purchases, and $3.6 million of proceeds from the sale of assets. Partially offsetting these sources of cash were $51.7 million used for purchases of property and equipment, and $59.9 million of cash used for acquisitions, net of cash acquired.

Our financing activities used cash of $353.0 million, primarily related to $287.5 million used to repurchase a portion of the company’s Zero Coupon Senior Convertible Notes, and $113.2 million used to repurchase common stock, offset by proceeds from a sales-leaseback transaction of $32.2 million and the exercise of stock options and issuance of stock under employee stock plans of $15.8 million. See “Note 11. Convertible Debt and Letters of Credit” of our Notes to Consolidated Financial Statements for additional information regarding debt financing.

On May 15, 2008, the Company’s Board of Directors authorized the Company to repurchase up to $200 million of its common stock through open market or private transactions during a two year period ending May 14, 2010. During the three months ended June 28, 2008, the Company repurchased approximately 9.6 million shares of common stock in open market purchases at an average price of $11.76 per share. The total purchase price of $113.2 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit. All common shares repurchased under this program have been cancelled and retired.

Contractual Obligations

The following summarizes our contractual obligations at July 3, 2010, and the effect such obligations are expected to have on our liquidity and cash flow over the next five years (in millions):

	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Contractual Obligations
Asset retirement obligations—expected cash payments	$7.9	$0.5	$1.4	$4.2	$1.8

Long-Term Debt: (1)
Zero Coupon Senior Convertible Notes	0.2	0.2	—	—	—
1% Senior Convertible Notes (4)	325.0	—	325.0	—	—
Estimated Interest Payments on Debts	9.3	3.2	6.1	—	—
Purchase obligations (2)	138.1	138.1	—	—	—
Operating lease obligations (2)	99.9	21.2	38.2	22.3	18.2
Capital lease obligations (2)	0.8	0.8	—	—	—
Pension and postretirement benefit payments (3)	77.1	4.8	9.2	9.6	53.5
Other non-current liabilities	1.1	0.4	0.3	0.0	0.4

Total	$659.4	$169.2	$380.2	$36.1	$73.9

(1)	See “Note 11. Convertible Debt and Letters of Credit” for more information.

(2)	See “Note 18. Commitments and Contingencies” for more information.

(3)	See “Note 16. Employee Benefit Plans” for more information.

(4)	The 1% Senior Convertible Notes have a legal final maturity in May, 2026 but are expected to be retired in May 2013 pursuant to put/call provisions contained in the indenture.

As of July 3, 2010, operating lease obligations of $9.3 million in connection with our restructuring program were accrued in our Consolidated Balance Sheet. Operating lease obligations of $4.9 million were included in the “Restructuring accrual” and $4.4 million was accrued in “Other non-current liabilities.”

Purchase obligations represent legally-binding commitments to purchase inventory and other commitments made in the normal course of business to meet operational requirements.

As of July 3, 2010, other non-current liabilities primarily represent other long-term employment related obligations.

As we are unable to reasonably predict the timing of settlement of liabilities related to unrecognized tax benefits, the table does not include $31.0 million of such liabilities recorded on our consolidated balance sheet as of July 3, 2010.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, as such term is defined in rules promulgated by the Securities and Exchange Commission, that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Acquisitions

As part of our strategy, we are committed to the ongoing evaluation of strategic opportunities and, where appropriate, the acquisition of additional products, technologies or businesses that are complementary to, or broaden the markets for our products. We believe we strengthened our business model by expanding our addressable market, customer base, and expertise, diversifying our product portfolio, and fortifying our core businesses through acquisition as well as through organic initiatives.

In May 2010, we completed the acquisition of the Network Solutions Division (“NSD”) of Agilent Technologies, Inc. (“Agilent”), where we acquired certain assets and assumed certain liabilities of NSD, for a total purchase price consideration of approximately $163.8 million.

In July 2009, we completed the acquisition of the Storage Network Tools business of Finisar Corporation. Under the terms of the agreement, we acquired the Storage Network Tools business for approximately $40.7 million.

In February 2008, we completed the acquisition of American Bank Note Holographics Inc. (“ABNH”), a public company, for approximately 8.7 million shares of the Company’s common stock with a market value of $110.3 million at the measurement date and $19.5 million in cash, including $1.2 million of direct transaction costs incurred in connection with the acquisition. We also assumed ABNH’s employee outstanding stock options at close, valued at $11.4 million at the measurement date. ABNH is a market leader in the origination, production and marketing of holograms for security applications and the leading supplier of optical security devices for the transaction card market and is included in our Advanced Optical Technologies segment.

In January 2008, we completed the acquisition of certain assets of the fiber optics division of Westover Scientific Inc. (“Westover”) for approximately $51.5 million in cash, including $0.8 million of direct transaction costs incurred in connection with the acquisition. Westover is a leading provider of fiber optic inspection and cleaning solutions, which complements our existing fiber field and lab and production test portfolio and is included in our Communications Test and Measurement segment.

Please refer to “Note 4. Mergers and Acquisitions” of our Notes to Consolidated Financial Statements.

Employee Stock Options

Our stock option and Full Value Award program is a broad-based, long-term retention program that is intended to attract and retain employees and align stockholder and employee interests. As of July 3, 2010, we have available for issuance 10.0 million shares of common stock for grant primarily under our Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”) and 2005 Acquisition Equity Incentive Plan (the “2005 Plan”). The exercise price for the options is equal to the fair market value of the underlying stock at the date of grant. Options generally become exercisable over a four-year or three-year period and, if not exercised, expire from five to ten years post grant date. The majority of our employees participate in our stock option program. “Full Value Awards” refer to Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares that are granted with the exercise price equal to zero and are converted to shares immediately upon vesting. These Full Value Awards are performance based, time based, or a combination of performance and time based and are expected to vest over one to five years except with respect to awards with performance conditions, such conditions are achieved on a different timeline. The fair value of the Full Value Awards is based on the closing market price of our common stock on the date of award. See “Note 15. Stock-Based Compensation” for more detail.

Pension and Other Postretirement Benefits

As a result of acquiring Acterna in August 2005 and NSD in May 2010, we sponsor pension plans for certain past and present employees in the UK and Germany. JDSU also is responsible for the nonpension postretirement benefit obligation of a previously acquired subsidiary. Most of these plans have been closed to new participants and no additional service costs are being accrued, except for the plans assumed during fiscal 2010 in connection with the NSD acquisition. The UK plan is partially funded and the German plans, which were initially established as “pay-as-you-go” plans, are unfunded. The authoritative guidance of pension and other postretirement benefits requires the recognition of the funded status of the pension plans and nonpension postretirement benefit plans (retirement-related benefit plans) as an asset or a liability in the Consolidated Statement of Financial Position. The authoritative guidance also requires the recognition of changes in that funded status in the year in which they occur through the Gains and (losses) not affecting retained earnings, net of tax, and the recognition of previously unrecognized gains/(losses), prior service costs/(credits) and transition assets as a component of Accumulated gains and (losses) not affecting retained earnings in the Consolidated Statement of Stockholders’ Equity. The funded status of a retirement plan is the difference between the projected benefit obligation and the fair value of its plan assets. The projected benefit obligation is the actuarial present value of all benefits attributed by the plan’s benefit formula to employee service. At July 3, 2010, our pension plans were under funded by $80.5 million since the projected benefit obligation exceeded the fair value of its plan assets. Similarly, we had accrued $0.8 million related to our non-pension postretirement benefit plan.

Because the plans have received limited funding in the past, we anticipate future annual outlays related to the plans will approximate estimated future benefit payments. These future benefit payments have been estimated based on the same actuarial assumptions used to measure our projected benefit obligation and currently are forecasted to range between $4.4 million and $4.8 million per annum. In addition, during fiscal 2009 the UK pension plan made lump-sum cash payments of approximately $3.1 million to deferred pensioners who elected to transfer out of the plan.

During fiscal 2010 and fiscal 2009, we contributed GBP 0.2 million and GBP 0.2 million or approximately $0.3 million and $0.3 million, respectively, to our UK pension plan. These contributions allowed the Company to comply with regulatory funding requirements.

A key actuarial assumption is the discount rate. Changes in the discount rate impact the interest cost component of the net periodic benefit cost calculation and, due to the fact that the accumulated benefit obligation (“ABO”) is calculated on a net present value basis, changes in the discount rate will also impact the current ABO. Decreases in the discount rate will generally increase pre-tax cost, recognized expense and the ABO. Increases in the discount rate tend to have the opposite effect. We estimate a 50 basis point decrease or increase in the discount rate would cause a corresponding increase or decrease, respectively, in the ABO of approximately $6.0 million based upon July 3, 2010 data.

In estimating the expected return on plan assets, we consider historical returns on plan assets, adjusted for forward-looking considerations, inflation assumptions and the impact of the active management of the plan’s invested assets. While it is not possible to accurately predict future rate movements, we believe our current assumptions are appropriate. Please refer to “Note 16. Employee Benefit Plans” of Notes to Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion.

Liquidity and Capital Resources Requirement

We believe that our existing cash balances and investments will be sufficient to meet our liquidity and capital spending requirements at least through the next 12 months. However, possible investments in or acquisitions of complementary businesses, products or technologies may require the use of additional cash or financing prior to such time. We have in past periods consumed, and in the future we may consume, portions of our cash reserves to fund our operations. The amounts consumed to date, together with the amounts currently anticipated to be spent, are not expected to materially impair our financial condition. However, we may need to expend additional, currently unanticipated, cash reserves to fund our operations. Our liquidity could be negatively affected by a decline in demand for our products, which are subject to rapid technological changes, or a reduction of capital expenditures by telecommunications carriers.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Foreign Exchange Risk

We utilize foreign exchange forward contracts and other instruments, including option contracts, to hedge foreign currency risk associated with foreign currency denominated assets and liabilities, primarily short-term certain intercompany receivables and payables. Our foreign exchange forward contracts and other instruments are accounted for as derivatives whereby the fair value of the contracts are reflected as other current assets or other current liabilities and the associated gains and losses are reflected in Interest and other income (loss) in the Consolidated Statements of Operations. Our hedging programs reduce, but do not eliminate, the impact of currency exchange rate movements. The gains and losses on those derivatives are expected to be offset by re-measurement gains and losses on the foreign currency denominated assets and liabilities.

The following table provides information about our foreign currency forward and option contracts outstanding as of July 3, 2010. The forward contracts, most with a term of less than 120 days, were transacted near month end; therefore, the fair value of the contracts is approximately zero.

(in millions)	Contract Amount (Local Currency)	Contract Amount (USD)	Fair Value at July 3, 2010 (USD)
Canadian Dollar (contracts to buy CAD / sell USD)	CAD 37.2	$35.0	$—
Chinese Renmimbi (contracts to buy CNY / sell USD)	CNY 39.4	5.8	—
British Pound (contracts to buy GBP / sell USD)	GBP 0.8	1.2	—
Euro (contracts to buy EUR / sell USD)	EUR 13.7	16.8	—
Hong Kong Dollar (contracts to sell HKD / buy USD)	HKD 121.4	15.6	—
Singapore Dollar (contracts to sell SGD / buy USD)	SGD 32.5	23.3	—
Mexican Peso (contracts to buy MXN / sell USD)	MXN 48.6	3.8	—
Australian Dollar (contracts to sell AUD / buy USD)	AUD 8.8	7.4	—
Brazilian Real (contracts to sell BRL / buy USD)	BRL 2.6	1.4	—
Japanese Yen (contracts to sell JPY / buy USD)	JPY 573.2	6.5	—

Total USD notional amount of outstanding Foreign Exchange Contracts		$116.8

Net unrealized gain (loss) on derivative financial instruments			$—

The counterparties to these hedging transactions are creditworthy multinational banks. The risk of counterparty nonperformance associated with these contracts is not considered to be material. Notwithstanding our efforts to mitigate some foreign exchange risks, we do not hedge all of our foreign currency exposures, and there can be no assurances that our mitigating activities related to the exposures that we do hedge will adequately protect us against the risks associated with foreign currency fluctuations.

Investments

We maintain an investment portfolio in a variety of financial instruments, including, but not limited to, U.S. government and agency bonds, corporate obligations, money market funds, asset-backed securities, and other investment-grade securities. The majority of these investments pay a fixed rate of interest. The securities in the investment portfolio are subject to market price risk due to changes in interest rates, perceived issuer creditworthiness, marketability, and other factors. These investments are generally classified as available-for-sale and, consequently, are recorded on our Consolidated Balance Sheets at fair value with unrealized gains or losses reported as a separate component of stockholders’ equity.

Investments in both fixed-rate and floating-rate interest earning instruments carry a degree of interest rate risk. The fair market values of our fixed-rate securities decline if interest rates rise, while floating-rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may be less than expectations because of changes in interest rates or we may suffer losses in principal if we sell securities that have experienced a decline in market value because of changes in interest rates.

The following tables (in millions) present the hypothetical changes in fair value in the available-for-sale debt instruments held at July 3, 2010 and June 27, 2009 that are sensitive to changes in interest rates. These instruments are not leveraged or hedged and are held for purposes other than trading. Investments in money market funds and similar investment funds that seek to maintain a constant net asset value per unit of investment are not considered to be subject to market price risk and are not included in this sensitivity analysis. The modeling technique used measures the change in fair values arising from selected potential changes in interest rates. Market changes reflect immediate hypothetical parallel shifts in the yield curve of plus or minus 50 basis points (“BPS”), 100 BPS, and 150 BPS over a 12-month horizon. Beginning fair values represent the market value, excluding accrued interest and dividends at July 3, 2010 and June 27, 2009.

	Valuation of Securities Given an Interest Rate Decrease of “X” BPS			Fair Value as of July 3, 2010	Valuation of Securities Given an Interest Rate Increase of “X” BPS
	150 BPS	100 BPS	50 BPS		50 BPS	100 BPS	150 BPS
U.S. treasuries	$28	$27	$27	$27	$27	$27	$27
U.S. agencies	48	48	48	47	47	47	46
Foreign agencies	3	3	3	3	3	3	3
Municipals	2	2	2	2	1	1	1
Asset-backed securities	29	29	29	29	29	29	29
Corporate securities	130	130	129	129	129	128	128

Total	$240	$239	$238	$237	$236	$235	$234

	Valuation of Securities Given an Interest Rate Decrease of “X” BPS			Fair Value as of June 27, 2009	Valuation of Securities Given an Interest Rate Increase of “X” BPS
	150 BPS	100 BPS	50 BPS		50 BPS	100 BPS	150 BPS
U.S. treasuries	$44	$44	$44	$44	$44	$44	$44
U.S. agencies	163	163	163	162	162	162	162
Municipals	1	1	1	1	1	1	1
Asset-backed securities	58	57	57	57	57	57	57
Corporate securities	190	190	190	190	190	189	189

Total	$456	$455	$455	$454	$454	$453	$453

We seek to mitigate the credit risk of our portfolio of fixed-income securities by holding only high-quality, investment-grade obligations with effective maturities of 37 months or less. We also seek to mitigate marketability risk by holding only highly liquid securities with active secondary or resale markets. However, the investments may decline in value or marketability due to changes in perceived credit quality or changes in market conditions.

Long-term Debt

The fair market value of the Zero Coupon Senior Convertible Notes and the 1% Senior Convertible Notes (“Convertible Notes”) is subject to interest rate and market price risk due to the convertible feature of the notes and other factors. Generally the fair market value of fixed interest rate debt will increase as interest rates fall and decrease as interest rates rise. The fair market value of the notes may also increase as the market price of JDSU stock rises and decrease as the market price of the stock falls. Interest rate and market value changes affect the fair market value of the notes but do not impact our financial position, cash flows or results of operations. Based on quoted market prices, as of July 3, 2010 and June 27, 2009, the fair market value of the 1% Senior Convertible Notes was approximately $289.7 million and $238.9 million, respectively, and the fair market value of the Zero Coupon Senior Convertible Notes was approximately $0.2 million and $0.2 million, respectively. The fair values of Convertible Notes are based on quoted prices in active markets. Changes in fair market value reflect both the change in the market price of the notes and the impact of the partial repurchase of the Zero Coupon Senior Convertible Notes during fiscal year 2010. For additional information, see “Note 11. Convertible Debt and Letters of Credit”.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of JDS Uniphase Corporation:

In our opinion, the consolidated financial statements listed in the index appearing under Item 15(a)(1) present fairly, in all material respects, the financial position of JDS Uniphase Corporation and its subsidiaries at July 3, 2010 and June 27, 2009, and the results of their operations and their cash flows for each of the three years in the period ended July 3, 2010 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of July 3, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note 3 to the consolidated financial statements, effective June 28, 2009, the Company changed the manner in which it accounts for convertible debt instruments that may be settled by the investor fully or partially in cash.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management's Report on Internal Control over Financial Reporting, management has excluded Network Solutions Division (“NSD”) from its assessment of internal control over financial reporting as of July 3, 2010 because it was acquired by the Company in a purchase business combination during fiscal 2010. We have also excluded NSD from our audit of internal control over financial reporting. NSD is a wholly-owned subsidiary whose total assets and total revenues represent $182.2 million and $8.9 million, respectively, of the related consolidated financial statement amounts as of and for the year ended July 3, 2010.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

August 31, 2010

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
Net revenue	$1,363.9	$1,283.3	$1,512.0
Cost of sales	766.2	742.9	879.1
Amortization of acquired technologies	50.6	48.9	49.3
Impairment of acquired developed technologies	—	4.9	4.0

Gross profit	547.1	486.6	579.6

Operating expenses:
Research and development	174.9	167.1	184.3
Selling, general and administrative	382.9	399.0	449.1
Amortization of other intangibles	27.8	27.0	30.0
Impairment of goodwill	—	741.7	37.0
(Gain) loss on disposal and impairment of long-lived assets	(2.0)	13.2	6.7
Restructuring and related charges	17.7	38.5	6.7

Total operating expenses	601.3	1,386.5	713.8

Loss from operations	(54.2)	(899.9)	(134.2)
Interest and other income (expense), net	9.6	33.5	120.1
Interest expense	(24.3)	(25.5)	(27.4)
Impairment of investments	(1.4)	(18.4)	—
Gain on sale of investments	13.1	1.8	2.4

Loss from continuing operations before income taxes	(57.2)	(908.5)	(39.1)
Provision of (benefit for) income taxes	2.5	(2.3)	2.4

Loss from continuing operations, net of tax	(59.7)	(906.2)	(41.5)
(Loss) gain from discontinued operations, net of tax	(2.1)	(3.3)	1.2

Net loss	$(61.8)	$(909.5)	$(40.3)

Net loss per share—basic and diluted
Continuing operations	$(0.27)	$(4.20)	$(0.19)
Discontinued operations	(0.01)	(0.02)	0.01

Net loss	$(0.28)	$(4.22)	$(0.18)

Shares used in per share calculation—basic and diluted	218.9	215.6	223.8

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions, except share and par value data)

	July 3, 2010	June 27, 2009
ASSETS
Current assets:
Cash and cash equivalents	$340.2	$286.9
Short-term investments	227.4	398.3
Restricted cash	32.5	10.3
Accounts receivable, less reserves and allowances of $3.0 at July 3, 2010 and $2.4 at June 27, 2009	271.8	187.3
Inventories, net	125.7	144.8
Refundable income taxes	4.0	14.4
Other current assets	73.0	65.8

Total current assets	1,074.6	1,107.8
Property, plant and equipment, net	183.0	191.1
Deferred income taxes	3.2	5.7
Goodwill	66.0	8.3
Other intangibles, net	357.4	322.6
Long-term investments	5.1	15.1
Other non-current assets	14.3	17.5

Total assets	$1,703.6	$1,668.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$137.4	$106.6
Current portion of long-term debt	0.2	0.2
Accrued payroll and related expenses	62.9	45.7
Income taxes payable	19.8	20.3
Deferred income taxes	2.1	5.6
Restructuring accrual	7.1	16.6
Warranty accrual	7.3	7.3
Accrued expenses	47.7	56.0
Other current liabilities	66.4	51.6

Total current liabilities	350.9	309.9

Long-term debt	267.1	249.9
Other non-current liabilities	176.9	173.8
Commitments and contingencies (Note 18, 20, and 21)
Stockholders’ equity:
Preferred Stock, $0.001 par value: Authorized shares: 1,000,000	—	—
Common Stock, $0.001 par value:
Authorized shares: 1,000,000,000	0.2	0.2
Issued and outstanding shares: 221,127,151 at July 3, 2010 and 216,971,017 at June 27, 2009
Additional paid-in capital	69,574.0	69,530.5
Accumulated deficit	(68,680.6)	(68,618.8)
Accumulated other comprehensive income	15.1	22.6

Total stockholders’ equity	908.7	934.5

Total liabilities and stockholders’ equity	$1,703.6	$1,668.1

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
OPERATING ACTIVITIES:
Net loss	$(61.8)	$(909.5)	$(40.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	58.3	68.5	65.2
Asset retirement obligations and deferred rent expenses	(7.1)	0.1	0.5
Amortization expense	78.4	75.9	79.3
Amortization of stock-based compensation expense	43.1	50.6	49.3
Amortization of debt issuance costs and debt discount	17.9	19.0	20.9
Non-cash changes in short term investments	2.9	2.2	(3.6)
Impairment of intangibles and (gain) loss on disposal of long-lived assets	(1.3)	18.1	10.7
Impairment of goodwill	—	741.7	37.0
Gain on sale of investments, net	(13.1)	(1.8)	(2.3)
Impairment of investments	1.4	18.4	—
Change in equity investments	(2.0)	0.9	(1.2)
Gain on repurchase of debt	—	(17.0)	(11.1)
Non-cash portion of Nortel settlement	—	—	(24.0)
Allowance for doubtful accounts	0.6	(2.7)	(0.4)
Changes in operating assets and liabilities, net of impact of acquisitions of businesses and dispositions of assets:
Accounts receivable	(61.4)	110.9	(23.0)
Inventories	22.2	15.4	30.4
Other current assets	16.4	(13.3)	(3.4)
Accounts payable	20.8	(12.6)	9.6
Income taxes payable	(9.5)	4.9	(11.2)
Deferred taxes, net	(4.5)	1.3	(1.2)
Accrued payroll and related expenses	11.7	(11.3)	(6.5)
Other	6.2	(52.3)	22.5

Net cash provided by operating activities	119.2	107.4	197.2

INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(427.1)	(543.6)	(753.1)
Maturities and sales of investments	623.5	745.1	930.6
Changes in restricted cash	(21.1)	(1.2)	(7.1)
Acquisitions, net of cash acquired	(207.3)	(12.5)	(59.9)
Purchases of long term investments	(0.5)	(4.0)	(9.0)
Proceeds received from divestiture of business, net of selling costs	2.0	—	—
Acquisition of property and equipment	(41.4)	(54.7)	(51.7)
Proceeds from sale of assets, net of selling costs	1.0	2.3	3.6
Proceeds from sale of subsidiary	3.5	8.7	—
Other assets	2.0	0.7	—

Net cash provided by (used in) investing activities	(65.4)	140.8	53.4

FINANCING ACTIVITIES:
Payments on debt and capital lease obligations	(8.6)	(0.4)	(0.3)
Repayment of debt	—	(139.2)	(287.5)
Proceeds from finance lease	—	0.3	32.2
Repurchase of common stock	—	(86.8)	(113.2)
Proceeds from exercise of employee stock options and employee stock purchase plan	9.6	5.2	15.8

Net cash provided by (used in) financing activities	1.0	(220.9)	(353.0)

Effect of exchange rates on cash and cash equivalents	(1.5)	(6.0)	5.1
Increase (decrease) in cash and cash equivalents	53.3	21.3	(97.3)
Cash and cash equivalents at beginning of period	286.9	265.6	362.9

Cash and cash equivalents at end of period	$340.2	$286.9	$265.6

Supplemental disclosure of cash flow information:
Cash paid for interest	$6.1	$6.5	$6.6
Cash paid for taxes	9.6	12.9	8.5
Cash received for tax refunds	10.5	1.2	2.5
Non-cash transactions:
Common stock issued in connection with acquisitions	—	—	121.6
Purchase of software licenses	—	11.1	—

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in millions)

	Common Stock		Additional Paid-In Capital		Accumulated Deficit		Accumulated Other Comprehensive Income	Total
	Shares	Amount
Balance at June 30, 2007	219.0	$0.2	$69,298.7	(a)	$(67,470.3	)(b)	$42.5	$1,871.1
Net loss	—	—	—		(40.3	)(c)	—	(40.3)
Change in net unrealized gains on available-for-sale investments	—	—	—		—		(0.6)	(0.6)
Foreign currency translation adjustment	—	—	—		—		28.5	28.5
Defined benefit obligation, net of tax	—	—	—		—		7.5	7.5

Comprehensive loss	—	—	—		—		—	(4.9)

Shares issued under employee stock plans, net of tax effects	2.1	—	15.8		—		—	15.8
Repurchase of common stock	(9.6)	—	—		(113.1)		—	(113.1)
Stock-based compensation	0.8	—	44.0		—		—	44.0
Shares issued for Picolight acquisition	1.0	—	(0.1)		—		—	(0.1)
Shares issued for ABNH acquisition	8.7	—	121.7		—		—	121.7

Balance at June 28, 2008	222.0	0.2	69,480.1		(67,623.7)		77.9	1,934.5
Net loss	—	—	—		(909.5	)(d)	—	(909.5)
Change in net unrealized gains on available-for-sale investments	—	—	—		—		(0.4)	(0.4)
Foreign currency translation adjustment	—	—	—		—		(52.8)	(52.8)
Defined benefit obligation, net of tax	—	—	—		—		(0.8)	(0.8)

Comprehensive loss	—	—	—		—			(963.5)

Shares issued under employee stock plans, net of tax effects	0.9	—	5.2		—		—	5.2
Repurchase of common stock	(7.6)	—	—		(86.9)		—	(86.9)
Stock-based compensation	1.7	—	45.2		—		—	45.2
Noncredit portion of losses related to investment securities	—	—	—		1.3		(1.3)	—

Balance at June 27, 2009	217.0	0.2	69,530.5		(68,618.8)		22.6	934.5
Net loss	—	—	—		(61.8)		—	(61.8)
Change in net unrealized gains on available-for-sale investments	—	—	—		—		6.2	6.2
Foreign currency translation adjustment	—	—	—		—		(4.6)	(4.6)
Defined benefit obligation, net of tax	—	—	—		—		(9.1)	(9.1)

Comprehensive loss	—	—	—		—			(69.3)

Shares issued under employee stock plans, net of tax effects	2.1	—	9.7		—		—	9.7
Stock-based compensation	2.0	—	33.8		—		—	33.8

Balance at July 3, 2010	221.1	$0.2	$69,574.0		$(68,680.6)		$15.1	$908.7

(a)	Additional paid-in capital as of June 30, 2007 increased by $155.1 million due to the reclassification of the $158.5 million equity component from Long-term debt, offset by the equity issuance cost of $3.4 million. Refer to Note 3 for further details.

(b)	Accumulated deficit as of June 30, 2007 increased by $19.5 million due to the increase of interest expense resulted from the amortization of discount on 1% Senior Convertible Notes. See Note 3 for more information.

(c)	Accumulated deficit as of June 28, 2008 increased by $18.6 million due to the increase of interest expense resulted from the amortization of discount on 1% Senior Convertible Notes. See Note 3 for more information.

(d)	Accumulated deficit as of June 27, 2009 increased by $43.1 million due to the increase of interest expense resulted from the amortization of discount on 1% Senior Convertible Notes. See Note 3 for more information.

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business and Summary of Significant Accounting Policies

Description of Business

JDS Uniphase Corporation (“JDSU”) is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, wireless operators, cable operators, and network equipment manufacturers. JDSU is also a leading provider of optical solutions for biomedical and environmental instrumentation, semiconductor processing, aerospace and defense, brand authentication, display systems, and custom color product differentiation applications.

Fiscal Years

The Company utilizes a 52-53 week fiscal year ending on the Saturday closest to June 30th. The Company’s fiscal 2010 ended on July 3, 2010 and was a 53 week year. The Company’s fiscal 2009 and fiscal 2008 ended on June 27, 2009 and June 28, 2008, and were 52 week years.

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the Company and its wholly-owned subsidiaries. All inter-company accounts and transactions have been eliminated.

Out of Period Adjustments

In fiscal 2010, no out of period adjustments were identified or recorded.

In fiscal 2009, we recorded adjustments primarily related to cost of sales, operating expenses, and certain balance sheet accounts. These adjustments resulted in additional net loss of $0.6 million recorded in the current fiscal year. As a result of these adjustments, the operating loss for fiscal 2009 increased by $0.6 million. There was no impact on net loss per share in fiscal 2009 from these adjustments.

In fiscal 2008, the Company recorded adjustments primarily related to revenue, cost of sales, operating expenses, income tax expense, and certain balance sheet accounts. These adjustments resulted in additional net income of $2.1 million recorded in fiscal 2008. As a result of these adjustments, the operating loss for fiscal 2008 decreased by $3.1 million and was partially offset by $1.0 million related to tax provision adjustments. There was a positive impact on net loss of $0.01 per share in fiscal 2008 from these adjustments.

Management and the Audit Committee believe that such amounts are not material to the current and previously reported financial statements.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of net revenue and expenses during the period. The Company bases estimates on historical experience and on various assumptions about the future that are believed to be reasonable based on available information. The Company’s reported financial position or results of operations may be materially different under different conditions or when using different estimates and assumptions, particularly with respect to significant accounting policies, which are discussed below. In the event that estimates or assumptions prove to differ from actual results, adjustments are made in subsequent periods to reflect more current information.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Cash and Cash Equivalents

The Company considers highly liquid instruments such as treasury bills, commercial paper and money market instruments with original maturities of 90 days or less at the time of purchase to be cash equivalents.

Restricted Cash

At July 3, 2010 and June 27, 2009, the Company’s restricted cash balances were $32.5 million and $10.3 million, respectively. They primarily include interest-bearing investments in bank certificates of deposit and money market funds which act as collateral supporting the issuance of letters of credit and performance bonds for the benefit of third parties.

Investments

The Company’s investments in debt securities and marketable equity securities are primarily classified as available-for-sale investments or trading securities and are recorded at fair value. The cost of securities sold is based on the specific identification method. Unrealized gains and losses on available-for-sale investments, net of tax, are reported as a separate component of stockholders’ equity. Gains or losses on trading securities resulting from changes in fair value are recognized currently in earnings. The Company’s short-term investments include securities with stated maturities of longer than twelve months which are classified as current assets as they are highly liquid and available to support current operations. The Company also has certain minority investments in privately held companies. These investments are generally carried at cost and are generally classified as long-term investments.

The Company periodically reviews these investments for impairment. Effective in the fourth quarter of fiscal 2009, if a debt security’s market value is below amortized cost and the Company either intends to sell the security or it is more likely than not that the Company will be required to sell the security before its anticipated recovery, the Company records an other-than-temporary impairment charge to investment income (loss) for the entire amount of the impairment. For the remaining debt securities, if an other-than-temporary impairment exists, the Company separates the other-than-temporary impairment into the portion of the loss related to credit factors, or the credit loss portion, and the portion of the loss that is not related to credit factors, or the noncredit loss portion. The credit loss portion is the difference between the amortized cost of the security and the Company’s best estimate of the present value of the cash flows expected to be collected from the debt security. The noncredit loss portion is the residual amount of the other-than-temporary impairment. The credit loss portion is recorded as a charge to earnings (loss), and the noncredit loss portion is recorded as a separate component of other comprehensive income (loss).

Fair Value of Financial Instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued compensation and other accrued liabilities, approximate fair value because of their short maturities. Estimates of fair value of fixed-income securities are based on third party, market-based pricing sources which the company believes to be reliable. These estimates represent the third parties’ good faith opinion as to what a buyer in the marketplace would pay for a security in a current sale. For instruments that are not actively traded, estimates may be based on current treasury yields adjusted by an estimated market credit spread for the specific instrument. The use of different valuation methodologies or market assumptions could have a material impact on estimated fair value amounts. Fair value for investments in public companies is determined using quoted market prices for those securities. Fair value for investments in privately held companies is estimated based upon one or more of the following: Assessment of the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

investees’ historical and forecasted financial condition; operating results and cash flows; the values of recent rounds of financing; or quoted market prices of comparable public companies. The fair market value of the Company’s Senior Convertible Notes fluctuates with interest rates and with the market price of the stock, but does not affect the carrying value of the debt on the balance sheet, which remains at the par value of $1,000 per bond. Refer to the Company’s “Note 11. Convertible Debt and Letters of Credit” for more detail.

Inventories

Inventory is valued at standard cost, which approximates actual cost computed on a first-in, first-out basis, not in excess of net realizable market value. The Company assesses the valuation on a quarterly basis and writes down the value for estimated excess and obsolete inventory based upon estimates of future demand, including warranty requirements.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed by the straight-line method over the following estimated useful lives of the assets: 5 to 40 years for building and improvements, 2 to 10 years for machinery and equipment, and 2 to 5 years for furniture, fixtures and office equipment. Leasehold improvements are amortized by the straight-line method over the shorter of the estimated useful lives of the assets or the term of the lease.

Costs related to software acquired, developed or modified solely to meet the Company’s internal requirements and for which there are no substantive plans to market are capitalized in accordance with the authoritative guidance on accounting for the costs of computer software developed or obtained for internal use. Costs incurred after the preliminary planning stage of the project and after management has authorized and committed funds to the project are capitalized. Costs capitalized for computer software developed or obtained for internal use are included in Property, Plant and Equipment on the Consolidated Balance Sheets.

Goodwill

Goodwill represents the excess of the purchase price of an acquired enterprise or assets over the fair value of the identifiable assets acquired and liabilities assumed. The Company tests for impairment of goodwill on an annual basis in the fourth quarter and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. See “Note 8. Goodwill” for more detail.

Circumstances that could trigger an impairment test include, but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition; loss of key personnel; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed; results of testing for recoverability of a significant asset group within a reporting unit; or recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recorded in the Statement of Operations as “Impairment of goodwill”. Measurement of the fair value of a reporting unit is based on one or more of the following fair value measures including: amounts at which the unit as a whole could be bought or sold in a current transaction between willing parties; using present value techniques of estimated future cash flows; or using valuation techniques based on multiples of earnings or revenue, or a similar performance measure.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other Intangible Assets

Other intangible assets consist primarily of intellectual property acquired and purchased intangible assets. Purchased intangible assets primarily include acquired developed technologies (developed and core technology), proprietary know-how, trade secrets, trademarks and trade names, and customer base. Other intangible assets are amortized using the straight-line method over estimated useful lives ranging from 1 to 16 years.

Impairment or disposal of long-lived assets (plant and equipment and other intangible assets)

Long-lived assets held and used

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; or current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. See “Note 10. (Gain) Loss on Disposal and Impairment of Long-Lived Assets” for more detail.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized in the Statement of Operations as “Impairment of intangibles and loss on long-lived assets” when the carrying amount is not recoverable and exceeds fair value.

Long-lived assets held for sale

Long-lived assets are classified as held for sale when certain criteria are met, which include: management commitment to a plan to sell the assets; the availability of the assets for immediate sale in their present condition; an active program to locate buyers and other actions to sell the assets has been initiated; whether the sale of the assets is probable and their transfer is expected to qualify for recognition as a completed sale within one year; whether the assets are being marketed at reasonable prices in relation to their fair value; and how unlikely it is that significant changes will be made to the plan to sell the assets. See “Note 10. (Gain) Loss on Disposal and Impairment of Long-Lived Assets” for more detail.

The Company measures long-lived assets to be disposed of by sale at the lower of carrying amount or fair value less cost to sell. Fair value is determined using quoted market prices or the anticipated cash flows discounted at a rate commensurate with the risk involved.

Pension and Other Postretirement Benefits

The funded status of our retirement-related benefit plans is recognized in the Consolidated Balance Sheets. The funded status is measured as the difference between the fair value of plan assets and the benefit obligation at fiscal year end, the measurement date. For defined benefit pension plans, the benefit obligation is the projected benefit obligation (PBO) and for the nonpension postretirement benefit plan the benefit obligation is the accumulated postretirement benefit obligation (APBO). The PBO represents the actuarial present value of benefits expected to be paid upon retirement. The APBO represents the actuarial present value of postretirement benefits attributed to employee services already rendered. The fair value of plan assets represents the current market value of cumulative company contributions made to an irrevocable trust fund, held for the sole benefit of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

participants, which are invested by the trust fund. Underfunded plans, with the benefit obligation exceeding the fair value of plan assets, are aggregated and recorded as a retirement and nonpension postretirement benefit obligation equal to this excess. The current portion of the retirement-related benefit obligation represents the actuarial present value of benefits payable in the next 12 months in excess of the fair value of plan assets, measured on a plan-by-plan basis. This liability is recorded in other current liabilities in the Consolidated Balance Sheets.

(Gains) losses and prior service cost (credit) not recognized as a component of net periodic pension cost (income) in the Consolidated Statement of Operations as they arise are recognized as a component of accumulated other comprehensive income in the Consolidated Balances Sheets, net of tax. Those (gains) losses and prior service cost (credit) are subsequently recognized as a component of net periodic pension period cost (income) pursuant to the recognition and amortization provisions of applicable accounting standards. (Gains) losses arise as a result of differences between actual experience and assumptions or as a result of changes in actuarial assumptions. Prior service cost (credit) represents the cost of benefit improvements attributable to prior service granted in plan amendments.

Net periodic pension cost (income) is recorded in the Consolidated Statement of Operations and includes service cost, interest cost, expected return on plan assets, amortization of prior service cost and (gains) losses previously recognized as a component of accumulated other comprehensive income. Service cost represents the actuarial present value of participant benefits earned in the current year. Interest cost represents the time value of money cost associated with the passage of time. Certain events, such as changes in employee base, plan amendments and changes in actuarial assumptions, result in a change in the benefit obligation and the corresponding change in other comprehensive income. The result of these events is amortized as a component of net periodic cost (income) over the service lives of the participants, provided such amounts exceed thresholds which are based upon the benefit obligation or the value of plan assets.

The measurement of the benefit obligation and net periodic pension cost (income) is based on our estimates and actuarial valuations provided by third-party actuaries which are approved by our management. These valuations reflect the terms of the plans and use participant-specific information such as compensation, age and years of service, as well as certain assumptions, including estimates of discount rates, expected return on plan assets, rate of compensation increases, and mortality rates. While we believe that our assumptions are appropriate, significant differences in our actual experience or significant changes in our assumptions that may be required under new legislation, or accounting pronouncements, or otherwise may materially affect our pension and other post-retirement obligations and our future expense.

Concentration of Credit and Other Risks and Allowance for Doubtful Accounts

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, investments and trade receivables. The Company’s cash equivalents and short-term investments are held in safekeeping by large, creditworthy financial institutions. The Company invests its excess cash primarily in U.S. government and agency bonds, corporate obligations, money market funds, asset-backed securities, and other investment-grade securities. The Company has established guidelines relative to credit ratings, diversification and maturities that seek to maintain safety and liquidity.

The Company performs credit evaluations of its customers’ financial condition and generally does not require collateral from its customers. These evaluations require significant judgment and are based on a variety of factors including, but not limited to, current economic trends, historical payment, bad debt write-off experience, and financial review of the customer.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. When the Company becomes aware that a specific customer is unable to meet its financial obligations, the Company records a specific allowance to reflect the level of credit risk in the customer’s outstanding receivable balance. In addition, the Company records additional allowances based on certain percentages of aged receivable balances. The Company classifies bad debt expenses as selling, general and administrative expenses.

The Company is not able to predict changes in the financial stability of its customers. Any material change in the financial status of any one or a group of customers could have a material adverse effect on the Company’s results of operations and financial condition. Although such losses have been within management’s expectations to date, there can be no assurance that such allowances will continue to be adequate. The Company has significant trade receivables concentrated in the telecommunications industry. While the Company’s allowance for doubtful accounts balance is based on historical loss experience along with anticipated economic trends, unanticipated financial instability in the telecommunication’s industry could lead to higher than anticipated losses. No one customer accounted for greater than 10% of accounts receivables or revenue for the periods presented.

The Company depends on a limited number of contract manufacturers, subcontractors, and suppliers for raw materials, packages and standard components. The Company generally purchases these single or limited source products through standard purchase orders or one-year supply agreements and has no long-term guaranteed supply agreements with such vendors. While the Company seeks to maintain a sufficient safety stock of such products and maintains ongoing communications with its suppliers to guard against interruptions or cessation of supply, the Company’s business and results of operations could be adversely affected by a stoppage or delay of supply, substitution of more expensive or less reliable products, receipt of defective parts or contaminated materials, increases in the price of such supplies, or the Company’s inability to obtain reduced pricing from its suppliers in response to competitive pressures.

The Company generally uses a rolling twelve month forecast based on anticipated product orders, customer forecasts, product order history and backlog to determine its material requirements. Lead times for the parts and components that the Company orders vary significantly and depend on factors such as the specific supplier, contract terms and demand for a component at a given time. If the forecast does not meet actual demand, the Company may have excess or shortfalls of some materials and components, as well as excess inventory purchase commitments. The Company could experience reduced or delayed product shipments or incur additional inventory write-downs and cancellation charges or penalties, which would increase costs and could have a material adverse impact on the Company’s results of operations.

Foreign Currency Forward Contracts

The Company conducts its business and sells its products directly to customers primarily in North America, Europe and Asia. In the normal course of business, the Company’s financial position is routinely subject to market risks associated with foreign currency rate fluctuations due to balance sheet positions in foreign currencies. The Company evaluates foreign exchange risks and utilizes foreign currency forward contracts to reduce such risks. The foreign currency forward contracts generally expire within 120 days. The change in fair value of these foreign currency forward contracts is recorded as income or loss in the Company’s Consolidated Statements of Operations as a component of interest and other income (loss). Such changes, net of changes in the values of the hedged exposures, were not material during any of the periods presented.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Foreign Currency Translation

Assets and liabilities of non-U.S. subsidiaries that operate in a local currency environment, where that local currency is the functional currency, are translated into U.S. dollars at exchange rates in effect at the balance sheet date, with the resulting translation adjustments directly recorded to a separate component of accumulated other comprehensive income. Income and expense accounts are translated at the prior month balance sheet exchange rates.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery does not occur until products have been shipped or services have been provided to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in the client acceptance provisions have been satisfied. In situations where a formal acceptance is required but the acceptance only relates to whether the product meets its published specifications, revenue is generally recognized upon shipment provided all other revenue recognition criteria are met. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

The Company reduces revenue for rebates and other similar allowances. Revenue is recognized only if these estimates can be reasonably and reliably determined. The Company bases its estimates on historical results taking into consideration the type of client, the type of transaction and the specifics of each arrangement.

In addition to the aforementioned general policies, the following are the specific revenue recognition policies for multiple-element arrangements and for each major category of revenue.

Hardware

Revenue from hardware sales is generally recognized when the product is shipped to the customer and when there are no unfulfilled company obligations that affect the customer’s final acceptance of the arrangement. Any cost of warranties and remaining obligations that are inconsequential or perfunctory are accrued when the corresponding revenue is recognized. Revenue from rentals and operating leases is recognized on a straight-line basis over the term of the rental or lease.

Multiple-Element Arrangements

The Company enters into multiple-element revenue arrangements, which may include any combination of hardware, software and services. Certain of the Company’s networking and communications products are integrated with software that is not considered more than incidental to the functionality of the equipment. The Company believes that this equipment is not considered software related and would therefore be excluded from the scope of the authoritative guidance on software revenue recognition. Accordingly, the Company allocates the fair value of the equipment when sold with software according to the authoritative guidance on revenue arrangements with multiple deliverables. The value of the arrangement, less the allocated hardware is then considered within the scope of the authoritative guidance for software revenue recognition.

To the extent that a deliverable(s) in a multiple-element arrangement is subject to specific guidance (for example, software that is subject to the authoritative guidance on software revenue recognition) on whether and/or how to separate multiple-deliverable arrangements into separate units of accounting (separability) and how to

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

allocate value among those separate units of accounting (allocation), that deliverable(s) is accounted for in accordance with such specific guidance. A multiple-element arrangement is separated into more than one unit of accounting if all of the following criteria are met:

•	The delivered item(s) has value to the client on a standalone basis.

•	There is objective and reliable evidence of the fair value of the undelivered item(s).

•

If the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the Company.

If these criteria are not met, revenue is deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit's relative fair value. There may be cases, however, in which there is objective and reliable evidence of fair value of the undelivered item(s) but no such evidence for the delivered item(s). In those cases, the residual method is used to allocate the arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate fair value of the undelivered item(s). The revenue policies described below are then applied to each unit of accounting, as applicable.

Services

Revenue from services and system maintenance is typically recognized on a straight-line basis over the term of the contract. Revenue from time and material contracts is recognized at the contractual rates as labor hours are delivered and direct expenses are incurred. Revenue related to extended warranty and product maintenance contracts is deferred and recognized on a straight-line basis over the delivery period. The Company also generates service revenue from hardware repairs and calibrations which is recognized as revenue upon completion of the service.

Software

Revenue from perpetually licensed software is recognized at the inception of the license term. Revenue from maintenance, unspecified upgrades and technical support is recognized over the period such items are delivered. In multiple-element revenue arrangements that include software that is more than incidental to the products or services as a whole (software multiple-element arrangements), software and software-related elements are accounted for in accordance with the following policies. Software-related elements include software products and services as well as any non-software deliverable(s) for which a software deliverable is essential to its functionality.

A software multiple-element arrangement is separated into more than one unit of accounting if all of the following criteria are met:

•	The functionality of the delivered element(s) is not dependent on the undelivered element(s).

•	There is vendor-specific objective evidence (“VSOE”) of fair value of the undelivered element(s).

•	Delivery of the delivered element(s) represents the culmination of the earnings process for that element(s).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

If these criteria are not met, the revenue is deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If there is VSOE for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit's relative VSOE. There may be cases, however, in which there is VSOE of the undelivered item(s) but no such evidence for the delivered item(s). In these cases, the residual method is used to allocate the arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate VSOE of the undelivered elements. The Company limits its assessment of VSOE for each undelivered element is primarily determined via contract specific substantive renewal rates. Changes to the elements in an arrangement and the Company’s ability to establish vendor-specific objective evidence for those elements could affect the timing of the revenue recognition.

Warranty

The Company provides reserves for the estimated costs of product warranties at the time revenue is recognized. It estimates the costs of its warranty obligations based on its historical experience of known product failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise. Should the actual experience relative to these factors differ from the estimates, the Company may be required to record additional warranty reserves. Alternatively, if the Company provides more reserves than it needs, it may reverse a portion of such provisions in future periods.

Shipping and Handling Costs

The Company records costs related to shipping and handling of revenue in cost of sales for all periods presented.

Advertising Expense

The Company expenses advertising costs as incurred. Advertising costs totalled $1.5 million, $2.4 million, and $2.4 million in fiscal 2010, 2009, and 2008, respectively.

Research and Development (“R&D”) Expense

Costs related to research and development, which primarily consists of labor and benefits, supplies, facilities, consulting, and outside service fees, are charged to expense as incurred, except as follows: capitalization of material software development costs begins when a product’s technological feasibility has been established in accordance with the authoritative accounting guidance. To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model, and which typically occurs when beta testing commences, and the general availability of such software has been very short. Accordingly, software development costs have been expensed as incurred.

Stock-Based Compensation

The Company estimates the fair value of equity awards granted using the Black-Scholes-Merton option-pricing formula and a single option award approach. This option-pricing model requires the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying stock. The expected stock price volatility assumption is determined using a combination of historical and implied volatility of our common stock. The Company believes that using a combination of historical and market-based implied volatility from traded options on JDSU common stock is a better indicator of expected volatility and future stock

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

price trends than relying solely on historical volatility. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. When estimating forfeitures, the Company considers voluntary termination behavior as well as future workforce reduction programs. Estimated forfeiture rates are trued-up to actual forfeiture as the stock-based awards vest. The total fair value of the equity awards, net of forfeiture, is recorded on a straight-line basis (except for performance based Full Value Awards and options with market conditions which are amortized based upon graded vesting method) over the requisite service periods of the awards, which is generally the vesting period.

Comprehensive Loss

The Company’s accumulated other comprehensive loss consists of the accumulated net unrealized gains or losses on available-for-sale investments, foreign currency translation adjustments, and pension liability. At July 3, 2010 and June 27, 2009, the Company had a balance of net unrealized gain of $0.7 million and net unrealized loss of $4.2 million, respectively, on available-for-sale investments. At July 3, 2010 and June 27, 2009, the Company had $7.9 million and $12.5 million, respectively, of foreign currency translation gains.

The components of comprehensive loss, net of tax, were as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
Net loss	$(61.8)	$(909.5)	$(40.3)
Other comprehensive (loss) income:
Net change in unrealized gains (losses) on investments, net of tax	6.2	(0.4)	(0.6)
Net change in cumulative translation adjustment, net of tax	(4.6)	(52.8)	28.5
Net change in defined benefit obligation, net of tax	(9.1)	(0.8)	7.5

Net change in other comprehensive (loss) income	(7.5)	(54.0)	35.4

Comprehensive loss	$(69.3)	$(963.5)	$(4.9)

At July 3, 2010 and June 27, 2009, balances for the components of accumulated other comprehensive income were as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009
Unrealized gains (losses) on investments	$0.7	$(4.2)
Noncredit portion of losses related to investment securities	—	(1.3)
Foreign currency translation gains	7.9	12.5
Defined benefit obligation, net of tax	6.5	15.6

Accumulated other comprehensive income	$15.1	$22.6

In April 2009, the Financial Accounting Standard Board (“FASB”) amended the existing guidance on determining whether an impairment for investments in debt securities is other-than-temporary. The new guidance was effective for the Company’s fourth quarter of fiscal 2009 and at June 27, 2009, resulted in a net pre-tax decrease to accumulated deficit and a corresponding increase to accumulated other comprehensive income of $1.3 million for the portion of other-than-temporary impairments recorded in earnings in a previous period on one of the securities in the Company’s portfolio that are related to factors other than credit and would not have been required to be recognized in earnings had the new guidance been effective for those periods.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Income Taxes

In accordance with the authoritative guidance on accounting for income taxes, the Company recognizes income taxes using an asset and liability approach. This approach requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in its consolidated financial statements or tax returns. The measurement of current and deferred taxes is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated.

The authoritative guidance provides for recognition of deferred tax assets if the realization of such deferred tax assets is more likely than not to occur. With the exception of certain international jurisdictions, the Company has determined that at this time it is more likely than not that deferred tax assets attributable to the remaining jurisdictions will not be realized, primarily due to uncertainties related to its ability to utilize its net operating loss carryforwards before they expire based on its recent years history of losses. Accordingly, the Company has established a valuation allowance for such deferred tax assets. If there is a change in the Company’s ability to realize its deferred tax assets, then its tax provision may decrease in the period in which it determines that realization is more likely than not.

The authoritative guidance on accounting for uncertainty in income taxes clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements and prescribes the recognition threshold and measurement attributes for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Additionally, it provides guidance on recognition, classification, and disclosure of tax positions.

The Company is subject to income tax audits by the respective tax authorities in all of the jurisdictions in which it operates. The determination of tax liabilities in each of these jurisdictions requires the interpretation and application of complex and sometimes uncertain tax laws and regulations. The Company recognizes liabilities based on its estimate of whether, and the extent to which, additional tax liabilities are more likely than not. If the Company ultimately determines that the payment of such a liability is not necessary, then it reverses the liability and recognizes a tax benefit during the period in which the determination is made that the liability is no longer necessary.

The recognition and measurement of current taxes payable or refundable and deferred tax assets and liabilities requires that the Company make certain estimates and judgments. Changes to these estimates or a change in judgment may have a material impact on the Company’s tax provision in a future period.

Restructuring Accrual

In accordance with authoritative guidance on accounting for costs associated with exit or disposal activities, generally costs associated with restructuring activities are recognized when they are incurred. However, in the case of leases, the expense is estimated and accrued when the property is vacated. Given the significance of, and the timing of the execution of such activities, this process is complex and involves periodic reassessments of estimates made at the time the original decisions were made, including evaluating real estate market conditions for expected vacancy periods and sub-lease rents. A liability for post-employment benefits for workforce reductions related to restructuring activities is recorded when payment is probable, the amount is reasonably estimable, and the obligation relates to rights that have vested or accumulated. The Company continually evaluates the adequacy of the remaining liabilities under its restructuring initiatives. Although the Company believes that these estimates accurately reflect the costs of its restructuring plans, actual results may differ, thereby requiring the Company to record additional provisions or reverse a portion of such provisions.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Loss Contingencies

The Company is subject to the possibility of various loss contingencies arising in the ordinary course of business. The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. The Company regularly evaluates current information available to determine whether such accruals should be adjusted and whether new accruals are required.

Net Loss Per Share

The following table sets forth the computation of basic and diluted net loss per share (in millions, except per share data):

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
Numerator:
Net loss	$(61.8)	$(909.5)	$(40.3)

Denominator:
Weighted-average number of common shares outstanding	218.9	215.6	223.8

Net loss per share—basic and diluted	$(0.28)	$(4.22)	$(0.18)

As the Company incurred net losses for the years ended 2010, 2009, and 2008, potential dilutive securities from stock options, employee stock purchase plan (“ESPP”), Full Value Awards, and Zero Coupon Senior Convertible Notes have been excluded from the diluted net loss per share computations as their effect was deemed anti-dilutive.

The following table sets forth the weighted average potentially dilutive securities excluded from the computation because their effect would have been anti-dilutive (in millions):

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
Stock options and ESPP	12.4	15.5	16.7
Restricted shares and stock units	6.4	7.7	3.0
Zero coupon senior convertible notes	—	0.8	5.5
1% senior convertible notes	10.7	12.4	14.0

Total potentially dilutive securities	29.5	36.4	39.2

Asset Retirement Obligations

Asset retirement obligations (“ARO”) are legal obligations associated with the retirement of long-lived assets. These liabilities are initially recorded at fair value and the related asset retirement costs are capitalized by increasing the carrying amount of the related assets by the same amount as the liability. Asset retirement costs are subsequently depreciated over the useful lives of the related assets. Subsequent to initial recognition, the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Company records period-to-period changes in the ARO liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate of undiscounted cash flows. The Company derecognizes ARO liabilities when the related obligations are settled. At July 3, 2010 and June 27, 2009, $0.5 million and $7.3 million of ARO was included in the Consolidated Balance Sheets in “Other current liabilities” and the remainder of $7.4 million and $6.6 million was included in “Other non-current liabilities”.

(in millions)	Balance at Beginning of Period	Liabilities Incurred	Liabilities Settled	Accretion Expense	Revisions to Estimates	Balance at End of Period
Asset Retirement Obligations:
Year ended July 3, 2010	$13.9	0.7	(7.2)	0.5	—	$7.9
Year ended June 27, 2009	$13.1	0.4	(0.4)	0.5	0.3	$13.9

Note 2. Recent Accounting Pronouncements

In April 2010, the FASB issued authoritative guidance clarifying that share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity shares trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The guidance is effective for us beginning in the first quarter of fiscal 2012. The Company does not anticipate that the adoption of this statement will have a material impact on its consolidated financial statements.

In March 2010, the FASB issued authoritative guidance amending existing guidance surrounding the consolidation of variable interest entities (“VIE”) to require an enterprise to qualitatively assess the determination of the primary beneficiary of a VIE based on whether the entity a) has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) has the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The guidance also requires an ongoing reconsideration of the primary beneficiary, and amends the events that trigger a reassessment of whether an entity is a VIE. Enhanced disclosures are also required to provide information about an enterprise’s involvement in a VIE. This guidance is effective for the Company beginning in the first quarter of fiscal 2011. The Company is currently evaluating the potential impact, if any, of the adoption of this guidance on its consolidated financial statements.

In September 2009, the FASB issued authoritative guidance that applies to revenue arrangements with multiple deliverables and provides another alternative for determining the selling price of deliverables. In addition, the residual method of allocating arrangement consideration is no longer permitted under this guidance. The guidance is effective for the Company beginning in the first quarter of fiscal 2011. The Company is currently finalizing the assessment of the impact of the adoption of this guidance on its consolidated financial statements.

In September 2009, the FASB issued authoritative guidance which removes non-software components of tangible products and certain software components of tangible products from the scope of existing software revenue guidance, resulting in the recognition of revenue similar to that for other tangible products. It also requires expanded qualitative and quantitative disclosures. The guidance is effective for the Company beginning in the first quarter of fiscal 2011. The Company is currently evaluating the potential impact, if any, of the adoption of this guidance on its consolidated financial statements.

Note 3. Revision to Prior Period Financial Statements

In May 2008, the FASB issued authoritative guidance which applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. The guidance was effective for fiscal years

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(and interim periods within those fiscal years) beginning after December 15, 2008 and was to be applied retrospectively to all past periods presented—even if the instrument has matured, converted, or otherwise been extinguished as of the effective date of this guidance. The Company has adopted this guidance in the first quarter of fiscal 2010.

The Company’s adoption of this guidance affects its 1% Senior Convertible Notes due 2026 (“Convertible Notes”). This guidance requires the issuer of convertible debt instruments to separately account for the liability (debt) and equity (conversion option) components of such instruments and retrospectively adjust the financial statements for all periods presented. The fair value of liability component is determined based on the market rate for similar debt instruments without the conversion feature and the residual between the proceeds and the fair value of liability component is recorded as equity at the time of issuance. Additionally transactions cost are allocated using the same percentage as the liability and equity components. As a result, Total stockholders’ equity as of June 27, 2009 increased by $73.9 million, which included an increase in Additional paid-in capital by $155.1 million, offset by a decrease in Accumulated deficit by $81.2 million, and Long-term debt as of June 27, 2009 decreased by $75.1 million.

The Company’s adoption of this guidance results in higher interest expense for fiscal 2006 through fiscal 2013, assuming the holders will require JDSU to repurchase the Convertible Notes at a cash price equal to 100% of the principal amount plus accrued and unpaid interest on May 15, 2013, the earliest date when the holders can exercise such right and a lower gain on repurchase of the Convertible Notes in fiscal 2009. The impact to net loss in fiscal 2008 and 2009 is as follows:

	For the Fiscal Years Ended
	2009		2008
	(in millions, except per share data)
Increase in net loss	$43.1	(a)	$18.6	(b)

Increase in net loss per share:
Basic and diluted	$0.20		$0.08

Shares used to compute per share amounts:
Basic and diluted	215.6		223.8

(a)	The total increase in net loss was due to the decrease in gain on debt repurchase of $25.3 million and the increase in interest expense of $17.8 million resulted from the amortization of discount on 1% Senior Convertible Notes.

(b)	The total increase in net loss was due to the increase in interest expense resulted from the amortization of discount on 1% Senior Convertible Notes.

On September 4, 2009 the Company sold certain non-core assets related to its wholly owned subsidiary da Vinci Systems LLC (“da Vinci”). As a result, the operations of da Vinci have been presented as discontinued operations for all periods presented. See “Note 22. Discontinued Operations”.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table presents the effect of these retrospective adjustments to certain line items on the Company’s Consolidated Balance Sheet as of June 27, 2009:

	June 27, 2009 As Previously Reported(a)	Adjustments		June 27, 2009 As Revised
	(in millions, except share and per share data)
ASSETS
Other current assets	$66.2	$(0.4	)(b)	$65.8
Deferred income taxes	6.2	(0.5	)(c)	5.7
Other non-current assets	18.3	(0.8	)(d)	17.5

Total assets	$1,669.8	$(1.7)		$1,668.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Long-term debt	$325.0	$(75.1	)(e)	$249.9
Other non-current liabilities	174.3	(0.5	)(f)	173.8
Commitments and contingencies (Note 17, 19, and 20)	—	—		—
Stockholders’ equity:
Preferred Stock, $0.001 par value: Authorized shares: 1,000,000	—	—		—
Common Stock, $0.001 par value:
Authorized shares: 1,000,000,000	0.2	—		0.2
Issued and outstanding shares: 216,971,017 at June 27, 2009 and 221,977,736 at June 28, 2008
Additional paid-in capital	69,375.4	155.1	(g)	69,530.5
Accumulated deficit	(68,537.6)	(81.2	)(h)	(68,618.8)

Total stockholders’ equity	860.6	73.9		934.5

Total liabilities and stockholders’ equity	$1,669.8	$(1.7)		$1,668.1

(a)	As reported in the Company's Form 10-K for the fiscal year ended June 27, 2009.

(b)	Other current assets as of June 27, 2009 decreased by $0.4 million mainly due to a retrospective adjustment of debt issuance cost related to the 1% Senior Convertible Notes.

(c)	Deferred income taxes as of June 27, 2009 decreased by $0.5 million due to a retrospective adjustment of deferred tax assets upon the adoption of the authoritative guidance.

(d)	Other non-current assets as of June 27, 2009 decreased by $0.8 million mainly due to a retrospective adjustment of debt issuance cost related to the 1% Senior Convertible Notes.

(e)	Long-term debt as of June 27, 2009 decreased by $75.1 million due to the reclassification of the $158.5 million equity component to Additional paid-in capital, offset by $57.7 million accretion of interest resulted from amortization of debt discount, and $25.7 million adjustment related to the repurchases of 1% Senior Convertible Notes.

(f)	Other non-current liabilities as of June 27, 2009 decreased by $0.5 million due to a retrospective adjustment of deferred tax liability upon the adoption of the authoritative guidance.

(g)	Additional paid-in capital as of June 27, 2009 increased by $155.1 million due to the reclassification of the $158.5 million equity component from Long-term debt, offset by the equity issuance cost of $3.4 million.

(h)	Accumulated deficit as of June 27, 2009 increased by $81.2 million due to the increase of interest expense by $57.7 million and decrease in gain on debt repurchase by $25.3 million, offset by a decrease in amortization of debt issuance cost of $1.8 million.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following tables presents the effect of these adjustments to the Company’s Consolidated Statement of Operations for the years ended June 28, 2008 and June 27, 2009:

	Year Ended June 28, 2008
	As Previously Reported(a)	Adjustments related to 1% Senior Coupon Notes	Adjustments related to Discontinued Operations (Note 22)	As Revised
	(In millions, except per share data)
Net revenue	$1,530.1	$—	$(18.1)	$1,512.0
Cost of sales	885.5	—	(6.4)	879.1
Amortization of acquired technologies	49.3	—	—	49.3
Impairment of acquired developed technologies	4.0	—	—	4.0

Gross profit	591.3	—	(11.7)	579.6

Operating expenses:
Research and development	188.1	—	(3.7)	184.4
Selling, general and administrative	455.8	—	(6.8)	449.0
Amortization of other intangibles	30.0	—	—	30.0
Impairment of goodwill	37.0	—	—	37.0
Loss and impairment of long-lived assets	6.7	—	—	6.7
Restructuring and related charges	6.7	—	—	6.7

Total operating expenses	724.3	—	(10.5)	713.8

Loss from operations	(133.0)	—	(1.2)	(134.2)
Interest and other income	120.1	—	—	120.1
Interest expense	(8.8)	(18.6)	—	(27.4)
Gain on sale of investments	2.4	—	—	2.4
Impairment of investments	—	—	—	—

Loss from continuing operations before income taxes	(19.3)	(18.6)	(1.2)	(39.1)
Provision of income taxes	2.4	—	—	2.4

Loss from continuing operations, net of tax	(21.7)	(18.6)	(1.2)	(41.5)
Gain from discontinued operations, net of tax	—	—	1.2	1.2

Net loss	$(21.7)	$(18.6)	$—	$(40.3)

(a)	As reported in the Company’s Form 10-K for the year ended June 28, 2008.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Year Ended June 27, 2009
	As Previously Reported(a)	Adjustments related to 1% Senior Coupon Notes	Adjustments related to Discontinued Operations (Note 22)	As Revised
	(In millions, except per share data)
Net revenue	$1,294.4	$—	$(11.1)	$1,283.3
Cost of sales	748.5	—	(5.6)	742.9
Amortization of acquired technologies	48.9	—	—	48.9
Impairment of acquired developed technologies	4.9	—	—	4.9

Gross profit	492.1	—	(5.5)	486.6

Operating expenses:
Research and development	170.1	—	(3.0)	167.1
Selling, general and administrative	404.6	—	(5.6)	399.0
Amortization of other intangibles	27.0	—	—	27.0
Impairment of goodwill	741.7	—	—	741.7
Loss and impairment of long-lived assets	13.2	—	—	13.2
Restructuring and related charges	38.7	—	(0.2)	38.5

Total operating expenses	1,395.3	—	(8.8)	1,386.5

Loss from operations	(903.2)	—	3.3	(899.9)
Interest and other income	58.8	(25.3)	—	33.5
Interest expense	(7.7)	(17.8)	—	(25.5)
Gain on sale of investments	1.8	—	—	1.8
Impairment of investments	(18.4)	—	—	(18.4)

Loss from continuing operations before income taxes	(868.7)	(43.1)	3.3	(908.5)
(Benefit) for income taxes	(2.3)	—	—	(2.3)

Loss from continuing operations, net of tax	(866.4)	(43.1)	3.3	(906.2)
Loss from discontinued operations, net of tax	—	—	(3.3)	(3.3)

Net loss	$(866.4)	$(43.1)	$—	$(909.5)

(a)	As reported in the Company’s Form 10-K for the year ended June 27, 2009.

Note 4. Mergers and Acquisitions

Fiscal 2010 Acquisitions

Network Solutions Division of Agilent Technologies, Inc. (“NSD”)

In May 2010, the Company purchased NSD from Agilent Technologies, Inc. for a total purchase price consideration of approximately $163.8 million. NSD is included in the Company’s Communications Test and Measurement segment.

The acquisition significantly expands the Company’s communications test position, including the emerging market for Long Term Evolution (“LTE”)/4G solutions required by the dozens of wireless service providers and network equipment, manufacturers upgrading to this next-generation technology. LTE will provide much higher bandwidth to support mobile data and video applications on handsets, notebooks, portable readers, and gaming devices, amongst others.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company adopted the new authoritative guidance on business combinations during the first quarter of fiscal 2010 and the acquisition was accounted for in accordance with this guidance; therefore, the tangible and intangible assets acquired and liabilities assumed were recorded at fair value on the acquisition date.

A portion of the purchase price was allocated to developed product technology and IPR&D. They were identified and valued through an analysis of data provided by NSD concerning developmental products, their stage of development, the time and resources needed to complete them, target markets, their expected income generating ability and associated risks. The Income Approach, which is based on the premise that the value of an asset is the present value of its future earning capacity, was the primary valuation technique employed. Discount rates of 17% and 23% were applied to developed product technology and IPR&D, respectively.

Developed product technology, which includes products that are already technologically feasible, is primarily comprised of a portfolio of service assurance systems, network protocol test systems, and drive test systems.

Developmental projects that had not reached technological feasibility are recognized as identifiable intangible assets in accordance with authoritative accounting guidance. The principal project at the acquisition date relates to developing a network probe. This technology would enable network operators to more comprehensively sample data from the network. The Company incurred post-acquisition cost of approximately $0.8 million during fiscal 2010 for the project and estimates that additional investment of approximately $6.8 million in research and development will be required. The Company expects to complete the project by the end of the first quarter of fiscal 2012.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$28.3
Intangible assets acquired:
Developed technology	42.7
Customer relationships	30.8
In-process research and development	9.8
Customer backlog	5.8
Goodwill	46.4

Total purchase price	$163.8

The following table summarizes the components of the tangible assets acquired at fair value (in millions):

Accounts receivable	$27.2
Inventories	4.7
Property and equipment	4.8
Accounts payable	(4.8)
Deferred revenue	(6.3)
Other assets and liabilities, net	2.7

Net tangible assets acquired	$28.3

The acquired intangible assets, except for in-process research and development (IPR&D), are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	5 years
Customer relationships	5 to 9 years
Customer backlog	1 to 2 years

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In accordance with authoritative guidance, the Company recognizes IPR&D at fair value as of the acquisition date, and subsequently accounts for it as an indefinite-lived intangible asset until completion or abandonment of the associated research and development efforts. IPR&D is tested for impairment during the period it is considered an indefinite lived asset.

Goodwill, which represents the excess of the purchase price over the fair value of net tangible and identified intangible assets acquired, is not being amortized but is reviewed annually for impairment, or more frequently if impairment indicators arise, in accordance with authoritative guidance. In part, goodwill reflected the competitive advantages the Company expected to realize from NSD’s standing in the communications test industry. Goodwill has been assigned to the Communications Test and Measurement segment and is expected to be deductible for tax purposes.

In accordance with authoritative guidance, the Company expensed $3.2 million of acquisition-related costs incurred as Selling, general and administrative expenses in the Company’s consolidated statements of operations for the year ended July 3, 2010.

NSD’s results of operations have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. The financial information in the table below summarizes the results of operations of the Company and NSD, on a pro forma basis, as though the companies have been combined as of the beginning of each of the years presented:

(in millions, except per share data)	July 3, 2010	June 27, 2009
Pro forma net revenue	1,497.5	1,464.4
Pro forma net loss	(79.1)	(926.4)
Pro Forma net loss per share—basic and diluted	(0.36)	(4.30)

The unaudited, proforma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of each of the periods presented.

Storage Network Tools Business of Finisar Corporation (“SNT”)

In July 2009, the Company purchased the Storage Network Tools business of Finisar Corporation (“SNT”) for approximately $40.7 million in cash. SNT is included in JDSU’s Communications Test and Measurement segment.

SNT is one of the world’s leading providers of storage area network (SAN) protocol test tools, software and services. By acquiring SNT, the Company entered the storage protocol test market, expanded its lab test market presence and facilitated product innovation addressing Fibre Channel over Ethernet and other emerging SAN test market opportunities.

The Company adopted the new authoritative guidance on business combinations during the first quarter of fiscal 2010 and the acquisition was accounted for in accordance with this guidance; therefore, the tangible and intangible assets acquired and liabilities assumed were recorded at fair value on the acquisition date.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$1.8
Intangible assets acquired:
Developed technology	16.2
Customer relationships	10.0
In-process research and development	1.5
Other	1.3
Goodwill	9.9

Total purchase price	$40.7

The following table summarizes the components of the tangible assets acquired at fair value (in millions):

Inventories	$1.5
Property and equipment	0.6
Deferred revenue	(0.1)
Other assets and liabilities, net	(0.2)

Net tangible assets acquired	$1.8

The acquired intangible assets, except for in-process research and development (IPR&D), are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	5 years
Customer relationships	6 years
Trademark/tradename	5 years
Internally used software	3 years

In accordance with authoritative guidance, the Company recognizes IPR&D at fair value as of the acquisition date, and subsequently accounts for it as an indefinite-lived intangible asset until completion or abandonment of the associated research and development efforts. IPR&D is tested for impairment during the period it is considered an indefinite lived asset.

Goodwill, which represents the excess of the purchase price over the fair value of net tangible and identified intangible assets acquired, is not being amortized but is reviewed annually for impairment, or more frequently if impairment indicators arise, in accordance with authoritative guidance. In part, goodwill reflected the competitive advantages the Company expected to realize from SNT’s standing in the storage protocol test industry. Goodwill has been assigned to the Communications Test and Measurement segment and is expected to be deductible for tax purposes.

In accordance with authoritative guidance, the Company expensed $0.4 million of acquisition-related costs incurred as Selling, general and administrative expenses in the Company’s consolidated statements of operations for the quarter ended October 3, 2009.

SNT’s results of operations have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material to prior period financial statements.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Fiscal 2008 Acquisitions

American Bank Note Holographics, Inc. (“ABNH”)

In February 2008, the Company purchased ABNH, a public company, for approximately 8.7 million shares of the Company’s common stock with a market value of $110.3 million at the measurement date and $19.5 million in cash, including $1.2 million of direct transaction costs incurred in connection with the acquisition. JDSU also assumed ABNH’s employee outstanding stock options at close, valued at $11.4 million at the measurement date.

ABNH is a market leader in the origination, production and marketing of holograms for security applications and the leading supplier of optical security devices for the transaction card market and is included in JDSU’s Advanced Optical Technologies segment.

The transaction was accounted for as a purchase in accordance with authoritative guidance effective at the time; therefore, the tangible and intangible assets acquired and liabilities assumed were recorded at fair value on the acquisition date.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$23.5
Intangible assets acquired:
Transaction card customer relationships	35.5
Secure government relationships	1.8
Proprietary know-how and trade secret	15.4
Trademark/tradename	0.3
Goodwill	65.9

Total purchase price	$142.4

The following table summarizes the components of the tangible assets acquired at fair value (in millions):

Cash	$17.0
Accounts receivable	4.1
Inventories	7.3
Property and equipment	5.3
Other assets and liabilities, net	(10.2)

Net tangible assets acquired	$23.5

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Transaction card customer relationships	11-16 years
Secure government relationships	9 years
Proprietary know-how and trade secret	4 years
Trademark/tradename	9 years

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, is not being amortized but is reviewed annually for impairment, or more frequently if

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

impairment indicators arise, in accordance with authoritative guidance. In part, goodwill reflected the competitive advantages the Company expected to realize from ABNH’s standing in the optical security industry. Goodwill has been assigned to the Advanced Optical Technologies segment and is not expected to be deductible for tax purposes. See “Note 8. Goodwill” for more details related to ABNH impairment in fiscal 2008 and fiscal 2009.

Westover Scientific Inc. (“Westover”)

In January 2008, the Company purchased Westover’s Fiber Optic Division for approximately $51.5 million in cash, including $0.8 million of direct transaction costs incurred in connection with the acquisition.

The fiber division of Westover is a leading provider of fiber optic inspection and cleaning solutions. Westover’s products complement JDSU’s existing fiber field and lab and production test portfolio and is included in the Communications Test and Measurement segment.

The transaction was accounted for as a purchase in accordance with authoritative guidance effective at the time; therefore, the tangible and intangible assets acquired and liabilities assumed were recorded at fair value on the acquisition date.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$1.5
Intangible assets acquired:
Developed technology	21.7
Customer relationships	2.0
Other	0.5
Goodwill	25.8

Total purchase price	$51.5

The following table summarizes the components of the tangible assets acquired at fair value (in millions):

Inventories	$1.6
Property and equipment	0.1
Other assets and liabilities, net	(0.2)

Net tangible assets acquired	$1.5

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	6-12 years
Customer relationships	1-3 years
Tradename	5 years
Customer backlog	0.5 year

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, is not being amortized but is reviewed annually for impairment, or more frequently if impairment indicators arise, in accordance with authoritative guidance. In part, goodwill reflected the competitive advantages the Company expected to realize from Westover’s standing in the fiber optic inspection and cleaning solution industry. Goodwill has been assigned to the Communications Test and Measurement segment and is not expected to be deductible for tax purposes.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Westover’s results of operations have been included in the Company’s consolidated financial statements subsequent to the date of acquisition.

The former shareholders of Westover made certain representations and warranties to the Company and agreed to indemnify the Company against damages which might arise from a breach of those undertakings. As security for this indemnification obligation of the former Westover shareholders, JDSU retained approximately $5.2 million of the cash consideration, which was released on the twelve month anniversary of the acquisition date. This cash consideration has been included in the purchase consideration in the preliminary purchase price allocation.

The Company was obligated to pay contingent cash consideration of up to $7.0 million if certain revenue targets were achieved during the 3 years from acquisition date through January 31, 2010. All three phases of the revenue targets were met and thus, the consideration were fully paid and increased the recorded value of goodwill. The Company impaired the full amount of the increased goodwill relating to the first two phases, in the amount of $6.0 million, in fiscal 2009 as a result of its goodwill impairment review. See “Note 8. Goodwill” for more details.

Note 5. Balance Sheet and Other Details

Accounts Receivable Reserves and Allowances

The components of account receivable reserves and allowances were as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009
Allowance for doubtful accounts	$2.6	$2.3
Allowance for sales returns and other	0.4	0.1

Total accounts receivable reserves and allowances	$3.0	$2.4

The activities and balances for allowance for doubtful accounts are as follows (in millions):

	Balance at Beginning of Period	Charged to Costs and Expenses	Deduction(1)	Balance at End of Period
Allowance for doubtful accounts:
Year ended July 3, 2010	$2.3	$1.2	$(0.9)	$2.6
Year ended June 27, 2009	4.7	2.7	(5.1)	2.3
Year ended June 28, 2008	4.8	0.3	(0.4)	4.7

(1)	Write-offs of uncollectible accounts, net of recoveries.

Inventories

Inventories are stated at the lower of cost or market, and include material, labor, and manufacturing overhead costs. The components of inventories were as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009
Deferred cost of sales	$17.0	$11.5
Finished goods	43.7	52.3
Work in process	25.4	33.6
Raw materials and purchased parts	39.6	47.4

Total inventories	$125.7	$144.8

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During fiscal 2010, 2009, and 2008, the Company recorded write-downs of inventories of $14.6 million, $12.9 million, and $24.6 million respectively.

The Company also sold previously written-down inventories of $10.4 million, $13.8 million, and $17.2 million during fiscal 2010, 2009, and 2008, respectively. In addition, the Company has an active scrap program and typically disposes of inventory that has been written down through the use of scrap dealers or physical disposal/destruction. During fiscal 2010, 2009, and 2008, the Company scrapped $5.8 million, $38.5 million, and $31.2 million of previously written-down inventory, respectively.

The inventory write-downs were predominantly the result of changes in forecasted customer demand and technological changes in the Company’s products. The majority of the inventory written down consisted of raw material and finished goods. The major elements of the written down raw material consists of components and items that had not entered into production. The finished goods inventory includes the cost of raw material inputs, labor, and overhead.

The Company operates in markets with relatively few customers and has historically experienced variability in product demand driven by the buying behavior of these customers. In addition, the Company’s products utilize long-lead time parts which are available from a limited set of vendors. The combined effects of a limited customer base, variability of demand among the customer base and significant long-lead time or single sourced materials has historically contributed to significant inventory write-downs. The Company routinely reviews inventory for usage potential, including fulfilment of customer warranty obligations and spare part requirements. The Company writes down to zero the value of excess and obsolete (“E&O”) inventory that is not expected to be consumed through operations generally within 12 months. Excess is written down to zero value in large part due to the Company’s history of changes in customer demand and inherent product obsolescence concerns.

For any written down inventory items retained, the Company evaluates the future realizable value of inventories and impact on gross margins, taking into consideration product life cycles, technological and product changes, demand visibility and other market conditions. The Company believes its current process for writing down inventory appropriately balances the risk in the marketplace with a fair representation of the realizable value of the Company’s inventory.

Property, Plant and Equipment, Net

The components of property, plant and equipment, net were as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009
Land	$17.0	$17.1
Buildings and improvements	35.2	39.2
Machinery and equipment	295.5	289.9
Furniture, fixtures, software and office equipment	146.2	133.1
Leasehold improvements	57.7	57.6
Construction in progress	25.0	25.6

	576.6	562.5
Less: Accumulated depreciation	(393.6)	(371.4)

Property, plant and equipment, net	$183.0	$191.1

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At July 3, 2010, property, plant and equipment, net included $20.0 million in land and buildings related to the Santa Rosa sale and leaseback transactions accounted for under the financing method. See “Note 6. Financing Obligation” for more detail.

During fiscal 2010, 2009, and 2008, the Company recorded $58.3 million, $68.5 million, and $65.2 million, respectively, of depreciation expense.

During fiscal 2010, the Company recorded a gain of $2.0 million primarily related to the disposal of assets other than sale, see “Note 10. (Gain) Loss on Disposal and Impairment of Long-Lived Assets” for more details. During fiscal 2009 and 2008, the Company recorded $10.4 million and $3.6 million, respectively, of impairments in the carrying value of property, plant and equipment primarily as a result of impairment analyses or the write-off of disposed fixed assets, excluding asset write-downs associated with restructuring activities.

During fiscal 2009, the Company capitalized approximately $11.1 million of cost incurred for the purchase of perpetual software licenses, in accordance with the authoritative guidance on accounting for the costs of computer software developed or obtained for internal use. The Company also entered into a 3-year payment plan agreement (“PPA”) with the supplier. Under this PPA, payments are on a quarterly basis starting the first quarter of fiscal 2010; therefore, this purchase is accounted for as a non-cash investing activity in the statement of cash flows.

Other Current Assets

The components of other current assets were as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009
Prepaid assets	$42.5	$25.9
Deferred income tax	1.8	0.7
Other receivables	21.8	35.0
Other current assets	6.9	4.2

Total other current assets	$73.0	$65.8

Other Non-Current Assets

The components of other non-current assets were as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009
Deposits	$2.0	$3.1
Deferred financing costs	1.4	2.1
Other	10.9	12.3

Total other non-current assets	$14.3	$17.5

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other Current Liabilities

The components of other current liabilities were as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009
Deferred revenue	$45.3	$21.9
Acquisition holdbacks and other related liabilities	0.3	2.7
Deferred compensation plan	5.2	4.9
VAT liabilities	4.6	4.6
Other	11.0	17.5

Total other current liabilities	$66.4	$51.6

Other Non-Current Liabilities

The components of other non-current liabilities were as follows (in millions):

	Years Ended
	July 3, 2009	June 27, 2009
Pension accrual and post employment benefits	$77.1	$74.0
Deferred taxes	8.5	12.0
Restructuring accrual	6.7	5.4
Financing obligation	30.2	30.8
Non-current income taxes payable	14.1	17.4
Asset retirement obligations	7.4	6.6
Long-term notes payable	3.7	7.2
Other	29.2	20.4

Total other non-current liabilities	$176.9	$173.8

Interest and other income (loss)

The components of interest and other income were as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
Interest income	$6.3	$19.0	$48.1
Foreign exchange (losses) gains, net	(0.7)	1.1	2.7
Proceeds from Nortel class action settlement (1)	3.4	—	61.6
Gains on repurchase of Convertible Notes	—	17.0	11.1
Gain (loss) on equity investments	2.0	(0.9)	1.2
Other expense	(1.4)	(2.7)	(4.6)

Total interest and other income	$9.6	$33.5	$120.1

(1)

In February 2001, the Company received approximately 65.7 million shares of Nortel Networks Corporation (“Nortel”) common stock in connection with the sale of its Zurich, Switzerland subsidiary to Nortel.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Beginning in February 2001 Nortel has been involved with two class action lawsuits on behalf of persons who purchased Common Shares or call options on Common Shares or wrote (sold) put options on Common Shares during the period from October 24, 2000 through February 15, 2001 (“Nortel I Action”) in which the Company was an eligible class member, and on behalf of persons who purchased Common Shares or call options on Common Shares or wrote (sold) put options on Common Shares during the period from April 24, 2003 through April 27, 2004 (“Nortel II Action”). The Company began selling its Nortel common stock in 2001 and had sold all of its holdings by July 2005.

In December 2007, the Company was notified by the settlement administrator that its Proof of Claim and Release submitted in relation to the case had been accepted. The distribution of cash and common shares to participants in the settlement was approved by the U.S. District Court for the Southern District of New York, the Ontario Superior Court, the Quebec Superior Court and the British Columbia Supreme Court in March and April of 2008. As a result, the Company received approximately $37.6 million in cash and 2,901,372 shares of Nortel common stock with a market value of approximately $24.6 million during the fourth quarter of fiscal year 2008. The shares were sold on the open market in the same quarter for approximately $24.0 million (net of commission) in cash.

Note 6. Financing Obligation

Santa Rosa

On August 21, 2007, the Company entered into a sale and lease back of certain buildings and land in Santa Rosa, California. The Company sold approximately 45 acres of land, 13 buildings with approximately 492,000 rentable square feet, a building pad, and parking areas. The Company leased back 7 buildings with approximately 286,000 rentable square feet. The net cash proceeds received from the transaction were $32.2 million. The lease terms range from a five year lease with a one year renewal option to a ten year lease with two five year renewal options.

The Company has an ongoing obligation to remediate an environmental matter required by the North Coast Regional Water Quality Control Board which existed at the time of sale. Concurrent with the sale and lease back, the Company has issued an irrevocable letter of credit for $3.8 million as security for the remediation of the environmental matter that remains in effect until the issuance of a notice of no further action letter from the North Coast Regional Water Quality Control Board. In addition, the lease agreement for one building included an option to purchase at fair market value, at the end of the lease term. Due to these various forms of continuing involvement the transaction was recorded under the financing method in accordance with the authoritative accounting guidance for leases and real estate sales.

Accordingly, the value of the buildings and land will remain on the Company's books and the buildings will continue to be depreciated over their remaining useful lives. The proceeds received have been recorded as a financing obligation and a portion of the lease payments are recorded as a decrease to the financing obligation and a portion is recognized as interest expense. Imputed rental income from the buildings sold but not leased back is recorded as a reduction in the financing obligation.

The guarantee of up to $3.8 million was accounted for in accordance with authoritative accounting guidance for guarantees. The present value of the guarantee approximates the liability of $0.5 million which was included in Other non-current liabilities as of June 3, 2010.

As of July 3, 2010, $0.6 million was included in Other current liabilities, and $30.2 million was included in Other non-current liabilities. As of June 27, 2009, $0.5 million was included in Other current liabilities, and $30.9 million was included in Other non-current liabilities.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The lease payments due under the agreement reset to fair market rental rates upon the Company’s execution of the renewal options.

Payment Plan Agreement—Software Licenses

During fiscal 2009, the Company capitalized approximately $11.1 million of cost incurred for the purchase of perpetual software licenses, in accordance with the authoritative accounting guidance. The Company also entered into a three-year payment plan agreement (“PPA”) with the supplier. Under this PPA, payments are made on a quarterly basis starting the first quarter of fiscal 2010. The principal portion of the payment is accounted for as a financing activity and the remaining interest portion is accounted for as an operating activity in the statement of cash flows.

As of July 3, 2010, future minimum financing payments of the Santa Rosa leases and Software Licenses PPA are as follows (in millions):

Fiscal Years
2011	$9.7
2012	6.6
2013	2.6
2014	2.6
2015	2.7
Thereafter	6.1

Total	$30.3

Note 7. Investments and Fair Value Measurements

Available-For-Sale Investments

The Company’s investments in marketable debt and equity securities were primarily classified as available-for-sale investments.

At July 3, 2010, the Company’s available-for-sale investments were as follows (in millions):

	Amortized Cost / Carrying Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt investments:
U.S. treasuries	$27.1	$0.1	$—	$27.2
Agencies
U.S.	47.0	0.4	—	47.4
Foreign	2.9			2.9
Municipal bonds & sovereign debt instruments	1.5	—	—	1.5
Asset-backed securities	30.1	—	(1.1)	29.0
Corporate securities	128.8	2.0	(0.1)	130.7

Total debt investments	237.4	2.5	(1.2)	238.7
Money market instruments and funds	318.3	—	—	318.3
Marketable equity investments	0.4	3.8	—	4.2

Total available-for-sale investments	$556.1	$6.3	$(1.2)	$561.2

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Of the total estimated fair value, $327.0 million was classified as cash and cash equivalents and restricted cash, $222.5 million was classified as short-term investments, $5.1 million was classified as long- term investments, and $6.6 million was classified as other non-current assets. An additional $4.9 million of short-term investments representing assets of a deferred compensation plan were classified as trading securities.

At July 3, 2010, the Company’s gross unrealized losses on available-for-sale investments, aggregated by type of investment instrument were as follows (in millions):

	Less than 12 Months	Greater than 12 Months	Total
Asset-backed securities	$—	$1.1	$1.1
Corporate securities	0.1	—	0.1

Total gross unrealized losses	$0.1	$1.1	$1.2

At July 3, 2010, the Company’s short-term investments classified as trading securities were $4.9 million. Trading securities are reported at fair value, with gains or losses resulting from changes in fair value recognized in net income (loss).

At July 3, 2010, contractual maturities of the Company’s debt investments from available-for-sale investments and trading securities were as follows (in millions):

	Amortized Cost	Estimated Fair Value
Amounts maturing in less than 1 year	$141.0	$142.5
Amounts maturing in 1 – 5 years	92.4	93.2
Amounts maturing more than 5 years	4.8	3.8

Total debt investments	$238.2	$239.5

At June 27, 2009, the Company’s available-for-sale investments were as follows (in millions):

	Amortized Cost / Carrying Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt investments:
U.S. treasuries	$44.2	$0.1	$—	$44.3
U.S. agencies	161.6	0.4	—	162.0
Municipal bonds & sovereign debt instruments	1.1	—	—	1.1
Asset-backed securities	60.3	0.6	(3.7)	57.2
Corporate securities	189.7	2.0	(0.4)	191.3

Total debt investments	456.9	3.1	(4.1)	455.9
Money market instruments and funds	201.2	—	—	201.2

Total available-for-sale investments	$658.1	$3.1	$(4.1)	$657.1

Of the total estimated fair value, $243.4 million was classified as cash and cash equivalents and restricted cash, $393.4 million was classified as short-term investments, $7.7 million was classified as other non-current assets, and $12.6 million was classified as long-term investments. An additional $4.9 million of short-term investments representing assets of a deferred compensation plan were classified as trading securities.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company performed an impairment review of its investment portfolio quarterly. In April 2009, the Financial Accounting Standards Board (“FASB”) amended the existing authoritative guidance on determining whether impairment for investments in debt securities is other-than-temporary. Effective in the fourth quarter of fiscal 2009, if the debt security’s market value is below amortized cost and the Company either intends to sell the security or it is more likely than not that the Company will be required to sell the security before its anticipated recovery, the Company records an other-than-temporary impairment charge to investment income (loss) for the entire amount of the impairment. For the remaining debt securities, if an other-than-temporary impairment exists, the Company separates the other-than-temporary impairment into the portion of the loss related to credit factors, or the credit loss portion, and the portion of the loss that is not related to credit factors, or the noncredit loss portion. The credit loss portion is the difference between the amortized cost of the security and the Company’s best estimate of the present value of the cash flows expected to be collected from the debt security. The noncredit loss portion is the residual amount of the other-than-temporary impairment. The credit loss portion is recorded as a charge to earnings (loss), and the noncredit loss portion is recorded as a separate component of other comprehensive income (loss). Prior to the fourth quarter of fiscal 2009, the entire other-than-temporary impairment charge was recognized in net income (loss) for all debt securities.

When calculating the present value of expected cash flows to determine the credit loss portion of the other-than-temporary impairment, the Company estimates the amount and timing of projected cash flows, the probability of default and the timing and amount of recoveries on a security-by-security basis. These calculations use inputs primarily based on observable market data, such as credit default swap spreads, historical default and recovery statistics, rating agency data, credit ratings and other data relevant to analyzing the collectability of the security. The amortized cost basis of a debt security is adjusted for any credit loss portion of the impairment recorded to earnings.

As a result of its adoption of this guidance in the fourth quarter of fiscal 2009, the Company reviewed all debt securities and all the conditions described above did not exist, except for one of the debt securities. As a result, the Company recorded a one-time adjustment to reclassify the $1.3 million noncredit portion of the $2.2 million other-than-temporary impairment loss recognized in the previous period related to one of its securities from accumulated deficit to accumulated other comprehensive income. The $1.3 million one-time adjustment was excluded from the gross unrealized losses table presented below.

During fiscal 2009, based on the quarterly impairment reviews performed and having considered the authoritative guidance on determining whether impairment for investments in debt securities is other-than-temporary, the Company recorded $18.4 million, net of other-than-temporary impairment in earnings, primarily consisting of $13.0 million related to a long-term privately held equity security, approximately $3.2 million of investment losses due to the bankruptcy of Lehman Brothers, and $0.9 million of losses resulted from changes in credit spreads related to an asset-backed security due to the significant weakening in market conditions at the time.

At June 27, 2009, the Company’s gross unrealized losses on available-for-sale investments, aggregated by type of investment instrument were as follows (in millions):

	Less than 12 Months	Greater than 12 Months	Total
Asset-backed securities	$0.6	$3.1	$3.7
Corporate securities	—	0.4	0.4

Total gross unrealized losses	$0.6	$3.5	$4.1

At June 27, 2009, the Company’s short-term investments classified as trading securities were $4.9 million. Trading securities are reported at fair value, with gains or losses resulting from changes in fair value recognized in net income (loss).

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At June 27, 2009, contractual maturities of the Company’s debt investments from available-for-sale investments and trading securities were as follows (in millions):

	Amortized Cost	Estimated Fair Value
Amounts maturing in less than 1 year	$386.5	$388.2
Amounts maturing in 1 – 5 years	62.9	63.2
Amounts maturing more than 5 years	8.2	5.1

Total debt investments	$457.6	$456.5

Marketable Equity Investments

During fiscal 2010, we recorded net gains on sale of investments of $13.3 million, primarily due to the sale of 1,606,850 shares of common stock in Fabrinet Inc. (“Fabrinet”), in connection with their initial public offering, receiving net proceeds of $14.9 million or $9.30 per share, after deduction of 7% of underwriting fees, on June 30, 2010. These shares of common stock had a carrying value of $1.00 per share. As of July 3, 2010, we owned 393,150 shares of Fabrinet’s common stock that was previously reported as a long-term investment at a carrying cost of $1.00 per share. Since our management subsequently sold the remaining shares in the first quarter of fiscal 2011, we reported the investment in Fabrinet as a short-term available-for-sale investment held at a fair value of $10.76 per share as of July 3, 2010 and recorded an unrealized gain of approximately $3.8 million in accumulated other comprehensive income.

During fiscal 2009, the Company recorded net gains on sale of investments of $1.8 million. The fair value of the Company’s marketable equity securities at June 27, 2009 was zero.

Long-Term Investments

The components of the Company’s long-term investment were as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009
Available-for-sale debt securities	$5.1	$12.6
Non-marketable cost method investments	0.0	2.5
Non-marketable equity method investments	—	—

Total long-term investments	$5.1	$15.1

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Fair Value Measurements

Assets measured at fair value at July 3, 2010 are summarized below (in millions):

		Fair value measurement as of July 3, 2010
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)
Assets:
Fixed income available for sale securities
U.S. treasuries	$27.2	$27.2	$—
Agencies
U.S.	47.4	37.5	9.9
Foreign	2.9	—	2.9
Municipals	1.5	—	1.5
Asset-backed securities	29.0	—	29.0
Corporate securities	130.7	—	130.7

Total fixed income available for sale securities	238.7	64.7	174.0
Money market funds	318.3	279.2	39.1
Marketable Equity Investments	4.2	4.2	—
Trading securities	4.9	4.9	—

Total assets (1)	$566.1	$353.0	$213.1

(1)	$294.5 million included in cash and cash equivalents, $227.4 million in short-term investments, $39.1 million in restricted cash, and $5.1 million in long-term investments on the Company’s consolidated balance sheet.

During the fiscal year ended July 3, 2010, the Company recorded $2.8 million in cash receipts from the Reserve Fund. The Company holds no Level 3 instruments as of July 3, 2010.

Assets measured at fair value at June 27, 2009 are summarized below (in millions):

		Fair value measurement as of June 27, 2009
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Fixed income available for sale securities
U.S. treasuries	$44.3	$24.3	$20.0	$—
U.S. agencies	162.0	52.9	109.1	—
Municipals	1.1	—	1.1	—
Asset-backed securities	57.2	—	57.2	—
Corporate securities	191.3	—	191.3	—

Total fixed income available for sale securities	455.9	77.2	378.7	—
Money market funds	201.2	180.4	18.0	2.8
Trading securities	4.9	4.9	—	—

Total assets (1)	$662.0	$262.5	$396.7	$2.8

(1)	$233.1 million included in cash and cash equivalents, $398.3 million in short-term investments, $18.0 million in restricted cash, and $12.6 million in long-term investments on the Company’s consolidated balance sheet.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company measures its cash equivalents and marketable securities at fair value, which does not materially differ from the carrying values of these instruments in the financial statements.

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. There is an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the assumptions about the factors that market participants would use in valuing the asset or liability.

The Company’s cash and investment instruments are classified within Level 1 or Level 2 of the fair value hierarchy based on quoted prices, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency.

•

Level 1 includes financial instruments for which quoted market prices for identical instruments are available in active markets. Level 1 assets of the Company include money market funds and U.S. Treasury and Agency securities as they are traded in active markets with sufficient volume and frequency of transactions.

•

Level 2 includes financial instruments for which the valuations are based on quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. Level 2 instruments of the Company include certain U.S. and foreign government securities, commercial paper, corporate and municipal bonds and notes, asset-backed securities, money market funds, and foreign currency forward contracts. To estimate their fair value, the Company utilizes pricing models based on market data. The significant inputs for the valuation model usually include benchmark yields, reported trades, broker and dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data, and industry and economic events.

•	Level 3 includes financial instruments for which fair value is derived from valuation based on inputs that are unobservable and significant to the overall fair value measurement.

The bond parity derivatives related to the convertible notes are classified within Level 1 because they are valued using quoted market prices in active markets. The fair value of the derivatives is approximately zero.

The following tables provide a summary of changes in fair value of the Company’s Level 3 financial assets as of July 3, 2010 and June 27, 2009 (in millions):

The Reserve Fund
Balance as of June 27, 2009	$2.8
Cash receipt from The Reserve Fund	(2.8)

Balance as of July 3, 2010	$—

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Total	The Reserve Fund	Lehman Brothers securities
Balance as of June 28, 2008	$—	$—	$—
Transfer from Level 1	36.6	33.9	2.7
Other-than-temporary impairment recorded	(3.2)	(0.5)	(2.7)
Cash receipt from The Reserve Fund	(30.6)	(30.6)	—

Balance as of June 27, 2009	$2.8	$2.8	$0.0

Level 3 includes financial instruments for which fair value is derived from valuations based on inputs that are unobservable and significant to the overall fair value measurement. Level 3 assets of the Company as of June 27, 2009, consisted of an investment in the Reserve Primary Money Market Fund (the “Reserve Fund”).

During the fiscal year ended July 27, 2009, the Company recorded $30.6 million in cash receipts from the Reserve Fund. The Company held $2.8 million Level 3 instruments as of June 27, 2009. During the fiscal year ended July 3, 2010, the Company recorded $2.8 million in cash receipts from the reserve fund. As of July 3, 2010, the Company does not hold any Level 3 instruments.

Note 8. Goodwill

Goodwill

The following table presents the changes in goodwill allocated to the reportable segments (in millions):

	Communications & Commercial Optical Products	Communications Test & Measurement	Advanced Optical Technologies	All Other, Commercial Lasers	Total
Balance as of June 28, 2008	$201.9	$494.2	$68.3	$31.8	$796.2
Reclassification due to change in business segments	29.9	—	—	(29.9)	—
Impairment charges	(233.5)	(448.2)	(60.0)	—	(741.7)
Purchase price adjustment related to the achievement of milestones (*)	—	6.0	—	—	6.0
Translation adjustment	—	(51.8)	—	—	(51.8)
Other purchase price adjustment	1.7	(0.2)	0.0	(1.9)	(0.4)

Balance as of June 27, 2009	—	—	8.3	—	8.3
Goodwill from SNT Acquisition (*)	—	9.9	—	—	9.9
Goodwill from NSD Acquisition (*)	—	46.4	—	—	46.4
Purchase price adjustment related to the achievement of milestones (*)	—	1.0	—	—	1.0
Other purchase price adjustment	—	0.4	—	—	0.4

Balance as of July 3, 2010	$—	$57.7	$8.3	$—	$66.0

*	See “Note 4. Mergers and Acquisitions” of the Notes to Consolidated Financial Statements for detail.

Gross goodwill and accumulated impairment balances for the Optical Communications segment were $5,079.7 million and ($4,877.8) million as of June 28, 2008, respectively.

Gross goodwill and accumulated impairment balances for the Communications, Test, and Measurement segment were $529.1 million and ($34.9) million as of June 28, 2008, respectively.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Gross goodwill and accumulated impairment balances for the Advanced Optical Technologies segment were $92.8 million and ($24.5) million as of June 28, 2008, respectively.

Gross goodwill for All Other, Commercial Lasers segment was $31.8 million as of June 28, 2008, with no accumulated impairment.

The following table presents gross goodwill and accumulated impairment balances for the fiscal years ended July 3, 2010, and June 27, 2009 (in millions):

	Years Ended
	July 3, 2010	June 27, 2009
Gross goodwill balance	$5,744.9	$5,687.2
Accumulated impairment losses	(5,678.9)	(5,678.9)

Net goodwill balance	$66.0	$8.3

During the second quarter of fiscal year 2009, the Company changed its reporting structure to combine the All Others, Commercial Lasers business segment with the Optical Communications business segment and formed a new business segment, Communications and Commercial Optical Products. As a result, there were three reportable segments, Communications Test and Measurement, Communications and Commercial Optical Products, and Advanced Optical Technologies, as of July 3, 2010, and June 27, 2009.

Impairment of Goodwill

Fiscal 2010:

The Company reviews goodwill for impairment annually during the fourth quarter of the fiscal year or more frequently if events or circumstances indicate that an impairment loss may have occurred. No triggering events were noted during the interim periods and thus, the Company reviewed goodwill for impairment during the fourth quarter.

Under the first step of the authoritative guidance for impairment testing, the fair value of the reporting units was determined based on a combination of the income approach, which estimates the fair value based on the future discounted cash flows, and the market approach, which estimates the fair value based on comparable market prices. Under the income approach, the Company assumed a cash flow period of 10 years, long-term annual growth rates of 5.0% to 9.9%, a discount rate of 14.3% and terminal value growth rate of 5%. Based on the first step of the analysis, the Company determined that the fair value of each reporting unit is significantly above its carrying amount. As such, the Company was not required to perform the second step analysis on any reporting unit to determine the amount of the impairment loss. The Company recorded no impairment charge in accordance with its annual impairment test.

Fiscal 2009:

In the second quarter of fiscal 2009, in connection with the impact of weakening market conditions on the Company’s forecasts and a sustained, significant decline in the market capitalization to a level lower than the net book value of the Company, the Company concluded that triggering events existed and were required to test long-lived assets and goodwill for impairment.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Under the corresponding authoritative guidance, the Company’s long-lived assets and liabilities are grouped at the lowest level for which there is identifiable cash flow. Goodwill is tested for impairment at a reporting unit level. The Company has determined that, based on its cashflow structure, organizational structure and the financial information that is provided to and reviewed by management and the Board of Directors, its long-lived asset groups and reporting units are: Communications Test & Measurement (excluding da Vinci) (“CommTest”), da Vinci, Communications and Commercial Optical Products (“CCOP”), Custom Optics Product Group (“COPG”), Authentication Solutions Group (“ASG”), and Flex Product Group (“Flex”).

In according with authoritative guidance, the Company estimated the future net undiscounted cash flows expected to be generated from the use of the long-lived asset groups and their eventual disposal and then compared the estimated undiscounted cash flows to the carrying amount of the long-lived asset groups. The cashflow period was based on the remaining useful lives of the primary asset in each long-lived asset group which ranges from 5 to 13 years. The result of the analysis indicated that the estimated undiscounted cash flows exceed the carrying amount of the long-lived asset groups, the long-lived asset groups are recoverable; therefore, an impairment does not exist, except for da Vinci. As a result of the test, the Company recorded da Vinci’s long-lived asset impairment charge of $7.7 million which approximates the full amount of the intangible assets associated with this asset group in the second quarter of fiscal year 2009.

Under the first step of the authoritative guidance for impairment testing , the income approach, which estimates the fair value based on the future discounted cash flows, and the market approach, which estimates the fair value based on comparable market prices, are considered. The fair value of the reporting units was determined based on the income approach and then compared to the results of the market approach for reasonableness. The Company assumed a cash flow period of 10 years, long-term annual growth rates of 4.1% to 20.5%, discount rates of 19.2% to 31.7% and terminal value growth rates of 4% to 5%. The discount rates are higher than the ones used in the last annual impairment test due to the increase in the inherent risks in the CommTest and CCOP products market that the Company serves. The Company believes that the assumptions and rates used in the interim impairment test are reasonable, but they are judgmental, and variations in any of the assumptions or rates could result in materially different calculations of impairment amounts. The sum of the fair values of the reporting units was reconciled to the Company’s current market capitalization plus an estimated control premium. Based on the first step of the analysis, the Company determined that the carrying amounts of all reporting units, except Flex, were in excess of their fair value. The result of the preliminary analysis indicated that there would be no remaining implied value attributable to goodwill in its COPG reporting unit within the AOT segment and its CCOP reporting unit within the CCOP segment. Accordingly, the Company wrote off all $254.4 million of goodwill associated with these reporting units in fiscal year 2009. The Company was required to perform the second step analysis on CommTest and ASG reporting units to determine the amount of the impairment loss.

Under the second step, the implied fair value of goodwill requires valuation of a reporting unit’s tangible and intangible assets and liabilities in a manner similar to the allocation of purchase price in a business combination. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, goodwill is deemed impaired and is written down to the extent of the difference. As a result, the Company impaired the value of its goodwill by $487.3 million on CommTest and ASG reporting units in fiscal year 2009. For CommTest and ASG, the second step goodwill impairment test estimate assumed the carrying value of assets approximated their fair value. With regard to CommTest reporting unit, the goodwill impairment charge of $448.2 million approximated the difference between the reporting unit’s fair value and its carrying value. With regard to ASG reporting unit, the goodwill impairment charge of $39.1 million approximated the full amount of the goodwill associated with this reporting unit.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Fiscal 2008:

Under the first step of the authoritative guidance for impairment testing, the fair value of the reporting units was determined based on a combination of the income approach, which estimates the fair value based on the future discounted cash flows, and the market approach, which estimates the fair value based on comparable market prices. Under the income approach, the Company assumed a cash flow period of 10 years, long-term annual growth rates of 5% to 19%, a discount rate of 12.9% to 16.1% and terminal value growth rates of 4% to 6%. Based on the first step of the analysis, the Company determined that the carrying amount of its da Vinci and Authentication Solutions reporting units within the Communications Test and Measurement and AOT segments, respectively, were in excess of their fair value. As such, the Company was required to perform the second step analysis on those reporting units to determine the amount of the impairment loss.

As the result of the annual impairment test, the Company recorded a $12.5 million goodwill impairment related to the da Vinci reporting unit within the Communications Test and Measurement segment. The impairment for da Vinci was the result of delayed product introduction and acceptance of next generation color and image enhancement products. See “Note 9 Acquired Developed Technology and Other Intangibles” for details regarding the impairment of intangibles for da Vinci. The Company also recorded a $24.5 million goodwill impairment related to the Authentication Solution Group (“ASG”) (formerly ABNH, the business we acquired in February 2008) reporting unit within the Advanced Optical Technologies segment. The impairment for the ASG was the result of lower than expected demand for transaction card products due to trouble in the U.S. Banking industry.

Note 9. Acquired Developed Technology and Other Intangibles

The following tables present details of the Company’s acquired developed technology and other intangibles (in millions):

As of July 3, 2010:	Gross Carrying Amount	Accumulated Amortization	Net
Acquired developed technology	$517.4	$(288.0)	$229.4
Other	275.5	(158.7)	116.8

Total intangibles subject to amortiztaion	792.9	(446.7)	346.2
Indefinite life intangibles	11.3	—	11.3

Total intangibles	$804.2	$(446.7)	$357.5

As of June 27, 2009:	Gross Carrying Amount	Accumulated Amortization	Net
Acquired developed technology	$458.5	$(238.7)	$219.8
Other	241.1	(138.3)	102.8

Total intangibles	$699.6	$(377.0)	$322.6

Other intangibles consists of patents, trademarks, trade names, proprietary know-how and trade secrets, customer and secure government relationships, customer backlog, and non-competition agreements.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During fiscal 2010, 2009, and 2008, the Company recorded $78.4 million, $75.9 million, and $79.3 million, respectively, of amortization related to acquired developed technology and other intangibles. The following table presents details of the Company’s amortization (in millions):

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
Cost of sales	$50.6	$48.9	$49.3
Operating expense	27.8	27.0	30.0

Total	$78.4	$75.9	$79.3

During fiscal 2010, 2009, and 2008, the Company recorded zero, $7.7 million, and $8.4 million, respectively, of impairments in the carrying value of acquired developed technology and other intangibles as a result of impairment analyses performed in accordance with authoritative guidance.

Based on the carrying amount of other intangibles as of July 3, 2010, and assuming no future impairment of the underlying assets, the estimated future amortization is as follows (in millions):

Years Ended July 3,
2011	$86.4
2012	81.3
2013	64.6
2014	39.6
2015	32.3
Thereafter	42.0

Total amortization	$346.2

Note 10. (Gain) Loss on Disposal and Impairment of Long-Lived Assets

During fiscal 2010, 2009, and 2008, the Company recorded ($2.0) million, $18.1 million, and $10.7 million, respectively, of (gain) loss on disposal and impairments in the carrying value of long-lived assets in accordance with the authoritative accounting guidance regarding impairment or disposal of long-lived assets. The carrying values of assets held for sale at July 3, 2010 and June 27, 2009 were both zero. The following table summarizes the components of the impairments and gain/losses of long-lived assets (in millions):

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
(Gain) Loss on Disposal and Impairment of Long-Lived Assets:
Assets held and used	$—	$7.7	$8.8
Assets held for sale	—	7.4	—
(Gain) loss on the sale of assets	(0.1)	(1.2)	(1.4)
Long-lived assets to be disposed of other than sale	(1.9)	4.2	3.3

Total (gain) loss on disposal and impairment of long-lived assets	$(2.0)	$18.1	$10.7

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Fiscal 2010

Sale of Assets:

During fiscal 2010, the Company recorded a gain of $0.1 million for the sale of assets.

Asset Disposal Other than Sale:

During fiscal 2010, the Company recorded a gain of $1.9 million for the disposal of assets other than sale primarily related to cash receipts from Sanmina-SCI on leasehold improvements related to the sale of Shenzhen facilities in fiscal 2009 that had previously been written-off, partially offset by accelerated depreciation.

Fiscal 2009

Assets Held and Used:

During fiscal 2009, the Company recorded an impairment charge of $7.7 million for certain intangible assets related to its da Vinci business. Out of this total, $4.9 million and $2.8 million were recorded in cost of sale and operating expenses, respectively. See “Note 9. Acquired Developed Technology and Other Intangibles” for more detail.

Assets Held for Sale:

In February 2009 the Company entered into a definitive agreement to sell certain assets and liabilities related to manufacturing operations in Shenzhen, China (the “Disposal group”) to Sanmina-SCI and one of its subsidiaries (“the Buyer”). The related sale closed in the fourth quarter of fiscal 2009 on March 29, 2009. The Disposal group was historically part of the Communication and Commercial Optical Products Segment. Concurrently, the Company entered into an agreement where the Buyer would manufacture and supply certain of the Company’s products.

The Company recorded a loss of $7.4 million in connection with the sale of Shenzhen facilities in fiscal 2009. The loss was calculated as follows (in millions):

Gross proceeds	$30.0
Less: adjustment for inter-company payment	(5.4)
Less: carrying value of assets	(30.8)
Less selling costs	(1.2)

Loss	$(7.4)

The loss is recorded in the Consolidated Statements of Operations as a component of Loss and impairment of long-lived assets.

Sale of Assets:

During fiscal 2009, we recorded a gain of $1.2 million for the sale of assets.

Asset Disposal Other than Sale:

During fiscal 2009, we recorded a charge of $4.2 million for the disposal of assets other than sale primarily related to accelerated depreciation of Micralyne, Louisville, and Picolight sites.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Fiscal 2008

Assets Held and Used

During fiscal 2008, the Company recorded an impairment charge of $0.4 million for certain assets related to the Company’s Santa Rosa, California facility and in the fourth quarter recorded impairment charges of $8.4 million for certain intangible assets related to its da Vinci business. Out of this total, $4.0 million and $4.4 million were recorded in cost of sale and operating expenses, respectively.

Sale of Assets

During fiscal 2008, the Company recorded a gain of $1.4 million for the sale and disposal of assets.

Assets to be Disposed of Other Than Sale

During fiscal 2008, the Company recorded a loss of $3.3 million for the disposal of assets related to its Singapore and Ottawa facilities.

Note 11. Convertible Debt and Letters of Credit

The following table presents details of the Company’s long-term debt as of July 3, 2010 and June 27, 2009 (in millions):

	Years Ended
	July 3, 2010	June 27, 2009
1% senior convertible notes	$267.1	$249.9
Zero coupon senior convertible notes	0.2	0.2

Total convertible debt	267.3	250.1
Less: current portion	(0.2)	(0.2)

Total long-term debt	$267.1	$249.9

Based on quoted market prices, as of July 3, 2010 and June 27, 2009, the fair market value of the 1% Senior Convertible Notes was approximately $289.7 million and $238.9 million, respectively, and the fair market value of the Zero Coupon Senior Convertible Notes was approximately $0.2 million and $0.2 million, respectively. The fair values of Convertible Notes are based on quoted prices in active markets. Changes in fair market value reflect the change in the market price of the notes.

The Company was in compliance with all debt covenants as of July 3, 2010.

1% Senior Convertible Notes

On June 5, 2006, the Company completed an offering of $425 million aggregate principal amount of 1% Senior Convertible Notes due 2026. Proceeds from the notes amounted to $415.9 million after issuance costs. The notes bear interest at a rate of 1.00% per year and are convertible into a combination of cash and shares of the Company’s common stock at a conversion price of $30.30 per share. Interest on the notes is payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2006. The notes mature on May 15, 2026.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Pursuant to the indenture, holders of the notes may require the Company to purchase all or a portion of the notes on each of May 15, 2013, May 15, 2016 and May 15, 2021 at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. In addition, upon certain fundamental changes, holders may require the Company to purchase for cash the notes at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. The Company may not redeem the notes before May 20, 2013. On or after that date, the Company may redeem all or part of the notes for cash at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Effective the first quarter of fiscal 2010, the Company adopted new authoritative guidance which applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash and retrospectively adjusted financial statements for all periods presented. See “Note 3. Revision to Prior Period Financial Statements” for details.

The Company calculated the carrying value of the liability component at issuance as the present value of its cash flows using a discount rate of 8.1%, based on the 7-year swap rate plus credit spread as of the issuance date. The credit spread for JDSU is based on the historical average “yield to worst” rate for BB-rated issuers. The carrying value of the liability component was determined to be $266.5 million. The equity component, or debt discount, of the notes was determined to be $158.5 million. The debt discount is being amortized using the effective interest rate of 8.1% over the period from issuance date through May 15, 2013 as a non-cash charge to interest expense. As of July 3, 2010, the remaining term of the 1% Senior Convertible Notes is 2.9 years.

The $9.1 million of costs incurred in connection with the issuance of the notes were capitalized and bifurcated into debt issuance cost of $5.7 million and equity issuance cost of $3.4 million. The debt issuance cost is being amortized to interest expense using the effective interest method from issuance date through May 15, 2013. As of July 3, 2010, the unamortized portion of the debt issuance cost related to the notes is $2.1 million and is included in Other current assets and Other non-current assets on the Consolidated Balance Sheets.

The following table presents the carrying amounts of the liability and equity components:

	July 3, 2010	June 27, 2009
	(In millions)
Carrying amount of equity component, net of equity issuance cost	$155.1	$155.1

Principal amount of 1% Senior Coupon Notes	$325.0	$325.0
Unamortized discount of liability component	(57.9)	(75.1)

Carrying amount of liability component	$267.1	$249.9

The following table presents the interest expense for the contractual interest and the amortization of debt discount:

	Years Ended
	July 3, 2010	June 27, 2009
	(In millions)
Effective interest rate	8.1%	8.1%
Interest expense-contractual interest	$3.3	$3.7
Interest expense-amortization of debt discount	17.2	18.3

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Zero Coupon Senior Convertible Notes

On October 31, 2003, the Company completed the sale of $475.0 million aggregate principal amount of Zero Coupon Senior Convertible Notes due in 2010. Proceeds from the notes amounted to $462.3 million after issuance costs. The notes do not bear interest and are convertible into the Company’s common stock at a conversion price of $39.52 per share. The Company has the right to redeem the notes beginning November 15, 2008. Holders of the notes may require the Company to repurchase the notes on November 15, 2008. As of April 3, 2010, the zero coupon convertible notes are classified as current based on the Company’s expectation that they will be retired within one year.

Based on the stated terms, the Zero Coupon Senior Convertible Notes are not within the scope of the new authoritative guidance which applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash.

Between March 2007 and March 2009, the Company repurchased or redeemed $474.8 million aggregate principal amount of the notes for $455.1 million in cash. In connection with the repurchase, a gain of $19.7 million was recognized in interest and other income (loss), net of the write-off of debt issuance costs. After giving effect to the repurchase, the total amount of Zero Coupon Senior Convertible Notes outstanding as of July 3, 2010 was $0.2 million. The repurchase effectively reduced the number of conversion shares potentially issuable in relation to the Zero Coupon Notes by approximately 12.0 million from 12.0 million to 4,656.

The $12.7 million of costs incurred in connection with issuance of the Notes were capitalized and amortized to interest expense on a straight-line basis over a five year period ended December 27, 2008.

Outstanding Letters of Credit

As of July 3, 2010, the Company had 14 standby letters of credit totalling $38.2 million.

Note 12. Restructuring and Related Charges

The Company continues to take advantage of opportunities to further reduce costs through targeted restructuring events intended to consolidate the Company and rationalize the manufacturing of its products based on core competencies and cost efficiencies, together with the need to align the business in response to the market conditions. As of July 3, 2010, the Company’s total restructuring accrual was $13.8 million.

During fiscal 2010, the Company recorded $17.7 million in restructuring and related charges. The charges were primarily a result of the following: (i) $7.1 million for severance and benefits primarily in the Communications Test and Measurement segment which relates to the sale of certain non-core assets, the expansion of the Europe, Middle East, and Africa (“EMEA”) sales force from a primarily direct customer-only team to include a channel partners-oriented sales force, and the implementation of the EMEA early retirement program. The Company expects these activities to be completed by the end of the fourth quarter of fiscal 2012. The Company also restructured and reorganized the Communications Test and Measurement segment to improve the efficiency of the research and development organization by reducing/rationalizing headcount, transitioning research and development investment to lower cost locations, and consolidating and centralizing similar functions to fewer sites designed to improve leverage. These activities were completed by the end of the fourth quarter of fiscal 2010; (ii) $8.5 million for manufacturing transfer cost primarily in the Communications and Commercial Optical Products segment, which were the result of a production site closure in California, the consolidation of Lasers manufacturing operations at a contract manufacturer in Asia, the transfer of certain production processes into existing sites in California, and the reduction in force of the Company’s manufacturing

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

support organization across all sites. The Company completed these activities by the end of the third quarter of fiscal 2010; and (iii) $2.1 million for charges for restructured leases primarily in the Communications Test and Measurement segment, which were the result of the Company’s continued efforts to reduce and consolidate manufacturing locations. The Company reduced its headcount by 129 employees, comprised of 43 in manufacturing, 43 in research and development, and 43 in selling, general and administrative functions. Of these notified employees, 107 were located in North America, 12 were located in Europe, three were located in Latin America, and seven were located in Asia. As of July 3, 2010, 111 of these employees have been terminated. Payments related to severance and benefits are expected to be paid by the first quarter of fiscal 2011. Payments related to lease costs are expected to be paid by the second quarter of 2014.

During fiscal 2009, the Company recorded $38.5 million in restructuring and related charges. The charges were primarily a result of the following: (i) $25.9 million for severance and benefits primarily in the Communications Test and Measurement and the Communications and Commercial Optical Product segment. The Communications Test and Measurement segment restructured and reorganized to improve the efficiency of the research and development organization. The strategy included reducing/rationalizing headcount, transitioning research and development investment to lower cost locations, and consolidating and centralizing similar functions to fewer sites designed to improve leverage. The Company completed these activities by the end of the fourth quarter of fiscal 2010. Additionally, the Company implemented a restructuring plan for its Germany site to significantly change the overall cost structure and complexity of the site, and to align the cost of the site more with market demand. Activities included outsourcing of manufacturing to a contract manufacturer and other initiatives to reduce the overall complexity of processes and the organization. The Company expects these activities to be completed by the end of the second quarter of fiscal 2012. The Communications and Commercial Optical Products segment outsourced its manufacturing capability at the Shenzhen facility to Sanmina-SCI, which was completed in the third quarter of fiscal 2009; (ii) $7.9 million for manufacturing transfer costs primarily in the Communications and Commercial Optical Products segment, which were the result of simplifying the operating model by reducing its manufacturing costs. A majority of these charges were due to (a) the closure of sites in Colorado and California and the related transfer of certain production processes into existing sites in California, The Company completed these activities by the end of the fourth quarter of fiscal 2010, (b) the transition of the North American manufacturing to Asia related to certain products, which the Company expects to complete by the end of the first quarter of fiscal 2011, and (c) the consolidation and relocation of a portion of its Lasers manufacturing operations to a contract manufacturer, which the Company completed by the end of the second quarter of fiscal 2010; and (iii) $4.7 million for lease costs primarily in the Communications Test and Measurement segment as the Company vacated the office space to reduce operating costs and improve synergies by consolidating the operations into the existing Ottawa, Canada site. The Company reduced its headcount by 2,814 employees, comprised of 2,453 in manufacturing, 130 in research and development, and 231 in selling, general and administrative functions. Of these notified employees, 602 were located in North America, 109 were located in Europe, and 2,103 were located in Asia. As of July 3, 2010, 2,727 of these employees have been terminated. Payments related to severance and benefits are expected to be paid by the third quarter of fiscal 2016. Payments related to lease costs are expected to be paid by the fourth quarter of 2014.

During fiscal 2008, the Company recorded $6.7 million in restructuring and related charges. The charges were primarily a result of the following: (i) $6.2 million for severance and benefits primarily in the Communications Test and Measurement segment, which were the result of a reduction in labor force to better streamline the segment and to scale the business to a lower expense level to improve profitability. The Company completed these activities by the end of the fourth quarter of fiscal 2010; (ii) $0.2 million for manufacturing transfer cost primarily in the Communications and Commercial Optical Products segment, which were the result of a reduction in force in the Lasers Sales and Marketing organization initiated in the second fiscal quarter of 2008 and completed in the third quarter of fiscal 2008 and a reduction in force in the manufacturing operations organization related to obsolescing certain low margin product offerings initiated in the first quarter of fiscal

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2008 and completed in the third quarter of fiscal 2008; and (iii) $0.3 million for lease costs for additional restructured space primarily in the Communications and Commercial Optical Products segment related to the consolidation of research & development space at the Colorado site initiated and completed in the fourth quarter of fiscal 2008. The Company reduced it headcount by 159 employees, comprised of 95 in manufacturing, 25 in research and development, and 39 in selling, general and administrative functions. Of these notified employees, 114 were located in North America, 15 were located in Europe, 1 was located in Latin America, and 29 were located in Asia. As of July 3, 2010, 149 of these employees have been terminated. Payments related to severance and benefits are expected to be paid by the third quarter of fiscal 2013 and payments related to lease costs are expected to be paid by the fourth quarter of fiscal 2012. In addition during fiscal 2008, the Company also recorded a lease exit charge, net of assumed sub-lease income, of $5.4 million related to the Ottawa facility that was included in selling, general and administrative expenses. The payments related to these lease costs are expected to be paid by the third quarter of fiscal 2018.

The following table summarizes the various restructuring plans (in millions):

	Workforce Reduction	Facilities and Equipment	Lease Costs	Total	Other Lease Exit Costs
Accrual balance as of June 30, 2007	$4.4	$—	$9.1	$13.5	$—
Restructuring and related charges	6.2	0.2	0.3	6.7	—
Adjustment from non-restructuring accounts	—	—	—	—	5.4
Cash payments	(6.5)	(0.2)	(2.3)	(9.0)	—
Amount charged to goodwill	0.3	—	—	0.3	0.6

Accrual balance as of June 28, 2008	4.4	—	7.1	11.5	6.0
Restructuring and related charges	26.1	7.9	4.7	38.7	(0.5)
Adjustment from non-restructuring accounts	(2.7)	—	0.5	(2.2)	—
Cash payments	(15.6)	(7.9)	(3.2)	(26.7)	(0.4)
Amount charged to intangible assets	0.7	—	—	0.7	—

Accrual balance as of June 27, 2009	12.9	—	9.1	22.0	5.1
Restructuring and related charges	6.9	8.5	2.5	17.9	1.7
Adjustment from non-restructuring accounts	(0.4)	—	7.0	6.6	—
Cash payments	(14.9)	(8.5)	(9.3)	(32.7)	(0.7)

Accrual balance as of July 3, 2010	$4.5	$—	$9.3	$13.8	$6.1

The total restructuring accrual is disclosed in the Company’s Consolidated Balance Sheets as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009
Current	$7.1	$16.6
Non-current	6.7	5.4

Total	$13.8	$22.0

The non-current portion of the restructuring accrual is included as a component of “Other non-current liabilities” in the Company’s Consolidated Balance Sheets. In addition, restructuring expenses are not allocated to the reporting segments level.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other lease exit costs are included in other liabilities as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009
Current	$0.7	$1.0
Non-current	5.4	4.1

Total	$6.1	$5.1

Note 13. Income Taxes

The Company’s loss before income taxes consisted of the following (in millions):

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
Domestic	$(65.6)	$(657.6)	$(13.8)
Foreign	6.3	(211.1)	(5.5)

Loss before income taxes	$(59.3)	$(868.7)	$(19.3)

The Company’s income tax expense (benefit) consisted of the following (in millions):

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
Federal:
Current	$(0.4)	$(5.5)	$—
Deferred	0.4	(2.2)	0.8

	—	(7.7)	0.8

State:
Current	(0.1)	(0.5)	1.0
Deferred	—	(0.3)	(0.9)

	(0.1)	(0.8)	0.1

Foreign:
Current	7.1	10.0	0.4
Deferred	(4.5)	(3.8)	1.1

	2.6	6.2	1.5

Total income tax expense (benefit)	$2.5	$(2.3)	$2.4

The federal current tax benefit primarily relates to the refund attributable to the Company’s unused research credits. The federal deferred tax expense primarily relates to the amortization of tax deductible goodwill. The foreign current expense primarily relates to the Company’s profitable operations in certain foreign jurisdictions. The foreign deferred tax benefit primarily relates to the amortization of foreign intangibles.

There was no material tax benefit associated with exercise of stock options for the fiscal years ended July 3, 2010, June 27, 2009, and June 28, 2008.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A reconciliation of the Company’s income tax expense (benefit) at the federal statutory rate to the income tax expense (benefit) at the effective tax rate is as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
Income tax benefit computed at federal statutory rate	$(20.8)	$(303.6)	$(6.7)
Foreign rate differential	(1.0)	0.3	(1.1)
Reduction of goodwill	—	212.2	12.9
Valuation allowance	24.1	86.7	0.6
Reversal of previously accrued taxes	(1.3)	(0.4)	(4.1)
Withholding tax	1.0	2.5	2.7
Tax credits	(1.0)	(6.1)	(1.0)
Other	1.5	6.1	(0.9)

Income tax expense (benefit)	$2.5	$(2.3)	$2.4

The components of the Company’s net deferred taxes consisted of the following (in millions):

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
Gross deferred tax assets:
Tax credit carryforwards	$158.4	$153.6	$156.6
Net operating loss carryforwards	2,334.1	2,312.1	2,311.2
Inventories	18.1	15.2	13.7
Accruals and reserves	27.1	17.5	26.5
Other	92.5	103.5	87.9
Acquisition-related items	186.3	220.2	205.8

Gross deferred tax assets	2,816.5	2,822.1	2,801.7
Valuation allowance	(2,702.6)	(2,676.6)	(2,652.5)

Deferred tax assets	113.9	145.5	149.2

Gross deferred tax liabilities:
Acquisition-related items	(86.3)	(111.2)	(145.7)
Undistributed foreign earnings	(4.0)	(29.7)	(19.6)
Other	(29.2)	(15.7)	(2.0)

Deferred tax liabilities	(119.5)	(156.6)	(167.3)

Total net deferred tax liabilities	$(5.6)	$(11.1)	$(18.1)

As of July 3, 2010, the Company had federal, state and foreign tax net operating loss carryforwards of $5,838.9 million, $2,574.2 million and $804.8 million, respectively, and federal, state and foreign research and other tax credit carryforwards of $62.0 million, $33.4 million and $62.9 million, respectively. Of this amount, approximately $20.9 million when realized will be credited to additional paid-in capital. The Company’s policy is to account for the utilization of tax attributes under a with-and-without approach. The tax net operating loss and tax credit carryforwards will expire at various dates through 2030 if not utilized. Utilization of the tax net operating losses may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state and foreign provisions. Loss carryforward limitations may result in the expiration or reduced utilization of a portion of the Company’s net operating losses.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

U.S. income and foreign withholding taxes associated with the repatriation of earnings of foreign subsidiaries have not been provided on $95.1 million of undistributed earnings for certain foreign subsidiaries. The Company intends to reinvest these earnings indefinitely outside of the United States. The Company estimates that an additional $2.8 million of U.S. income or foreign withholding taxes would have to be provided if these earnings were repatriated back to the U.S.

The valuation allowance increased by $26.0 million in fiscal 2010, increased by $24.1 million in fiscal 2009, and decreased by $25.4 million in fiscal 2008. The increase during fiscal 2010 was primarily due to increases in domestic and foreign tax net operating losses sustained during the year, offset by utilization of foreign net operating losses. The increase during fiscal 2009 was primarily due to increases in domestic and foreign tax net operating losses sustained during the year, offset by utilization and expiration of domestic and foreign net operating losses. The decrease during fiscal 2008 was primarily due to the increase of the deferred tax liabilities resulting from acquired intangibles which was partially offset by an increase in domestic and foreign tax net operating losses sustained during the fiscal year.

Approximately $514.7 million of the valuation allowance as of July 3, 2010 was attributable to pre-fiscal 2006 windfall stock option deductions, the benefit of which will be credited to paid-in-capital if and when realized through a reduction in income tax payable. Beginning with fiscal 2006, the Company began to track the windfall stock option deductions off-balance sheet. If and when realized, the tax benefit associated with those deductions will be credited to additional paid-in-capital.

During fiscal 2009, Congress enacted the Housing Assistance Tax Act of 2008, which was signed by the President on July 30, 2008, and extended by the American Recovery and Reinvestment Act of 2009, which was signed by the President on February 17, 2009. The Act provides that a taxpayer may elect to forego bonus depreciation on certain additions of qualified eligible property purchased and placed in service between April 1, 2008 and December 31, 2009 and, in turn, claim a refundable credit for a portion of its unused AMT and research credits. We recognized a tax benefit of $5.5 million in fiscal 2009 attributable to the utilization of our refundable research credits.

During fiscal 2008, China adopted transitional rules regarding the 2007 Unified Enterprise Income Tax Law which took effect on January 1, 2008. Pursuant to the transitional rules of the new law, an 18% statutory tax rate applies for the 2008 calendar year and increases each year until calendar year 2012 when it reaches a 25% statutory rate. The measurement of the Company’s deferred taxes in China has been calculated taking into account the new transition rules.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A reconciliation of unrecognized tax benefits between July 1 2007 through July 3, 2010 is as follows (in millions):

Balance at July 1, 2007	$76.4
Additions based on the tax positions related to the current year	3.0
Additions based on the tax positions related to the prior year	0.5
Reductions for lapse of statute of limitations	(8.7)
Additions due to foreign currency rate fluctuation	0.7

Balance at June 28, 2008	71.9
Additions based on the tax positions related to the current year	2.5
Additions based on the tax positions related to the prior year	0.3
Reductions for lapse of statute of limitations	(0.5)
Reductions due to foreign currency rate fluctuation	(4.9)

Balance at June 27, 2009	69.3
Additions based on the tax positions related to the current year	1.1
Reductions for lapse of statute of limitations	(7.3)
Additions due to foreign currency rate fluctuation	2.7
Reductions based on the tax positions related to the prior year	(0.6)

Balance at July 3, 2010	$65.2

The liabilities for unrecognized tax benefits relate primarily to the allocations of revenue and costs among the Company’s global operations. In addition, utilization of the Company’s tax net operating losses may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state and foreign provisions. As a result, loss carryforward limitations may result in the expiration or reduced utilization of a portion of the Company’s net operating losses.

Included in the balance of unrecognized tax benefits at July 3, 2010 are $4.6 million of tax benefits that, if recognized, would impact the effective tax rate. Also included in the balance of unrecognized tax benefits at July 3, 2010 are $60.6 million of tax benefits that, if recognized, would result in adjustments to the valuation allowance.

The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits within the income tax provision. The amount of interest and penalties accrued as of July 3, 2010 and July 27, 2009 was approximately $26.4 million and $27.4 million, respectively. During fiscal 2010, the Company’s accrued interest and penalties was reduced by $1.0 million primarily because of the lapse of statute of limitations and foreign currency rate fluctuations. Due to the uncertainties related to current examinations in various jurisdictions, other changes could occur in the amount of unrecognized tax benefits during the next twelve months which the Company is unable to estimate at this time.

The following table summarizes the Company’s major tax jurisdictions and the tax years that remain subject to examination by such jurisdictions as of July 3, 2010:

Tax Jurisdictions	Tax Years
United States	2006 and onward
Canada	2003 and onward
China	2005 and onward
France	2005 and onward
Germany	2004 and onward

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 14. Stockholders’ Equity

Preferred Stock

In February 2003, the Company amended and restated its Stockholder Rights Agreement and currently each share of the Company’s outstanding common stock is associated with one right. Each right entitles stockholders to purchase 1/100,000 share of the Company’s Series B Preferred Stock at an exercise price of $21.00. The rights only become exercisable in certain limited circumstances following the tenth day after a person or group announces an acquisition of or tender offers for 15% or more of the Company’s common stock. For a limited period of time following the announcement of any such acquisition or offer, the rights are redeemable by the Company at a price of $0.01 per right. If the rights are not redeemed, each right will then entitle the holder to purchase common stock having the value of twice the then-current exercise price. For a limited period of time after the exercisability of the rights, each right, at the discretion of the Company’s Board of Directors, may be exchanged for either 1/100,000 share of Series B Preferred Stock or one share of common stock per right. The rights expire on June 22, 2013.

The Company’s Board of Directors has the authority to issue up to 499,999 shares of undesignated preferred stock and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued shares of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without the consent of the Company’s stockholders. The preferred stock could be issued with voting, liquidation, dividend and other rights superior to those of the holders of common stock. The issuance of Series B Preferred Stock or any preferred stock subsequently issued by the Company’s Board of Directors, under some circumstances, could have the effect of delaying, deferring or preventing a change in control.

Exchangeable Shares of JDS Uniphase Canada Ltd.

On June 30, 1999, in connection with the merger with JDS FITEL, JDS Uniphase Canada Ltd., a subsidiary of the Company, adopted an Exchangeable Share Rights Plan (the “Exchangeable Rights Plan”) substantially equivalent to the Company’s Rights Agreement. Under the Exchangeable Rights Plan, each exchangeable share issued has an associated right (an “Exchangeable Share Right”) entitling the holder of such Exchangeable Share Right to acquire additional exchangeable shares on terms and conditions substantially the same as the terms and conditions upon which a holder of shares of common stock is entitled to acquire either 1/1,000 share of the Company’s Series B Preferred Stock or, in certain circumstances, shares of common stock under the Company’s Rights Agreement. The definitions of beneficial ownership, the calculation of percentage ownership and the number of shares outstanding and related provisions of the Company’s Rights Agreement and the Exchangeable Rights Plan apply, as appropriate, to shares of common stock and exchangeable shares as though they were the same security. The Exchangeable Share Rights are intended to have characteristics essentially equivalent in economic effect to the Rights granted under the Company’s Rights Agreement. The Company has the right to force conversion of the exchangeable shares in fiscal 2014.

Stock Repurchase Program

On May 15, 2008, the Company’s Board of Directors authorized the Company to repurchase up to $200 million of its common stock through open market or private transactions during a two year period ending May 14, 2010. During fiscal 2009, the Company repurchased approximately 7.6 million shares of common stock in open market purchases at an average price of $11.40 per share. The total purchase price of $86.8 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit. During fiscal 2008, the Company repurchased approximately 9.6 million shares of common

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

stock in open market purchases at an average price of $11.76 per share. The total purchase price of $113.2 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit. All common shares repurchased under this program have been cancelled and retired.

Note 15. Stock-Based Compensation

Stock-Based Benefit Plans

Stock Option Plans

As of July 3, 2010, the Company had 22.2 million shares of stock options and Full Value Awards (as defined below) issued and outstanding to employees and directors under the Company’s 2005 Acquisition Equity Incentive Plan (the “2005 Plan”), Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”), and various other plans the Company assumed through acquisitions. The exercise price for stock options is equal to the fair value of the underlying stock at the date of grant. Options generally become exercisable over a four-year period and, if not exercised, expire from five to ten years after the date of grant.

On November 14, 2006, the Company’s shareholders approved an amendment and restatement of the 2003 Plan, under which (1) 12,500,000 shares of Common Stock were added to the pool of shares reserved for issuance under the 2003 Plan and (2) all future grants of “Full Value Awards” (as defined below) will reduce the share reserve by one and one-half shares for each share subject to such Awards. On November 12, 2008, the Company’s shareholders approved the following amendments to the 2003 Equity Incentive Plan. The first amendment increased the number of shares that may be issued under 2003 Equity Plan by 12,000,000. The second amendment increased the maximum number of shares granted to any employee in any fiscal year to 1,000,000.

On August 17, 2005, the Company’s Board of Directors adopted and approved the Flexible Stock Incentive—2005 Plan (the “2005 Plan”). Pursuant to Section 3(a) of the 2005 Plan, and in accordance with the registration requirements of the Securities Act of 1933, the Company registered 16.0 million shares, which have been reserved for issuance under the 2005 Plan. The adoption and approval of the 2005 Plan did not affect any of the options granted under the Flexible Stock Incentive—Amended and Restated 1993 Plan which was adopted in fiscal 1993, as amended, and currently outstanding, all of which remain exercisable in accordance with their terms. On May 2, 2010, the Company’s Board of Directors approved to increase the 2005 Acquisition Equity Incentive Plan by 800,000 shares.

As of July 3, 2010, 10.0 million shares of common stock, primarily under the 2003 Plan and the 2005 Plan, were available for grant.

Employee Stock Purchase Plans

In June 1998, the Company adopted the JDS Uniphase Corporation 1998 Employee Stock Purchase Plan, as amended (the “1998 Purchase Plan”). The 1998 Purchase Plan, which became effective August 1, 1998, provides eligible employees with the opportunity to acquire an ownership interest in the Company through periodic payroll deductions and provides a discounted purchase price as well as a look-back period. The 1998 Purchase Plan is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986. However, the 1998 Purchase Plan is not intended to be a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986 and is not subject to the provisions of the

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Employee Retirement Income Security Act of 1974. The 1998 Purchase Plan will terminate upon the earlier of August 1, 2018 or the date on which all shares available for issuance have been sold. Of the 50.0 million shares authorized to be issued under the 1998 Purchase Plan, 7.8 million shares remained available for issuance as of July 3, 2010.

Effective with the purchase period that began on February 1, 2006, the 1998 Purchase Plan was modified to provide a 5% discount and a six month look-back period. Previously, the 1998 Purchase Plan had provided a 15% discount and up to a two year look-back period.

Full Value Awards

“Full Value Awards” refer to Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Units, and Performance Shares that are granted with the exercise price equal to zero and are converted to shares immediately upon vesting. These Full Value Awards are performance based, time based, or a combination of performance and time based and expected to vest over one to four years. The fair value of the Full Value Awards is based on the closing market price of the Company’s common stock on the date of award.

Stock-Based Compensation Expense

Stock-based compensation cost is measured at grant date, based on the fair value of the award, and recognized in expense over the requisite service period. The Company has elected to adopt the alternative transition method provided in the guidance for calculating the tax effects of stock-based compensation. The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool (APIC pool) related to the tax effects of employee stock-based compensation, and to determine the subsequent impact on the APIC pool and Consolidated Statements of Cash Flows of the tax effects of employee stock-based compensation awards that are outstanding upon adoption of the authoritative guidance governing the accounting and reporting of share-based payments of stock-based awards.

As required by the authoritative guidance, management has made an estimate of expected forfeitures and is recognizing compensation costs only for those equity awards expected to vest. The impact on the Company’s results of operations of recording stock-based compensation by function for fiscal years 2010, 2009, and 2008 was as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
Cost of sales	$5.3	$6.7	$5.3
Research and development	8.8	9.1	10.2
Selling, general and administrative	29.0	34.8	33.8

	$43.1	$50.6	$49.3

Approximately $1.1 million of stock-based compensation was capitalized to inventory at July 3, 2010.

Stock Option Activity

The weighted average exercise price of options granted during the year ended July 3, 2010 was $6.13 per share, and the weighted average fair value of options granted during fiscal 2010 was $2.96 per share. The total intrinsic value of options exercised during the year ended July 3, 2010 was $6.3 million. In connection with these

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

exercises, the tax benefit realized by the Company was immaterial due to the fact that the Company has no material benefit in foreign jurisdictions and a full valuation allowance on its domestic deferred tax assets.

The Company issues new shares of common stock upon exercise of stock options. All new hire stock option grants vest over four years with 25% vesting on the first anniversary of the date of grant and 6.25% vesting every quarter thereafter. Focal stock option grants vest over three or four years with various vesting schedules. During fiscal 2009, the Company started granting performance-based options with market conditions (“the market-condition options”) to named executives. The market-condition options are amortized based upon the graded vesting method.

As of July 3, 2010, $12.1 million of unrecognized stock-based compensation cost related to stock options remains to be amortized. That cost is expected to be recognized over an estimated amortization period of 2.0 years.

The following is a summary of options activities (amount in millions except per share amounts):

	Options Outstanding
	Number Of Shares	Weighted-Average Exercise Price
Balance as of June 30, 2007	19.6	$73.65
Granted	1.6	5.80
Exercised	(1.6)	6.30
Forfeited	(1.1)	17.74
Canceled	(3.4)	167.41

Balance as of June 28, 2008	15.1	56.71
Granted	5.0	3.62
Exercised	—	—
Forfeited	(0.9)	15.99
Canceled	(2.4)	123.17

Balance as of June 27, 2009	16.8	33.65
Granted	5.2	6.13
Exercised	(1.1)	4.56
Forfeited	(1.1)	6.37
Canceled	(3.0)	74.57

Balance as of July 3, 2010	16.8	$21.54

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes significant ranges of outstanding and exercisable options as of July 3, 2010:

	Options Outstanding				Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Aggregate Intrinsic Value (‘000)	Number of Shares	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Aggregate Intrinsic Value (‘000)
$ 0.00 — 10.00	8,029,734	6.9	$4.93	$38,242	641,778	6.3	$3.72	$3,829
10.01 — 20.00	3,485,266	3.6	13.80	—	3,078,178	3.3	13.94	—
20.01 — 30.00	4,030,556	2.8	23.43	—	4,024,657	2.8	23.43	—
30.01 — 100.00	958,573	1.7	34.62	—	958,573	1.7	34.62	—
100.01 — 200.00	—	—	—	—	—	—	—	—
200.01 — 700.00	247,237	0.3	545.64	—	247,237	0.3	545.64	—
700.01 — 1,200.00	13,239	0.2	820.40	—	13,239	0.2	820.40	—

	16,764,605	—	—	$38,242	8,963,662	—	—	$3,829

The aggregate intrinsic value in the table above represents the total pretax intrinsic value, based on the Company’s closing stock price of $9.69 as of July 3, 2010, which would have been received by the option holders had all option holders exercised their options as of that date. The total number of in-the-money options exercisable as of July 3, 2010 was 0.6 million. As Full Value Awards are exercised immediately upon vesting, there were none exercisable as of July 3, 2010.

Employee Stock Purchase Plan (“ESPP”) Activity

The compensation expense in connection with the Company’s employee stock purchase plan for the year ended July 3, 2010 was $0.8 million. The expense related to the plan is recorded on a straight-line basis over the relevant subscription period.

The following table summarizes the shares issued and the fair market value at purchase date, pursuant to the Company’s employee stock purchase plan during the year ended July 3, 2010:

Purchase date	January 29, 2010	July 31, 2009
Shares Issued	457,713	552,959
Fair market value at purchase date	$7.86	$3.99

As of July 3, 2010, $0.1 million of unrecognized stock-based compensation cost related to ESPP remains to be amortized. That cost is expected to be recognized through the first quarter of fiscal 2011.

Full Value Awards

During the year ended July 3, 2010, the Compensation Committee of the Company’s Board of Directors approved the grant of 2.9 million Full Value Awards to the Company’s Board of Directors and employees. Time based Full Value Awards are amortized on a straight-line basis over the probable vesting periods. Performance based Full Value Awards are amortized based upon the graded vesting method. During fiscal years 2010, 2009, and 2008, the Company recorded $26.2 million, $32.6 million, and $29.9 million of such compensation expenses, respectively.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of July 3, 2010, $32.8 million of unrecognized stock-based compensation cost related to Full Value Awards remains to be amortized. That cost is expected to be recognized over an estimated amortization period of 2.1 years.

A summary of the status of the Company’s nonvested Full Value Awards as of July 3, 2010 and changes during the same period is presented below (amount in millions, except per share amounts):

	Full Value Awards
	Performance shares	Non- performance shares	Total number of shares	Weighted-average grant-dated fair value
Nonvested at June 30, 2007	1.0	3.4	4.4	$14.53
Awards granted	0.2	4.5	4.7	12.87
Awards vested	—	(1.4)	(1.4)	15.27
Awards forfeited	(0.2)	(0.5)	(0.7)	15.72

Nonvested at June 28, 2008	1.0	6.0	7.0	13.14
Awards granted	0.6	2.7	3.3	5.14
Awards vested	(0.5)	(2.1)	(2.6)	12.65
Awards forfeited	(0.4)	(0.9)	(1.3)	12.63

Nonvested at June 27, 2009	0.7	5.7	6.4	9.38
Awards granted	0.1	2.8	2.9	8.41
Awards vested	(0.4)	(2.5)	(2.9)	10.05
Awards forfeited	(0.1)	(0.9)	(1.0)	9.47

Nonvested at July 3, 2010	0.3	5.1	5.4	8.49

Full Value Awards are converted into shares upon vesting. Shares equivalent in value to the minimum withholding taxes liability on the vested shares are withheld by the Company for the payment.

Valuation Assumptions

The Company estimates the fair value of stock options using a Black-Scholes-Merton (BSM) valuation model. The fair value is estimated on the date of grant using the BSM option valuation model with the following weighted-average assumptions:

	Employee Stock Option Plans			Employee Stock Purchase Plans
	2010	2009	2008	2010	2009	2008
Expected term (in years)	4.69	4.68	4.30	0.50	0.50	0.50
Expected volatility	56%	73%	45%	64%	47%	46%
Risk-free interest rate	2.37%	1.80%	4.49%	0.34%	1.97%	3.36%
Dividend yield	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Expected Term: The Company’s expected term represents the period that the Company’s stock-based awards are expected to be outstanding and was determined based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior.

Expected Volatility: The Company determined that a combination of the implied volatility of its traded options and historical volatility of its stock price based on the expected term of the equity instrument most appropriately reflects market expectation of future volatility. Implied volatility is based on traded options of the Company’s common stock with a remaining maturity of six months or greater.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Risk-Free Interest Rate: The Company bases the risk-free interest rate used in the BSM valuation method on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term. Where the expected term of the Company’s stock-based awards do not correspond with the terms for which interest rates are quoted, the Company performed a straight-line interpolation to determine the rate from the available maturities.

Expected Dividend: The BSM valuation model calls for a single expected dividend yield as an input. The Company has not paid and does not anticipate paying any dividends in the near future.

Estimated Pre-vesting Forfeitures: When estimating forfeitures, the Company considers voluntary termination behavior as well as future workforce reduction programs. Estimated forfeiture rates are trued-up to actual forfeiture results as the stock-based awards vest.

Note 16. Employee Benefit Plans

Employee 401(k) Plans

The Company sponsors the JDS Uniphase Corporation Employee 401(k) Retirement Plan (the “401(k) Plan”), a Defined Contribution Plan under ERISA, which provides retirement benefits for its eligible employees through tax deferred salary deductions. The 401(k) Plan allows employees to contribute up to 50% of their annual compensation, with such contributions limited to $16,500 in calendar year 2010 as set by the Internal Revenue Service.

Effective January 1, 2007, the Plan provided for a 100% match of employees’ contributions up to the first 3% of annual compensation and 50% match on the next 2% of compensation. Effective January 1, 2009, through the remainder of fiscal 2009, there was no Company match. Effective April 2010, the Company restored employer matching contributions to all eligible participants who have completed 180 days of service with JDSU. All matching contributions are made in cash and vest immediately. The Company’s matching contributions to the 401(k) Plan were $4.3 million, $2.6 million, and $6.6 million in fiscal 2010, 2009, and 2008, respectively.

The Company also provides a non-qualified retirement plan for the benefit of certain eligible employees in the U.S. This plan is designed to permit employee deferral of a portion of salaries in excess of certain tax limits and deferral of bonuses. This plan’s assets are designated as trading securities in the Company’s Consolidated Balance Sheets. See “Note 7. Investments” for more detail.

Employee Defined Benefit Plans

The Company sponsors qualified and non-qualified pension plans for certain past and present employees in the UK and Germany. The Company also is responsible for the nonpension postretirement benefit obligation of a previously acquired subsidiary. Most of the plans have been closed to new participants and no additional service costs are being accrued, except for the plans assumed during fiscal 2010 in connection with the NSD acquisition. Benefits are generally based upon years of service and compensation or stated amounts for each year of service. As of July 3, 2010 the UK plan was partially funded while the other plans were unfunded. The Company’s policy for funded plans is to make contributions equal to or greater than the requirements prescribed by law or regulation. The Company anticipates making a contribution of approximately $0.3 million during fiscal 2011. For unfunded plans, the Company pays the postretirement benefits when due. Future estimated benefit payments are summarized below. No other required contributions to defined benefit plans are expected in fiscal 2011.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company accounts for its obligations under these pension plans in accordance with authoritative guidance which requires the Company to record its obligation to the participants, as well as the corresponding net periodic cost. The Company determines its obligation to the participants and its net periodic cost principally using actuarial valuations provided by third-party actuaries. The obligation the Company records in its Consolidated Balance Sheets is reflective of the total projected benefit obligation (“PBO”) and the fair value of plan assets.

Effective June 30, 2007, the Company adopted authoritative guidance which requires recognition of the funded status of each defined benefit pension plan and nonpension postretirement benefit plan on the Company’s balance sheet. The impact of adopting the guidance due to previously unrecognized actuarial gains and losses and prior service costs or credits is recognized as a component of Accumulated other comprehensive income (net of tax) in Stockholders’ equity.

The following table presents the components of the net periodic cost for the pension and benefits plans (in millions):

	Pension Benefits			Other Post Retirement Benefit Plans
	2010	2009	2008	2010	2009	2008
Service cost	$0.1	$—	$—	$—	$—	$—
Interest cost	5.7	5.8	6.2	—	0.1	0.1
Expected return on plan assets	(1.1)	(1.4)	(1.5)	—	—	—
Recognized actuarial gains	(0.8)	(0.5)	(0.1)	—	(0.1)	(0.1)

Net periodic benefit cost	$3.9	$3.9	$4.6	$—	$—	$—

The Company’s accumulated other comprehensive income includes unrealized net actuarial loss/(gain). The amount expected to be recognized in net periodic benefit cost during fiscal 2011 is zero.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The changes in the benefit obligations and plan assets of the pension and benefits plans were (in millions):

	Pension Benefits		Other Post Retirement Benefit Plans
	2010	2009	2010	2009
Change in benefit obligation:
Benefit obligation at beginning of year	$97.1	$113.7	$0.8	$0.8
Service cost	0.1	—	—	—
Interest cost	5.7	5.8	—	0.1
Actuarial (gains)/losses	11.3	(1.3)	—	(0.1)
Acquisitions	3.2	—
Benefits paid	(4.6)	(7.7)	—	—
Plan amendment and curtailment	—	—	—	—
Foreign exchange impact	(12.9)	(13.4)	—	—

Benefit obligation at end of year	$99.9	$97.1	$0.8	$0.8

Change in plan assets:
Fair value of plan assets at beginning of year	$19.4	$28.3	$—	$—
Actual return on plan assets	2.2	(1.0)	—	—
Acquisitions	—	—
Employer contributions	4.3	4.5	—	—
Benefits paid	(4.6)	(7.7)	—	—
Foreign exchange impact	(1.9)	(4.7)	—	—

Fair value of plan assets at end of year	$19.4	$19.4	$—	$—

Funded status	$(80.5)	$(77.7)	$(0.8)	$(0.8)

Accumulated benefit obligation	$99.4	$97.1

	Pension Benefits		Other Post Retirement Benefit Plans
	2010	2009	2010	2009
Amount recognized in the Consolidated Balance Sheet at end of year
Current liabilities	$4.2	$4.5	$—	$—
Non-current liabilities	76.3	73.2	0.8	0.8

Net amount recognized at end of year	$80.5	$77.7	$0.8	$0.8

Amount recognized in Accumulated Other Comprehensive Income at end of year
Actuarial gains, net of tax	$6.5	$15.6	$—	$—

Net amount recognized at end of year	$6.5	$15.6	$—	$—

Other changes in plan assets and benefit obligations recognized in Other Comprehensive Loss
Net actuarial (gains)/losses	$8.4	$0.2	$—	$—
Amortization of accumulated net actuarial gains/(losses)	0.7	0.5	—	—

Total recognized in Other comprehensive loss	$9.1	$0.7	$—	$—

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During fiscal 2010 and fiscal 2009, the Company contributed GBP 0.2 million and GBP 0.2 million or approximately $0.3 million and $0.3 million, respectively, to its UK pension plan. These contributions allowed the Company to comply with regulatory funding requirements.

From April 8 through May 23, 2008, the UK pension plan offered lump-sum cash payments to deferred pensioners opting to transfer out of the plan. Deferred pensioners are plan beneficiaries not yet drawing pension benefits. Deferred pensioners transferring out of the plan surrendered the right to receive future pension payments. Initially, 55 deferred pensioners accepted the transfer out offer and were expected to receive total lump-sum cash payments of approximately GBP 2.2 million or $4.4 million from pension assets during fiscal 2009. In fiscal 2008, the Company accounted for the transfer out offer as a settlement and recorded a gain of $46,000 in its Consolidated Statement of Operations. The Company made lump-sum payments in fiscal 2009 of approximately GBP 1.9 million or $3.1 million to 41 deferred pensioners. Five deferred pensioners subsequently withdrew from the transfer out offer and the payments for the remaining 9 deferred pensioners were pending due to non-completion of the necessary transfer documents as of July 3, 2010 .

Assumptions

Underlying both the calculation of the PBO and net periodic cost are actuarial valuations. These valuations use participant-specific information such as salary, age, years of service, and assumptions about interest rates, compensation increases and other factors. At a minimum, the Company evaluates these assumptions annually and makes changes as necessary.

The discount rate reflects the estimated rate at which the pension benefits could be effectively settled. In developing the discount rate, the Company considered the yield available on an appropriate AA corporate bond index, adjusted to reflect the term of the scheme’s liabilities as well as a yield curve model developed by the Company’s actuaries.

The expected return on assets was estimated by using the weighted average of the real expected long term return ( net of inflation) on the relevant classes of assets based on the target asset mix and adding the chosen inflation assumption.

Weighted average assumptions used to determine net periodic cost and benefit obligation are as follows:

	Pension Benefits			Other Post Retirement Benefit Plans
	2010	2009	2008	2010	2009	2008
Weighted-average assumptions used to determine net periodic cost for the year ended July 3:
Discount rate	4.80%	6.00%	6.00%	5.75%	6.00%	5.50%
Expected long-term return on plan assets	6.00	5.98	6.50	—	—	—
Rate of compensation increase	1.75	2.00	2.25	—	—	—

Weighted-average assumptions used to determine benefit obligation at July 3:
Discount rate	4.80%	6.00%	6.00%	5.75%	6.00%	5.50%
Rate of compensation increase	1.75	2.00	2.25	—	—	—

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Investment Policies and Strategies

The Company’s investment objectives for its funded pension plan are to ensure that there are sufficient assets available to pay out members’ benefits as and when they arise and that should the plan be discontinued at any point in time there would be sufficient assets to met the discontinuance liabilities. To achieve the objectives, the trustees of the plan are responsible for regularly monitoring the funding position and managing the risk by investing in assets expected to outperform the increase in value of the liabilities in the long term and by investing in a diversified portfolio of assets in order to minimize volatility in the funding position. The trustees invest in a range of frequently traded funds ( “pooled funds” ) rather than direct holdings in individual securities to maintain liquidity, achieve diversification and reduce the potential for risk concentration. The funded plan assets are managed by professional third-party investment managers.

For the Company’s funded pension plan, the percentage of asset allocations at year end of fiscal 2010 and 2009, by asset category, were as follows:

		Percentage of Plan Assets at
Asset category	Target allocation %	July 3, 2010	June 27, 2009
Equities	36-44	37%	27%
Bonds	45-55	53	73
Other (1)	8-12	10	—

Total		100%	100%

(1)	Of the 10% in the “other” category, 0.5% relates to cash, the remainder to the diversified growth fund.

Fair Value Measurement of Plan Assets

The following table sets forth the plan’s assets at fair value as of July 3, 2010.

		Fair value measurement as of July 3, 2010
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)
Assets:
Global equity	$7.1	$7.1	$—
Fixed income	10.3	10.3	—
Other	1.9	—	$1.9
Cash	0.1	0.1	$—

Total assets	$19.4	$17.5	$1.9

Global equity consists primarily of index funds that invest approximately 60% in UK equities as represented by the FTSE All-Share Index and 40% in overseas equities as represented by the appropriate sub-divisions of FTSE All-World Index. The underlying securities of the funds are valued at quoted prices reported in the active markets in which the individual securities are traded,

Fixed income consists primarily of funds that invest in index-linked Gilts (over 5 year) and sterling-denominated investment grade corporate bonds. These government and corporate bonds are valued at quoted prices reported in the active markets for identical assets.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other consists of the diversified growth fund that invests in the private equity passive fund, the global real estate index fund, the infrastructure index fund, the high yield bond fund, and the UK property fund. The underlying assets are valued at quoted prices for similar assets or quoted prices in markets that are not active.

Future Benefit Payments

The following table reflects the total expected benefit payments to defined benefit pension plan participants. These payments have been estimated based on the same assumptions used to measure the Company’s PBO at year end and include benefits attributable to estimated future compensation increases.

(in millions)	Pension Benefits	Other Post Retirement Benefit Plans
2011	$4.8	$—
2012	4.4	0.1
2013	4.7	—
2014	4.8	—
2015	4.7	0.1
2016 and Thereafter	52.9	0.6

Total	$76.3	$0.8

Note 17. Related Party Transactions

Fabrinet Inc. (“Fabrinet”)

During fiscal 2010, Fabrinet Inc., a publicly held contract manufacturing company in which the Company has an available-for-sale investment, was both a customer and supplier. The purchases and sales of items between the Company and Fabrinet have been evaluated for accounting under the authoritative guidance on consideration given by a vendor to a customer or a reseller of the vendor’s products. Based on this evaluation, the Company determined that there is an identifiable benefit that was sufficiently separable from the customer’s purchase of the Company’s products and the fair value of that benefit was reasonably estimable in relation to sales to other third parties.

During fiscal 2010, we sold 1,606,850 shares of common stock in Fabrinet Inc. (“Fabrinet”), in connection with their initial public offering, recording net gains on the sale of the investment of $13.3 million. As of July 3, 2010 we still owned 393,150 shares of Fabrinet’s common stock that was previously reported as a long-term investment at a carrying cost of $1.00 per share. Since our management subsequently sold the remaining shares in the first quarter of fiscal 2011, we reported the investment in Fabrinet as a short-term available-for-sale investment held at a fair value of $10.76 per share as of July 3, 2010 and recorded an unrealized gain of approximately $3.8 million in accumulated other comprehensive income.

Harmonic Inc. (“Harmonic”)

As of July 3, 2010, the Chairman of JDSU’s Audit Committee was also a member of the Board of Directors of Harmonic, a publicly held company which designs, manufactures and sells systems and software that enable network operators to provide a range of interactive and advanced digital services. Harmonic is a customer of the Company. Related party balances with Harmonic are immaterial for all periods presented below.

KLA-Tencor Corporation (“KLA-Tencor”)

As of July 3, 2010, one member of the Board of Directors of JDSU was also a member of the Board of Directors of KLA-Tencor, a publicly held company which provides process control and yield management solutions for the semiconductor manufacturing. KLA-Tencor is a customer of the Company.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Micralyne, Inc. (“Micralyne”)

Micralyne Inc., a privately held manufacturer of microfabricated and MEMS (Micro-Electro-Mechanical-Systems) based products in which the Company has a long-term investment, is a supplier of the Company. As of June 27, 2009, the carrying value of the Company’s investment in Micralyne was $0.5 million. During fiscal 2010, the company recorded an other-than-temporary impairment of $0.5 million due to concern about Micralyne’s ability to continue as a going concern. As of July 3, 2010, the carrying value of the investment was zero.

Transactions and balances with the Company’s related parties were as follows (in millions):

	Years Ended				Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008		July 3, 2010	June 27, 2009
Sales:				Accounts Receivable:
Fabrinet *	10.3	$12.1	$18.4	Fabrinet	$3.5	$3.3
KLA-Tencor	2.6	5.0	5.3	KLA-Tencor	0.3	0.7
Micralyne	—	—	—	Micralyne	—	—

	$12.9	$17.1	$23.7		$3.8	$4.0

Purchases:				Accounts Payable:
Fabrinet	$78.3	$78.5	$96.5	Fabrinet	$21.1	$10.2
KLA-Tencor	—	—	—	KLA-Tencor	—	—
Micralyne	—	2.8	1.3	Micralyne	—	—

	$78.3	$81.3	$97.8		$21.1	$10.2

*	Sales are related to sale of inventory

Note 18. Commitments and Contingencies

Operating Leases

The Company leases facilities under operating lease agreements that expire at various dates through fiscal 2022. As of July 3, 2010, future minimum annual lease payments under non-cancellable operating leases were as follows (in millions):

2011	$21.2
2012	20.8
2013	17.4
2014	12.3
2015	10.0
Thereafter	18.2

Total minimum operating lease payments	$99.9

Included in the future minimum lease payments table above is $9.3 million related to lease commitments in connection with the Company’s restructuring activities. See “Note 12. Restructuring and Related Charges” for more detail.

The aggregate future minimum rentals to be received under non-cancellable subleases totalled $2.4 million as of July 3, 2010. Rental expense relating to building and equipment was $20.1 million, $27.5 million, and $26.3 million in fiscal 2010, 2009, and 2008, respectively.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Capital Leases

As of July 3, 2010, the Company had one building lease in Beijing, China that was classified as a capital lease. As of July 3, 2010, the gross carrying amount of the building was $8.2 million and total accumulated amortization expense was $7.6 million. Amortization expense related to the building was included as part of the Company’s total depreciation expense. The building lease bears an interest rate of 5.2%.

The following table presents the future minimum lease payments under the capital leases together with the present value of the minimum lease payments as of July 3, 2010 (in millions):

2011	$0.8
2012	—
2013	—
2014	—
2015	—
Thereafter	—

Total minimum capital lease payments	0.8
Less: Amount representing interest	—

Present value of minimum capital lease payments	$0.8

Purchase Obligations

Purchase obligations of $138.1 million as of July 3, 2010, represent legally-binding commitments to purchase inventory and other commitments made in the normal course of business to meet operational requirements. Although open purchase orders are considered enforceable and legally binding, the terms generally allow us the option to cancel, reschedule and adjust our requirements based on our business needs prior to the delivery of goods or performance of services. Obligations to purchase inventory and other commitments are generally expected to be fulfilled within one year.

Tax Matters

The Company has been subject to a Texas franchise tax audit related to allocated taxable surplus capital for Texas report years 2001, 2002, 2003, 2004, 2005 and 2006. While the Company believes that it is reasonably possible this audit may result in additional tax liabilities, based on currently available information, the Company believes the ultimate outcome of this audit will not have a material adverse effect on the Company’s financial position, cash flows or overall trends in results of operations. There is the possibility of a material adverse effect on the Company’s financial position, cash flows or overall trends in results of operations for the period in which this matter is ultimately resolved, if it is resolved unfavorably, or in the period in which an unfavorable outcome becomes probable. The range of the potential total tax liability related to these matters is estimated to be from $0 million to $36.5 million, plus interest and penalties.

Note 19. Operating Segments and Geographic Information

The Company evaluates its reportable segments in accordance with the authoritative guidance on segment reporting. The Company’s Chief Executive Officer, Thomas Waechter, is the Company’s Chief Operating Decision Maker (CODM) pursuant to the guidance. The CODM allocates resources to the segments based on their business prospects, competitive factors, net revenue, and operating results. During the second quarter of

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

fiscal year 2009, the Company changed its reporting structure to combine the All Others, Commercial Lasers business segment with the Optical Communications business segment to form a new business segment: Communications and Commercial Optical Products. For fiscal 2008, net revenue of $87.2 million and operating loss of $0.5 million of the former All Others, Commercial Lasers segment were included in the Communications and Commercial Optical Products segment.

The Company is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU technologies also enable broadband and optical innovation in many essential industries such as biomedical and environmental instrumentation, semiconductor processing, aerospace and defense, and brand protection. In addition, our optical coatings are used in visual display and decorative product differentiation applications. The major segments the Company serves are:

(i)	Communications Test and Measurement Business Segment:

The Communications Test and Measurement segment supplies instruments, solutions, and services to enable the design, deployment, and maintenance of communication equipment and networks as well as to ensure the quality of services delivered to the end customer. These solutions accelerate the deployment of new products and services that lower operating expenses while improving performance and reliability. Included in the product portfolio are test tools, platforms, solutions, and services for optical transport networks, xDSL services, data networks, wireless test, cable networks, FTTx networks, digital video broadcast, fiber characterization, and storage networks.

(ii)	Communications and Commercial Optical Products Business Segment:

The Communications and Commercial Optical Products segment provides components, modules, subsystems, and solutions used by communications equipment providers for telecommunications and enterprise data communications. These products enable the transmission of video, audio, and text data over high-capacity, fiber-optic cables. The product portfolio includes transmitters, receivers, amplifiers, ROADMs, optical transceivers, multiplexers and demultiplexers, switches, optical-performance monitors and couplers, splitters, and circulators.

This segment also provides a broad laser portfolio that addresses the needs of OEM clients for applications such as micromachining, materials processing, bioinstrumentation, consumer electronics, graphics, medical/dental, and optical pumping. JDSU products include diode, direct-diode, diode-pumped solid-state, fiber, and gas lasers. Additionally, the segment’s photovoltaics (PV) products include concentrated photovoltaic (CPV) cells and receivers for generating energy from sunlight as well as fiber-optic-based systems for delivering and measuring electrical power.

(iii)	Advanced Optical Technologies Business Segment:

The Advanced Optical Technologies segment provides innovative optical solutions for security and brand-differentiation applications and thin film coatings for a range of public- and private-sector markets. These products enhance and manage the behavior of light by using its reflection, absorption, and transmission properties to achieve specific effects such as high reflectivity, antiglare, and spectral filtering. Specific product applications include computer-driven projectors, intelligent lighting systems, office equipment, security products, and decorative surface treatments. Advanced Optical Technologies also provides multilayer product-security solutions for a number of markets. These solutions deliver overt, covert, forensic and digital product and document verification for protection against counterfeiting and tampering.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company evaluates segment performance based on operating income (loss) excluding infrequent or unusual items.

The amounts shown as Corporate consist of certain unallocated corporate-level operating expenses. In addition, the Company does not allocate restructuring and related charges, income taxes, or non-operating income and expenses to its segments.

Information on reportable segments is as follows (in millions):

	Years Ended
	July 3, 2010	June 27, 2009	June 28, 2008
Net revenue:
Communications Test and Measurement	$652.2	$595.1	$692.6
Communications and Commercial Optical Products	499.3	481.1	614.1
Advanced Optical Technologies	221.9	208.4	206.5
Deferred revenue related to purchase accounting adjustment	(9.5)	(1.3)	(1.2)

Net revenue	$1,363.9	$1,283.3	$1,512.0

Operating income (loss):
Communications Test and Measurement	$81.5	$86.4	$116.0
Communications and Commercial Optical Products	33.4	(8.6)	20.3
Advanced Optical Technologies	82.5	80.3	76.8
Corporate	(100.0)	(127.8)	(136.5)

Total segment operating income	97.4	30.3	76.6
Unallocated amounts:
Stock based compensation	(43.1)	(50.6)	(49.3)
Acquisition-related charges and amortization of intangibles	(88.0)	(82.1)	(158.0)
Impairment of goodwill	—	(741.7)	37.0
Gain (loss) on disposal and impairment of long-lived assets	2.0	(13.2)	(10.7)
Restructuring and related charges	(17.7)	(38.5)	(6.7)
Realignment and other charges	(4.8)	(4.1)	(23.0)
Interest and other income (expense), net	9.6	33.5	120.1
Interest expense	(24.3)	(25.5)	(27.5)
Gain on sale of investments	13.1	1.8	2.4
Impairment of investments	(1.4)	(18.4)	—

Loss before income taxes	$(57.2)	$(908.5)	$(39.1)

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company operates primarily in three geographic regions: Americas, Europe and Asia-Pacific. The following table presents net revenue and identifiable assets by geographic regions (in millions):

	Years Ended
	July 3, 2010	June 27, 2009
Net revenue:
Americas	$662.0	$580.5
Europe	374.6	402.1
Asia-Pacific	327.3	300.7

Total net revenue	$1,363.9	$1,283.3

Net revenue was assigned to geographic regions based on the customers’ shipment locations. Long-lived assets, namely net property, plant and equipment were identified based on the operations in the corresponding geographic areas.

	Years Ended
	July 3, 2010	June 27, 2009
Property, plant and equipment, net
United States	$107.8	$112.7
Other Americas	10.9	10.4
China	30.1	28.6
Other Asia-Pacific	13.5	16.5
Germany	14.8	17.6
Other Europe	5.9	5.3

Total long-lived assets	$183.0	$191.1

During fiscal 2010, 2009, and 2008, no customer accounted for more than 10% of net revenue.

Note 20. Guarantees

In accordance with authoritative guidance which requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. In addition, disclosures about the guarantees that an entity has issued, including a tabular reconciliation of the changes of the entity’s product warranty liabilities, are required.

Product Warranties

In general, the Company offers a three-month to one-year warranty for most of its products. For certain products and our customers, the Company provides a two to seven-year warranty. The Company provides reserves for the estimated costs of product warranties at the time revenue is recognized. The Company estimates the costs of its warranty obligations based on its historical experience of known product failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise with specific products. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table presents the changes in the Company’s warranty reserve during 2010 and 2009 (in millions):

	2010	2009
Balance as of beginning of year	$7.3	$10.1
Provision for warranty	7.7	5.6
Utilization of reserve	(2.3)	(2.7)
Adjustments related to pre-existing warranties (including changes in estimates)	(5.4)	(5.7)

Balance as of end of year	$7.3	$7.3

Other Guarantees

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company’s businesses or assets; (ii) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and other claims arising from the Company’s use of the applicable premises; and (iii) certain agreements with the Company’s officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of July 3, 2010 and June 27, 2009.

Note 21. Legal Proceedings

Pending Litigation

The ERISA Actions:

A consolidated action entitled In re JDS Uniphase Corporation ERISA Litigation, Case No. C-03-4743 WWS (MEJ), is pending in the District Court for the Northern District of California against the Company, certain of its former and current officers and directors, and certain other current and former JDSU employees on behalf of a purported class of participants in the 401(k) Plans of the Company and Optical Coating Laboratory, Inc. and the Plans themselves. On October 31, 2005, Plaintiffs filed an amended complaint. The amended complaint alleges that Defendants violated the Employee Retirement Income Security Act by breaching their fiduciary duties to the Plans and the Plans’ participants. The amended complaint alleges a purported class period from February 4, 2000, to the present and seeks an unspecified amount of damages, restitution, a constructive trust, and other equitable remedies. Certain individual Defendants’ motion to dismiss portions of the amended complaint was granted with prejudice on June 15, 2006.

Plaintiffs filed a second amended complaint on June 30, 2006. Defendants answered the complaint on July 6, 2006, and JDSU asserted counterclaims for breach of contract. The Court dismissed those counterclaims on September 11, 2006. On December 15, 2006, defendants moved for summary judgment on the ground that the named plaintiffs lacked standing. On the same day, plaintiffs moved for class certification. On April 24, 2007, the Court denied defendants’ motion for summary judgment as to plaintiff Douglas Pettit, deferred ruling on the motion for summary judgment as to plaintiff Eric Carey, and deferred ruling on plaintiffs’ motion for class

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

certification. Both sides have taken discovery. Following the verdict for defendants in In re JDS Uniphase Corporation Securities Litigation, a securities class action based on allegations similar to those in the ERISA action, the court in the ERISA action vacated all existing deadlines, set a schedule for briefing a summary judgment motion based on collateral estoppel issues, and stayed discovery pending resolution of that motion. By Order dated April 17, 2008, the Court modified the briefing schedule for JDSU’s summary judgment motion and ordered the parties to engage in mediation. Defendants moved for summary judgment on collateral estoppel issues on May 2, 2008. The parties participated in mediation on October 10, 2008, and reached an agreement in principle to resolve all claims. On March 3, 2009, the parties signed a Memorandum of Understanding reflecting the terms of their agreement. The parties continue to work on documents necessary to complete the settlement and have exchanged drafts. On September 15, 2009, the parties executed a settlement agreement resolving all claims, subject to the Court’s approval. In light of the settlement agreement, the Court denied JDSU’s summary judgment motion without prejudice. On October 15, 2009, plaintiffs moved for preliminary approval of the proposed settlement. On November 17, 2009, the Court granted that motion, preliminarily certified a settlement class, ordered plaintiffs to publish and mail notice of the proposed settlement to class members by February 21, 2010, ordered plaintiffs to move for final approval of the proposed settlement by April 15, 2010, and scheduled a fairness hearing on the proposed settlement for April 22, 2010. At the April 22, 2010 hearing, the Court approved the proposed settlement. The Court entered a written order granting final approval of the settlement agreement on May 4, 2010. The settlement agreement provides for payment of $3 million to the plaintiff class, which will be funded by the Company’s insurance carrier. The time to appeal the May 4, 2010 order has expired with no appeal having been filed.

The Company is also subject to a variety of other claims and suits that arise from time to time in the ordinary course of our business. While management currently believes that resolving claims against the Company, individually or in aggregate, will not have a material adverse impact on its financial position, results of operations or statement of cash flows, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future. Were an unfavorable final outcome to occur, there exists the possibility of a material adverse impact on the Company’s financial position, results of operations or statement of cash flows for the period in which the effect becomes reasonably estimable.

Note 22. Discontinued Operations

On September 4, 2009, the Company sold certain non-core assets related to its wholly owned subsidiary da Vinci Systems LLC (“da Vinci”). Da Vinci represented a separate component of the Communications Test and Measurement segment and is considered as discontinued operations for financial reporting purposes. The sale generated total gross proceeds of $2.5 million and a gain of $0.2 million, which was recognized in the first fiscal quarter of 2010. The Company transferred net liabilities of $0.1 million, which comprised of $1.0 million in net property plant and equipment, $1.0 million in deferred revenue, and $0.1 million in warranty reserve. Net revenue for fiscal 2010, 2009, and 2008 were $0.8 million, $11.1 million, and $18.1 million, respectively. Net loss for fiscal 2010 was $(2.3) million, primarily due to inventory write-downs. Net loss for fiscal 2009 was ($3.3) million. Net income for fiscal 2008 was $1.2 million. Total loss from discontinued operations for fiscal 2010 and 2009 were ($2.1) million and ($3.3) million, respectively. Total gain from discontinued operations fiscal 2008 was $1.2 million. There is no tax effect associated with this transaction.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 23. Quarterly Financial Information (Unaudited)

The following table presents the Company’s quarterly consolidated statements of operations for fiscal 2010 and 2009 (in millions, except per share data):

	July 3, 2010	April 3, 2010	January 2, 2010	October 3, 2010	June 27, 2009(2)(6)	March 28, 2009 (2)(3)(6)	December 27, 2008(2)(3)(6)	September 27, 2008(6)
Net revenue	$390.9	$332.3	$342.9	$297.8	$273.2	$279.1	$353.8	$377.2
Cost of sales	217.5	188.1	192.2	168.4	160.4	164.7	201.7	216.1
Amortization of acquired technologies	13.5	12.3	12.5	12.3	11.5	13.0	11.9	12.5
Impairment of acquired technologies	—	—	—	—	—	—	4.9	—

Gross profit	159.9	131.9	138.2	117.1	101.3	101.4	135.3	148.6
Operating expenses:
Research and development	51.4	42.2	41.5	39.8	38.8	41.9	42.1	44.3
Selling, general and administrative	103.7	92.3	94.7	92.2	92.1	92.6	103.7	110.6
Amortization of other intangibles	8.0	6.3	6.5	7.0	6.3	6.7	6.9	7.1
Impairment of goodwill	—	—	—	—	4.8	45.0	691.9	—
(Gain) loss on disposal and impairment of long-lived assets (4)	(3.5)	0.5	0.5	0.5	1.1	7.0	4.9	0.2
Restructuring and related charges	3.4	1.2	8.0	5.1	18.3	11.0	6.6	2.6

Total operating expenses	163.0	142.5	151.2	144.6	161.4	204.2	856.1	164.8

Income (loss) from operations	(3.1)	(10.6)	(13.0)	(27.5)	(60.1)	(102.8)	(720.8)	(16.2)
Interest and other income (expense), net	(0.2)	4.3	2.3	3.2	2.2	9.7	16.2	5.4
Interest expense	(6.2)	(5.9)	(6.3)	(5.9)	(5.7)	(5.9)	(7.0)	(6.9)
Impairment of investments	(0.2)	(0.6)	(0.6)	—	—	(2.2)	(13.0)	(3.2)
Gain (loss) on sale of investments (5)	13.2	(0.2)	(0.1)	0.2	(0.1)	0.3	0.6	1.0

Income (loss) before income taxes, net	3.5	(13.0)	(17.7)	(30.0)	(63.7)	(100.9)	(724.0)	(19.9)
Income tax expense (benefit)	1.8	(1.7)	1.7	0.7	(1.0)	(0.6)	(1.7)	1.0

Loss from continuing operations net of tax	1.7	(11.3)	(19.4)	(30.7)	(62.7)	(100.3)	(722.3)	(20.9)
Loss from discontinued operations, net of tax	(0.2)	(0.6)	(0.1)	(1.2)	(0.9)	(1.4)	(0.6)	(0.4)

Net income (loss)	$1.5	$(11.9)	$(19.5)	$(31.9)	$(63.6)	$(101.7)	$(722.9)	$(21.3)

Net income (loss) per share—basic (1)	$0.01	$(0.05)	$(0.09)	$(0.15)	$(0.29)	$(0.47)	$(3.36)	$(0.10)

Net income (loss) per share—diluted (1)	$0.01	$(0.05)	$(0.09)	$(0.15)	$(0.29)	$(0.47)	$(3.36)	$(0.10)

Shares used in per share calculation—basic	220.4	219.4	218.3	217.5	216.1	215.6	215.1	215.4

Shares used in per share calculation—diluted	227.6	219.4	218.3	217.5	216.1	215.6	215.1	215.4

(1)	Net income (loss) per share is computed independently for each of the quarters presented. Therefore, the sum of the quarterly net loss per share does not equal the annual net loss per share.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(2)	For the quarterly periods ended December 27, 2008, March 28, 2009, and June 27, 2009, the Company recorded a total of $741.7 million of goodwill impairment affecting all reporting units except Flex Product Group within the AOT segment, and also recorded impairment charges of $7.7 million for intangible assets related to da Vinci within the CommTest segment.

(3)	For the quarterly periods ended December 27, 2008 and March 28, 2009, interest and other income includes gains on repurchases of Convertible Notes of $9.5 million and $7.5 million, respectively.

(4)	For the quarterly period ended July 3, 2010, gain of long-lived asset includes gain on sale of leasehold improvement of $3.5 million relating to the sale of Shenzhen facilities in fiscal 2009, where the Company collected the cash from the Buyer in the current quarter as a result of the Buyer entering into a lease extension with the landlord.

(5)	For the quarterly period ended July 3, 2010, the Company sold 1,606,850 shares of Fabrinet’s common stocks at $10.00 per share in connection with the initial public offering of Fabrinet and realized a gain of $13.3 million.

(6)	Includes retrospective application for adoption of new accounting guidance for convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash and the sale of da Vinci, which has been presented as discontinued operations for all periods presented.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

(a) EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

Based on the evaluation of our disclosure controls and procedures (as defined in the Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, or the Exchange Act) required by Exchange Act Rules 13a-15(b) or 15d-15(b), our chief executive officer and our chief financial officer have concluded that as of the end of the period covered by this report, our disclosure controls and procedures were effective.

(b) MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our management, including our chief executive officer and chief financial officer, conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its evaluation under the framework in Internal Control—Integrated Framework, our management concluded that our internal control over financial reporting was effective as of July 3, 2010. The Company’s internal control over financial reporting as of July 3, 2010 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears in this Annual Report on Form 10-K under Item 8.

Our management’s evaluation excluded the Network Solutions Division (“NSD) of Agilent Technologies, Inc., from which we acquired certain assets on May 1, 2010. At May 1, 2010, NSD had total assets of $182.2 million. For the year ended July 3, 2010, our Consolidated Statement of Income included total revenue associated with NSD of $8.9 million. In accordance with guidance issued by the SEC, companies are allowed to exclude acquisitions from their assessment of internal controls over financial reporting during the first year subsequent to the acquisition while integrating the acquired operations.

(c) CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

There were no changes in our internal control over financial reporting as defined in Exchange Act Rule 13a-15(f) that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

None.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Information regarding the Company’s executive officers and directors required by this Item is incorporated by reference to the section entitled “Proposal One—Elections of Directors” in the Company’s Definitive Proxy Statement in connection with the 2010 Annual Meeting of Stockholders (the “Proxy Statement”), which will be filed with the Securities and Exchange Commission within 120 days after the fiscal year ended July 3, 2010. Information required by Item 405 of Regulation S-K is incorporated by reference to the section entitled “Section 16(a) Beneficial Ownership Reporting Compliance” in the Proxy Statement.

The Company has adopted a code of ethics entitled “JDS Uniphase’s Code of Business Conduct,” which is applicable to all employees, officers and directors of the Company. The full text of the JDS Uniphase Corporate Code of Conduct is included under the Company’s Corporate Governance information available at the Company’s website at www.jdsu.com.

ITEM 11.	EXECUTIVE COMPENSATION

Information required by this Item is incorporated by reference to the sections entitled “Executive Compensation,” “Compensation Discussion and Analysis,” “Director Compensation,” and “Compensation Committee Report” in the Proxy Statement.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Information regarding security ownership of certain beneficial owners and management is incorporated by reference to the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement.

Information regarding the Company’s stockholder approved and non-approved equity compensation plans is incorporated by reference to the section entitled “Equity Compensation Plans” in the Proxy Statement.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Information required by this Item is incorporated by reference to the sections entitled “Certain Relationships and Related Transactions” and “Compensation Committee Interlocks and Insider Participation” under the “Corporate Governance” heading in the Proxy Statement.

ITEM 14.	PRINCIPAL ACCOUNTING FEES AND SERVICES

Information required by this item is incorporated by reference to the section entitled “Audit and Non-Audit Fees” in the Proxy Statement.

PART IV

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(a)	The following items are filed as part of this Annual Report on Form 10-K:

1.	Financial Statements:

2.	Financial Statement Schedules:

All financial statement schedules have been omitted because the required information is not present in amounts sufficient to require submission of the schedule, not applicable, or because the required information is included in the Consolidated Financial Statements or Notes thereto.

3.	Exhibits:

See Item 15(b)

(b)	Exhibits:

Exhibit Number	Exhibit Description
3.1(34)	Second Restated Certificate of Incorporation.

3.2(2)	Certificate of Designation of the Series A Preferred Stock.

3.3(3)	Certificate of Designation of the Series B Preferred Stock.

3.4(4)	Certificate of Designation of the Special Voting Stock.

3.5(23)	Amended and Restated Bylaws of JDS Uniphase Corporation.

4.1(5)	Exchangeable Share Provisions attaching to the Exchangeable Shares of JDS Uniphase Canada Ltd. (Formerly 3506967 Canada Inc.).

4.2(6)	Voting and Exchange Trust Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and CIBC Mellon Trust Company.

4.3(7)	Exchangeable Share Support Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and JDS Uniphase Nova Scotia Company.

4.4(8)	Registration Rights Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and The Furukawa Electric Co., Ltd.

4.5(9)	Fifth Amended and Restated Rights Agreement between JDS Uniphase and American Stock Transfer & Trust Company.

4.6(17)	Amended and Restated Rights Agreement between JDS Uniphase Canada Ltd. and CIBC Mellon Trust Company (Amended and Restated as of February 6, 2003).

4.7(19)	Indenture dated October 31, 2003.

4.8(24)	Registration Rights Agreement between JDS Uniphase, Morgan Stanley & Co., Inc, Goldman Sachs & Co. and CIBC World Markets Corp.

4.9(25)	Indenture dated May 17, 2006.

4.10(26)	Registration Rights Agreement between JDS Uniphase, J. P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.1(10)	Support Agreement between Uniphase Corporation, 3506967 Canada Inc., The Furukawa Electric Company, Ltd., and JDS FITEL Inc.

10.2(11)	Amended and Restated 1993 Flexible Stock Incentive Plan (Amended and Restated as of November 9, 2001).

10.3(12)	Amended and Restated 1998 Employee Stock Purchase Plan (Amended and Restated as of June 22, 2009).

10.4(13)	Amended and Restated 1999 Canadian Employee Stock Purchase Plan (Amended and Restated as of July 31, 2002).

10.5(14)	2005 Acquisition Equity Incentive Plan.

10.6(20)	2005 Acquisition Equity Incentive Plan Form of Stock Option Award Agreement.

10.7(21)	2005 Acquisition Equity Incentive Plan Form of Restricted Stock Unit Award Agreement.

10.8(15)	2008 Change of Control Benefit Plan.

10.9(16)	Indemnification Agreement for Kevin J. Kennedy.

10.10(18)	Amended and Restated 2003 Equity Incentive Plan.

10.11(27)	Indemnification Agreement for Richard E. Belluzzo.

10.12(28)	Promotion Letter for Alan Lowe.

10.13(29)	Indemnification Agreement for Harold L. Covert.

10.14(30)	Indemnification Agreement for Masood Jabbar.

10.15(22)	Indemnification Agreement for Penelope A. Herscher.

10.16(31)	Employment Agreement for Thomas Waechter.

10.17(33)	Form of Deferred Stock Unit Award Agreement.

10.18(32)	Transition Agreement for Kevin J. Kennedy.

10.19(35)	Consulting Agreement for Kevin J. Kennedy.

10.20(1)	2003 Equity Incentive Plan Form of Stock Option Award Agreement (for the U.S.).

10.21(1)	2003 Equity Incentive Plan Form of Stock Option Award Agreement (for China).

10.22(1)	2003 Equity Incentive Plan Form of Stock Option Award Agreement (for France).

10.23(1)	2003 Equity Incentive Plan Form of Stock Option Award Agreement (for the Rest of World).

10.24(1)	2003 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement (for the U.S.).

10.25(1)	2003 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement (for China).

10.26(1)	2003 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement (for France).

10.27(1)	2003 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement (for the Rest of World).

21.1(1)	Subsidiaries of JDS Uniphase Corporation.

23.1(1)	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

31.1(1)	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2(1)	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1(1)	Certification of the Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2(1)	Certification of the Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(1)	Filed herewith.

(2)	Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed June 24, 1998.

(3)	Incorporated by reference to Exhibit 3(i)(d) of the Company’s Annual Report on Form 10-K filed September 28, 1998.

(4)	Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 filed July 14, 1999.

(5)	Incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed June 2, 1999.

(6)	Incorporated by reference to Exhibit 4.2 of the Company’s Annual Report on Form 10-K filed September 1, 1999.

(7)	Incorporated by reference to Exhibit 4.3 of the Company’s Annual Report on Form 10-K filed September 1, 1999.

(8)	Incorporated by reference to Exhibit 4.5 of the Company’s Annual Report on Form 10-K filed September 1, 1999.

(9)	Incorporated by reference to Exhibit 1 of the Company’s Registration Statement on Form 8-A12G/A filed February 18, 2003.

(10)	Incorporated by reference to Exhibit 10.23 of the Company’s Annual Report on Form 10-K filed September 1, 1999.

(11)	Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed February 11, 2002.

(12)	Incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed September 28, 2007.

(13)	Incorporated by reference to Exhibit 10.4 of the Company’s Annual Report on Form 10-K filed September 17, 2002.

(14)	Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed August 23, 2005.

(15)	Incorporated by reference to Exhibit 10.19 of the Company’s Current report on Form 8-K filed September 3, 2008.

(16)	Incorporated by reference to Exhibit 10.11 of the Company’s Annual Report on Form 10-K filed September 24, 2003.

(17)	Incorporated by reference to Exhibit 10.7 of the Company’s Annual Report on Form 10-K filed September 24, 2003.

(18)	Incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed September 26, 2008.

(19)	Incorporated by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-3 filed November 14, 2003.

(20)	Incorporated by reference to Exhibit 10.6 of the Company’s Annual Report on Form 10-K filed September 30, 2005.

(21)	Incorporated by reference to Exhibit 10.7 of the Company’s Annual Report on Form 10-K filed September 30, 2005.

(22)	Incorporated by reference to Exhibit 10.19 of the Company’s Current Report on Form 8-K filed July 21, 2008.

(23)	Incorporated by reference to Exhibit 3.5 of the Company’s Current Report on Form 8-K filed November 13, 2009.

(24)	Incorporated by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-3 filed November 14, 2003.

(25)	Incorporated by reference to Exhibit 4.9 of the Company’s Current Report on Form 8-K filed May 19, 2006.

(26)	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed May 19, 2006.

(27)	Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed March 2, 2005.

(28)	Incorporated by reference to Exhibit 10.22 of the Company’s Quarterly Report on Form 10-Q filed November 10, 2009.

(29)	Incorporated by reference to Exhibit 10.18 of the Company’s Current Report on Form 8-K filed January 20, 2006.

(30)	Incorporated by reference to Exhibit 10.19 of the Company’s Current Report on Form 8-K filed March 2, 2006.

(31)	Incorporated by reference to Exhibit 10.25 of the Company’s Current Report on Form 8-K filed December 18, 2008.

(32)	Incorporated by reference to Exhibit 10.23 of the Company’s Current Report on Form 8-K filed December 11, 2008.

(33)	Incorporated by reference to Exhibit 10.18 of the Company’s Current Report on Form 8-K filed October 9, 2007.

(34)	Incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K/A filed August 28, 2008.

(35)	Incorporated by reference to Exhibit 10.24 of the Company’s Current Report on Form 8-K filed December 11, 2008.

(c)	See Item 15(a) 2.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 31, 2010	JDS UNIPHASE CORPORATION

	By:	/s/ DAVID VELLEQUETTE
David Vellequette Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report on Form 10-K has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS WAECHTER Thomas Waechter	Chief Executive Officer (Principal Executive Officer)	August 31, 2010

/s/ DAVID VELLEQUETTE David Vellequette	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 31, 2010

/s/ RICHARD BELLUZZO Richard Belluzzo	Director	August 31, 2010

/s/ HAROLD L. COVERT Harold L. Covert	Director	August 31, 2010

/s/ BRUCE D. DAY Bruce D. Day	Director	August 31, 2010

/s/ PENELOPE HERSCHER Penny Herscher	Director	August 31, 2010

/s/ MASOOD JABBAR Masood Jabbar	Director	August 31, 2010

/s/ MARTIN A. KAPLAN Martin A. Kaplan	Chairman	August 31, 2010

/s/ RICHARD T. LIEBHABER Richard T. Liebhaber	Director	August 31, 2010

/s/ CASIMIR S. SKRZYPCZAK Casimir S. Skrzypczak	Director	August 31, 2010

/s/ KEVIN KENNEDY Kevin Kennedy	Director	August 31, 2010

Exhibit 10.20

For Use in the United States

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Grantee’s Name and Address:	Grant Number:

Date of Grant:

	Type of Option:	Non-Qualified Stock Option

Expiration Date:

You (the “Grantee”) have been granted an option to purchase shares of Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the JDS Uniphase Corporation 2003 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Grant Agreement (the “Option Agreement”) as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Total Number of
Shares subject to the Option:	Exercise Price per Share:	$

Vesting Commencement Date:	Total Exercise Price:	$

Vesting Schedule:

Subject to Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

1/3rd of the Units subject to the Award shall vest on the first anniversary of the Vesting Commencement Date and the remaining 2/3rds of the Units shall vest in equal 1/8th installments quarterly thereafter.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

JDS Uniphase Corporation, a Delaware corporation

By:

Title:

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with Section 12 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

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For Use in the United States

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT AGREEMENT

1. Grant of Option. JDS Uniphase Corporation, a Delaware corporation (the “Company”), hereby grants to the Grantee named in the Notice of Stock Option Grant (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2003 Equity Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

2. Exercise of Option.

(a) Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 14 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction. In no event shall the Company issue fractional Shares.

(b) Leave of Absence. During any authorized leave of absence, the vesting of the Option as provided in the Vesting Schedule shall continue, unless otherwise determined by the Administrator in advance of the commencement of such leave of absence.

(c) Change in Status. In the event the Grantee ceases to be a bona fide Employee, vesting of the Option shall continue if and only to the extent determined by the Administrator as of such change in status.

(d) Post Termination Exercise Period. The Post-Termination Exercise Period shall be ninety (90) days from the Termination Date as defined in Section 5, below.

(e) Method of Exercise. The Option shall be exercisable only by delivery of an Exercise Notice in the form determined by the Administrator from time to time which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, such other representations and agreements as to the holder’s investment intent with respect to such Shares and such other provisions as may be required by the Administrator. The Exercise Notice shall be signed by the Grantee and shall be delivered in person, by certified mail, or by such other method as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d), below.

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For Use in the United States

(f) Taxes.

(i) No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax, employment tax, and social security tax withholding obligations. Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax obligations and/or the employer’s withholding obligations.

(ii) The Grantee acknowledges that the exercise of the Option, the holding of Shares subsequent to exercise and the disposition of any such Shares have significant tax consequences. The Grantee further acknowledges that satisfaction of all tax obligations applicable to the Grantee’s participation in the Plan is the sole responsibility of the Grantee. The Company cannot provide any advice to the Grantee with respect his or her personal income tax obligations. The Grantee should consult with his or her own tax advisor before the exercise of the Option and before the disposition of any Shares acquired upon exercise of the Option.

3. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a) cash;

(b) check;

(c) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a fair market value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price); or

(d) payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

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For Use in the United States

4. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

5. Termination of Continuous Active Service. In the event the Grantee’s Continuous Active Service terminates, the Grantee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option as to the vested Shares during the Post-Termination Exercise Period. In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. Except as provided in Sections 6 and 7 below, to the extent that the Grantee is not entitled to exercise the Option on the Termination Date (i.e., the unvested Shares), or if the Grantee does not exercise the Option within the Post-Termination Exercise Period, the Option shall terminate.

6. Disability of Grantee. In the event the Grantee’s Continuous Active Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise the Option to the extent he or she was otherwise entitled to exercise it on the Termination Date. To the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

7. Death of Grantee. In the event of the termination of the Grantee’s Continuous Active Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Active Service as a result of his or her Disability, the Grantee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option, but only to the extent the Grantee could exercise the Option at the date of termination, within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that the Grantee is not entitled to exercise the Option on the date of death, or if the Option is not exercised to the extent so entitled within the time specified herein, the Option shall terminate.

8. Non-Transferability of Option. The Option may not be transferred in any manner other than by will and by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee (or in the case of the Grantee’s legal incapacity, by the Grantee’s legal representative or by the person acting as attorney-in-fact for the Grantee under a durable general power of attorney); provided, however, that the Grantee may designate a beneficiary of the Option in the event of Grantee’s death on a beneficiary designation form provided by the Administrator. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

9. Term of Option. The Option may be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.

10. Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the

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For Use in the United States

Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11. Headings. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

12. Dispute Resolution The provisions of this Section 12 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Option Agreement. The Company, the Grantee, and the Grantee’s successors (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 12 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

13. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

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14. No Effect on Terms of Employment. The shares subject to the option shall vest, if at all, only during the period of the Grantee’s Continuous Active Service (not through the act of being hired, being granted the option or acquiring shares hereunder) and the Option has been granted as an inducement for the Grantee to remain in such Continuous Active Service and as an incentive for increased efforts on behalf of the Company and its Affiliates by the Grantee during the period of his or her Continuous Active Service. Nothing in the Notice, the Option Agreement, or the Plan shall confer upon the Grantee any right with respect to future option grants or continuation of Grantee’s Continuous Active Service, nor shall it interfere in any way with the Grantee’s right or the right of the Grantee’s employer to terminate Grantee’s Continuous Active Service, with or without cause, and with or without notice. Unless the Grantee has a written employment agreement with the Company to the contrary, the Grantee’s employment status is at will. This Option shall not, under any circumstances, be considered or taken into account for purposes of calculation of severance payments in those jurisdictions requiring such payments upon termination of employment. The Grantee shall not have and waives any and all rights to compensation or damages as a result of the termination of the Grantee’s employment with the Company or the Grantee’s employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements or claimed rights or entitlements under the Plan, or (ii) the Grantee’s ceasing to be entitled to any purchase rights or shares or any other rights under the Plan.

15. Personal Data. The Grantee understands that the Company and its subsidiaries hold certain personal information about the Grantee for the purpose of managing and administering the Plan, including: name, home address and telephone number, date of birth, social fiscal number, compensation, nationality, job title, any shares of stock held in the Company, details of all option grants or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (collectively, “Data”). The Grantee understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the United States and/or Canada. The Grantee consents to the collection, use and transfer of Data and authorizes these recipients to receive, possess, use, retain and transfer Data, in electronic or other form, as may be required for: (i) the administration of the Plan; and (ii) the implementation, administration and management of the Grantee’s participation in the Plan, including any requisite transfer to a broker or any other third party with whom the Grantee may elect to deposit any shares of stock acquired upon exercise of the Option or any portion thereof and/or the subsequent holding of shares of stock on the Grantee’s behalf.

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16. Definitions.

(a) “Administrator” means the Board or the Committees (or delegates of the Board or such Committees) appointed to administer the Plan.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules or laws of any foreign jurisdiction applicable to stock options granted to residents therein.

(d) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate.

(e) “Continuous Active Service” means actively performing duties or exercising responsibilities in providing services to the Company or an Affiliate in any capacity of Employee, Director or Consultant, without interruption or termination. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of the active performance of duties or responsibilities in providing services to the Company or an Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual continues to actively perform duties or responsibilities in providing services to the Company or an Affiliate in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(f) “Director” means a member of the Board or the board of directors of any Affiliate.

(g) “Disability” means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Affiliate to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Affiliate to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

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(h) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Affiliate. The payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company.

(i) “Non-Qualified Stock Option” means an option not intended to qualify as an as an incentive stock option within the meaning of Section 422 of the Code.

END OF AGREEMENT

8

Exhibit 10.21

For Use in China

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Grantee’s Name and Address:	Grant Number:

Date of Grant:

	Type of Option:	Non-Qualified Stock Option

Expiration Date:

You (the “Grantee”) have been granted an option to purchase shares of Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the JDS Uniphase Corporation 2003 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Grant Agreement (the “Option Agreement”) as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Total Number of
Shares subject to the Option:	Exercise Price per Share:	$

Vesting Commencement Date:	Total Exercise Price:	$

Vesting Schedule:

Subject to Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

1/3rd of the Units subject to the Award shall vest on the first anniversary of the Vesting Commencement Date, and the remaining 2/3rds of the Units shall vest in equal 1/8th installments quarterly thereafter.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

JDS Uniphase Corporation, a Delaware corporation

By:

Title:

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with Section 13 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

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For Use in China

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT AGREEMENT

1. Grant of Option. JDS Uniphase Corporation, a Delaware corporation (the “Company”), hereby grants to the Grantee named in the Notice of Stock Option Grant (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2003 Equity Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

2. Exercise of Option.

(a) Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 15 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction. In no event shall the Company issue fractional Shares.

(b) Leave of Absence. During any authorized leave of absence, the vesting of the Option as provided in the Vesting Schedule shall continue, unless otherwise determined by the Administrator in advance of the commencement of such leave of absence.

(c) Change in Status. In the event the Grantee ceases to be a bona fide Employee, vesting of the Option shall continue if and only to the extent determined by the Administrator as of such change in status.

(d) Post Termination Exercise Period. The Post-Termination Exercise Period shall be ninety (90) days from the Termination Date as defined in Section 6, below.

(e) Method of Exercise. The Option shall be exercisable only by delivery of an Exercise Notice in the form determined by the Administrator from time to time which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, such other representations and agreements as to the holder’s investment intent with respect to such Shares and such other provisions as may be required by the Administrator. The Exercise Notice shall be signed by the Grantee and shall be delivered in person, by certified mail, or by such other method as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice.

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3. Tax Liability. The Company and its Affiliates shall assess tax and social insurance contribution liability and requirements in connection with the Optionee’s participation in the Plan, including, without limitation, tax liability and social insurance contribution liability associated with the grant or exercise of the Option or sale of the underlying Shares (the “Tax Liability”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s or any Affiliate’s actions in this regard, the Optionee hereby acknowledges and agrees that the Tax Liability shall be the Optionee’s ultimate responsibility and liability. The Optionee agrees as a condition of his or her participation in the Plan to make arrangements satisfactory to the Company and its Affiliate to enable it to satisfy all withholding, payment and/or collection requirements associated with the satisfaction of the Tax Liability, including authorizing the Company or the Affiliate to: (i) withhold all applicable amounts from the Optionee’s wages or other cash compensation due to the Optionee, in accordance with any requirements under the laws, rules, and regulations of the country of which the Optionee is a resident, and (ii) act as the Optionee’s agent to sell sufficient Shares for the proceeds to settle such requirements. Furthermore, the Optionee agrees to pay the Company or the Affiliate any amount the Company or any Affiliate may be required to withhold, collect or pay as a result of the Optionee’s participation in the Plan or that cannot be satisfied by deduction from the Optionee’s wages or other cash compensation paid to the Optionee by the Company or the Affiliate or sale of the Shares acquired under the Plan. The Optionee acknowledges that he or she may not participate in the Plan and the Company and the Affiliate shall have no obligation to deliver Shares until the Tax Liability has been satisfied by the Optionee.

4. Method of Payment. Notwithstanding any provisions in the Plan to the contrary, the methods of exercise available to the Grantee are restricted. By accepting the Option, the Grantee acknowledges and agrees that the immediate sale of the Shares issued upon the exercise of the Option is required unless the Company, in its sole discretion, determines otherwise. Such Shares will be transferred to a brokerage firm designated by the Company (the “Brokerage Firm”). The Brokerage Firm, on the Grantee’s behalf, may, upon the Grantee’s delivery of a properly executed written notice of exercise together with irrevocable instructions to the Brokerage Firm, thereafter immediately sell the Shares at the prevailing market price, subject to applicable withholding and fees and any process for the sale set forth by the Company, and deliver the remainder, less the Exercise Price, to the Company or its designee, which would then remit such amount to a designated account for payment to the Grantee. As a result of the immediate sale of Shares as set forth in this Section 4, no Shares would be delivered to the Grantee, and the Grantee would not have any resulting rights as a shareholder of the Company.

5. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

6. Termination of Continuous Active Service. In the event the Grantee’s Continuous Active Service terminates, the Grantee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option as to the vested Shares during the Post-Termination Exercise Period. In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. Except as provided in Sections 7 and 8 below, to the extent that the Grantee is not entitled to exercise the Option on the Termination Date (i.e., the unvested Shares), or if the Grantee does not exercise the Option within the Post-Termination Exercise Period, the Option shall terminate.

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7. Disability of Grantee. In the event the Grantee’s Continuous Active Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise the Option to the extent he or she was otherwise entitled to exercise it on the Termination Date. To the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

8. Death of Grantee. In the event of the termination of the Grantee’s Continuous Active Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Active Service as a result of his or her Disability, the Grantee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option, but only to the extent the Grantee could exercise the Option at the date of termination, within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that the Grantee is not entitled to exercise the Option on the date of death, or if the Option is not exercised to the extent so entitled within the time specified herein, the Option shall terminate.

9. Non-Transferability of Option. The Option may not be transferred in any manner other than by will and by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee (or in the case of the Grantee’s legal incapacity, by the Grantee’s legal representative or by the person acting as attorney-in-fact for the Grantee under a durable general power of attorney); provided, however, that the Grantee may designate a beneficiary of the Option in the event of Grantee’s death on a beneficiary designation form provided by the Administrator. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

10. Term of Option. The Option may be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.

11. Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

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12. Headings. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

13. Dispute Resolution The provisions of this Section 13 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Option Agreement. The Company, the Grantee, and the Grantee’s successors (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 13 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

15. Certain Conditions of the Option.

(a) Compliance with Local Law. Local Law refers to the laws, rules and regulations of the country of which the Grantee is a resident. The Grantee agrees that the Grantee will not acquire Shares pursuant to the Option or transfer, assign, sell or otherwise deal with such Shares except in compliance with Local Law.

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(b) Employment Conditions. In accepting the Option, the Grantee acknowledges that:

(i) Any notice period mandated under Local Law shall not be treated as Continuous Active Service for the purpose of determining the vesting of the Option; and the Grantee’s right to receive Shares in settlement of the Option after termination of service, if any, will be measured by the date of termination of the Grantee’s Continuous Active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Grantee’s Continuous Active Service has terminated and the effective date of such termination.

(ii) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(iii) All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(iv) The Grantee’s participation in the Plan shall not create a right to further Continuous Active Service with the Company (or any Affiliate).

(v) The Grantee is voluntarily participating in the Plan.

(vi) The Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Affiliate), and which is outside the scope of the Grantee’s employment contract, if any.

(vii) The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

(viii) In the event that the Grantee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Option grant will not be interpreted to form an employment contract with any Affiliate .

(ix) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the Grantee obtains Shares upon exercise of the Option, the value of those Shares may increase or decrease.

16. Data Privacy Consent. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this document by and among the Company and each Affiliate for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

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(a) The Grantee understands that the Company (or any Affiliate) holds certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

(b) The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired upon settlement of the Option. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact the Grantee’s local human resources representative.

17. Definitions.

(a) “Administrator” means the Board or the Committees (or delegates of the Board or such Committees) appointed to administer the Plan.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules or laws of any foreign jurisdiction applicable to stock options granted to residents therein.

(d) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate.

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(e) “Continuous Active Service” means actively performing duties or exercising responsibilities in providing services to the Company or an Affiliate in any capacity of Employee, Director or Consultant, without interruption or termination. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of the active performance of duties or responsibilities in providing services to the Company or an Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual continues to actively perform duties or responsibilities in providing services to the Company or an Affiliate in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(f) “Director” means a member of the Board or the board of directors of any Affiliate.

(g) “Disability” means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Affiliate to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Affiliate to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(h) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Affiliate. The payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company.

(i) “Non-Qualified Stock Option” means an option not intended to qualify as an as an incentive stock option within the meaning of Section 422 of the Code.

18. Electronic Documents. The Plan documents, including this Option Agreement, may be delivered and executed electronically.

19. Documents in English. The Plan documents, including this Option Agreement, are in English, and if the Grantee requires a translation of the documents into a language other than English, Grantee will be responsible for arranging for accurate translations. Subject to Local Law, if the documents are translated into a language other than English and if the translated versions are different front the English versions, the English versions will take precedence.

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20. Special Administration in China. The Grantee’s ability to exercise the Option and the subsequent sale of the shares of Stock shall be contingent upon the Company or its Affiliate obtaining approval from SAFE for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by the Grantee from the sale of the shares of Stock and the conversion of those funds to the local currency must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the shares of Stock must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company or its Affiliate.

END OF AGREEMENT

9

Exhibit 10.22

For Use in France

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Grantee’s Name and Address:	Grant Number:

Date of Grant:

	Type of Option:	Non-Qualified Stock Option

Expiration Date:

Grantee’s Social Security number:

You (the “Grantee”) have been granted an option to purchase shares of Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the JDS Uniphase Corporation 2003 Equity Incentive Plan, as amended from time to time (the “Plan”), the Stock Option Grant Agreement (the “Option Agreement”), and the Sub-Plan for France as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Total Number of
Shares subject to the Option:	Exercise Price per Share:	$

Vesting Commencement Date:	Total Exercise Price:	$

Vesting Schedule:

Subject to Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

No portion of the Award will vest prior to the second anniversary of the Vesting Commencement Date. 2/3rd of the Units subject to the Award shall vest on the second anniversary of the Vesting Commencement Date, and 1/3rd of the Units subject to the Award shall vest in equal 1/4th installments quarterly thereafter.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, the Option Agreement, and the Sub-Plan for France.

JDS Uniphase Corporation,
a Delaware corporation

By:

Title:

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with Section 13 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

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For Use in France

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

FRENCH STOCK OPTION GRANT AGREEMENT

1. Grant of Option. JDS Uniphase Corporation, a Delaware corporation (the “Company”), hereby grants to the Grantee named in the Notice of Stock Option Grant (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2003 Equity Incentive Plan, as amended from time to time and the French Addendum (the “French Sub-Plan” and, together with the Company’s 2003 Equity Incentive Plan, the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement. The Option granted to the Optionee under this Option Agreement are U.S. Nonqualified Stock Options. The Option is intended to qualify for the favorable tax and social security treatment applicable to stock options granted under Sections L 225-117 to L 225-186 of the French Commercial Code, as amended and, in accordance with the relevant provisions set forth by French tax law and the French tax administration.

2. Exercise of Option.

(a) Right to Exercise. The Option vests in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. Subject to the term of the Plan, vested Options may be exercised by Grantee at any time after the expiration of the applicable holding period set forth in Section 163 bis C of the French Tax Code and prior to the termination of the Options pursuant to Section 6, below. This Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws. As a general principle, Options granted to Optionees in France under the Plan shall not be exercised prior to the fourth (4) anniversary of the effective grant date, unless otherwise determined by the Administrator. The Option shall be subject to the provisions of Section 10 of the Plan relating to the Term of the option and to Section 15 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction. In case of acceleration of the exercise date, the French favorable tax regime may be forfeited. In no event shall the Company issue fractional Shares.

(b) Leave of Absence. During any authorized leave of absence, the vesting of the Option as provided in the Vesting Schedule shall continue, unless otherwise determined by the Administrator in advance of the commencement of such leave of absence.

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(c) Change in Status. In the event the Grantee ceases to be a bona fide Employee, vesting of the Option shall continue if and only to the extent determined by the Administrator as of such change in status.

(d) Post Termination Exercise Period. The Post-Termination Exercise Period shall be ninety (90) days from the Termination Date as defined in Section 6, below.

(e) Method of Exercise. The Option shall be exercisable only by delivery of an Exercise Notice in the form determined by the Administrator from time to time which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, such other representations and agreements as to the holder’s investment intent with respect to such Shares and such other provisions as may be required by the Administrator. The Exercise Notice shall be signed by the Grantee and shall be delivered in person, by certified mail, or by such other method as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d), below.

3. Tax Liability. The Company and its Affiliates shall assess tax and social insurance contribution liability and requirements in connection with the Optionee’s participation in the Plan, including, within the limitations provided by French law, tax liability and social insurance contribution liability associated with the grant or exercise of the Option or sale of the underlying Shares (the “Tax Liability”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s or any Affiliate’s actions in this regard, the Optionee hereby acknowledges and agrees that the Tax Liability shall be the Optionee’s ultimate responsibility and liability. The Optionee agrees as a condition of his or her participation in the Plan to make arrangements satisfactory to the Company and its Affiliate to enable it to satisfy all withholding, payment and/or collection requirements associated with the satisfaction of the Tax Liability, including authorizing the Company or the Affiliate to: (i) withhold all applicable amounts from the Optionee’s wages or other cash compensation due to the Optionee, in accordance with any requirements under the laws, rules, and regulations of the country of which the Optionee is a resident, and (ii) act as the Optionee’s agent to sell sufficient Shares for the proceeds to settle such requirements. Furthermore, the Optionee agrees to pay the Company or the Affiliate any amount the Company or any Affiliate may be required to withhold, collect or pay as a result of the Optionee’s participation in the Plan or that cannot be satisfied by deduction from the Optionee ‘s wages or other cash compensation paid to the Optionee by the Company or the Affiliate or sale of the Shares acquired under the Plan. The Optionee acknowledges that he or she may not participate in the Plan and the Company and the Affiliate shall have no obligation to deliver Shares until the Tax Liability has been satisfied by the Optionee.

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4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a) cash;

(b) check;

(c) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a fair market value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price); or

(d) payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

5. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

6. Termination of Continuous Active Service. In the event the Grantee’s Continuous Active Service terminates, the Grantee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option as to the vested Shares during the Post-Termination Exercise Period. In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. Except as provided in Sections 7 and 8 below, to the extent that the Grantee is not entitled to exercise the Option on the Termination Date (i.e., the unvested Shares), or if the Grantee does not exercise the Option within the Post-Termination Exercise Period, the Option shall terminate.

7. Disability of Grantee. In the event the Grantee’s Continuous Active Service terminates as a result of his or her Disability, as defined under the Second and Third category of Section L.341-4 of the French Social Security Code, the Grantee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise the Option to the extent he or she was otherwise entitled to exercise it on the Termination Date. To the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

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8. Death of Grantee. In the event of the termination of the Grantee’s Continuous Active Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period, the Grantee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option, within six (6) months from the date of death (but in no event later than the Expiration Date). If the Option is not exercised within the time specified herein, the Option shall terminate.

9. Non-Transferability of Option. The Option may not be transferred in any manner other than by will and by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee (or in the case of the Grantee’s legal incapacity, by the Grantee’s legal representative or by the person acting as attorney-in-fact for the Grantee under a durable general power of attorney); provided, however, that the Grantee may designate a beneficiary of the Option in the event of Grantee’s death on a beneficiary designation form provided by the Administrator. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

10. Term of Option. The Option may be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.

11. Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12. Headings. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

13. Dispute Resolution The provisions of this Section 13 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Option Agreement. The Company, the Grantee, and the Grantee’s successors (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification,

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the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 13 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

15. Certain Conditions of the Option.

(a) Compliance with Local Law. Local Law refers to the laws, rules and regulations of the country of which the Grantee is a resident. The Grantee agrees that the Grantee will not acquire Shares pursuant to the Option or transfer, assign, sell or otherwise deal with such Shares except in compliance with Local Law.

(b) Acknowledgments. In accepting the Option, the Grantee acknowledges that:

(i) Any notice period mandated under Local Law shall not be treated as Continuous Active Service for the purpose of determining the vesting of the Option; and the Grantee’s right to receive Shares in settlement of the Option after termination of service, if any, will be measured by the date of termination of the Grantee’s Continuous Active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Grantee’s Continuous Active Service has terminated and the effective date of such termination.

(ii) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

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(iii) All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(iv) The Grantee’s participation in the Plan shall not create a right to further Continuous Active Service with the Company (or any Affiliate).

(v) The Grantee is voluntarily participating in the Plan.

(vi) The Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Affiliate), and which is outside the scope of the Grantee’s employment contract, if any.

(vii) The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

(viii) In the event that the Grantee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Option grant will not be interpreted to form an employment contract with any Affiliate .

(ix) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the Grantee obtains Shares upon exercise of the Option, the value of those Shares may increase or decrease.

16. Data Privacy Consent. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this document by and among the Company and each Affiliate for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

(a) The Grantee understands that the Company (or any Affiliate) holds certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

(b) The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The

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Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired upon settlement of the Option. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact the Grantee’s local human resources representative.

17. Definitions.

(a) “Administrator” means the Board or the Committees (or delegates of the Board or such Committees) appointed to administer the Plan.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules or laws of any foreign jurisdiction applicable to stock options granted to residents therein.

(d) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate.

(e) “Continuous Active Service” means actively performing duties or exercising responsibilities in providing services to the Company or an Affiliate in any capacity of Employee, Director or Consultant, without interruption or termination. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of the active performance of duties or responsibilities in providing services to the Company or an Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual continues to actively perform duties or responsibilities in providing services to the Company or an Affiliate in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

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(f) “Director” means a member of the Board or the board of directors of any Affiliate.

(g) “Disability” means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Affiliate to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Affiliate to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(h) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Affiliate. The payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company.

(i) “Non-Qualified Stock Option” means an option not intended to qualify as an as an incentive stock option within the meaning of Section 422 of the Code.

18. Electronic Documents. The Plan documents, including this Option Agreement, may be delivered and executed electronically.

19. Documents in English. The Plan documents, including this Option Agreement, are in English, and if the Grantee requires a translation of the documents into a language other than English, Grantee will be responsible for arranging for accurate translations. Subject to Local Law, if the documents are translated into a language other than English and if the translated versions are different front the English versions, the English versions will take precedence.

20. Acknowledgment. “En signant et renvoyant le présent document décrivant les termes et conditions de mon attribution d’options, je confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. tel qu’amendé par le Plan pour la France et ce contrat d’options) qui m’ont été communiqués en langue anglaise. J’en accepte les termes en connaissance de cause.”

“By signing and returning this document providing for the terms and conditions of my Option grant, I confirm having read and understood the documents relating to this grant (the U.S. Plan, as amended, the French Plan and this Option Agreement) which were provided to me in English. I accept the terms of those documents accordingly.”

END OF AGREEMENT

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Exhibit 10.23

For Use Outside of U.S., China and France

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Grantee’s Name and Address:	Grant Number:

Date of Grant:

	Type of Option:	Non-Qualified Stock Option

Expiration Date:

You (the “Grantee”) have been granted an option to purchase shares of Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the JDS Uniphase Corporation 2003 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Grant Agreement (the “Option Agreement”) as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Total Number of
Shares subject to the Option:	Exercise Price per Share:	$

Vesting Commencement Date:	Total Exercise Price:	$

Vesting Schedule:

Subject to Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

1/3rd of the Units subject to the Award shall vest on the first anniversary of the Vesting Commencement Date, and the remaining 2/3rds of the Units shall vest in equal 1/8th installments quarterly thereafter.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

JDS Uniphase Corporation, a Delaware corporation

By:

Title:

FOR EMPLOYEES WHO ARE UNITED KINGDOM RESIDENTS - IMPORTANT - Joint Election Transferring the Liability for Secondary National Insurance Contributions Due on the Taxable Amount of the Option to the Grantee

When a UK-based grantee vests in a portion of the Option, the Grantee is liable for income tax and Primary (employee’s) Class 1 National Insurance Contributions (“NICs”) on the taxable amount. At the same time, the employer is liable for Secondary Class 1 NICs on the same taxable amount.

The grant of this Option is subject to the execution of a joint election between the Company and the Grantee (the “Election”), formally approved by the HMR&C and remaining in force thereafter, to provide for the shifting of any Secondary Class 1 NIC liability in connection with the Option from the Company and/or any employer company of the Grantee (“Affiliate”) to the Grantee. The Election, provided to you with this Notice, must be signed by you and returned to the Company.

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If additional consents and/or any elections are required to accomplish the foregoing, the Grantee agrees to provide them promptly upon request. If (i) the foregoing is not allowed under applicable law, (ii) if the Grantee does not enter into an Election, or (iii) the Election is revoked at any time by the HMR&C, the Company may rescind the Grantee’s Option.

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with Section 13 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

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JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT AGREEMENT

1. Grant of Option. JDS Uniphase Corporation, a Delaware corporation (the “Company”), hereby grants to the Grantee named in the Notice of Stock Option Grant (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2003 Equity Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

2. Exercise of Option.

(a) Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 15 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction. In no event shall the Company issue fractional Shares.

(b) Leave of Absence. During any authorized leave of absence, the vesting of the Option as provided in the Vesting Schedule shall continue, unless otherwise determined by the Administrator in advance of the commencement of such leave of absence.

(c) Change in Status. In the event the Grantee ceases to be a bona fide Employee, vesting of the Option shall continue if and only to the extent determined by the Administrator as of such change in status.

(d) Post Termination Exercise Period. The Post-Termination Exercise Period shall be ninety (90) days from the Termination Date as defined in Section 6, below.

(e) Method of Exercise. The Option shall be exercisable only by delivery of an Exercise Notice in the form determined by the Administrator from time to time which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, such other representations and agreements as to the holder’s investment intent with respect to such Shares and such other provisions as may be required by the Administrator. The Exercise Notice shall be signed by the Grantee and shall be delivered in person, by certified mail, or by such other method as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d), below.

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3. Tax Liability. The Company and its Affiliates shall assess tax and social insurance contribution liability and requirements in connection with the Optionee’s participation in the Plan, including, without limitation, tax liability and social insurance contribution liability associated with the grant or exercise of the Option or sale of the underlying Shares (the “Tax Liability”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s or any Affiliate’s actions in this regard, the Optionee hereby acknowledges and agrees that the Tax Liability shall be the Optionee’s ultimate responsibility and liability. The Optionee agrees as a condition of his or her participation in the Plan to make arrangements satisfactory to the Company and its Affiliate to enable it to satisfy all withholding, payment and/or collection requirements associated with the satisfaction of the Tax Liability, including authorizing the Company or the Affiliate to: (i) withhold all applicable amounts from the Optionee’s wages or other cash compensation due to the Optionee, in accordance with any requirements under the laws, rules, and regulations of the country of which the Optionee is a resident, and (ii) act as the Optionee’s agent to sell sufficient Shares for the proceeds to settle such requirements. Furthermore, the Optionee agrees to pay the Company or the Affiliate any amount the Company or any Affiliate may be required to withhold, collect or pay as a result of the Optionee’s participation in the Plan or that cannot be satisfied by deduction from the Optionee ‘s wages or other cash compensation paid to the Optionee by the Company or the Affiliate or sale of the Shares acquired under the Plan. The Optionee acknowledges that he or she may not participate in the Plan and the Company and the Affiliate shall have no obligation to deliver Shares until the Tax Liability has been satisfied by the Optionee.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a) cash;

(b) check;

(c) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a fair market value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price); or

(d) payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out

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of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

5. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

6. Termination of Continuous Active Service. In the event the Grantee’s Continuous Active Service terminates, the Grantee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option as to the vested Shares during the Post-Termination Exercise Period. In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. Except as provided in Sections 7 and 8 below, to the extent that the Grantee is not entitled to exercise the Option on the Termination Date (i.e., the unvested Shares), or if the Grantee does not exercise the Option within the Post-Termination Exercise Period, the Option shall terminate.

7. Disability of Grantee. In the event the Grantee’s Continuous Active Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise the Option to the extent he or she was otherwise entitled to exercise it on the Termination Date. To the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

8. Death of Grantee. In the event of the termination of the Grantee’s Continuous Active Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Active Service as a result of his or her Disability, the Grantee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option, but only to the extent the Grantee could exercise the Option at the date of termination, within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that the Grantee is not entitled to exercise the Option on the date of death, or if the Option is not exercised to the extent so entitled within the time specified herein, the Option shall terminate.

9. Non-Transferability of Option. The Option may not be transferred in any manner other than by will and by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee (or in the case of the Grantee’s legal incapacity, by the Grantee’s legal representative or by the person acting as attorney-in-fact for the Grantee under a durable general power of attorney); provided, however, that the Grantee may designate a beneficiary of the Option in the event of Grantee’s death on a beneficiary designation form provided by the Administrator. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

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For Use Outside of U.S., China and France

10. Term of Option. The Option may be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.

11. Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12. Headings. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

13. Dispute Resolution The provisions of this Section 13 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Option Agreement. The Company, the Grantee, and the Grantee’s successors (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 13 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

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For Use Outside of U.S., China and France

14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

15. Certain Conditions of the Option.

(a) Compliance with Local Law. Local Law refers to the laws, rules and regulations of the country of which the Grantee is a resident. The Grantee agrees that the Grantee will not acquire Shares pursuant to the Option or transfer, assign, sell or otherwise deal with such Shares except in compliance with Local Law.

(b) Employment Conditions. In accepting the Option, the Grantee acknowledges that:

(i) Any notice period mandated under Local Law shall not be treated as Continuous Active Service for the purpose of determining the vesting of the Option; and the Grantee’s right to receive Shares in settlement of the Option after termination of service, if any, will be measured by the date of termination of the Grantee’s Continuous Active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Grantee’s Continuous Active Service has terminated and the effective date of such termination.

(ii) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(iii) All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(iv) The Grantee’s participation in the Plan shall not create a right to further Continuous Active Service with the Company (or any Affiliate).

(v) The Grantee is voluntarily participating in the Plan.

(vi) The Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Affiliate), and which is outside the scope of the Grantee’s employment contract, if any.

(vii) The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

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For Use Outside of U.S., China and France

(viii) In the event that the Grantee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Option grant will not be interpreted to form an employment contract with any Affiliate.

(ix) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the Grantee obtains Shares upon exercise of the Option, the value of those Shares may increase or decrease.

16. Data Privacy Consent. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this document by and among the Company and each Affiliate for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

(a) The Grantee understands that the Company (or any Affiliate) holds certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

(b) The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired upon settlement of the Option. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact the Grantee’s local human resources representative.

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For Use Outside of U.S., China and France

17. Definitions.

(a) “Administrator” means the Board or the Committees (or delegates of the Board or such Committees) appointed to administer the Plan.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules or laws of any foreign jurisdiction applicable to stock options granted to residents therein.

(d) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate.

(e) “Continuous Active Service” means actively performing duties or exercising responsibilities in providing services to the Company or an Affiliate in any capacity of Employee, Director or Consultant, without interruption or termination. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of the active performance of duties or responsibilities in providing services to the Company or an Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual continues to actively perform duties or responsibilities in providing services to the Company or an Affiliate in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(f) “Director” means a member of the Board or the board of directors of any Affiliate.

(g) “Disability” means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Affiliate to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Affiliate to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

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For Use Outside of U.S., China and France

(h) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Affiliate. The payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company.

(i) “Non-Qualified Stock Option” means an option not intended to qualify as an as an incentive stock option within the meaning of Section 422 of the Code.

18. Electronic Documents. The Plan documents, including this Option Agreement, may be delivered and executed electronically.

19. Documents in English. The Plan documents, including this Option Agreement, are in English, and if the Grantee requires a translation of the documents into a language other than English, Grantee will be responsible for arranging for accurate translations. Subject to Local Law, if the documents are translated into a language other than English and if the translated versions are different front the English versions, the English versions will take precedence.

20. Addendum. Notwithstanding any provisions in this Option Agreement, the Option shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for the Grantee’s country. Moreover, if the Grantee relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Addendum constitutes part of this Option Agreement.

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For Use Outside of U.S., China and France

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

COUNTRY ADDENDUM

EMPLOYEE STOCK OPTION GRANT AGREEMENT

The additional terms and conditions set forth below are specifically incorporated into the Employee Stock Option Grant Agreement. These terms and conditions govern the Options granted to the Grantee under the Plan if the Grantee resides in one of the countries listed below. Due to the complexities of legal, regulatory and tax issues, if the Grantee is resident or working outside of the United States, the Grantee is urged to consult with his or her own personal tax and legal advisors regarding the Options and the sale of Stock acquired by the Grantee under the Plan. Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or the Employee Stock Option Grant Agreement.

BRAZIL

Compliance Notice

By accepting the Option, the Grantee agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax Liability. The Grantee agrees that, for all legal purposes, (i) the benefits provided under the Plan are the result of commercial transactions unrelated to the Grantee’s employment; (ii) the Plan is not a part of the terms and conditions of the Grantee’s employment; and (iii) the income from the Option, if any, is not part of the Grantee’s remuneration from employment.

CANADA

Manner of Exercising Option

Due to Canadian tax law, the Grantee is prohibited from tendering shares of the Company’s Stock to pay the exercise price or any Tax Liability in connection with the Option.

HONG KONG

Securities Law Notice

Warning: The Options and any shares of Stock issued upon exercise of the Options do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Affiliates. The Plan, the Option Agreement, including this Addendum, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a ‘prospectus’ for a public offering of securities under the applicable companies and securities legislation in Hong Kong, and the documents have not been reviewed by any regulatory authority in Hong Kong. This Option Agreement and the incidental communication materials are intended only for the personal use of each eligible Grantee and not for distribution to any other persons. If the Grantee has any doubt about any of the contents of this Option Agreement or the Plan, the Grantee should obtain independent professional advice.

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For Use Outside of U.S., China and France

INDIA

Exchange Control Information

Regardless of what method of exercise is used to acquire Stock, the Grantee must repatriate all proceeds received from the sale of Stock to India within a reasonable time following the sale (i.e., within 90 days). The Grantee must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Grantee’s employer requests proof of repatriation. It is the Grantee’s responsibility to comply with applicable exchange control laws in India.

ISRAEL

Mandatory Same-Day-Sale

By accepting the Option, the Grantee acknowledges and agrees that the immediate sale of the Shares issued upon the exercise of the Option is required unless the Company, in its sole discretion, determines otherwise. Such Shares will be transferred to a brokerage firm designated by the Company (the “Brokerage Firm”). The Brokerage Firm, on the Grantee’s behalf, may, upon the Grantee’s delivery of a properly executed written notice of exercise together with irrevocable instructions to the Brokerage Firm, thereafter immediately sell the Shares at the prevailing market price, subject to applicable withholding and fees and any process for the sale set forth by the Company, and deliver the remainder, less the Exercise Price, to the Company or its designee, which would then remit such amount to a designated account for payment to the Grantee. As a result of the immediate sale of Shares, no Shares would be delivered to the Grantee, and the Grantee would not have any resulting rights as a shareholder of the Company.

NETHERLANDS

Notification for Dutch Employees

The Grantee has been granted Options under the Plan, pursuant to which the Grantee may acquire shares of Stock. The Grantee should be aware of the Dutch insider trading rules, which may affect the sale of Stock under the Plan. In particular, the Grantee may be prohibited from effecting certain share transactions if the Grantee has insider information regarding the Company. Below is a discussion of the applicable restrictions. The grantee is advised to read the discussion carefully to determine whether the insider rules could apply to the Grantee. If it is uncertain whether the insider rules apply, the Company recommends that the Grantee consult with a legal advisor. The Company shall not be held liable if the Grantee violates the Dutch insider trading rules. The grantee is responsible for ensuring compliance with these rules.

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For Use Outside of U.S., China and France

Prohibition Against Insider Trading. Dutch securities laws prohibit insider trading. Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or its Dutch Affiliate who has inside information as described above.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Affiliate may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information.

By entering into this Option Agreement and participating in the Plan, the Grantee acknowledges having read and understood the notification above and acknowledge that it is the Grantee’s responsibility to comply with the Dutch insider trading rules, as discussed herein.

SINGAPORE

Securities Law Notice

The Options and the shares of Stock to be purchased under the Plan are offered on a private basis and are therefore exempt from registration in Singapore.

SPAIN

Exchange Control Notification

The Grantee understands that to participate in the Plan, the Grantee must comply with exchange control regulations in Spain. In this regard, the Grantee acknowledges that if the Grantee receives cash dividends or cash proceeds from the sale of Stock, the Grantee must comply with all applicable foreign exchange regulations and notification requirements and provide any required information to the local financial institution through which the Grantee transfers the funds.

If the Grantee acquires Stock under the Plan and wishes to transfer the share certificates to Spain, the Grantee acknowledges that the Grantee must declare the importation of such securities to the Dirección General de Política Comercial e Inversiones Exteriores, (i.e., the Bureau for Commercial Policy and Foreign Investments, which is a department of the Ministry of Economy).

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Exhibit 10.24

For Use in the United States

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee’s Name and Address:	Award Number:

Date of Award:

	Type of Award:	Restricted Stock Units

Vesting Commencement Date:

You (the “Grantee”) have been granted a restricted stock unit award (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the JDS Uniphase Corporation 2003 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Total Number of Restricted Stock Units Awarded (the “Units”):

Vesting Schedule:

Subject to the Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” in accordance with the following schedule:

1/3rd of the Units subject to the Award shall vest on the first anniversary of the Vesting Commencement Date, and the remaining 2/3rds of the Units shall vest in equal 1/8th installments quarterly thereafter.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

JDS Uniphase Corporation, a Delaware corporation

By:

Title:

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 10 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

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For Use in the United States

Award Number:

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

1. Issuance of Units. JDS Uniphase Corporation, a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”), the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 2003 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2. Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Units in the event of the Grantee’s death on the beneficiary designation form attached hereto as Exhibit A. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

3. Vesting.

(a) For purposes of this Agreement and the Notice, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

(b) The Units shall commence vesting and shall vest pursuant to the schedule within the Notice, subject to and in accordance with the terms of the Notice, this Agreement and the Plan.

4. Termination of Continuous Active Service. Except in the event of the Grantee’s change in status from an Employee to a Consultant, in which case vesting of the Units shall continue only to the extent determined by the Administrator, vesting of the Units shall cease upon the date of termination of the Grantee’s Continuous Active Service for any reason, including death or Disability. In the event the Grantee’s Continuous Active Service is terminated for any reason, including death or Disability, any unvested Units held by the Grantee immediately following such termination of Continuous Active Service shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the unvested Units and shall have all rights and interest in or related thereto without further action by the Grantee.

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For Use in the United States

5. Conversion of Units and Issuance of Shares. Upon each vesting date, one share of Common Stock shall be issuable for each Unit that vests on such date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. Thereafter, the Company will transfer such Shares to the Grantee upon satisfaction of any required tax or other withholding obligations. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.

6. Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

7. Taxes.

(a) Generally. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award. The Company and its Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability. As a condition and term of this Award, no election under Section 83(b) of the Code may be made by the Grantee or any other person with respect to all or any portion of the Award.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether U.S., federal, state or local, or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i) By Sale of Shares. Unless the Grantee determines (or is required) to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

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For Use in the United States

(ii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days before any Tax Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

(c) Right to Retain Shares. The Company may refuse to issue any Shares to the Grantee until the Grantee satisfies the Tax Withholding Obligation. To the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the Award or from salary or other amounts payable to the Grantee, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

8. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Notwithstanding any provision of this Agreement or the Plan to the contrary, the Administrator may amend this Agreement, either retroactively or prospectively, without the consent of the Grantee, if the Administrator determines in its discretion that such amendment is required or advisable for this Agreement and the Award to satisfy or comply with or meet the requirements of Code Section 409A. To the extent the Award is otherwise exempt from Code Section 409A, the Administrator shall not take any action that would cause the Award to become subject to Code Section 409A, and to the extent the Award is subject to Code Section 409A, the Administrator shall not take any action that would cause the Award to fail to satisfy the requirements of Code Section 409A.

9. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

10. Dispute Resolution. The provisions of this Section 10 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or

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For Use in the United States

relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Mateo) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 10 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

12. No Effect on Terms of Service. The Units subject to the Award shall vest, if at all, only during the period of the Grantee’s Continuous Active Service (not through the act of being hired, being granted the Award or acquiring Shares hereunder) and the Award has been granted as an inducement for the Grantee to remain in such Continuous Active Service and as an incentive for increased efforts on behalf of the Company and its Affiliates by the Grantee during the period of his or her Continuous Active Service. Nothing in the Notice, the Agreement, or the Plan shall confer upon the Grantee any right with respect to future restricted stock unit grants or continuation of Grantee’s Continuous Active Service, nor shall it interfere in any way with the Grantee’s right or the right of the Grantee’s employer to terminate Grantee’s Continuous Active Service, with or without cause, and with or without notice. Unless the Grantee has a written employment agreement with the Company to the contrary, Grantee’s status is at will. This Award shall not, under any circumstances, be considered or taken into account for purposes of calculation of severance payments in those jurisdictions requiring such payments upon termination of employment. The Grantee shall not have and waives any and all rights to compensation or damages as a result of the termination of the Grantee’s employment with the Company or the Grantee’s employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements or claimed rights or entitlements under the Plan, or (ii) the Grantee’s ceasing to be entitled to any purchase rights or shares or any other rights under the Plan.

13. Personal Data. The Grantee understands that the Company and its subsidiaries hold certain personal information about the Grantee for the purpose of managing and administering the Plan, including: name, home address and telephone number, date of birth, social fiscal number, compensation, nationality, job title, any shares of stock held in the Company, details of all awards of equity compensation or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (collectively, “Data”). The Grantee understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration

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and management of the Grantee’s participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, Asia, the United States and/or Canada. The Grantee consents to the collection, use and transfer of Data and authorizes these recipients to receive, possess, use, retain and transfer Data, in electronic or other form, as may be required for: (i) the administration of the Plan; and (ii) the implementation, administration and management of the Grantee’s participation in the Plan, including any requisite transfer to a broker or any other third party with whom the Grantee may elect to deposit any shares of stock acquired as a result of this Award or any portion thereof and/or the subsequent holding of shares of stock on the Grantee’s behalf.

14. Electronic Documents. The Plan documents, including this Agreement, may be delivered and executed electronically.

15. Documents in English. The Plan documents, including this Agreement, are in English, and if the Grantee requires a translation of the documents into a language other than English, Grantee will be responsible for arranging for accurate translations. If the documents are translated into a language other than English and if the translated versions are different front the English versions, the English versions will take precedence.

END OF AGREEMENT

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For Use in the United States

EXHIBIT A

JDS Uniphase Corporation

Restricted Stock Unit Beneficiary Designation

In the event of my death prior to the settlement of my currently outstanding or subsequently issued restricted stock units (the “Units”) under any existing or subsequently adopted equity incentive plan of JDS Uniphase Corporation or its successor in interest (the “Company”) (whether adopted by the Company or assumed by the Company in connection with a merger, acquisition or other similar transaction) or issued to me by the Company outside of any such equity plan, and in lieu of disposing of my interest,1 if any, in the Units at the time of my death by my will or the laws of intestate succession, I hereby designate the following persons as Primary Beneficiary(ies) and Contingent Beneficiary(ies) of my interest in the Units:

Primary Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share
1)	Name

Address

2)	Name

Address

3)	Name

Address

4)	Name

Address

☐ (b) Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

[1]

A married grantee whose Units are community property may dispose only of his or her own interest in the Units. In such cases, the grantee’s spouse may (a) consent to the grantee’s designation by signing the Spousal Consent or (b) designate the grantee or any other person(s) as the beneficiary(ies) of his or her interest in the Units on a separate Beneficiary Designation.

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☐ (c) Living Trust

(or any successor), as Trustee of the
(print name of present trustee)

Trust, dated
(print name of trust)		(fill in date trust was established)

Contingent Beneficiary(ies) (Select only one of the three alternatives)
	☐ (a) Individuals and/or Charities	% Share

1)	Name

Address

2)	Name

Address

3)	Name

Address

4)	Name

Address

☐ (b) Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c) Living Trust

(or any successor), as Trustee of the
(print name of present trustee)

Trust, dated
(print name of trust)		(fill in date trust was established)

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Should all the individual Primary Beneficiary(ies) fail to survive me or if the trust named as the Primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the Contingent Beneficiary(ies) shall be entitled to my interest in the Units for the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exist at my death, such beneficiary’s share shall be divided among the remaining named Primary or Contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no Individual Primary Beneficiary(ies) or Contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a Primary Beneficiary or Contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six months of my death, then my interest in the Units shall be disposed of by my will or the laws of intestate succession, as applicable.

This Beneficiary Designation is effective until I file another such designation with JDS Uniphase Corporation. Any previous Beneficiary Designations are hereby revoked.

Submitted by:	Accepted by:

☐ Grantee ☐ Grantee’s Spouse	JDS Uniphase Corporation

By:
(Signature)
Its:

Date:	Date:

Spousal Consent for Units that are Community Property (necessary if separate beneficiary designation is not filed by Spouse):

I hereby consent to this Beneficiary Designation and agree that this designation of beneficiaries provided herein shall apply to my community property interest in the Units. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse. This consent may be revoked by me at any time, whether by filing a Beneficiary Designation disposing of my interest in the Units or by filing a written notice of revocation with the Company.

(Signature of Spouse)

Date:

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Spousal Consent for Units that are not Community Property (necessary if beneficiary is other than Spouse):

I hereby consent to this Beneficiary Designation. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse.

(Signature of Spouse)

Date:

4

Exhibit 10.25

For Use in China

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee’s Name and Address:	Award Number:

Date of Award:

	Type of Award:	Restricted Stock Units

Vesting Commencement Date:

You (the “Grantee”) have been granted a restricted stock unit award (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the JDS Uniphase Corporation 2003 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Total Number of Restricted Stock Units Awarded (the “Units”):

Vesting Schedule:

Subject to the Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” in accordance with the following schedule:

1/3rd of the Units subject to the Award shall vest on the first anniversary of the Vesting Commencement Date, and the remaining 2/3rds of the Units shall vest in equal 1/8th installments quarterly thereafter.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

JDS Uniphase Corporation, a Delaware corporation

By:

Title:

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 12 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

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Award Number:

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

1. Issuance of Units. JDS Uniphase Corporation, a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”), the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 2003 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2. Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Units in the event of the Grantee’s death on the beneficiary designation form attached hereto as Exhibit A. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

3. Vesting.

(a) For purposes of this Agreement and the Notice, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

(b) The Units shall commence vesting and shall vest pursuant to the schedule within the Notice, subject to and in accordance with the terms of the Notice, this Agreement and the Plan.

4. Termination of Continuous Active Service. Except in the event of the Grantee’s change in status from an Employee to a Consultant, in which case vesting of the Units shall continue only to the extent determined by the Administrator, vesting of the Units shall cease upon the date of termination of the Grantee’s Continuous Active Service for any reason, including death or Disability. In the event the Grantee’s Continuous Active Service is terminated for any reason, including death or Disability, any unvested Units held by the Grantee immediately following such termination of Continuous Active Service shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the unvested Units and shall have all rights and interest in or related thereto without further action by the Grantee.

5. Conversion of Units and Issuance of Shares. Upon each vesting date, one share of Common Stock shall be issuable for each Unit that vests on such date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. Thereafter, subject to Section 7, below,

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the Company will transfer such Shares to the Grantee upon satisfaction of any required tax or other withholding obligations. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.

6. Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

7. Immediate Sale of Shares. By accepting the Award, the Grantee acknowledges and agrees that the immediate sale of the Shares issued upon the vesting of each Award is required unless the Company, in its sole discretion, determines otherwise. Such Shares will be transferred to a brokerage firm designated by the Company (the “Brokerage Firm”). The Brokerage Firm, on the Grantee’s behalf, may thereafter immediately sell the Shares at the prevailing market price, subject to applicable withholding and fees and any process for the sale set forth by the Company, and deliver the remainder to the Company or its designee, which would then remit such amount to a designated account for payment to the Grantee. As a result of the immediate sale of Shares as set forth in this Addendum, no Shares would be delivered to the Grantee, and the Grantee would not have any resulting rights as a shareholder of the Company.

8. Certain Conditions of the Award.

(a) Compliance with Local Law. Local Law refers to the laws, rules and regulations of the country of which the Grantee is a resident. The Grantee agrees that the Grantee will not acquire shares of Common Stock pursuant to the Award or transfer, assign, sell or otherwise deal with such shares except in compliance with Local Law.

(b) Employment Conditions. In accepting the Award, the Grantee acknowledges that:

(i) Any notice period mandated under Local Law shall not be treated as Continuous Active Service for the purpose of determining the vesting of the Units; and the Grantee’s right to receive Shares in settlement of the Units after termination of service, if any, will be measured by the date of termination of the Grantee’s Continuous Active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Grantee’s Continuous Active Service has terminated and the effective date of such termination.

(ii) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(iii) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(iv) The Grantee’s participation in the Plan shall not create a right to further Continuous Active Service with the Company (or any Related Entity).

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(v) The Grantee is voluntarily participating in the Plan.

(vi) The Award is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Related Entity), and which is outside the scope of the Grantee’s employment contract, if any.

(vii) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

(viii) In the event that the Grantee is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any Related Entity.

(ix) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the Grantee obtains Shares upon settlement of the Units, the value of those Shares may increase or decrease.

9. Taxes.

(a) In General. Regardless of any action taken by the Company or any Related Entity with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations in connection with the Award (the “Tax Obligations”), the Grantee acknowledges that the ultimate liability for all Tax Obligations legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and any Related Entity (a) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Award, including the grant, vesting or settlement of the Units, the subsequent sale of Shares acquired pursuant to such settlement, or the receipt of any dividends and (b) do not commit and are under no obligation to structure the terms of the grant or any other aspect of the Award to reduce or eliminate the Grantee’s liability for Tax Obligations. The Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations of the Company and any Related Entity at the time such Tax Obligations arise. In this regard, the Grantee hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to the Grantee, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by the Company and each Related Entity which arise in connection with the Award. The Company shall have no obligation to process the settlement of the Award or to deliver shares until the Tax Obligations as described in this Section have been satisfied by the Grantee.

(b) Withholding in Shares. Subject to applicable law, including Local Law, the Company shall require the Grantee to satisfy the Tax Obligations by deducting from the shares of Common Stock otherwise deliverable to the Grantee in settlement of the Units a number of whole shares having a Fair Market Value, as determined by the Company as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.

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(c) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether U.S., federal, state or local, or according to Local Law, including any Tax Obligation, the Grantee must arrange for the satisfaction of the minimum amount of such Tax Obligation in a manner acceptable to the Company.

(i) Assignment of Sale Proceeds. Subject to compliance with applicable law, including Local Law, and the Company’s Insider Trading Policy, the Company may, in its discretion, require the Grantee to satisfy all or any portion of the Tax Obligations in accordance with the procedures, instructions and forms approved and established by the Company providing for the assignment and delivery to the Company the proceeds of a sale with respect to some or all of the Shares being acquired upon settlement of Units. The Grantee may also be required to deliver to the Company the proceeds of a sale for some or all of the Shares acquired upon settlement of the Units according to the procedures set forth in clauses (ii) and (iii) below.

(ii) By Sale of Shares. Unless the Grantee determines (or is required) to satisfy the Tax Obligation by some other means in accordance with clause (ii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Obligations. Such Shares will be sold on the day such Tax Obligations arise (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Obligations, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Obligations. Accordingly, the Grantee agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Tax Obligations that are not satisfied by the sale of Shares described above.

(iii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days before any Tax Obligations arise (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Obligations by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Obligations by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

(d) Right to Retain Shares. The Company may refuse to issue any Shares to the Grantee until the Grantee satisfies the Tax Obligations. To the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the Award or from salary or other amounts payable to the Grantee, Shares or cash having a value sufficient to satisfy the Tax Obligations.

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10. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Notwithstanding any provision of this Agreement or the Plan to the contrary, the Administrator may amend this Agreement, either retroactively or prospectively, without the consent of the Grantee, if the Administrator determines in its discretion that such amendment is required or advisable for this Agreement and the Award to satisfy or comply with or meet the requirements of U.S., federal, state or local, or other requirements in accordance with Local Law.

11. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

12. Dispute Resolution. The provisions of this Section 12 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Mateo) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 12 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

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13. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

14. No Effect on Terms of Service. The Units subject to the Award shall vest, if at all, only during the period of the Grantee’s Continuous Active Service (not through the act of being hired, being granted the Award or acquiring Shares hereunder) and the Award has been granted as an inducement for the Grantee to remain in such Continuous Active Service and as an incentive for increased efforts on behalf of the Company and its Affiliates by the Grantee during the period of his or her Continuous Active Service. Nothing in the Notice, the Agreement, or the Plan shall confer upon the Grantee any right with respect to future restricted stock unit grants or continuation of Grantee’s Continuous Active Service (even if Awards have been granted repeatedly in the past), nor shall it interfere in any way with the Grantee’s right or the right of the Grantee’s employer to terminate Grantee’s Continuous Active Service at any time, with or without cause, and with or without notice. Unless the Grantee has a written employment agreement with the Company to the contrary, Grantee’s status is at will. The Grantee shall not have and waives any and all rights to compensation or damages as a result of the termination of the Grantee’s employment with the Company or the Grantee’s employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements or claimed rights or entitlements under the Plan, or (ii) the Grantee’s ceasing to be entitled to any purchase rights or shares or any other rights under the Plan. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Grantee shall be deemed irrevocably to have waived the Grantee’s entitlement to pursue such a claim.

15. Data Privacy Consent. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this document by and among the Company and each Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

(a) The Grantee understands that the Company (or any Related Entity) holds certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing,

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administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any shares acquired upon settlement of the Units. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact the Grantee’s local human resources representative.

16. Electronic Documents. The Plan documents, including this Agreement, may be delivered and executed electronically.

17. Documents in English. The Plan documents, including this Agreement, are in English, and if the Grantee requires a translation of the documents into a language other than English, Grantee will be responsible for arranging for accurate translations. If the documents are translated into a language other than English and if the translated versions are different front the English versions, the English versions will take precedence.

17. Special Administration in China. The vesting of the Award and the Grantee’s ability to receive funds upon the sale of Shares shall be contingent upon the Company or its Affiliate obtaining approval from SAFE for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by the Grantee from such sale of the Shares and the conversion of those funds to the local currency must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the Shares must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company or its Affiliate.

END OF AGREEMENT

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EXHIBIT A

JDS Uniphase Corporation

Restricted Stock Unit Beneficiary Designation

In the event of my death prior to the settlement of my currently outstanding or subsequently issued restricted stock units (the “Units”) under any existing or subsequently adopted equity incentive plan of JDS Uniphase Corporation or its successor in interest (the “Company”) (whether adopted by the Company or assumed by the Company in connection with a merger, acquisition or other similar transaction) or issued to me by the Company outside of any such equity plan, and in lieu of disposing of my interest,1 if any, in the Units at the time of my death by my will or the laws of intestate succession, I hereby designate the following persons as Primary Beneficiary(ies) and Contingent Beneficiary(ies) of my interest in the Units:

Primary Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share
1)	Name

Address

2)	Name

Address

3)	Name

Address

4)	Name

Address

☐ (b) Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

[1]

A married grantee whose Units are community property may dispose only of his or her own interest in the Units. In such cases, the grantee’s spouse may (a) consent to the grantee’s designation by signing the Spousal Consent or (b) designate the grantee or any other person(s) as the beneficiary(ies) of his or her interest in the Units on a separate Beneficiary Designation.

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☐ (c) Living Trust

(or any successor), as Trustee of the
(print name of present trustee)

Trust, dated
(print name of trust)		(fill in date trust was established)

Contingent Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share
1)	Name

Address

2)	Name

Address

3)	Name

Address

4)	Name

Address

☐ (b) Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c) Living Trust

(or any successor), as Trustee of the
(print name of present trustee)

Trust, dated
(print name of trust)		(fill in date trust was established)

9

For Use in China

Should all the individual Primary Beneficiary(ies) fail to survive me or if the trust named as the Primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the Contingent Beneficiary(ies) shall be entitled to my interest in the Units for the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exist at my death, such beneficiary’s share shall be divided among the remaining named Primary or Contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no Individual Primary Beneficiary(ies) or Contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a Primary Beneficiary or Contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six months of my death, then my interest in the Units shall be disposed of by my will or the laws of intestate succession, as applicable.

This Beneficiary Designation is effective until I file another such designation with JDS Uniphase Corporation. Any previous Beneficiary Designations are hereby revoked.

Submitted by:	Accepted by:

☐ Grantee ☐ Grantee’s Spouse	JDS Uniphase Corporation

By:
(Signature)
Its:

Date:	Date:

Spousal Consent for Units that are Community Property (necessary if separate beneficiary designation is not filed by Spouse):

I hereby consent to this Beneficiary Designation and agree that this designation of beneficiaries provided herein shall apply to my community property interest in the Units. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse. This consent may be revoked by me at any time, whether by filing a Beneficiary Designation disposing of my interest in the Units or by filing a written notice of revocation with the Company.

(Signature of Spouse)

Date:

10

For Use in China

Spousal Consent for Units that are not Community Property (necessary if beneficiary is other than Spouse):

I hereby consent to this Beneficiary Designation. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse.

(Signature of Spouse)

Date:

11

Exhibit 10.26

For Use in France

JDS UNIPHASE CORPORATION

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

The Participant has been granted an award of Restricted Stock Units (the “Award”) pursuant to the JDS Uniphase Corporation Amended and Restated 2003 Equity Incentive Plan for Employees in France (the “French Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Common Stock, as follows:

Participant:	Employee ID:

Grant Date:	Grant No.:

Number of Restricted Stock Units:	, subject to adjustment as provided by the Restricted Stock Units Agreement.

Settlement Date:	For each Restricted Stock Unit, except as otherwise provided by the Restricted Stock Units Agreement, the date on which such unit becomes a Vested Unit in accordance with the Vesting Schedule set forth below.

Local Law:	The laws, rules and regulations of France, of which the Participant is a resident or otherwise subject to the laws of France.

Vested Units:	Except as provided by the Restricted Stock Units Agreement and provided that the Participant’s service has not terminated prior to the relevant date, the number of Vested Units shall cumulatively increase on each respective date as set forth in the Vesting Schedule provided below:

Vesting Schedule:

The Restricted Stock Units will vest in accordance with the following schedule:

No portion of the Award will vest prior to the second anniversary of the Grant Date. 2/3rd of the Units subject to the Award shall vest on the second anniversary of the Grant Date, and 1/3rd of the Units subject to the Award shall vest in equal 1/4th installments quarterly thereafter.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the French Plan and the Restricted Stock Units Agreement, both of which are made a part of this document. The Participant acknowledges that copies of the French Plan, Restricted Stock Units Agreement and the prospectus for the French Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the French Plan and Restricted Stock Units Agreement, and hereby accepts the Award subject to all of their terms and conditions.

It is intended that Restricted Stock Units granted under this notice and the Restricted Stock Units Agreement shall qualify for the favorable tax and social insurance treatment applicable under Articles L.225-197-1 to L.225-197-5 of the French Commercial Code as subsequently amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration. Any provision included in the French Plan or any other document evidencing the terms and conditions of the French Plan that would contravene any substantive provision set out in Articles

L.225-197-1 to L.225-197-5 of the French Commercial Code shall not apply to Participants who are residents of France.

JDS UNIPHASE CORPORATION		PARTICIPANT

By:
Signature
Its:
Date
Address:	430 N. McCarthy Blvd.
Milpitas, CA 95035 USA
Address

ATTACHMENTS:	2003 Equity Incentive French Plan, as amended to the Grant Date; Restricted Stock Units Agreement and Plan Prospectus

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For Use in France

JDS UNIPHASE CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

(For French Participants)

JDS Uniphase Corporation has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units (the “Units”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the JDS Uniphase Corporation 2003 Equity Incentive Plan and the JDS Uniphase Corporation 2003 Equity Incentive Plan for Employees in France (collectively, the “French Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the French Plan and a prospectus for the French Plan (the “Plan Prospectus”) in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the French Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the French Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Grant Notice, this Agreement or the French Plan.

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the French Plan.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. CERTAIN CONDITIONS OF THE AWARD.

2.1 Compliance with Local Law. The Participant agrees that the Participant will not acquire shares of Common Stock pursuant to the Award or transfer, assign, sell or otherwise deal with such shares except in compliance with Local Law.

2.2 Employment Conditions. In accepting the Award, the Participant acknowledges that:

(a) Any notice period mandated under Local Law shall not be treated as service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after termination of service, if any, will be measured by the date of termination of the Participant’s active service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the French Plan, the Company, in its sole discretion, shall determine whether the Participant’s service has terminated and the effective date of such termination.

(b) The vesting of the Award shall cease upon, and no Units shall become Vested Units following, the Participant’s termination of service for any reason except as may be explicitly provided by the French Plan or this Agreement.

(c) The French Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the French Plan and this Agreement.

(d) The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(e) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(f) The Participant’s participation in the French Plan shall not create a right to further service with the Company (or any Parent or Subsidiary) and shall not interfere with the ability of the Company (or any Parent or Subsidiary) to terminate the Participant’s service at any time, with or without cause.

(g) The Participant is voluntarily participating in the French Plan.

(h) The Award is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Parent or Subsidiary), and which is outside the scope of the Participant’s employment contract, if any.

(i) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(j) In the event that the Participant is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any Parent or Subsidiary.

(k) The future value of the underlying shares is unknown and cannot be predicted with certainty. If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.

(l) No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s service (for any reason whether or not in breach of Local Law) and the Participant irrevocably releases the Company and each Parent and Subsidiary from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

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2.3 Data Privacy Consent.

(a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among the Company and each Parent and Subsidiary for the exclusive purpose of implementing, administering and managing the Participant’s participation in the French Plan.

(b) The Participant understands that the Company (or any Parent or Subsidiary) holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the French Plan (“Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the French Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the French Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired upon settlement of the Award. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the French Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the French Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

3. ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement and the French Plan shall be determined by the Plan Administrator. All determinations by the Plan Administrator shall be final and binding upon all persons having an interest in the Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided that such officer has apparent authority with respect to such matter, right, obligation, or election.

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4. THE AWARD.

4.1 Grant of Restricted Stock Units. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Restricted Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 13. Each Restricted Stock Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) Share of Common Stock.

4.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Restricted Stock Units or Shares of Common Stock issued upon settlement of the Restricted Stock Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company (or any Parent or Subsidiary) or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company (or any Parent or Subsidiary) or for its benefit having a value not less than the par value of the Shares of Common Stock issued upon settlement of the Units.

5. GRANT LIMITATION.

(a) No Restricted Stock Units may be granted to Participant who owns 10% or more of the voting power of all classes of stock of the Company.

(b) The number of Restricted Stock Units granted to the Participant under this Agreement shall not exceed 10% of the total number of shares of the Company.

(c) Any Restricted Stock Units granted in violation of this Section shall not be deemed to have been granted.

6. VESTING SCHEDULE/PERIOD OF RESTRICTION.

Except as otherwise provided in this Agreement, the Restricted Stock Units awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Grant Notice. Restricted Stock Units shall not vest in the Participant in accordance with any of the provisions of this Agreement unless the Participant shall have been continuously employed by the Company or by its French Subsidiary from the Grant Date until the date the Restricted Stock Units are otherwise scheduled to vest. For each Restricted Stock Unit that vests, the Employee will receive one Share, subject to Section 7, below.

7. ADDITIONAL TWO-YEAR HOLDING PERIOD.

Upon satisfaction of the vesting conditions provided in Section 6, except as otherwise decided at the sole discretion of the Committee, the shares issued as payment of the Vested Units may not be sold or otherwise disposed of for an additional period of:

Two years starting from the Vesting Date set forth in the Grant Notice.

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Should there be any modifications or amendments of the Local Law that would concern the qualifying conditions for tax and social security preferential treatment, the Committee may modify the Award accordingly.

8. ESCROW OF SHARES ISSUED IN PAYMENT OF VESTED RESTRICTED STOCK UNITS.

(a) To facilitate the two-year holding period for the shares issued as payment of the Vested Units as set forth in Section 7, above, the Company may deliver or cause to be delivered with an escrow holder designated by the Company (the “Escrow Holder”) instructions that the Shares issued as payment of the Vested Units be placed into book entry in the Participant’s name. These Shares shall be held by the Escrow Holder, pursuant to the instructions of the Company, until the holding period requirements set forth in Section 7 expire.

(b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Shares issued as payment of the Vested Units in escrow while acting in good faith and in the exercise of its judgment.

(c) When the Shares issued as payment of the Vested Units are released from the holding period pursuant to Section 7, upon written request of the Participant, the Company may direct that the Escrow Holder transfer the released Shares to a broker, designated by the Participant, subject to Section 11, below.

9. COMPANY REACQUISITION RIGHT.

In the event that the Participant’s Continuous Active Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Restricted Stock Units which are not, as of the time of such termination, Vested Units, and the Participant shall not be entitled to any payment therefor.

10. SETTLEMENT OF THE AWARD.

10.1 Issuance of Shares of Common Stock. Subject to the provisions of Section 10.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Common Stock. Shares of Common Stock issued in settlement of Restricted Stock Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Sections 6, 7, 10.3, 11 or the Company’s Insider Trading Policy.

10.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Shares acquired by the Participant pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the Shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

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10.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares of Common Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of United States federal and state law or Local Law with respect to such securities. No Shares of Common Stock may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws, including Local Law, or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

10.4 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

11. TAX WITHHOLDING.

11.1 In General. Regardless of any action taken by the Company or any Parent or Subsidiary with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations (the “Tax Obligations”), the Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the subsequent sale of shares acquired pursuant to such settlement, or the receipt of any dividends and (b) does not commit to structure the terms of the grant or any other aspect of the Award to reduce or eliminate the Participant’s liability for Tax Obligations. The Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations of the Company and any Parent or Subsidiary at the time such Tax Obligations arise. In this regard, the Participant hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by the Company and each Parent or Subsidiary which arise in connection with the Award. The Company shall have no obligation to process the settlement of the Award or to deliver Shares until the Tax Obligations as described in this Section have been satisfied by the Participant.

11.2 Withholding in Shares. Subject to applicable law, including Local Law, the Company shall require the Participant to satisfy the satisfy the Tax Obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.

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12. EFFECT OF CORPORATE TRANSACTION ON AWARD.

In the event of a Corporate Transaction, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, either assume or continue the Company’s rights and obligations with respect to outstanding Restricted Stock Units or substitute for outstanding Restricted Stock Units substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section, a Restricted Stock Unit shall be deemed assumed if, following the Corporate Transaction, the Restricted Stock Unit confers the right to receive, subject to the terms and conditions of the French Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Corporate Transaction was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Restricted Stock Unit to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Common Stock pursuant to the Corporate Transaction. In the event the Acquiror elects not to assume, continue or substitute for the outstanding Restricted Stock Units in connection with a Corporate Transaction, the vesting of the Restricted Stock Units shall be accelerated in full and the total Number of Restricted Stock Units subject to the Award shall be deemed Vested Units effective as of the date of the Corporate Transaction, and the Award shall be settled in full in accordance with Section 10 immediately prior to the Corporate Transaction, provided that the Participant’s service has not terminated prior to such date. The vesting of Restricted Stock Units and settlement of the Award that was permissible solely by reason of this Section shall be conditioned upon the consummation of the Corporate Transaction.

13. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number of Restricted Stock Units subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Plan Administrator, and its determination shall be final, binding and conclusive.

14. RIGHTS AS A STOCKHOLDER OR EMPLOYEE.

The Participant shall have no rights as a stockholder with respect to any Shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 13.

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15. LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law, including Local Law, restrictions on all certificates representing Shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

16. MISCELLANEOUS PROVISIONS.

16.1 Termination or Amendment. The Plan Administrator may terminate or amend the French Plan or this Agreement at any time; provided, however, that except as provided in Section 12 in connection with a Corporate Transaction, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

16.2 Nontransferability of the Award. Prior to the issuance of Shares of Common Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

16.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

16.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

16.5 Delivery of Documents and Notices. Any document relating to participation in the French Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company or a Parent or Subsidiary, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

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(a) Description of Electronic Delivery. The French Plan documents, which may include but do not necessarily include: the French Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the French Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the French Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 16.5(a) of this Agreement and consents to the electronic delivery of the French Plan documents and Grant Notice, as described in Section 16.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 16.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 16.5(a).

16.6 Integrated Agreement. The Grant Notice, this Agreement and the French Plan shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

16.7 Governing Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California. However, the terms and conditions of this Agreement shall be interpreted pursuant to the relevant articles of the French Commercial Code relating to “free shares” (Articles L225-197-1 to L 225-197-5).

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16.8 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Exhibit 10.27

For Use Outside of U.S., China and France

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee’s Name and Address:	Award Number:

Date of Award:

	Type of Award:	Restricted Stock Units

Vesting Commencement Date:

You (the “Grantee”) have been granted a restricted stock unit award (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the JDS Uniphase Corporation 2003 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Total Number of Restricted Stock Units Awarded (the “Units”):

Vesting Schedule:

Subject to the Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” in accordance with the following schedule:

1/3rd of the Units subject to the Award shall vest on the first anniversary of the Vesting Commencement Date, and the remaining 2/3rds of the Units shall vest in equal 1/8th installments quarterly thereafter.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

JDS Uniphase Corporation, a Delaware corporation

By:

Title:

FOR EMPLOYEES WHO ARE UNITED KINGDOM RESIDENTS - IMPORTANT - Joint Election Transferring the Liability for Secondary National Insurance Contributions Due on the Taxable Amount of the Award to the Grantee

When a UK-based grantee vests in a portion of the Award, the Grantee is liable for income tax and Primary (employee’s) Class 1 National Insurance Contributions (“NICs”) on the taxable amount. At the same time, the employer is liable for Secondary Class 1 NICs on the same taxable amount.

The grant of this Award is subject to the execution of a joint election between the Company and the Grantee (the “Election”), formally approved by the HMR&C and remaining in force thereafter, to provide for the shifting of any Secondary Class 1 NIC liability in connection with the Award from the Company and/or any employer company of the Grantee (“Subsidiary”) to the Grantee. The Election, provided to you with this Award, must be signed by you and returned to the Company.

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For Use Outside of U.S., China and France

If additional consents and/or any elections are required to accomplish the foregoing, the Grantee agrees to provide them promptly upon request. If (i) the foregoing is not allowed under applicable law, (ii) if the Grantee does not enter into an Election, or (iii) the Election is revoked at any time by the HMR&C, the Company may rescind the Grantee’s Award.

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 11 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

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Award Number:

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

1. Issuance of Units. JDS Uniphase Corporation, a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”), the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 2003 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2. Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Units in the event of the Grantee’s death on the beneficiary designation form attached hereto as Exhibit A. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

3. Vesting.

(a) For purposes of this Agreement and the Notice, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

(b) The Units shall commence vesting and shall vest pursuant to the schedule within the Notice, subject to and in accordance with the terms of the Notice, this Agreement and the Plan.

4. Termination of Continuous Active Service. Except in the event of the Grantee’s change in status from an Employee to a Consultant, in which case vesting of the Units shall continue only to the extent determined by the Administrator, vesting of the Units shall cease upon the date of termination of the Grantee’s Continuous Active Service for any reason, including death or Disability. In the event the Grantee’s Continuous Active Service is terminated for any reason, including death or Disability, any unvested Units held by the Grantee immediately following such termination of Continuous Active Service shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the unvested Units and shall have all rights and interest in or related thereto without further action by the Grantee.

5. Conversion of Units and Issuance of Shares. Upon each vesting date, one share of Common Stock shall be issuable for each Unit that vests on such date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. Thereafter, the Company will transfer

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such Shares to the Grantee upon satisfaction of any required tax or other withholding obligations. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.

6. Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

7. Certain Conditions of the Award.

(a) Compliance with Local Law. Local Law refers to the laws, rules and regulations of the country of which the Grantee is a resident. The Grantee agrees that the Grantee will not acquire shares of Common Stock pursuant to the Award or transfer, assign, sell or otherwise deal with such shares except in compliance with Local Law.

(b) Employment Conditions. In accepting the Award, the Grantee acknowledges that:

(i) Any notice period mandated under Local Law shall not be treated as Continuous Active Service for the purpose of determining the vesting of the Units; and the Grantee’s right to receive Shares in settlement of the Units after termination of service, if any, will be measured by the date of termination of the Grantee’s Continuous Active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Grantee’s Continuous Active Service has terminated and the effective date of such termination.

(ii) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(iii) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(iv) The Grantee’s participation in the Plan shall not create a right to further Continuous Active Service with the Company (or any Related Entity).

(v) The Grantee is voluntarily participating in the Plan.

(vi) The Award is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Related Entity), and which is outside the scope of the Grantee’s employment contract, if any.

(vii) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

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(viii) In the event that the Grantee is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any Related Entity .

(ix) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the Grantee obtains Shares upon settlement of the Units, the value of those Shares may increase or decrease.

8. Taxes.

(a) In General. Regardless of any action taken by the Company or any Related Entity with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations in connection with the Award (the “Tax Obligations”), the Grantee acknowledges that the ultimate liability for all Tax Obligations legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and any Related Entity (a) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Award, including the grant, vesting or settlement of the Units, the subsequent sale of Shares acquired pursuant to such settlement, or the receipt of any dividends and (b) do not commit and are under no obligation to structure the terms of the grant or any other aspect of the Award to reduce or eliminate the Grantee’s liability for Tax Obligations. The Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations of the Company and any Related Entity at the time such Tax Obligations arise. In this regard, the Grantee hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to the Grantee, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by the Company and each Related Entity which arise in connection with the Award. The Company shall have no obligation to process the settlement of the Award or to deliver shares until the Tax Obligations as described in this Section have been satisfied by the Grantee.

(b) Withholding in Shares. Subject to applicable law, including Local Law, the Company shall require the Grantee to satisfy the Tax Obligations by deducting from the shares of Common Stock otherwise deliverable to the Grantee in settlement of the Units a number of whole shares having a Fair Market Value, as determined by the Company as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.

(c) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether U.S., federal, state or local, or according to Local Law, including any Tax Obligation, the Grantee must arrange for the satisfaction of the minimum amount of such Tax Obligation in a manner acceptable to the Company.

(i) Assignment of Sale Proceeds. Subject to compliance with applicable law, including Local Law, and the Company’s Insider Trading Policy, the Company may, in its discretion, require the Grantee to satisfy all or any portion of the Tax Obligations in accordance with the procedures, instructions and forms approved and established by the

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Company providing for the assignment and delivery to the Company the proceeds of a sale with respect to some or all of the Shares being acquired upon settlement of Units. The Grantee may also be required to deliver to the Company the proceeds of a sale for some or all of the Shares acquired upon settlement of the Units according to the procedures set forth in clauses (ii) and (iii) below.

(ii) By Sale of Shares. Unless the Grantee determines (or is required) to satisfy the Tax Obligation by some other means in accordance with clause (ii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Obligations. Such Shares will be sold on the day such Tax Obligations arise (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Obligations, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Obligations. Accordingly, the Grantee agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Tax Obligations that are not satisfied by the sale of Shares described above.

(iii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days before any Tax Obligations arise (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Obligations by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Obligations by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

(d) Right to Retain Shares. The Company may refuse to issue any Shares to the Grantee until the Grantee satisfies the Tax Obligations. To the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the Award or from salary or other amounts payable to the Grantee, Shares or cash having a value sufficient to satisfy the Tax Obligations.

9. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain

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effective and shall remain enforceable. Notwithstanding any provision of this Agreement or the Plan to the contrary, the Administrator may amend this Agreement, either retroactively or prospectively, without the consent of the Grantee, if the Administrator determines in its discretion that such amendment is required or advisable for this Agreement and the Award to satisfy or comply with or meet the requirements of U.S., federal, state or local, or other requirements in accordance with Local Law.

10. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

11. Dispute Resolution. The provisions of this Section 11 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Mateo) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 11 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

13. No Effect on Terms of Service. The Units subject to the Award shall vest, if at all, only during the period of the Grantee’s Continuous Active Service (not through the act of being hired, being granted the Award or acquiring Shares hereunder) and the Award has been granted as an inducement for the Grantee to remain in such Continuous Active Service and as an incentive for increased efforts on behalf of the Company and its Affiliates by the Grantee during the period of his or her Continuous Active Service. Nothing in the Notice, the Agreement, or the Plan shall confer upon the Grantee any right with respect to future restricted stock unit grants or continuation of Grantee’s Continuous Active Service (even if Awards have been granted

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repeatedly in the past), nor shall it interfere in any way with the Grantee’s right or the right of the Grantee’s employer to terminate Grantee’s Continuous Active Service at any time, with or without cause, and with or without notice. Unless the Grantee has a written employment agreement with the Company to the contrary, Grantee’s status is at will. The Grantee shall not have and waives any and all rights to compensation or damages as a result of the termination of the Grantee’s employment with the Company or the Grantee’s employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements or claimed rights or entitlements under the Plan, or (ii) the Grantee’s ceasing to be entitled to any purchase rights or shares or any other rights under the Plan. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Grantee shall be deemed irrevocably to have waived the Grantee’s entitlement to pursue such a claim.

14. Data Privacy Consent. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this document by and among the Company and each Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

(a) The Grantee understands that the Company (or any Related Entity) holds certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any shares acquired upon settlement of the Units. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact the Grantee’s local human resources representative.

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15. Electronic Documents. The Plan documents, including this Agreement, may be delivered and executed electronically.

16. Documents in English. The Plan documents, including this Agreement, are in English, and if the Grantee requires a translation of the documents into a language other than English, Grantee will be responsible for arranging for accurate translations. If the documents are translated into a language other than English and if the translated versions are different front the English versions, the English versions will take precedence.

17. Addendum. Notwithstanding any provisions in the Agreement, the Award shall be subject to any special terms and conditions set forth in any Addendum to the Agreement for the Grantee’s country. Moreover, if the Grantee relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Addendum constitutes part of the Agreement.

END OF AGREEMENT

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JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

COUNTRY ADDENDUM

RESTRICTED STOCK UNIT AWARD AGREEMENT

The additional terms and conditions set forth below are specifically incorporated into the Restricted Stock Unit Award Agreement. These terms and conditions govern the Award granted to the Grantee under the Plan if the Grantee resides in one of the countries listed below. Due to the complexities of legal, regulatory and tax issues, if the Grantee is resident or working outside of the United States, the Grantee is urged to consult with his or her own personal tax and legal advisors regarding the Award and the sale of Stock acquired by the Grantee under the Plan. Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or the Restricted Stock Unit Award Agreement.

BRAZIL

Compliance Notice

By accepting the Award, the Grantee agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax Obligations. The Grantee agrees that, for all legal purposes, (i) the benefits provided under the Plan are the result of commercial transactions unrelated to the Grantee’s employment; (ii) the Plan is not a part of the terms and conditions of the Grantee’s employment; and (iii) the income from the Award, if any, is not part of the Grantee’s remuneration from employment.

CANADA

Manner of Satisfying Tax Obligations

Due to Canadian tax law, the Grantee is prohibited from tendering shares of the Company’s Stock to satisfy the Tax Obligations in connection with the Award.

HONG KONG

Securities Law Notice

Warning: The Awards and any shares of Stock issued upon vesting of the Award do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Affiliates. The Plan, the Restricted Stock Unit Award Agreement, including this Addendum, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a ‘prospectus’ for a public offering of securities under the applicable companies and securities legislation in Hong Kong, and the documents have not been reviewed by any regulatory authority in Hong Kong. This Agreement and the incidental communication materials are intended only for the personal use of each eligible Grantee and not for distribution to any other persons. If the Grantee has any doubt about any of the contents of this Agreement or the Plan, the Grantee should obtain independent professional advice.

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INDIA

Exchange Control Information

The Grantee must repatriate all proceeds received from the sale of Stock to India within a reasonable time following the sale (i.e., within 90 days). The Grantee must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Grantee’s employer requests proof of repatriation. It is the Grantee’s responsibility to comply with applicable exchange control laws in India.

ISRAEL

Immediate Sale of Shares

By accepting the Award, the Grantee acknowledges and agrees that the immediate sale of the Shares issued upon the vesting of each Award is required unless the Company, in its sole discretion, determines otherwise. Such Shares will be transferred to a brokerage firm designated by the Company (the “Brokerage Firm”). The Brokerage Firm, on the Grantee’s behalf, may thereafter immediately sell the Shares at the prevailing market price, subject to applicable withholding and fees and any process for the sale set forth by the Company, and deliver the remainder to the Company or its designee, which would then remit such amount to a designated account for payment to the Grantee. As a result of the immediate sale of Shares as set forth in this Addendum, no Shares would be delivered to the Grantee, and the Grantee would not have any resulting rights as a shareholder of the Company.

NETHERLANDS

Notification for Dutch Employees

The Grantee has been granted Awards under the Plan, pursuant to which the Grantee may acquire shares of Stock. The Grantee should be aware of the Dutch insider trading rules, which may affect the sale of Stock under the Plan. In particular, the Grantee may be prohibited from effecting certain share transactions if the Grantee has insider information regarding the Company. Below is a discussion of the applicable restrictions. The grantee is advised to read the discussion carefully to determine whether the insider rules could apply to the Grantee. If it is uncertain whether the insider rules apply, the Company recommends that the Grantee consult with a legal advisor. The Company shall not be held liable if the Grantee violates the Dutch insider trading rules. The grantee is responsible for ensuring compliance with these rules.

Prohibition Against Insider Trading. Dutch securities laws prohibit insider trading. Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to

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which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or its Dutch Affiliate who has inside information as described above.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Affiliate may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information.

By entering into the Agreement and participating in the Plan, the Grantee acknowledges having read and understood the notification above and acknowledge that it is the Grantee’s responsibility to comply with the Dutch insider trading rules, as discussed herein.

SINGAPORE

Securities Law Notice

The Awards and the shares of Stock to be purchased under the Plan are offered on a private basis and are therefore exempt from registration in Singapore.

SPAIN

Exchange Control Notification

The Grantee understands that to participate in the Plan, the Grantee must comply with exchange control regulations in Spain. In this regard, the Grantee acknowledges that if the Grantee receives cash dividends or cash proceeds from the sale of Stock, the Grantee must comply with all applicable foreign exchange regulations and notification requirements and provide any required information to the local financial institution through which the Grantee transfers the funds.

If the Grantee acquires Stock under the Plan and wishes to transfer the share certificates to Spain, the Grantee acknowledges that the Grantee must declare the importation of such securities to the Dirección General de Política Comercial e Inversiones Exteriores, (i.e., the Bureau for Commercial Policy and Foreign Investments, which is a department of the Ministry of Economy).

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EXHIBIT A

JDS Uniphase Corporation

Restricted Stock Unit Beneficiary Designation

In the event of my death prior to the settlement of my currently outstanding or subsequently issued restricted stock units (the “Units”) under any existing or subsequently adopted equity incentive plan of JDS Uniphase Corporation or its successor in interest (the “Company”) (whether adopted by the Company or assumed by the Company in connection with a merger, acquisition or other similar transaction) or issued to me by the Company outside of any such equity plan, and in lieu of disposing of my interest,1 if any, in the Units at the time of my death by my will or the laws of intestate succession, I hereby designate the following persons as Primary Beneficiary(ies) and Contingent Beneficiary(ies) of my interest in the Units:

Primary Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share
1)	Name

Address

2)	Name

Address

3)	Name

Address

4)	Name

Address

☐ (b) Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

[1]

A married grantee whose Units are community property may dispose only of his or her own interest in the Units. In such cases, the grantee’s spouse may (a) consent to the grantee’s designation by signing the Spousal Consent or (b) designate the grantee or any other person(s) as the beneficiary(ies) of his or her interest in the Units on a separate Beneficiary Designation.

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☐ (c) Living Trust

(or any successor), as Trustee of the
(print name of present trustee)

Trust, dated
(print name of trust)		(fill in date trust was established)

Contingent Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share
1)	Name

Address

2)	Name

Address

3)	Name

Address

4)	Name

Address

☐ (b) Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c) Living Trust

(or any successor), as Trustee of the
(print name of present trustee)

Trust, dated
(print name of trust)		(fill in date trust was established)

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Should all the individual Primary Beneficiary(ies) fail to survive me or if the trust named as the Primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the Contingent Beneficiary(ies) shall be entitled to my interest in the Units for the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exist at my death, such beneficiary’s share shall be divided among the remaining named Primary or Contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no Individual Primary Beneficiary(ies) or Contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a Primary Beneficiary or Contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six months of my death, then my interest in the Units shall be disposed of by my will or the laws of intestate succession, as applicable.

This Beneficiary Designation is effective until I file another such designation with JDS Uniphase Corporation. Any previous Beneficiary Designations are hereby revoked.

Submitted by:	Accepted by:

☐ Grantee ☐ Grantee’s Spouse	JDS Uniphase Corporation

By:
(Signature)
Its:

Date:	Date:

Spousal Consent for Units that are Community Property (necessary if separate beneficiary designation is not filed by Spouse):

I hereby consent to this Beneficiary Designation and agree that this designation of beneficiaries provided herein shall apply to my community property interest in the Units. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse. This consent may be revoked by me at any time, whether by filing a Beneficiary Designation disposing of my interest in the Units or by filing a written notice of revocation with the Company.

(Signature of Spouse)

Date:

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Spousal Consent for Units that are not Community Property (necessary if beneficiary is other than Spouse):

I hereby consent to this Beneficiary Designation. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse.

(Signature of Spouse)

Date:

4

Exhibit 21.1
JDSU LEGAL ENTITY LIST
	Name of Entity	State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Acterna WG International Holdings LLC	Delaware
3	Advanced Digital Optics, Inc.	California
4	American Bank Note Holographics, Inc.	Delaware
5	Circadiant Systems, Inc.	Delaware
6	da Vinci Systems LLC	Delaware
7	E20 Communications Inc.	Delaware
8	JDS Uniphase Asia Holdings, Inc.	Delaware
9	JDSU Acterna Holdings LLC	Delaware
10	JDS Uniphase Corporation	Delaware
11	JDSU Communications Corporation	Nevada
12	JDSU Label LLC	California
13	JDSU Norwood LLC	Delaware
14	JDSU Optical Corporation	Massachusetts
15	Lightwave Electronics Corporation	California
16	OPKOR, Inc.	New York
17	Optical Coating Laboratory, LLC	Delaware
18	Photonic Power Systems, Inc.	California
19	Ramar Corporation	Massachusetts
20	SDL Optics, Inc.	Delaware
21	SDL PIRI, Inc.	Delaware
22	Test-Um, Inc.	California
23	TTC Federal Systems, Inc.	Delaware
24	TTC International Holdings Inc.	Delaware
25	Uniphase FSC	California
INTERNATIONAL
26	Acterna France SAS	France
27	Acterna Investments Ltd.	Guernsey
28	Agility Communications Europe Limited	United Kingdom
29	Casabyte Limited	United Kingdom
30	da Vinci Technologies Pte Ltd.	Singapore
31	Dynatech Hong Kong Limited	Hong Kong
32	Flex Co., Ltd.	Beijing
33	JDS Fitel (Barbados) Inc.	Barbados
34	JDS Uniphase (Israel) Limited	Israel
35	JDS Uniphase Asia K.K.	Japan
36	JDS Uniphase Asia Ltd.	Hong Kong
37	JDS Uniphase Canada Ltd	Canada
38	JDSU Communication Technology (Shenzhen) Co. Ltd	China
39	JDS Uniphase France, S.A.S.	France
40	JDS Uniphase Inc.	Canada
41	JDS Uniphase Nova Scotia Company	Nova Scotia
42	JDS Uniphase Singapore Pte Limited	Singapore
43	JDSU (Beijing) Ltd	Beijing
44	JDSU (Greater China) Ltd	Hong Kong

45	JDSU (Hong Kong) Ltd.	Hong Kong
46	JDSU AOT (Suzhou) Ltd	China
47	JDSU Australia Pty Ltd.	Australia
48	JDSU Austria GmbH	Austria
49	JDSU Benelux B.V.	Netherlands
50	JDSU de Mexico S.A. de C.V.	Mexico
51	JDSU Deutschland GmbH	Germany
52	JDSU Do Brasil Ltda. & Cia	Brazil
53	JDSU Haberleşme Test ve Ölçüm Teknolojileri Tic. Ltd. Şti.	Turkey
54	JDSU Holdings GmbH	Germany
55	JDSU India Pvt. Ltd.	India
56	JDSU International GmbH	Germany
57	JDSU Italia s.r.l.	Italy
58	JDSU Korea Ltd	Korea
59	JDSU Malaysia Sdn Bhd	Malaysia
60	JDSU Nordic AB	Sweden
61	JDSU Polska Sp.z.o.o.	Poland
62	JDSU Schweiz AG	Switzerland
63	JDSU Singapore Pte Ltd	Singapore
64	JDSU Spain S.A.	Spain
65	JDSU T&M Japan KK	Japan
66	JDSU T&M Singapore Pte Ltd	Singapore
67	JDSU UK Ltd.	United Kingdom
68	JDSU World Holdings GmbH & Co. KG	Germany
69	TTC Asia Pacific Ltd.	Hong Kong

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-148292), Form S-3 (Nos. 333-27931, 333-70351, 333-91827, 333-39436, 333-48930, 333-70858, 333-75590, 333-110527 and 333-139181) and S-8 (Nos. 33-74716, 33-31722, 333-09937, 333-39423, 333-62465, 333-70339, 333-81911, 333-81909, 333-90301, 333-91313, 333-96481, 333-36114, 333-40696, 333-46846, 333-50176, 333-50502, 333-53642, 333-55182, 333-55560, 333-55796, 333-58718, 333-74226, 333-99745, 333-110497, 333-125647, 333-128737, 333-139182 and 333-149399) of JDS Uniphase Corporation of our report dated August 31, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

August 31, 2010

Exhibit 31.1

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas Waechter, certify that:

1.	I have reviewed this Annual Report on Form 10-K of JDS Uniphase Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 31, 2010

/s/ THOMAS WAECHTER
Thomas Waechter
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, David Vellequette, certify that:

1.	I have reviewed this Annual Report on Form 10-K of JDS Uniphase Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 31, 2010

/s/ DAVID VELLEQUETTE
David Vellequette
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 32.1

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of JDS Uniphase Corporation (the “Company”) for the year ended July 3, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, Thomas Waechter, Chief Executive Officer (Principal Executive Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: August 31, 2010

/s/ THOMAS WAECHTER
Thomas Waechter
Chief Executive Officer
(Principal Executive Officer)

Exhibit 32.2

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of JDS Uniphase Corporation (the “Company”) for the year ended July 3, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, David Vellequette, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: August 31, 2010

/s/ DAVID VELLEQUETTE
David Vellequette Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

430 NORTH MCCARTHY BOULEVARD MILPITAS, CA 95035

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote

FOR the following:

1. Election of Directors

Nominees

01 Martin A. Kaplan 02 Kevin J. Kennedy

For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

0 0 0

The Board of Directors recommends a vote FOR proposals 2 and 3. For Against Abstain

2 To approve an amendment to our Amended and Restated 2003 Equity Incentive Plan. 0 0 0

3 To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for JDS Uniphase 0 0 0 Corporation for the fiscal year ending June 30, 2011.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. 0 (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting 0 0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000076067_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The NPS/10K is/are available at www.proxyvote.com .

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS JDS UNIPHASE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS November 30, 2010

The undersigned hereby appoints ANDREW POLLACK and DAVID VELLEQUETTE, or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of JDS Uniphase Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on November 30, 2010 at 690 North McCarthy Boulevard, Milpitas, California 95035, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000076067_2 R2.09.05.010